As filed with the Securities and Exchange Commission on January 27, 2005

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COLLINS & AIKMAN PRODUCTS CO.

(Exact name of registrant as specified in its charter)

Delaware	3590		13-0588910
(State or other jurisdiction of incorporation or organization)	(Primary Standard IndustrialClassification Code Number	)	(I.R.S. Employer Identification Number	)

See Table of Additional Registrants

250 Stephenson Highway
Troy, Michigan 48083
(248) 824-2500
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Jay Knoll
General Counsel
Collins & Aikman Products Co.
250 Stephenson Highway
Troy, Michigan 48083
(248) 824-2500

Copies to:
Jonathan A. Schaffzin, Esq.
Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
(212) 701-3000

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to Be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)
12 7/8% Senior Subordinated Notes due 2012 of Collins & Aikman Products Co.	$415,000,000	96.416%	$400,126,400	$47,094.88
Guarantees related to the 12 7/8% Senior Subordinated Notes due 2012 of Collins & Aikman Products Co.(2)	N/A	N/A	N/A	N/A

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f)(2) under the Securities Act.

(2)	Pursuant to Rule 457(n) under the Securities Act of 1933, no registration fee is required with respect to the Guarantees.

The Registrants hereby amend this registration statement on the date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this registration statement shall become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date the Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF ADDITIONAL REGISTRANTS

Name of Additional Registrant[a]	State or Other Jurisdiction of Incorporation or Formation	Primary Standard Industrial Classification Code Number	I.R.S. Employee Identification Number
Collins & Aikman Corporation	Delaware	2273	13-3489233
Collins & Aikman Accessory Mats, Inc.	Delaware	3069	34-1532472
Collins & Aikman Automotive Mats, LLC	Delaware	3069	*
Collins & Aikman Asset Services, Inc.	Delaware	6719	95-4225459
Collins & Aikman Automotive Exteriors, Inc.	Delaware	3714	05-0471352
Collins & Aikman Automotive International, Inc.	Delaware	6719	13-3376151
Collins & Aikman Canada Domestic Holding Company	Delaware	6719	56-2270169
Collins & Aikman Carpet & Acoustics (MI), Inc.	Delaware	3714	38-2831561
Collins & Aikman Carpet & Acoustics (TN), Inc.	Tennessee	3714	62-1301605
Collins & Aikman Development Company	Delaware	3089	56-2270173
Collins & Aikman Fabrics, Inc.	Delaware	2221	38-3024579
Collins & Aikman International Corporation	Delaware	6719	95-3416790
Collins & Aikman Europe, Inc.	Delaware	6719	88-0383716
Collins & Aikman (Gibraltar) Limited	Delaware	3714	52-2080949
Collins & Aikman Interiors, Inc.	Delaware	6719	56-2270167
Collins & Aikman Automotive Interiors, Inc.	Delaware	3714	02-0265330
Collins & Aikman Automotive (Argentina), Inc.	Delaware	3714	06-1470649
Collins & Aikman Automotive (Asia), Inc.	Delaware	3714	05-0505045
Collins & Aikman Automotive International Services, Inc.	Delaware	9995	05-0447633
Collins & Aikman Automotive Overseas Investment, Inc.	Delaware	6799	08-0435027
Collins & Aikman Intellimold, Inc.	Michigan	3714	38-3172585
Collins & Aikman Plastics, Inc.	Delaware	3089	34-1376202
Becker Group, L.L.C.	Michigan	3089	38-3451471**
Brut Plastics, Inc.	Michigan	3089	38-2959954
Collins & Aikman Properties, Inc.	Delaware	6519	95-3416796
Dura Convertible Systems, Inc.	Delaware	3714	95-4094096
Amco Convertible Fabrics, Inc.	Delaware	2221	38-3254156
Gamble Development Company	Minnesota	6519	41-0949764
Collins & Aikman Automotive Services, LLC	Delaware	7389	81-0586090
JPS Automotive, Inc.	Delaware	2273	56-2001613
Owosso Thermal Forming, LLC	Delaware	3714	20-1239404
Southwest Laminates, Inc.	Delaware	3714	03-0424996
Wickes Asset Management, Inc.	Delaware	6519	95-4030704
Wickes Manufacturing Company	Delaware	6519	95-4001211

*	This company is a single member limited liability company and for federal income tax purposes is treated as a division of Collins & Aikman Accessory Mats, Inc. There is no I.R.S. employer identification number assigned to this company.

**	This company is a single member limited liability company and for federal income tax purposes is treated as a division of C&A Plastics, Inc. The I.R.S. employer identification number listed was used prior to acquisition.

[a]	Address and telephone number of principal executive offices are the same as Collins & Aikman Products Co.

The information in this preliminary prospectus is not complete and may be changed. We may not consummate the exchange offer until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion

Preliminary Prospectus Dated January 27, 2005

PROSPECTUS

Collins & Aikman Products Co.

Offer to Exchange its $415,000,000 aggregate principal amount of 12 7/8% Senior Subordinated Notes due 2012,
which have been registered under the Securities Act of 1933, as amended, for $415,000,000 aggregate principal amount of
12 7/8% Senior Subordinated Notes due 2012
(CUSIP Nos. 194832 AE 1 and U19461 AC 3)

______________________

Terms of Exchange Offer

•	Expires 9:00 a.m., New York City time, on , 2005 unless extended.

•	Subject to certain customary conditions which may be waived by us.

•	All outstanding 12 7/8% Senior Subordinated Notes due 2012 (CUSIP Nos. 194832 AE 1 and U19461 AC 3) that are validly tendered and not validly withdrawn will be exchanged.

•	Tenders of original notes may be withdrawn any time prior to the expiration of this exchange offer.

•	The exchange of the original notes will not be a taxable exchange for U.S. federal income tax purposes.

•	We will not receive any cash proceeds from the exchange offer.

•	The terms of the notes to be issued in exchange for the original notes are substantially identical to the original notes, except for certain transfer restrictions and registration rights relating to the original notes.

•	Any original notes not validly tendered will remain subject to existing transfer restrictions.

See "Risk Factors," beginning on page 9, for a discussion of certain factors that should be considered by holders before tendering their original notes in the exchange offer.

There has not previously been any public market for the exchange notes that will be issued in the exchange offer. We do not intend to list the exchange notes on any national stock exchange or on the Nasdaq National Market. There can be no assurance that an active market for such exchange notes will develop.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

______________________

The date of this prospectus is                  , 2005.

TABLE OF CONTENTS

Forward-Looking Statements	ii
Prospectus Summary	1
Risk Factors	9
Use of Proceeds	20
Capitalization	21
Selected Historical Financial Data	22
Management's Discussion and Analysis of Financial Condition and Results of Operations	24
Business	50
Management	60
Executive and Director Compensation	64
Principal Shareholders	73
Certain Relationships and Related Party Transactions	75
Description of Our Other Debt	80
Description of Products' Preferred Stock	83
The Exchange Offer	85
Description of The Exchange Notes	93
Material United States Federal Income Tax Considerations	131
Plan of Distribution	135
Legal Matters	136
Experts	136
Where You Can Find Additional Information	136
Index to Historical Financial Statements	F-1

i

FORWARD-LOOKING STATEMENTS

This prospectus contains "forward-looking" information about our financial condition, results of operations and business. You can find many of these statements by looking for words such as "may," "will," "expect," "anticipate," "believe," "estimate," "should," "continue," "predict" and similar words used in this prospectus.

These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak only as of the date of this prospectus.

The cautionary statements set forth herein should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts' expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

Risks and uncertainties that could cause actual results and events to vary materially from those anticipated in the forward-looking statements included in this prospectus include conditions affecting the markets and industry in which we operate, including the following:

•	declines in the North American, South American and European automobile and light truck builds,

•	our dependence on significant automotive customers,

•	the level of competition in the automotive supply industry and pricing pressure from automotive customers,

•	fluctuations in the production of vehicles for which we are a supplier,

•	changes in the popularity of particular car models, particular interior trim packages or the loss of programs on particular vehicle models,

•	labor costs and strikes at our major customers and at our facilities, and

•	risks associated with conducting business in foreign countries.

In addition, there are factors more specific to us which could cause actual results to vary materially from those anticipated in the forward-looking statements included in this prospectus. These include our substantial leverage, the adequacy of our liquidity, limitations imposed by our debt instruments, our ability to realize upon cost saving opportunities, our ability to capitalize upon, and to select, profitable new business awards, and risks associated with our formerly owned operations.

Our ability to service or refinance, when required, our debt, preferred stock, lease and other obligations will depend principally upon our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control.

We disclose important factors that could cause our actual results to differ materially from our expectations under "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and elsewhere in this prospectus. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. When we indicate that an event, condition or circumstance could or would have an adverse effect on us, we mean to include effects upon our business, condition (financial and otherwise), results of operations, prospects and ability to make payments on the notes and our other obligations.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in the exchange notes. You should read this entire prospectus carefully, including "Risk Factors" and the financial information included elsewhere in this prospectus. Unless the context otherwise requires, all information in this prospectus which refers to (a) "Products" refers only to Collins & Aikman Products Co., (b) "C&A," "our parent" or "our parent company" refers only to our parent, Collins & Aikman Corporation, and (c) the "Company," "we," "us" or "our" refers to C&A and its subsidiaries, including Products. C&A has no material assets other than the Products capital stock it owns.

Our Company

We are a global leader in the design, engineering and manufacturing of automotive interior components, including instrument panels, fully assembled cockpit modules, floor and acoustic systems, automotive fabric, interior trim and convertible top systems. Our customers include all North American automotive original equipment manufacturers, or OEMs, transplants (such as Toyota, Honda and Nissan) and certain Tier I auto suppliers. We have a global presence and operate 107 facilities in 16 countries around the world. Our net sales and operating income for the year ended December 31, 2003 were approximately $3,983.7 million and $102.0 million, respectively.

We believe we are one of the industry's largest and most broadly based manufacturers of automotive interior components, systems and modules. We supply products through three operating segments: U.S. and Mexico Plastics, International Plastics and Global Soft Trim (which includes carpet and acoustics, automotive furnishings and convertible roof systems). Our products and segments are described below:

•	Plastic Components and Cockpits. Through our U.S. and Mexico Plastics segment and our International Plastics segment, we manufacture nearly every kind of component of the plastic interior trim within a vehicle, including fully assembled cockpit modules, automotive instrument panels, door panels, sidewall trim, airflow systems, console systems, headrests and armrests, cupholders, slush molded skins, pillar trim, floor console systems and instrument panel components. Our 2003 net sales in our U.S. and Mexico Plastics segment were approximately $1,363.4 million, or 34% of our consolidated net sales. Our 2003 net sales in our International Plastics segment were approximately $1,258 million, or 32% of our consolidated net sales.

•	Global Soft Trim. Through our Global Soft Trim segment, we produce carpet, acoustic management products, fabric and convertible top systems. Our flooring and acoustics products include molded floor carpets, flooring underlays, flooring systems, accessory floor mats, trunk trim, acoustics products, interior dash insulators, barriers, damping materials and other engine compartment NVH (noise, vibration and harshness) systems. Our fabric products include woven and knit automotive seat fabrics, or bodycloth including flat woven, dobby and jacquard woven velours, double needlebar, circular and tricot knits as well as headliner fabrics. Our convertible top systems products include fully assembled framework and trimmed tops, backlights, well slings, tonneau covers and power actuation units which are marketed to OEMs as a "Top-in-a- Box"TM system for direct installation on the automotive assembly line. Our 2003 net sales in our Global Soft Trim segment were approximately $1,362.3 million, or 34% of our consolidated net sales.

Competitive Strengths

We believe that we have several important competitive strengths, including: leading market positions, integrated product capabilities, global manufacturing capabilities and leadership in process technology as described more fully below.

•	Leading Market Positions. We believe that we are among the leaders in market share within our respective operating segments. With respect to plastic interior trim, we believe we have leadership positions in all major segments of the North American market, including being a leading supplier of instrument panels and fully assembled cockpit modules. With respect to soft trim products, we believe we are the largest North American supplier of floor carpets, accessory floormats, automotive seat fabric and convertible top systems. In addition, we believe we are a leading supplier of interior dash insulators, luggage compartment trim headliner fabric and several categories of automotive acoustics products.

•	Broad, Integrated Product Capability. We feature a full range of automotive interior products, including instrument panels, fully assembled cockpit modules, floor and acoustic systems, automotive fabric and interior trim, as well as exterior trim products. As a result, we are able to offer systems and modules which combine components to provide a total solution to the interior design needs of our customers. We have the capability to integrate, stylistically match and functionally engineer interior trim components, modules and systems for just-in-time assembly and sequencing. We believe this capability provides a significant differentiation from our competitors, many of which produce only limited products in the automotive interior.

•	Global Manufacturing, Assembly and Sequencing Capability. We have manufacturing and sequencing centers and customer service centers around the world with significant operations in the U.S., Canada, the U.K., Italy, Belgium, the Netherlands, Spain, the Czech Republic, Mexico and Brazil. We believe that we feature the largest global capability in automotive plastic injection molding with 32 injection molding plants worldwide and over 900 presses representing in excess of one million tons of capacity. As a result of the scale of our injection molding operation, we believe we are also the largest automotive buyer of resins, which we believe gives us a key competitive advantage with respect to the cost of raw materials. We perform just-in-time assembly and sequencing in 10 facilities in eight countries with a strong capability in large volume programs.

•	Leadership in Process Technology. We feature a range of industry leading process capabilities which we believe enable us to provide a range of product designs and to offer highly engineered, high quality components. In our plastic component products, we utilize customized applications of injection molding, vacuum forming, slush molding and proprietary paint line operations, as well as a range of secondary and finishing processes such as foam and skin scoring, ultrasonic welding, waterjet trimming and vibration and hot plate welding. As an example of our continuing investment in process technology, we have also recently introduced a next generation instrument panel surface technology which we call the Tactronic II Cast Skin which provides enhanced surface appearance and touch features while also improving performance and reducing cost.

Our Strategy

Our goal is to maintain our position as a leading manufacturer of automotive interior trim components to OEMs and Tier I auto suppliers. Our strategy is to leverage our competitive strengths in the following ways:

•	Deliver integrated product solutions that combine interior styling, component systems and acoustical technologies. Our components cover substantially all of the non-glass interior surfaces of an automobile. We believe that OEMs increasingly view the vehicle interior as a major point of differentiation by their customers and rely upon automotive suppliers for research, engineering, design and styling capabilities. By employing a cross-disciplinary approach to acoustics, surface styling and product engineering that takes advantage of our product development and technological capabilities, we offer high value-added, integrated product solutions to our customers' needs. A significant recent example of the success of this strategy is our award of a full suite of integrated interior products, including the instrument panel, cockpit assembly, floor console, garnish trim, flooring system and engine and passenger side acoustic components, for the Ford Fusion platform, which is expected to launch in mid-2005.

•	Expand our offering of global assembly and sequencing capabilities. To reduce costs and simplify assembly processes and design, OEMs increasingly expect their large-scale suppliers to provide fully engineered systems and pre-assembled combinations of components (systems or modules), rather than individual components, on a global basis. Global supply capability can reduce cost by shortening product development cycles, supporting common vehicle platforms and improving product quality and consistency. We believe our global presence and strong capability in component assembly and just-in-time sequencing, combined with our presence on approximately 90% of all North American light vehicle platforms, positions us to capitalize on this trend. Our products are presently on vehicles produced by all North American and European OEMs and transplants such as Toyota, Nissan and Honda.

•	Emphasize new business awards that diversify our customer base, increase content per vehicle and provide high returns on capital employed. We seek to capitalize upon our manufacturing and process leadership by adopting a disciplined approach to new business opportunities, which focuses on diversifying our customer base, increasing content per vehicle and providing high returns on invested capital. We are seeking new business, which will balance our exposure to domestic OEMs and grow our business with European and Asian manufacturers. In 2003, our business mix improved the balance of domestic OEMs and we significantly grew our business with European OEMs. In 2004, we are launching new business which will increase our production with European OEMs and transplant manufacturers. We also seek to capitalize on our broad product capability to increase content per vehicle to allow us to grow sales at a rate in excess of changes in industry production rates. With respect to return on investment, our objective is to pursue only those business opportunities which meet our return on investment requirements after considering factors such as unit pricing and underlying volume assumptions, the ability to utilize and optimize existing manufacturing capacity, the ability to use capital equipment for other programs and other criteria.

•	Continue to seek to improve efficiencies and lower our costs. We have undertaken and continue to undertake a range of restructuring initiatives to improve manufacturing efficiencies and reduce costs. Following our acquisitions in 2001, we significantly reduced the number of facilities in our global manufacturing operations to increase utilization rates and capture economies of scale. We have implemented a substantial head count reduction program in our salaried workforce to eliminate redundancies and streamline work processes. We also have sought to capitalize on our position as the largest automotive purchaser of resins to minimize raw material costs. In addition, we continue to seek improvements in manufacturing efficiencies and cost reduction by standardizing processes across operations, improving information technology, enhancing coordination of global purchasing activities, leveraging supply chain management, investing in efficient machinery and taking other steps to control and reduce costs.

Refinancing Activities

The original offering extended the maturities of our debt and enhanced our financial and operating flexibility. We used the gross proceeds from the original offering to redeem all of our then outstanding 11½% senior subordinated notes due 2006. On September 1, 2004, we amended and restated our senior secured credit facilities. The amended and restated credit facilities are comprised of a $400.0 million Tranche B-1 term loan that matures on August 31, 2011, a $170.0 million supplemental revolving credit facility and a $105.0 million revolving credit facility that each mature on August 31, 2009. The proceeds from the Tranche B-1 term loan were used to repay in full the term loans outstanding and to repay in part revolving credit facility outstandings, in each case, under the original credit facilities. Proceeds from the amended and restated supplemental revolving credit facility were used to repay, in part, revolving credit facility outstandings and to repay in full supplemental revolving credit facility outstandings, in each case under the original credit facilities. See "Description of Our Other Debt." On December 10, 2004 we amended our accounts receivable facility to, among other things, extend the termination date to March 10, 2006. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Off-Balance Sheet Arrangements."

Summary of the Exchange Offer

The Exchange Offer	We are offering to exchange $1,000 principal amount at maturity of our 12 7/8% Senior Subordinated Notes due 2012, which have been registered under the Securities Act, for $1,000 principal amount at maturity of our outstanding original 12 7/8% Senior Subordinated Notes due 2012, (CUSIP 194832 AE 1 and CUSIP U19461 AC 3) which were issued in a private offering on August 26, 2004. As of the date of this prospectus, there is $415,000,000 principal amount at maturity of original notes outstanding. We will issue exchange notes promptly after the expiration of the exchange offer.

Registration Rights	You are entitled to exchange your original notes for freely tradeable exchange notes with substantially identical terms. The exchange offer is intended to satisfy your exchange rights. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your original notes. Accordingly, if you do not exchange your original notes, you will not be able to reoffer, resell or otherwise dispose of your original notes unless you comply with the registration and prospectus delivery requirements of the Securities Act, or there is an exemption available.

Resales	We believe that the exchange notes issued in the exchange offer may be offered for resale, resold or otherwise transferred by you without compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in a distribution of the exchange notes; and

•	you are not an "affiliate" of ours.

If you do not meet the above criteria you will have to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any reoffer, resale or other disposition of your exchange notes.

Each broker or dealer that receives exchange notes for its own account in exchange for original notes that were acquired as a result of market-making or other trading activities must acknowledge that it will deliver this prospectus in connection with any sale of exchange notes.

Expiration Date	9:00 a.m., New York City time, on , 2005 unless we extend the expiration date.

Conditions to the Exchange Offer	The exchange offer is subject to certain customary conditions, which may be waived by us. The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered.

Procedures for Tendering Original Notes	If you wish to tender original notes, you must complete, sign and date the letter of transmittal, or a facsimile of it, in accordance with its instructions and transmit the letter of transmittal, together with your notes to be exchanged and any other required documentation, to BNY Midwest Trust Company, who is the exchange agent, at the address set forth in the letter of transmittal to arrive by 9:00 a.m., New York City time, on the expiration date. See "The Exchange Offer—Procedures for Tendering Original Notes." By executing the letter of transmittal, you will represent to us that you are acquiring the exchange notes in the ordinary course of your business, that you are not participating, do not intend to participate and have no arrangement or understanding with any person to participate in the distribution of exchange notes, and that you are not an "affiliate" of ours. See "The Exchange Offer—Procedures for Tendering Original Notes."

Special Procedures for Beneficial Holders	If you are the beneficial holder of original notes that are registered in the name of your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender in the exchange offer, you should contact the person in whose name your original notes are registered promptly and instruct such person to tender on your behalf. See "The Exchange Offer—Procedures for Tendering Original Notes."

Guaranteed Delivery Procedures	If you wish to tender your original notes and you cannot deliver such notes, the letter of transmittal or any other required documents to the exchange agent before the expiration date, you may tender your original notes according to the guaranteed delivery procedures set forth in "The Exchange Offer—Guaranteed Delivery Procedures."

Withdrawal Rights	Tenders may be withdrawn at any time before 9:00 a.m., New York City time, on the expiration date.

Acceptance of Original Notes and Delivery of Exchange Notes	Subject to certain conditions, we will accept for exchange any and all original notes which are properly tendered in the exchange offer before 9:00 a.m., New York City time, on the expiration date. The exchange notes will be delivered promptly after the expiration date. See "The Exchange Offer—Terms of the Exchange Offer."

Certain Federal Income Tax Considerations	The exchange of original notes for exchange notes will not be a taxable event for federal income tax purposes. You will not recognize any taxable gain or loss as a result of exchanging original notes for exchange notes, and you will have the same tax basis and holding period in the exchange notes as you had in the original notes immediately before the exchange. See "Summary of Material United States Federal Income Tax Considerations."

Use of Proceeds	We will not receive any proceeds from the issuance of the exchange notes.

Exchange Agent	BNY Midwest Trust Company is serving as exchange agent in connection with the exchange offer. The address, telephone number and facsimile number of the exchange agent are set forth in "The Exchange Offer—Exchange Agent."

SUMMARY OF THE EXCHANGE NOTES

The summary below describes the principal terms of the exchange notes. The form and terms of the exchange notes are substantially identical to the form and terms of the original notes, except that we will register the exchange notes under the Securities Act, and therefore, the exchange notes will not bear legends restricting their transfer. Certain of the terms and conditions described below are subject to important limitations and exceptions. The "Description of Exchange Notes" section of this prospectus contains a more detailed description of the terms and conditions of the exchange notes.

Issuer	Collins & Aikman Products Co.

Securities Offered	$415,000,000 aggregate principal amount of 12 7/8% Senior Subordinated Notes due 2012.

Maturity Date	August 15, 2012.

Interest Rate and Payment Dates	12 7/8% per year, payable semi-annually in arrears on each February 15 and August 15, commencing on February 15, 2005.

Optional Redemption	We may redeem some or all of the exchange notes at any time at 100% of the principal amount plus a make-whole premium. See "Description of the Exchange Notes—Optional Redemption."

In addition, prior to August 15, 2007, we may redeem up to 35% of the aggregate principal amount of the notes with the proceeds of certain equity offerings at a redemption price equal to 112.875% of the principal amount of the exchange notes, plus accrued and unpaid interest, if any.

Change of Control	If we experience a change of control, we may be required to offer to purchase the exchange notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any.

We might not be able to pay noteholders the required price for exchange notes they present us at the time of a change of control because our amended and restated senior secured credit facilities or other indebtedness may prohibit payment or we might not have enough funds at that time.

Ranking, Guarantees	The exchange notes and related guarantees will rank:

•	equally with any of Products and the guarantors' future unsecured senior subordinated indebtedness, including trade payables;

•	senior to any of Products and the guarantors' future indebtedness that is expressly subordinated in right of payment to the notes;

•	junior to all of Products and the guarantors' existing and future senior indebtedness, including any borrowings under our amended and restated senior secured credit facilities;

•	effectively subordinated to all of Products' and the guarantors' secured indebtedness, including any borrowings under our amended and restated senior secured credit facilities; and

•	structurally subordinated to the indebtedness and other liabilities of our non-guarantor subsidiaries.

C&A and each of Products' existing wholly owned domestic subsidiaries (other than our special purpose receivables, insurance and charitable subsidiaries) will jointly and severally guarantee the exchange notes on a senior subordinated unsecured basis. Future domestic subsidiaries of Products may also be required to guarantee these exchange notes.

As of September 30, 2004, the exchange notes and related guarantees ranked junior to approximately $1,155.4 million of senior debt, including amounts outstanding under our receivables facility. In addition, at such date, we had an additional $156.4 million of unutilized capacity under our senior secured credit facilities and, at such date, our non-guarantor subsidiaries had $1,072.1 million of liabilities.

Restrictive Covenants	The exchange notes will be issued under an indenture with BNY Midwest Trust Company, as trustee. The indenture governing the exchange notes contains covenants that limit the ability of Products and the ability of Products' restricted subsidiaries to, among other things:

•	incur or guarantee additional indebtedness;

•	pay dividends or make other distributions or repurchase or redeem our stock;

•	make investments;

•	sell assets;

•	create liens;

•	enter into agreements restricting our restricted subsidiaries' ability to pay dividends;

•	enter into transactions with affiliates; and

•	consolidate, merge or sell all or substantially all of our assets.

These covenants are subject to important exceptions and qualifications, which are described under the heading "Description of the Exchange Notes" in this prospectus.

Collins & Aikman Products Co. is a Delaware corporation. Our principal executive offices are located at 250 Stephenson Highway, Troy, Michigan 48083 and our telephone number at that address is (248) 824-2500. Our website is located at www.collinsaikman.com. Information on this website is not incorporated by reference in or otherwise part of this prospectus.

RISK FACTORS

You should carefully consider each of the risks described below, together with all of the other information contained in this prospectus, before deciding to invest in the exchange notes.

Risks Related to Our Business

Demand in the automotive industry is significantly dependent on the U.S. and global economies and our business and profitability are exposed to current and future uncertainties.

Our financial performance depends, in large part, on conditions in the global automotive markets and, generally, on the U.S. and global economies. Demand in the automotive industry fluctuates in response to overall economic conditions and is particularly sensitive to changes in interest rate levels, consumer confidence and fuel costs. The threat or acts of terrorism and war, uncertain economic conditions and other recent developments adversely affected consumer confidence throughout the U.S. and much of the world and have created uncertainty in our markets. The continuing impact on us is difficult to predict. We would be harmed by any sustained weakness in demand or by a continued downturn in the economy.

Our sales are impacted by automotive retail inventory levels and production schedules. In 2003, our OEM customers continued to significantly reduce their production and inventory levels due to the uncertain economic environment. In the current environment, it is extremely difficult to predict future production rates and inventory levels or the sustainability of any recovery.

The base of customers that we serve is concentrated, and the loss of business from a major customer or the discontinuation of particular vehicle models could reduce our sales and harm our profitability.

Because of the relative importance of a few large customers and the high degree of concentration of OEMs in the automotive industry, our business is exposed to a high degree of risk related to customer concentration. DaimlerChrysler AG, Ford Motor Company and General Motors Corporation and their respective affiliates are our three largest customers, and they directly or indirectly accounted for approximately 28%, 25% and 22% of our 2003 net sales, respectively. A loss of significant business from, or adverse performance by, any of these customers would be harmful to our profitability and could have a material adverse effect on our business and results of operations. Although we receive purchase orders from most of our customers, these purchase orders typically provide for the supply of a customer's annual requirements for a particular model or assembly plant, renewable on a year-to-year basis, rather than for the purchase of a specific quantity of products. It is difficult for us to accurately predict the level of new vehicle production.

In addition, there is substantial and continuing pressure from automotive manufacturers to reduce costs, including costs associated with outside suppliers such as us. For example, OEM customers in the automotive industry attempted to impose price decreases and givebacks throughout 2003. Such attempted price decreases were generally in the range of 2% to 4%. In some cases, we have agreed to future price reductions, and in other cases we are currently negotiating future price reductions with OEMs. Pressures to reduce prices may increase if overall economic and industry conditions do not improve. It is difficult for us to offset downward pricing pressures through alternative, less costly sources of raw materials. In addition, for over a year, we have also experienced pricing increases and pressures from our own suppliers. See "Management's Discussion and Analysis of Financial Condition and Results of Operations —Outlook." We may be materially and adversely affected by substantial and continuing pricing pressures from both our customers and our suppliers.

The prices that we can charge some of our customers are predetermined, and we bear the risk of costs in excess of our estimates.

Sales contracts with some of our customers require us to provide our products at predetermined prices. In some cases, these prices decline over the course of the contract. The costs that we incur in fulfilling these contracts may vary substantially from our initial estimates. Unanticipated cost increases may occur as a result of several factors, including increases in the costs of labor, components or materials. In some (but not all) cases, we may be permitted to pass on cost increases associated with specific materials to our customers. Cost overruns that we cannot pass on to our customers could have a material adverse effect on our business and results of operations.

Recent trends among our customers will increase competitive pressures in our businesses.

In recent years, the competitive environment among suppliers to OEMs in the automotive industry has changed significantly as OEMs have sought to outsource more vehicular components, modules and systems and to use on-line auctions in order to obtain further price reductions. In addition, component, module and systems suppliers have experienced substantial consolidation as OEMs have sought to lower costs, improve quality and increasingly purchase complete systems and modules rather than separate components. This consolidation has caused, and its continuation will continue to amplify, the pricing pressures outlined above in the discussion of the concentration of our customers. Furthermore, our competitive strategy to supply a full spectrum of integrated interior trim components presents the risk that some of our customers may be in competition with us as well. We may be unable to achieve the cost savings and operational improvements expected from our business strategy, which could harm our ability to compete favorably in the future with other larger, consolidated companies.

We must finance significant up-front capital costs to secure new business, which can materially affect and be affected by our liquidity and financial results.

In securing new business, we are typically required to expend significant amounts of capital for engineering, development, tooling and other costs. Generally, we seek to recoup these costs through pricing over time, but we may be unsuccessful due to competitive pressures and other market constraints or if a customer ceases production of a particular vehicle. A substantial amount of our tooling costs are associated with customer-owned tooling. Our customer contracts may provide for direct recoupment of these costs upon launch of a vehicle line or over time based upon projected build levels or otherwise. In recent years, there has been increasing customer pressure to have these costs recouped over a model's production life based on build targets. This trend, and other factors resulting in a delay in recoupment of these costs, can materially affect our liquidity and financial results at any particular time. In addition, in the past when we have collected tooling costs upon the launch of a vehicle line, we capitalized these costs. Recoupment of these costs over time through the customer contract results in our inability to capitalize these costs and can adversely affect our reported results and our ability to comply with, or to take necessary actions under, covenants in our debt agreements. Disputes with customers over these costs or other matters can delay recovery as well. If we misjudge the anticipated value of a new business award, we could be materially and adversely affected. While we believe that we will be able to fund capital expenditures through cash flow from operations, borrowings under our amended and restated senior secured credit facilities, sale and leaseback agreements and sales of receivables including sales under our receivables facility and factoring arrangements, there can be no assurance that we will have adequate funds to make all the necessary capital expenditures or that the amount of future capital expenditures will not be materially in excess of our anticipated expenditures. The adequacy of our liquidity is essential to successfully managing and growing our business.

We rely upon a number of arrangements for our liquidity, which, if unavailable, could materially and adversely affect our ability to meet our commercial and financial obligations and to grow our business.

We have substantial on- and off-balance sheet obligations and significant capital requirements to meet our new business commitments. To meet these obligations and commitments, we rely upon a variety of sources of liquidity, particularly our revolving credit facilities, our accounts receivable securitization, factoring arrangements in foreign jurisdictions, sale-leaseback and other leasing arrangements and accelerated receivable payment programs provided by third parties to certain of our large customers. As described above, the availability of funds under our revolving credit facilities and accounts receivable securitization depends upon a number of factors, including covenant compliance, customer concentration and the nature of our receivables. We will be materially and adversely harmed if our foreign factoring arrangements or leasing alternatives are unavailable, any of which may occur within the discretion or control of unrelated third parties. The accelerated payment collection programs with our largest customers will be discontinued by the end of 2005. One of those customers, Ford Motor Company, has already phased out its accelerated payment collection program. In another instance, the accelerated payment collection program may possibly be terminated in early 2005. These programs have materially enhanced our liquidity in the past. At September 30, 2004, we had approximately $130.9 million collected under these programs, including the Ford program. While the impact of the discontinuance of these programs will be partially offset by a greater utilization of our accounts receivable securitization facility, we will consider replacement accelerated payment programs offered on behalf of our customers. However, we may not be able to timely or fully replace these arrangements and the new terms of any such program may be less advantageous. If we are unable to replace these arrangements, it could adversely affect our liquidity and future covenant compliance under our amended and restated senior secured credit facilities. An adverse change in our liquidity may not only impair our ability to meet our commercial commitments and objectives, but may make it difficult for us to meet our obligations in respect of the exchange notes and our other debt and lease obligations.

We have been unable to fully capitalize upon our recent material acquisitions as intended and continue to seek to improve our systems across our entire company.

We continue to seek to achieve, but may not be successful in achieving, the strategic operating objectives of the three large acquisitions that we completed during 2001. Our 2001 acquisitions together account for 48 of our current 107 plants and facilities and approximately 58% of our approximately 23,900 employees. At the time of the Textron Automotive Company's Trim division ("TAC-Trim") acquisition in December 2001, it individually accounted for 41 of our plants and facilities and approximately 12,000 of our employees located across seven different countries, including two countries where we did not previously operate. We had not previously undertaken an integration process as large or complex as required by the 2001 acquisitions collectively or by the TAC-Trim acquisition individually. We have not realized all of our initially projected synergies, cost savings or anticipated benefits of increased purchasing power. The integration process and associated costs have been larger than initially anticipated and we continue to seek to achieve, but may not be successful in achieving, some of the intended benefits and opportunities afforded by our broader products offering. Our integration activities have placed substantial demands on our management, operational resources and financial and internal control systems. Our future operating results will depend upon our ability to implement and improve our operating and financial systems and controls and to more effectively train and manage our employee base. There is a risk that the diversion of management attention, particularly in a difficult operating environment, will negatively affect sales and limit the attention that management can devote to this and other operational, financial and strategic issues. In addition, in some of our past non-U.S. acquisitions, we have encountered integration and systems difficulties typical of foreign transactions, which, in 2000, gave rise to material weaknesses that were subsequently corrected. We may encounter similar difficulties going forward.

Engaging in additional acquisitions may have a material adverse effect on our business.

We may selectively identify and acquire other businesses with complementary products, manufacturing capabilities or geographic markets. Any business acquired may not be successfully integrated with other operations or prove to be complementary in the manner expected or be profitable. We could incur further indebtedness in connection with our acquisition strategy and increase our leverage. Acquisitions outside of North America may present unique difficulties and increase our exposure to the risks attendant to international operations. The process of integrating acquired companies and operations into our existing operations may result in unforeseen operating difficulties and may require significant financial resources that would otherwise be available for the ongoing development or expansion of existing operations.

We may incur unanticipated contingent liabilities as a result of acquisitions and may experience unanticipated liabilities associated with former discontinued operations.

We may incur unforeseen environmental, tax, pension, litigation or other liabilities in connection with our recent or future acquisitions, or we may underestimate the known liabilities. If such liabilities materialize or are greater than we estimate, they could have a material adverse effect on us. In addition, we have significant responsibilities related to some of our formerly owned businesses, or discontinued operations, such as those relating to post-retirement, casualty, environmental, product liability, lease and other matters. Based upon the information presently available and our insurance coverage, we do not believe that any of these liabilities will have a material adverse effect upon our financial condition or results of operations; however, we may be incorrect in our assumptions and the extent of those contingent liabilities of which we are aware could exceed our expectations. In addition, there may be other such liabilities of which we presently have no knowledge. Some of the known liabilities are discussed under "Business—Legal Proceedings."

Our products are subject to changing technology, which could place us at a competitive disadvantage relative to alternative products introduced by competitors.

We believe that our customers rigorously evaluate their suppliers on the basis of product quality, price competitiveness, technical expertise and development capability, new product innovation, reliability and timeliness of delivery, product design capability, manufacturing expertise, operational flexibility, customer service and overall management. Our success will depend on our ability to continue to meet customers' changing specifications with respect to these criteria. We may, therefore, require significant ongoing and recurring additional capital expenditures and investment in research and development, manufacturing and other areas to remain competitive. If we are unable to meet our customers' changing specifications or make the necessary additional capital expenditures, we may be materially and adversely affected.

We depend on the services of other key individuals and relationships, the loss of which would materially harm us.

Our success will depend, in part, on the efforts of our executive officers and other key employees. We have changed our Chief Executive Officer twice in the past several years and our current Chief Executive Officer and Chairman is David Stockman, the founding partner of our largest shareholder, Heartland Industrial Partners, L.P. Mr. Stockman has been central to our efforts to build a growth platform through acquisitions, integrate our acquisitions, effect cost savings and compete in a difficult commercial and economic environment. Were we to lose his services on our behalf, we could be materially and adversely affected. Heartland itself also provides us with valuable strategic, operational and financial guidance. If, for any reason, such guidance ceased, it could have a material adverse effect upon us as well. Our future success will also depend on, among other factors, our ability to attract and retain other qualified personnel at segment, plant and corporate levels. The loss of the services of any of our key employees or the failure to attract or retain qualified employees in any number of areas could have a material adverse effect on us.

We may be subject to work stoppages at our facilities or those of our principal customers, which could seriously impact the profitability of our business.

As of December 31, 2004, approximately 59% of our global work force was unionized. If our unionized workers were to engage in a strike, work stoppage or other slowdown in the future, we could experience a significant disruption of our operations, which could have a material adverse effect on us. The collective bargaining agreements for 10 of our facilities are subject to renegotiation before December 31, 2005. Many OEMs and their suppliers have unionized work forces. Work stoppages or slowdowns experienced by OEMs or their suppliers could result in slowdowns or closures of assembly plants where our products are included in assembled vehicles. Furthermore, organizations responsible for shipping our customers' products may be impacted by occasional strikes staged by the unions representing transportation employees. Any interruption in the delivery of our customers' products would reduce demand for our products.

Our strategy may not succeed if anticipated outsourcing fails to occur due to union considerations.

Because of the economic benefits inherent in outsourcing to suppliers and the costs associated with reversing a decision to purchase automotive interior systems and components from an outside supplier,

we believe that automotive manufacturers' desire to purchase automotive interior systems and components from outside suppliers, particularly on a just-in-time basis, will increase. However, under the contracts presently in effect in the United States and Canada between each of Ford, General Motors and DaimlerChrysler and the United Auto Workers ("UAW") and the Canadian Auto Workers ("CAW"), in order for any of such automotive manufacturers to obtain from external sources components that it currently produces, it must first notify the UAW or the CAW of such intention. If the UAW or the CAW objects to the proposed outsourcing, some agreement will have to be reached between the UAW or the CAW and the automotive manufacturer. Factors that will normally be taken into account by the UAW, the CAW and the automotive manufacturer include whether the proposed new supplier is technologically more advanced than the automotive manufacturer, whether the new supplier is unionized, whether cost benefits exist and whether the automotive manufacturer will be able to reassign union members whose jobs are being displaced to other jobs within the same factories.

A growing portion of our revenue may be derived from international sources, which exposes us to additional uncertainty.

A significant portion of our sales are derived from shipments to destinations outside of the United States and Canada. As part of our business strategy, we intend to expand our international operations and customer base. For example, we recently announced our intention to open a new facility in Hermosillo, Mexico. Sales outside of the U.S. and Canada, particularly sales to emerging markets, are subject to other various risks, including: governmental embargoes or foreign trade restrictions such as antidumping duties; changes in U.S. and foreign governmental regulations; tariffs; fuel duties; other trade barriers; political, economic and social instability and foreign exchange risk. In addition, there are tax inefficiencies in repatriating funds from non-U.S. subsidiaries. To the extent such repatriation is necessary for us to meet our debt service or other obligations, this will adversely affect us. International operations frequently are conducted through joint venture arrangements that can materially limit our operational and financial control of the business.

We may incur material losses and costs as a result of product liability and warranty claims that may be brought against us.

We face an inherent business risk of exposure to product liability claims in the event that the use of our current and formerly manufactured or sold products results, or is alleged to result, in bodily injury and/or property damage. We may experience material product liability losses in the future or incur significant costs to defend such claims. Our product liability insurance coverage will be inadequate for any liabilities that may ultimately be incurred or may be unavailable on acceptable terms in the future. In addition, if any of our products are or are alleged to be defective, we may be required to participate in a government-required or OEM-instituted recall involving such products. Each vehicle manufacturer has its own policy regarding product recalls and other product liability actions relating to our suppliers.

In addition, as suppliers become more integrally involved in the vehicle design process and assume more of the vehicle assembly functions, vehicle manufacturers are increasingly looking to their suppliers for contribution when faced with product liability claims. A successful claim brought against us in excess of our available insurance coverage or a requirement to participate in a product recall may have a material adverse effect.

In the ordinary course of our business, contractual disputes over warranties can arise. In the past five years or more, we have not been required to make any material payments in respect of warranty claims. In most cases, financial responsibility for warranty costs are contractually retained by our customer so long as the customers' specifications are met, but we may nonetheless be subjected to requests for cost sharing or pricing adjustments as a part of our commercial relationship with the customer.

Our business may be materially and adversely affected by compliance obligations and other liabilities under environmental laws and regulations.

We are subject to federal, state, local and foreign environmental, and health and safety, laws and regulations, violation of which could lead to fines, penalties and/or criminal sanctions. These laws and regulations affect ongoing operations and may increase capital costs and operating expenses in order to maintain compliance with such requirements, particularly if these laws and regulations become more stringent or more stringently enforced in the future. Without regard to knowledge or fault, these laws and regulations also impose liability relating to contamination at our facilities, at other locations such as former facilities, at facilities where we have sent wastes for treatment or disposal and other properties to which we (or a company or business for which we are responsible) are linked. See "Management's Discussion and Analysis of Financial Condition—Critical Accounting Estimates—Environmental Contingencies." "Business—Environmental Matters," note 21 to our audited consolidated financial statements for the year ended December 31, 2003 and note 15 to our unaudited consolidated financial statements for the nine months ended September 30, 2004 included elsewhere in this prospectus.

Increases in our raw material costs or the loss of a substantial number of our suppliers could adversely affect our profitability and other financial results.

Although we have not experienced significant fluctuations in raw material costs which have materially impacted our profitability, we are sensitive to price movements in our raw materials supply base. Our largest raw material purchases are for resins and nylon feedstock. Raw materials and other supplies used in our operations are normally available from a variety of competing suppliers. We estimate that, based on existing price structures, price and market conditions, we may experience raw material prices that are substantially higher in 2005 as compared with 2004. This estimate assumes particular product volumes and product mix that may vary in reality. We typically purchase resins and nylon feedstock pursuant to one-year contracts. A failure by our suppliers to continue to supply us with certain raw materials on commercially reasonable terms, or at all, would have a material adverse effect on us.

We have significant goodwill and intangible assets, and future impairment of our goodwill and intangible assets could have a material negative impact on our financial results.

At September 30, 2004, our goodwill and intangible assets were approximately $1,424.2 million, and represented approximately 45% of our total assets. Because of the significance of our goodwill and intangible assets, any future impairment of these assets could have a material adverse effect on our financial results. As disclosed in the footnotes to the condensed consolidated financial statements (unaudited) for the period ended September 30, 2004, included elsewhere in this prospectus, goodwill and intangible assets related to the U.S. and Mexico Plastics unit can be significantly affected by future operating performance, including economic factors, many of which are beyond our control. The U.S. and Mexico Plastics unit achieved lower than expected results during the first nine months of 2004, and management is aware that the U.S. and Mexico Plastics unit has continued to achieve lower than expected results during the fourth quarter. As a result, an impairment may result when we complete our annual impairment test as of November 1, 2004.

We are controlled by Heartland, whose interests in our business may be different than yours. Anticipated changes in C&A's Board composition as a result of the NYSE's continued listing requirements may affect how we are managed in the future.

As of January 1, 2005, Heartland and its affiliates beneficially owned approximately 41% of C&A's outstanding shares of common stock. By reason of its share ownership, Heartland and its affiliates are able to strongly influence or effectively control actions to be taken by our stockholders or directors, amendments to C&A's certificate of incorporation and by-laws and approval of significant corporate transactions, including acquisitions, mergers and a sale of substantially all of our assets. In addition, Mr. Stockman, the Chairman of the C&A Board and our Chief Executive Officer, and Mr. Stepp, the Vice Chairman of the C&A Board, are both Senior Managing Directors of Heartland. You should consider that the interests of Heartland as an equity investor will likely differ from yours in material respects. See "Certain Relationships and Related Party Transactions," "Management" and "Principal Shareholders."

Risks Related to the Exchange Notes

We may not be able to manage our business as we might otherwise due to our high degree of leverage.

We have indebtedness that is substantial in relation to our stockholders' equity and cash flow. At September 30, 2004, we had $1,395.0 million of outstanding total debt and short-term borrowings. In addition, as of September 30, 2004 the net investment under our accounts receivable facility was $160.7 million. The degree to which we are leveraged will have important consequences, including the following:

•	our ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, business development efforts or general corporate purposes may be impaired;

•	a substantial portion of our cash flow from operations will be dedicated to the payment of interest and principal on our indebtedness and capital and operating lease expense, thereby reducing the funds available to us for other purposes;

•	our operations are restricted by our debt instruments and the terms of Products' mandatorily redeemable preferred stock, which contain material financial and operating covenants, and those restrictions will limit, among other things, our ability to borrow money in the future for working capital, capital expenditures, acquisitions or other purposes;

•	indebtedness under our amended and restated senior secured credit facilities and the financing cost associated with our receivables facility will be at variable rates of interest, which makes us vulnerable to increases in interest rates;

•	our leverage may place us at a competitive disadvantage as compared with our less leveraged competitors and our leverage will make us more vulnerable in the event of a downturn in general economic conditions or in any of our businesses; and

•	our flexibility in planning for, or reacting to, changes in our business and the automotive industry may be limited.

Our ability to service, repay or refinance, when required, Products' mandatorily redeemable preferred stock and our debt, lease and other obligations will depend principally upon our future operating performance, which will be affected by prevailing economic conditions and financial, business and other factors, many of which are beyond our control.

Restrictions in our debt instruments, including the indenture governing the exchange notes, and the terms of Products' mandatorily redeemable preferred stock will limit our ability to take certain actions.

Our amended and restated senior secured credit facilities, the indentures governing our existing 10¾% senior notes and the exchange notes and the terms of the Products' mandatorily redeemable preferred stock contain covenants that restrict, among other things, our ability to:

•	pay dividends or redeem or repurchase certain capital stock;

•	incur additional indebtedness and grant liens;

•	make acquisitions and joint venture investments;

•	sell assets; and

•	make capital expenditures.

Our amended and restated senior secured credit facilities currently also require us to comply with financial covenants relating to, among other things, interest coverage and leverage. In addition, our accounts receivable facility contains certain covenants similar to those in our amended and restated senior secured credit facilities and includes requirements regarding the purchase and sale of receivables. We may not be able to satisfy these covenants in the future or be able to respond to difficult operating conditions or competitive conditions or pursue our business strategies within the constraints of these covenants. If we cannot comply, we will be in default and unable to access required liquidity from our revolving credit and receivables facilities, with the potential adverse consequences described below. In addition, the value of the exchange notes may be materially and adversely affected. Our accounts receivable facility contains concentration limits with respect to the percentage of receivables we can sell from any particular customer as well. The concentration limits are based on the credit ratings of such customer. While we have implemented credit hedging strategies to offset this risk, if one or more of our customers were to have their credit ratings downgraded, the amount of receivables of such customers that we could sell may be decreased and we could be materially and adversely affected. In addition, customer price give-backs or deductions or other negotiated invoice modifications affect the realization rate on our receivables. Products' mandatorily redeemable preferred stock also contains covenants that govern us and, while there are no financial maintenance covenants and the consequences of noncompliance do not require an early redemption of Products' mandatorily redeemable preferred stock, we would be materially and adversely affected financially and otherwise by the terms of Products' mandatorily redeemable preferred stock were we to be in breach of its terms.

Our ability to comply with many of our covenants may be affected by events beyond our control, including prevailing economic, financial and industry conditions. The breach of a covenant could result in an event of default under our amended and restated senior secured credit facilities or the indentures governing our existing 10¾% senior notes and the exchange notes, which could cause an event of default under our accounts receivable facility and our capital and operating leases. Such a breach would permit the lenders under our amended and restated senior secured credit facilities to declare all amounts borrowed thereunder to be due and payable, and the commitments of the lenders to make further extensions of credit could be terminated. In addition, such a breach may cause a termination of our accounts receivable facility. If we were unable to secure a waiver or repay such indebtedness, our secured lenders could proceed against their collateral. We also rent material operating assets under leases, including assets used in the TAC-Trim business, which could be terminated in the event of certain defaults under our debt instruments, which could disrupt our business and have a material adverse effect on us. We do not currently expect that alternative sources of financing will be available to us under these circumstances on attractive terms, if at all.

Your right to receive payment on the exchange notes is junior to the right of the holders of all of our existing senior indebtedness and possibly to all of our future borrowings.

The exchange notes will be general unsecured obligations, junior in right of payment to all of our existing senior indebtedness, including indebtedness under our amended and restated senior secured credit facilities, and all of our future borrowings, except any future indebtedness that expressly provides that it ranks equally with, or is subordinated in right of payment to, the exchange notes. As a result, upon any distribution to our creditors in a bankruptcy, liquidation, reorganization or similar proceeding relating to us or our property, the holders of our senior indebtedness will be entitled to be paid in full in cash before any payment may be made with respect to the exchange notes. In addition, all payments on the exchange notes will be blocked in the event of a payment default on senior indebtedness and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on designated senior indebtedness.

In the event that we are declared bankrupt, become insolvent or are liquidated, reorganized or involved in a similar proceeding, holders of the exchange notes will participate with trade creditors and all other holders of senior subordinated indebtedness in the assets remaining after we have paid all of the senior indebtedness. The indenture governing the exchange notes requires that amounts otherwise payable to holders of the exchange notes in a bankruptcy or similar proceeding be paid to holders of any remaining senior indebtedness instead. In any of these cases, our assets may be insufficient to pay all of our creditors, and holders of the exchange notes are likely to receive less, proportionally, if any, than holders of our senior indebtedness, including the lenders under our amended and restated senior secured credit facilities. We may be permitted to incur substantial additional indebtedness, including senior indebtedness, in the future, under the terms of the indenture governing the exchange notes.

Claims of holders of exchange notes will be structurally subordinate to claims of creditors of our foreign subsidiaries and other non-guarantors since they will not guarantee the exchange notes.

The exchange notes will not be guaranteed by any of our non-U.S. subsidiaries or our non-wholly owned domestic subsidiaries or our receivables, insurance or charitable subsidiaries. Claims of holders of the exchange notes will be structurally subordinate to the claims of creditors of these non-guarantors, including trade creditors. Without limiting the generality of the foregoing, claims of holders of the exchange notes will be structurally subordinate to claims of the lenders under our amended and restated senior secured credit facilities to the extent of the guarantees by non-wholly owned domestic subsidiaries of the amended and restated senior secured credit facilities. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the exchange notes. In addition, our future domestic subsidiaries may not be required to guarantee our amended and restated senior secured credit facilities and as such would not be required to be guarantors in respect of the exchange notes, although their ability to incur debt may depend upon us adding them as a guarantor.

At September 30, 2004, non-guarantor subsidiaries had total liabilities of approximately $1,072.1 million (excluding guarantees of our amended and restated senior secured credit facilities). While neither our obligations under our amended and restated senior secured credit facilities nor the exchange notes are guaranteed by our non-U.S. subsidiaries, the lenders under our amended and restated senior secured credit facilities have guarantees from each of our domestic subsidiaries (other than our special purpose receivables, insurance and charitable subsidiaries), not only our wholly owned domestic subsidiaries. We also have a Brazilian subsidiary in which we own 56.5% of the equity so that, in addition to the structurally senior claims of creditors of that subsidiary, other shareholders would need to be satisfied on a proportionate basis with us. This subsidiary is subject to restrictions on its ability to distribute cash to us in its financing and other agreements and, as such, we will not be able to access its cash flow to service our debt obligations, including in respect of the exchange notes.

We may be prevented from financing, or may not have the ability to raise funds necessary to finance, the change of control offer required by the indenture governing the exchange notes.

Upon certain change of control events, each holder of exchange notes and our existing 10¾% senior notes require us to repurchase all or a portion of our existing notes and the exchange notes at a purchase price equal to 101% of the principal amount thereof, plus accrued interest to the date of repurchase. Our ability to comply with these obligations upon a change of control event may be prohibited by the terms of our amended and restated senior secured credit facilities and other debt instruments. Certain change of control events will constitute events of default under our amended and restated senior secured credit facilities and termination events under our receivables facility and, absent a consent or waiver, we would be required to repay all amounts owed by us under our amended and restated senior secured credit facilities and wind down our receivables facility. We cannot assure you that we would be able to repay amounts outstanding under our amended and restated senior secured credit facilities or replace our receivables facility. The source of funds for any purchase of exchange notes would be our available cash or cash generated from other sources, including borrowings, sales of assets, sales of equity or funds provided by an existing or new controlling person. We cannot assure you that any of these sources will be available. Any requirement to offer to purchase any outstanding exchange notes may result in our having to refinance all or part of our outstanding debt or obtain necessary consents under our other debt instruments to repurchase the exchange notes, which we may not be able to do. In such case, our failure to purchase exchange notes following a change of control could separately constitute an event of default under various debt instruments, including the indenture governing the exchange notes. In addition, even if we were able to refinance such debt, such financing may be on terms unfavorable to us. Certain terms of Products' redeemable preferred stock may make it more difficult to refinance our existing debt and the exchange notes. See "Description of Products' Preferred Stock."

Federal and state statutes allow courts, under specific circumstances, to void subsidiary guarantees and require noteholders to return payments received from subsidiary guarantors.

Creditors of any business are protected by fraudulent conveyance laws which differ among various jurisdictions, and these laws may apply to the issuance of the guarantees by our subsidiaries. A guarantee may be voided by a court, or subordinated to the claims of other creditors, if:

•	that guarantee was incurred by a subsidiary with actual intent to hinder, delay or defraud any present or future creditor of the subsidiary, or

•	that subsidiary did not receive fair consideration—or reasonably equivalent value—for issuing its guarantee, and the subsidiary:

–	was insolvent or was rendered insolvent by reason of issuing the guarantee,

–	was engaged or about to engage in a business or transaction for which the remaining assets of the subsidiary constituted unreasonably small capital, or

–	intended to incur, or believed that it would incur, debts beyond its ability to pay as they matured.

We cannot be certain as to the standard that a court would use to determine whether the guarantor subsidiaries were solvent upon issuance of the guarantee or, regardless of the actual standard applied by the court, that the issuance of the guarantee of the exchange notes would not be voided. If a guarantee of a subsidiary was voided as a fraudulent conveyance or held unenforceable for any other reason, holders of the exchange notes would be solely our creditors and creditors of our other subsidiaries that have guaranteed the exchange notes. The exchange notes then would be effectively subordinated to all obligations of that subsidiary. To the extent that the claims of the holders of the exchange notes against any subsidiary were subordinated in favor of other creditors of such subsidiary, such other creditors would be entitled to be paid in full before any payment could be made on the exchange notes. If one or more of the guarantees are voided or subordinated, we cannot assure you that after providing for all prior claims, there would be sufficient assets remaining to satisfy the claims of holders of the exchange notes.

Based upon financial and other information, we believe that the exchange notes and the guarantees are being incurred for proper purposes and in good faith and that we are and each guarantor is solvent and will continue to be solvent after this offering is completed, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. A court reviewing these matters may not agree with us. A legal challenge to a guarantee on fraudulent conveyance grounds may focus on the benefits, if any, realized by the subsidiary as a result of our issuance of the exchange notes.

You cannot be sure an active trading market for the exchange notes will develop.

The exchange notes will constitute a new issue of securities for which there is no established trading market. We do not intend to list the exchange notes on any national securities exchange or the Nasdaq stock market or to seek the admission thereof to trading on any automated quotation system. An active public or other market may not develop for the exchange notes and the trading market for the exchange notes may be illiquid. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time. If a public trading market develops for the exchange notes, future trading prices of the exchange notes will depend on many factors, including, among other things, prevailing interest rates, our results of operations and the market for similar securities, and the price at which the holders of exchange notes will be able to sell such exchange notes is uncertain and the exchange notes could trade at a premium or discount to their purchase price or face value. Depending on prevailing interest rates, the market for similar securities and other factors, including our financial condition, the exchange notes may trade at a discount from their principal amount.

If you do not properly tender your original notes, we may not accept your original notes and the trading market for them may be limited.

We will issue new notes under this exchange offer only after a timely receipt of your original notes, a properly completed and duly executed Letter of Transmittal and all other required documents. Therefore, if you want to tender your original notes, please allow sufficient time to ensure timely delivery. If we do not receive your original notes, Letter of Transmittal and other required documents by the expiration date of the exchange offer, we will not accept your original notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. If there are defects or irregularities with respect to your tender of original notes, we will not accept your original notes for exchange.

You may participate in the exchange offer only if you meet the following conditions.

Based on interpretations by the Commission staff, as set forth in no-action letters the Commission issued to third parties, we believe that you may offer for resale, resell and otherwise transfer the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, subject to certain limitations. These limitations include the following:

•	you are not our "affiliate" within the meaning of Rule 405 under the Securities Act;

•	you acquire your exchange notes in the ordinary course of your business; and

•	you have no arrangement with any person to participate in the distribution of such exchange notes.

However, we have not submitted a no-action letter to the Commission regarding this exchange offer and the Commission may not make a similar determination with respect to the exchange offer as in such other circumstances. If you are our affiliate, engage in or intend to engage in or have any arrangement or understanding with respect to a distribution of the exchange notes that you or any person will acquire pursuant to the exchange offer, you may not rely on the applicable interpretations of the staff of the Commission; you must also comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

Resales of the exchange notes may be subject to further restrictions in some jurisdictions.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus meeting the requirements under the Securities Act in connection with any resale of such exchange notes. We have agreed to use our best efforts to make this prospectus available to any participating broker-dealer for use in connection with any such resale. See "Plan of Distribution" below. However to comply with the securities laws of certain jurisdictions, if applicable, you may not offer or sell the exchange notes unless someone has registered or qualified them for sale in such jurisdictions or an exemption from registration or qualification is available.

The exchange notes will be issued with original issue discount.

The exchange notes will be considered to be issued with original issue discount for U.S. federal income tax purposes. Accordingly, certain holders of the exchange notes will be required to include original issue discount in gross income for U.S. federal income tax purposes in advance of receipt of cash payments to which the income is attributable. See "Material United States Federal Income Tax Considerations."

USE OF PROCEEDS

We will receive no cash proceeds from the exchange offer. We intend the exchange offer to satisfy some of our obligations under our registration rights agreement for the original notes. We will issue exchange notes in exchange for original notes in the same principal amount, and for the same terms and form as the original notes, except that there will be no registration rights or liquidated damages relating to the exchange notes. The original notes that holders surrender in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, we will not incur any new debt by issuing the exchange notes.

Our net proceeds from the original offering were approximately $383.1 million.

We used the gross proceeds from the original offering to redeem in full our outstanding $400.0 million of 11½% senior subordinated notes due 2006. The outstanding 11½% senior subordinated notes due 2006 were redeemed at par plus accrued interest through the date of redemption.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of September 30, 2004. You should read this table in conjunction with the information under the headings "Use of Proceeds," "Selected Historical Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and the notes thereto included elsewhere in this prospectus.

As of September 30, 2004
(dollars in millions)
Cash and cash equivalents	$3.5
Amended and Restated Credit Facilities (including current portion)(1):
Revolving Credit Facilities	59.4
Tranche B-1 Term Loan Facility	400.0
10¾% Senior Notes	500.0
Original 12 7/8% Senior Subordinated Notes due 2012 (net of original issue discount of $14.7 million)	400.3
Other debt(2)	10.0
Total Long-term debt, including current portion	1,369.7
Products' preferred stock (liquidation value of $287.7 million)(3)	193.3
Total Long-term debt including current portion and Products' preferred stock	1,563.0
Common stockholders' equity	340.1
Total capitalization	$1,903.1

(1)	Does not include our receivables facility. Our receivables facility provides us with up to $250.0 million of availability, of which $160.7 million was utilized at September 30, 2004. Availability under our receivables facility is subject to concentration and other limitations. As of September 30, 2004, our amended and restated credit facilities were comprised of a $170.0 million supplemental revolving credit facility, a $105.0 million revolving credit facility and a $400.0 million tranche B-1 term loan facility. See "Description of Our Other Debt."

(2)	Other debt is comprised of miscellaneous debt and capitalized leases. Does not include $25.3 million of short-term borrowings comprised principally of debt at our 56.5% owned Brazilian subsidiary.

(3)	The carrying value of $287.7 million of liquidation preference of Products' mandatorily redeemable preferred stock includes $87.7 million of accrued and unpaid dividends as of September 30, 2004. See "Description of Products' Preferred Stock."

SELECTED HISTORICAL FINANCIAL DATA

The following table sets forth our selected historical financial data for the five years ended December 31, 2003. The financial data for the three fiscal years ended December 31, 2003 have been derived from our audited financial statements and notes to those financial statements included elsewhere in this prospectus. The financial statements for the years ended December 31, 2001 and 2002 have been audited by PricewaterhouseCoopers LLP, and the financial statements for the year ended December 31, 2003 have been audited by KPMG LLP. The financial data for the fiscal years ended December 31, 2000 and December 25, 1999 were derived from our historical financial statements not included in this prospectus, which have been audited by Arthur Andersen LLP. The summary historical financial data as of and for the nine months ended September 30, 2003 and 2004 are derived from our unaudited financial statements and the notes thereto included elsewhere in this prospectus. Operating results for the nine month periods ended September 30, 2003 and 2004 in the following table are not necessarily indicative of the results of operations for a full year.

In reviewing the following information, it should be noted that in 2001, we completed the acquisitions of Becker Group L.L.C., (2) Joan Automotive Fabrics and Joan's affiliated yarn dyeing operation, Western Avenue Dyers, L.P., and (3) TAC-Trim. These acquisitions, together with our 2002 acquisition of Southwest Laminates, contributed approximately $2,090 million of additional net sales in 2002.

The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our historical financial statements and related notes included elsewhere in this prospectus.

	Fiscal Year Ended (1)						Nine Months Ended
	December 25, 1999	December 31, 2000		December 31, 2001	December 31, 2002	December 31, 2003	September 30, 2003	September 30, 2004
	(dollars in millions)
Statement of Operations Data:
Net sales	$1,898.6	$1,901.8		$1,823.3	$3,885.8	$3,983.7	$2,970.8	$2,967.5
Cost of goods sold (2)	1,613.9	1,635.2		1,604.5	3,367.7	3,539.5	2,658.3	2,687.7
Gross profit	284.7	266.6		218.8	518.1	444.2	312.5	279.8
Selling, general and administrative expenses (2)	145.8	151.4		157.3	293.5	273.2	193.0	144.7
Goodwill amortization	7.0	7.1		7.1	—	—	—	—
Restructuring charges and impairment of long-lived assets (3)	33.4	—		18.8	56.9	69.0	47.9	69.6
Operating income	98.5	108.1		35.6	167.7	102.0	71.6	65.5
Interest expense, net	92.1	96.6		84.3	148.9	151.3	111.3	127.4
Products preferred stock requirements	—	—		2.4	38.4	37.3	27.2	32.1
Loss on sale of receivables	5.4	9.2		10.8	4.2	7.3	4.5	7.2
Income (loss) from continuing operations before income taxes	(1.2)	0.8		(76.3)	(33.8)	(61.0)	(47.5)	(125.6)
Income tax expense (benefit)	0.2	2.2		(21.3)	17.5	(1.9)	0.1	(17.0)
Loss from continuing operations	(1.4)	(1.4)		(55.0)	(51.3)	(59.1)	(47.6)	(108.6)
Income from discontinued operations, including disposals, net of income taxes	—	6.6		8.8	9.5	1.6	—	—
Income (loss) before cumulative effect of a change in accounting principle	(1.4)	5.2		(46.2)	(41.8)	(57.5)	—	—
Net income (loss) (4)	$(10.2)	$4.5		$(46.2)	$(53.5)	$(57.5)	$(47.6)	$(108.6)
Per Share Data:
Loss from continuing operations per basic and diluted share:	$(0.05)	$(0.06)		$(1.42)	$(1.15)	$(0.71)	$(0.57)	$(1.30)
Dividends per share:	0.32	—		—	—	—	—	—

Other Data:
Capital expenditures	$86.4	$69.0		$54.5	$147.9	$175.1	$119.9	$151.3
Depreciation and amortization	$71.4	$74.7		$81.8	$117.0	$140.2	$101.2	$112.7
Ratio/(deficiency) of earnings to fixed charges (5)	$(1.8)	1.02	x	$(76.3)	$(40.3)	$(66.6)	$(51.6)	$(127.7)

	Fiscal Year Ended					Nine Months Ended September 30,
	December 25, 1999	December 31, 2000	December 31, 2001	December 31, 2002	December 31, 2003	2003	2004
	(dollars in millions)
Balance Sheet Data (at period end):
Cash and cash equivalents	$14.0	$20.9	$73.9	$81.3	$13.2	$22.5	$3.5
Total assets	1,348.9	1,280.3	2,987.9	3,157.1	3,191.2	3,183.0	3,196.7
Long-term debt, including current portion (net of original issue discount)	912.5	884.0	1,302.5	1,278.7	1,269.2	1,316.7	1,369.7
Products' preferred stock(6)	—	—	149.3	123.9	161.2	151.1	193.3
Long-term debt, including current portion, and Products' preferred stock	912.5	884.0	1,451.8	1,402.6	1,430.4	1,467.8	1.563.0
Common stockholders' equity (deficit)	(151.1)	(154.9)	374.7	397.5	440.3	407.4	340.1

(1)	The fiscal years 2001, 2002 and 2003 were calendar years. Fiscal year 2000 had 53 weeks and fiscal year 1999 had 52 weeks.

(2)	We have reclassified certain lease costs in the nine months ended September 30, 2003 to conform to the fiscal 2004 presentation. Specifically, we reclassified $17.1 million in facility lease costs from selling, general, and administrative expenses to cost of goods sold.

(3)	In 2003, we recorded $69.0 million in charges consisting of restructuring charges of $32.2 million in severance costs, $9.2 million in costs associated with global rationalization and other exit related costs and $28.4 million in asset impairments. Reducing the 2003 charges are $0.8 million of adjustments related to previously established accruals, which did not require cash outlays. In 2002, we recorded $56.9 million in charges consisting of $18.0 million in asset impairments, restructuring charges of $33.2 million primarily related to severance accruals and $5.7 million primarily related to other contractual obligations. In 2001, we recorded $18.8 million in charges consisting of $7.6 million in asset impairments and restructuring charges of $11.2 million primarily related to severance accruals. In 1999, we recorded $33.4 million in charges consisting of $13.4 million in asset impairments and a $20.0 million restructuring charge primarily related to severance accruals. See note 15 to our audited consolidated financial statements for the year ended December 31, 2003 included elsewhere in this prospectus. In the first nine months of 2004, we recorded $69.6 million in charges consisting of restructuring charges of $27.0 million in severance cost, $4.8 million of costs associated with the establishment of accruals and lease commitments and other exit costs, $1.1 million for prior year restructuring programs offset by a $4.0 million adjustment relating to prior year accruals that did not result in cash outlays and $40.7 million in asset impairments. In the first nine months of 2003, we recorded $47.9 million in charges consisting of restructuring charges of $21.0 million in severance costs, $5.8 million of costs associated with the establishment of accruals and lease commitments and other exit costs, $10.7 million in fixed asset impairments and $10.4 million impairment of the Becker non-compete agreement.

(4)	In 2002, we recorded an $11.7 million charge for the cumulative effect of a change in accounting principle related to an impairment loss. In 1999, we recorded an $8.8 million charge for the cumulative effect of a change in accounting principle related to start-up costs.

(5)	For purposes of calculating the ratio/(deficiency) of earnings to fixed charges, earnings represents income or loss from continuing operations before income taxes, and before adjustment for minority interests in consolidated subsidiaries or income or loss from equity investees, plus fixed charges, plus amortization of capitalized interest and income distributions from equity method investments, less capitalized interest. Fixed charges include interest expense (including amortization of deferred finance costs), capitalized interest, and the portion of operating rental expense which we believe is representative of the interest component of rent expense (assumed to be 33%).

(6)	The carrying value of Products' mandatorily redeemable preferred stock includes accretion and accrued dividends. See "Management's Discussion and Analysis of Financial Condition and Results of Operations—Results of Operations—Products' Preferred Stock Requirements." The liquidation value of Products' mandatorily redeemable preferred stock at December 31, 2001, December 31, 2002, December 31, 2003, September 30, 2003 and September 30, 2004 was $327.9, $225.3, $257.3, $247.7 and $287.7, respectively.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Introduction

We are a global leader in the design, engineering and manufacturing of automotive interior components, including instrument panels, fully assembled cockpit modules, floor and acoustic systems, automotive fabric and interior trim, as well as exterior trim and convertible roof systems. In reviewing our results for the periods discussed, consideration should be given to the following critical events: the impact of the material acquisitions that we have made, the numerous restructuring and acquisition integration activities that we have undertaken, the material impact of general economic conditions in North America and within our industry specifically, the increasingly difficult customer and competitive environment, the capital intensive nature of our business and our high degree of leverage and liquidity and debt maturity position.

Key Factors Impacting Our Reported Results.    Critical factors affecting our ability to succeed include the following:

•	Automotive Sales and OEM Production Levels. In North America, we manufacture components for approximately 90% of all light vehicle production platforms. Sales are primarily made to North American based global OEMs, as well as to Asian and European based global OEMs. The automotive supply industry in which we compete is cyclical and is influenced by the level of North American and Western European vehicle production. Our sales results are influenced heavily by the volume of OEM production of light vehicles, or builds, in the markets we serve. U.S. retail automotive sales were down 1.1% in 2003 versus 2002 and down 1.8% in 2002 versus 2001. Industry wide North American Free Trade Agreement ("NAFTA") builds were down 3.0% in 2003 versus 2002 and up 5.7% in 2002 versus 2001. Within NAFTA, the builds of the Big 3 OEM's were down 5.7% in 2003 versus 2002, and up 5.9% in 2002 versus 2001. In Western Europe, builds were down nearly 0.5% in 2003 versus 2002 and down 1.4% in 2002 versus 2001. In South America, builds were down 0.5% in 2003 versus 2002 and down 8.0% in 2002 versus 2001. Industry wide NAFTA builds were down almost 1% for the quarter ended September 30, 2004 versus the same period of 2003 and were flat for the nine month comparable periods. Within NAFTA, the builds of the Big 3 OEM's were down approximately 4% and 3% for the quarter and nine months compared to the same period of 2003, respectively. Industry wide, for Europe, third quarter and nine month builds were up 2% and 1% respectively, for 2004 compared to 2003, while builds in South America were up 30% for both the third quarter and nine months period over period.

•	Our relationships with our customers. We do business with all of the world's largest automotive vehicle manufacturers, including Ford, General Motors, DaimlerChrysler, Toyota, Honda, Nissan, Volkswagen, Renault and Porsche. These relationships have typically developed over a period of many years, and have, in many cases, been enhanced by our recent acquisitions, which have provided us with a resulting global presence and capacity to supply a full range of interior products. In each case, there is a complex mutual dependency and cooperation between us and our customers necessary to ensure that vehicle programs are successful in key areas of quality, timing and cost. At the same time, customer expectations are evolving, as OEMs to outsource more design and integration responsibilities to us and other Tier 1 suppliers. As a result, customer satisfaction, especially at critical [inflexion points] (such as new vehicle launches and [vehicle refreshes]), has become more complicated and places significant demands on our resources. Also, there is an inherent tension between us and our customers resulting from intense competition and pricing pressures within the industry. For example, OEM customers in the automotive industry attempted to impose price decreases and givebacks throughout 2003. Such attempted price decreases were generally in the 2% to 4% range. Some reductions have been agreed to, and other reductions are [currently being negotiated] with OEMs, and pressures may increase if overall economic and industry conditions do not improve. Finally, on some vehicle programs involving component integration at the Tier 1-level, we are either a supplier to, or a customer of, some of our largest Tier 1 competitors, such as Delphi, Visteon and Lear. These types of arrangements are becoming more common within the industry, and add a new level of complexity to customer relationships, including the relationship with the vehicle manufacturer as the ultimate customer.

•	Our ability to secure profitable new business. We actively pursue new business opportunities with our traditional customer base as well as with potential new customers. We seek to distinguish ourself on a variety of factors, including our global presence, our capacity to supply a full range of interior products and our full-service capabilities (such as design, engineering, manufacturing and quality services). There is intense competition and pricing pressure on all of these opportunities. Price is typically achieved through direct negotiations with the customer, but in certain instances customers have utilized auctions or relied on benchmarking data that have included reputed world class suppliers in emerging markets. At the same time, we seek to manage our cost structure through a variety of strategies, such as vertical integration initiatives that provide greater cost control opportunities. For example, because we are a major purchaser of raw materials like resins, we can arrange favorable supply contracts and benefit broadly from material science developments and product simplification. Additionally, we believe that we have the world's largest fleet of injection molding equipment for automotive products, which provides a unique ability to benefit from process improvements and best practices with respect to our plastics products on a global basis.

•	Our ability to successfully realize the benefits of our restructuring and integration initiatives. We have undertaken a series of restructuring and integration initiatives to streamline first our global manufacturing presence and more recently our salaried workforce, including home office headcount. These activities are expected to have the following primary benefits: First, we have closed about 20 subscale plants and other facilities such as warehouses and consolidated activity into 80 world-class operations, which will result in a significant [densification] of production and resulting gains in fixed cost absorption and operating efficiencies. Second, we are beginning to win more "bundled" awards — with a full range of slush molded, injection molded and carpet, acoustics and fabric components on new vehicle programs. And third, our salaried workforce will shrink by more than 20% from the legacy levels, while effectiveness and customer service levels are expected to improve due to consolidation, standardization and level-loading of support infrastructure.

•	The impact of raw materials and energy costs. We are a significant consumer of resin and nylon feedstocks, which presents both a challenge and an opportunity for us. The challenge results from our sensitivity to price movements in these raw materials (such as those related to recent short run spikes in the oil market), while the opportunity arises from our ability to leverage our buying power as, in management's opinion, the largest single automotive grade resin buyer in the world. We have largely been able to avoid adverse pricing movements due to our ability to negotiate with a variety of global suppliers, and to shift volume from one supplier to another. However, it is possible that we may begin to see increased cost pressure if the spikes in the oil market continue. Our customers have historically been reluctant to provide pricing relief based on this type of raw material cost increases, as recently demonstrated in the handling of the recent near tripling of global steel prices.

•	Our liquidity and capital resources. We are highly leveraged, due primarily to financing associated with our acquisitions in 2001. Another contributing factor has been that most new business awards in the automotive industry require that suppliers advance certain costs relating to tooling and engineering and design services, which in some cases are incurred years before vehicle launch and are reimbursed over many years following vehicle launch as part of the piece price. In February and September 2004, we obtained amendments to our senior secured credit facilities that significantly loosened the principal financial covenants. Our amended and restated senior secured credit facilities are made up of a $170.0 million supplemental revolving credit facility and $105.0 million revolving credit facility and a $400.0 million term loan facility. As a result, we greatly improved our financial flexibility and liquidity and have no significant term loan amortization requirements until June 2010. On Decmeber 10, 2004 we amended our accounts receivable facility to, among other things, extend the termination date to March 10, 2006.

Furthermore, 100% of the outstanding commitments under the accounts receivable facility were assigned from a syndicate of financial institutions to General Electric Capital Corporation (GECC). Significant risks related to our liquidity and capital resources are detailed under "Risk Factors."

Impact of Acquisitions.    Our results for the periods discussed have been impacted by several key acquisitions, which, together with related financing transactions, have substantially increased revenues and materially altered our capital and operating structure. For example, in 2001, we completed three key acquisitions: (1) the acquisition of Becker Group L.L.C., a leading supplier of plastic components to the automotive industry, (2) the acquisition of Joan Automotive Fabrics, a leading supplier of body cloth to the automotive industry, and Joan's affiliated yarn dyeing operation, Western Avenue Dyers, L.P., and (3) the acquisition of Textron Automotive Company's Trim division (TAC-Trim), one of the largest suppliers of instrument panels and fully assembled cockpit modules and a major automotive plastics manufacturer of interior and exterior trim components in North America, Europe and South America. These acquisitions, together with our 2002 acquisition of Southwest Laminates, a fabric lamination business, contributed approximately $2 billion of additional net sales in 2002 and drove the 113% increase in net sales from the prior year. In addition, these acquisitions were financed by varying combinations of our common stock and preferred stock, warrants to purchase our common stock, cash on hand and borrowings under a revolving credit facility, public issuances of debt, and sales of the acquired companies' accounts receivable under the receivables facility.

We also completed the following acquisitions in 2002 and 2003: (1) the acquisition of Dutton Yarns' yarn texturizing business, (2) the acquisition of Delphi Corp.'s plastic injection molding plant and related equipment in Logroño, Spain, and (3) the acquisition from Textron of the remaining 50% interest of an Italian automotive joint venture. These transactions have likewise impacted our financial results and capital structure, although not to the same degree as the transactions described above.

Impact of Integration Activities and Restructuring Initiatives.     We have devoted considerable efforts throughout 2001, 2002, 2003 and 2004 to properly integrate the acquired companies. We have also implemented a series of restructuring initiatives intended to provide that the resulting combined operations have the proper structure and necessary resources to perform on a profitable basis. These initiatives were directed initially at establishing a proper, global manufacturing footprint and included combining and rationalizing our legacy and acquired operations in North America, Europe and South America. More recent restructuring initiatives have focused on developing an appropriate overhead structure, including strengthening and streamlining the senior management team on a worldwide basis. As a consequence of these restructuring initiatives, we have incurred significant restructuring and impairment charges in each of 2001, 2002, 2003 and the nine months ended September 30, 2004 for severance costs, plant and office closures, equipment and lease impairments, contractual obligations and other restructuring activities, which have impacted cash flow, operating income and net income. While we believe that the majority of restructuring activities have already been undertaken, we are continually evaluating the business and may elect to implement additional restructuring activities as opportunities to achieve cost savings arise in future periods. For a more detailed description of these charges, see footnote 15 to our audited consolidated financial statements for the year ended December 31, 2003 and footnote 11 to our unaudited financial statements for the nine months ended September 30, 2004, each included elsewhere in this prospectus.

Key Indicators of Performance.    In evaluating our business, our management uses operating income as an important indicator of performance. Additionally, management reviews return on invested capital, working capital changes and capital expenditures as critical financial performance metrics. Management also uses certain non-financial metrics of performance, including equipment utilization and efficiency; service, production and first time quality performance; set up and tool changeover time; employee turnover and absenteeism; and safety performance.

Segment Information

The following table summarizes financial information for our operating segments:

	Three Months Ended September 30, 2004
	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other	Total
Net sales	$261.7	$319.6	$283.5	$—	$864.8
Gross profit	14.3	18.2	31.0	0.5	64.0
Operating income (loss)	13.8	(8.8)	11.9	(7.4)	9.5

	Three Months Ended September 30, 2003
	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other	Total
Net sales	$312.0	$273.8	$316.4	$—	$902.2
Gross profit	27.3	14.3	46.7	1.8	90.1
Operating income (loss)	17.5	1.3	27.6	(38.1)	8.3

	Nine Months Ended September 30, 2004
	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other	Total
Net sales	$947.6	$1,072.8	$947.1	$—	$2,967.5
Gross profit	78.0	62.8	137.2	1.8	279.8
Operating income (loss)	38.1	0.9	73.8	(47.3)	65.5

	Nine Months Ended September 30, 2003
	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other	Total
Net sales	$1,018.2	$917.9	$1,034.7	$—	$2,970.8
Gross profit	94.7	35.4	179.3	3.1	312.5
Operating income (loss)	49.8	(18.0)	118.4	(78.6)	71.6

	Year Ended December 31, 2003
	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other	Total
Net sales	$1,363.4	$1,258.0	$1,362.3	$—	$3,983.7
Gross profit	137.7	58.8	238.9	8.8	444.2
Operating income (loss)	73.6	(22.5)	140.5	(89.6)	102.0

	Year Ended December 31, 2002
	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other	Total
Net sales	$1,512.2	$899.0	$1,474.6	$—	$3,885.8
Gross profit	179.9	48.2	274.6	15.4	518.1
Operating income (loss)	113.1	(30.1)	161.6	(76.9)	167.7

	Year Ended December 31, 2001
	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other	Total
Net sales	$208.0	$263.1	$1,352.2	$—	$1,823.3
Gross profit	15.2	15.9	187.6	0.1	218.8
Operating income (loss)	1.6	(2.4)	48.7	(12.3)	35.6

Results of Operations

Quarter Ended September 30, 2004 versus Quarter Ended September 30, 2003

Analysis of sales for each of our segments for the third quarter of 2004 and 2003 are as follows:

	Quarter Ended September 30,
	Net Sales				Composition of Dollar Change
	2004	2003	Dollar Change	% Change	Foreign Exchange Effects	Commercial Items(1)	Volume, Mix & Other(2)
U.S. and Mexico Plastics	$261.7	$312.0	$(50.3)	(16.1)%	$—	$(3.9)	$(46.4)
International Plastics	319.6	273.8	45.8	16.7%	21.2	(3.7)	28.3
Global Soft Trim	283.5	316.4	(32.9)	(10.4)%	4.5	(6.5)	(30.9)
Other	—	—	—	—	—	—	—
Consolidated	$864.8	$902.2	$(37.4)	(4.1)%	$25.7	$(14.1)	$(49.0)

(1)	Commercial items include customer price increases and decreases affecting reported sales revenue.

(2)	Volume, Mix and Other is the remaining impact after excluding the effects of currency movements and commercial items.

Overall sales revenue for the quarter declined primarily due to longer summer vacation shutdowns largely related to adjustments to dealer inventory levels and new model year changeover on several significant programs on which we were the incumbent supplier. The strengthening of the Euro, British Pound and Canadian dollar against the U.S. dollar since the third quarter of 2003 had a positive impact on our sales revenue. Several other factors decreasing third quarter revenue were competitive bidding, discontinued products and customer assembly plant production schedule adjustments on programs where we have significant content.

U.S. and Mexico Plastics experienced a sales decline resulting from the aforementioned items and a transfer of assembly content to an International Plastics segment location in Canada. This shift in content to Canada was part of a major new award of cockpit and sequencing business on a vehicle that launched in the first quarter of 2004.

In addition to the favorable currency gains mentioned above, International Plastics sales revenue increased due to volume growth for incremental cockpit and sequencing business. Also, a strategic initiative increased export business at our South American operations. A significant increase in third quarter volume on a major car platform in Europe also accounted for additional growth in sales revenue in the International Plastics segment.

Global Soft Trim segment sales declined primarily as a result of discontinued business. Along with the aforementioned items new model year changeovers also significantly reduced Global Soft Trim sales revenues.

Gross Profit Analysis by Segment

	Quarter Ended September 30,
	Gross Profit				As a Percentage of Sales
	2004	2003	Dollar Change	% Change	2004	2003	Increase (Decrease)	% Change
U.S. and Mexico Plastics	$14.3	$27.3	$(13.0)	(47.6)%	5.5%	8.8%	(3.3)%	(37.5)%
International Plastics	18.2	14.3	3.9	27.3%	5.7%	5.2%	0.5%	9.6%
Global Soft Trim	31.0	46.7	(15.7)	(33.6)%	10.9%	14.8%	(3.9)%	(26.4)%
Other	0.5	1.8	(1.3)	(72.2)%	—	—	—	—
Consolidated	$64.0	$90.1	$(26.1)	(29.0)%	7.4%	10.0%	(2.6)%	(26.0)%

Overall gross profit was impacted by the decline in sales mentioned above and higher lease costs due to the sale-leasebacks of buildings and equipment previously owned by us. Also, customer price reductions could not be offset by raw material cost savings to the extent previously expected due to higher costs for injection resins. Partially offsetting the decrease in gross profit was $4.6 million due to the termination of post-retirement benefits. To conform to the current year presentation, the 2003 amounts reflect a reclassification to costs of sales of $5.4 million in manufacturing facility lease costs previously recognized as selling, general and administrative expenses.

Gross profit at the U.S. and Mexico Plastics segment has decreased primarily due to the reduction in sales. Pressure in resin pricing resulted in higher material costs. These negative gross profit impacts, along with customer givebacks, were partially offset by positive influences from manufacturing efficiencies and savings from a plant closure.

The International Plastics segment's gross profit was positively impacted by the increase in their sales highlighted above, as well as material cost savings initiatives at several plants, partially offset by commercial items.

Global Soft Trim's gross profit decline was mainly due to the reduction in sales and commercial items, offset by savings realized from manufacturing efficiencies.

	Quarter Ended September 30,
	2004	2003	Dollar Change
Selling, General and Administrative Expenses	$35.2	$57.7	$(22.5)

Selling, general and administrative expenses decreased from 6.4% of sales in the third quarter 2003 to 4.1% in 2004. Contributing to the cost decrease were savings realized in connection with the salaried workforce restructuring programs and realization of our cost cutting initiatives. Also impacting the decrease is the termination of post-retirement benefits, which per actuary calculations decreased selling, general and administrative expenses by $5.2 million.

Restructuring Charges:    During the third quarter 2004, we continued our initiative to reduce our overhead structure, further reduce salaried headcount and strengthen and streamline the senior management team on a worldwide basis resulting in a restructuring charge of $12.0 million. The 2004 third quarter charge included approximately $10.3 million of severance cost, affecting approximately 882 personnel and $1.7 million of costs related to the establishment of accruals for lease commitments and other exit costs. Offsetting the third quarter restructuring charge are adjustments to previously established accruals, not requiring cash outlays, totaling $3.0 million, resulting in a net expense of $9.0 million.

In the third quarter of 2003, we undertook a restructuring program to rationalize operations on a worldwide basis with the primary focus on domestic operations resulting in a restructuring charge of $21.9 million. The 2003 charge included approximately $16.8 million of severance cost and $5.1 million of costs related to the establishment of reserves for lease commitments and other exit costs.

Impairment of Long-Lived Assets:    During the third quarter 2004, we recognized a $10.3 million write-down of fixed assets primarily related to the closing of an International Plastics plant totaling $7.0 million. The $3.3 million remaining fixed asset write down was related to Global Soft Trim locations.

In the third quarter 2003, we recognized a $2.2 million write-down of fixed assets related to an International Plastics location.

	Quarter Ended September 30,
	2004	2003	Dollar Change
Operating Income	$9.5	$8.3	$1.2

The positive effect of lower selling, general and administrative costs along with a decrease in restructuring costs more than offset the decline in sales and gross profit described above. The net result was an increase in operating income of $1.2 million for the third quarter 2004 when compared to the same quarter in 2003.

	Quarter Ended September 30,
	2004	2003	Dollar Change
Interest Expense	$46.9	$37.8	$9.1

The increase in interest expense is related to approximately $6.2 million of additional interest on the original notes as they overlapped for 41 days with the prior senior subordinated notes due 2006 which were refinanced. The remainder of the increase is due to higher average debt balances period over period.

	Quarter Ended September 30,
	2004	2003	Dollar Change
Loss on Sale of Receivables	$2.4	$1.8	$0.6

Throughout the normal course of business, receivables are sold to non-recourse facilities and through factoring arrangements, and a loss is recorded. The increase in loss is due to higher facility usage of existing agreements and new facilities entered into in 2004.

	Quarter Ended September 30,
	2004	2003	Dollar Change
Other Expense (Income), Net	$(0.7)	$(0.2)	$(0.5)

In the third quarter 2004, other expense (income), net included $2 million of foreign currency transaction gains, offset by minority interest share of gains of a consolidated subsidiary and losses related to derivatives used in our foreign currency hedging strategy.

In the third quarter 2003, other expense (income), net primarily included $1 million of losses related to credit default swaps used in our U.S. accounts receivable securitization program, offset by minority interest in a consolidated subsidiary of $2 million.

	Quarter Ended September 30,
	2004	2003	Dollar Change
Income Tax Benefit	$(13.4)	$(8.6)	$(4.8)

The primary reasons for our effective tax rate being different from our statutory rate are non-deductible preferred stock interest and accretion, foreign losses for which tax benefits are not recognized and state and foreign taxes that do not fluctuate directly with income, partially offset by the effect of intercompany financing and tax credits. Net cash taxes paid during the period were $2.3 million

Nine Months Ended September 30, 2004 versus Nine Months Ended September 30, 2003

Analysis of sales for each of our segments for the first nine months of 2004 and 2003 are as follows:

	Nine Months Ended September 30,
	Net Sales				Composition of Dollar Change
	2004	2003	Dollar Change	% Change	Foreign Exchange Effects	Commercial Items(1)	Volume, Mix & Other(2)
U.S. and Mexico Plastics	$947.6	$1,018.2	$(70.6)	(6.9)%	$—	$(15.6)	$(55.0)
International Plastics	1,072.8	917.9	154.9	16.9%	89.8	(10.0)	75.1
Global Soft Trim	947.1	1,034.7	(87.6)	(8.5)%	17.9	(16.8)	(88.7)
Other	—	—	—	—	—	—	—
Consolidated	$2,967.5	$2,970.8	$(3.3)	(0.1)%	$107.7	$(42.4)	$(68.6)

(1)	Commercial items include customer price increases and decreases affecting reported sales revenue.

(2)	Volume, mix and Other is the remaining impact after excluding the effects of currency movements and commercial items.

Total sales for the nine months ended September 30, 2004 when compared to the same 2003 period were relatively flat. New program launches and the strengthening of the Euro, British Pound and Canadian dollar against the U.S. dollar during the first nine months of 2004 compared to 2003 had a positive impact on our sales revenue. The negative volume mix change relates to elevated dealer inventory levels, competitive bidding, discontinued products and new model year changeover on several large programs on which we are the incumbent supplier. Finally, customer assembly plant production schedule adjustments on programs where we have significant content had a negative effect on sales.

U.S. and Mexico Plastics experienced a sales decline resulting from the items mentioned above and a transfer of assembly content to an International Plastics segment location in Canada. This shift in content to Canada was part of a major new award of cockpit and sequencing business on a vehicle that launched in the first quarter of 2004. Partially offsetting these decreases was new business from a major new program launch.

In addition to the favorable currency gains mentioned above, International Plastics sales revenue increased due to volume growth for incremental cockpit and sequencing business. Also, a strategic initiative increased export business at our South American operations. A 20% increase in third quarter volume on a major car platform in Europe also accounted for additional growth in sales revenue in the International Plastics segment.

Global Soft Trim segment sales declined primarily as a result of discontinued business. Along with the aforementioned items, new model year changeovers also significantly reduced Soft Trim sales revenues.

Gross Profit Analysis by Segment

	Nine Months Ended September 30,
	Gross Profit				As a Percentage of Sales
	2004	2003	Dollar Change	% Change	2004	2003	Increase (Decrease)	% Change
U.S. and Mexico Plastics	$78.0	$94.7	$(16.7)	(17.6)%	8.2%	9.3%	(1.1)%	(11.8)%
International Plastics	62.8	35.4	27.4	77.4%	5.9%	3.9%	2.0%	51.3%
Global Soft Trim	137.2	179.3	(42.1)	(23.5)%	14.5%	17.3%	(2.8)%	(16.2)%
Other	1.8	3.1	(1.3)	(41.9)%	—	—	—	—
Consolidated	$279.8	$312.5	$(32.7)	(10.5)%	9.4%	10.5%	(1.1)%	(10.5)%

Overall gross profit was impacted by the decline in sales mentioned above and higher lease costs from sale-leasebacks of buildings and equipment. Partially offsetting the decrease in gross profit was $4.6 million due to the termination of post-retirement benefits. To conform to the current year presentation, the 2003 amounts reflect a reclassification to cost of sales of $17.1 million in manufacturing facility lease costs previously recognized as selling, general and administrative expenses.

Gross profit at the U.S. and Mexico Plastics segment has decreased primarily due to the reduction in sales. Pressure in resin pricing resulted in higher material costs. These negative gross profit impacts, along with customer givebacks, were partially offset by positive influences from manufacturing efficiencies and savings from a plant closure.

The International Plastics segment's gross profit was positively impacted by their sales highlighted above, as well as manufacturing efficiencies and material cost savings initiatives at several plants, partially offset by commercial items.

Global Soft Trim's gross profit decline was mainly due to the reduction in sales, commercial items and material price increases, offset by savings realized from manufacturing efficiencies:

	Nine Months Ended September 30,
	2004	2003	Dollar Change
Selling, General and Administrative Expenses	$144.7	$193.0	$(48.3)

Selling, general and administrative expenses decreased from 6.5% of sales in the first nine months of 2003 to 4.9% in the comparable period of 2004. Contributing to the cost decrease were savings realized in connection with the salaried workforce restructuring programs and realization of our cost cutting initiatives. Also impacting the decrease is the termination of post-retirement benefits, which per actuary calculations decreased selling, general and administrative expenses by $5.2 million.

Restructuring Charges:    During the third quarter 2004, we continued our initiative to reduce our overhead structure, further reduce salaried headcount and strengthen and streamline the senior management team on a worldwide basis resulting in a restructuring charge of $12.0 million. The third quarter 2004 charge included $10.3 million of severance cost, affecting approximately 882 personnel and $1.7 million of costs related to the establishment of accruals for lease commitments and other exit costs. Offsetting the third quarter restructuring charge are adjustments to previously established accruals not requiring a cash outlay totaling $3.0 million, resulting in a net expense of $9.0 million.

In the second quarter 2004, we undertook a restructuring program to reduce our overhead structure, further reduce salaried headcount and strengthen and streamline the senior management team on a worldwide basis resulting in a restructuring charge of $10.4 million. The 2004 charge included approximately $9.1 million of severance cost, affecting approximately 550 personnel and $1.3 million of costs related to the establishment of accruals for lease commitments and other exit costs.

We under took a restructuring program costing $9.5 million in the first quarter of 2004. The 2004 charge included $7.6 million of severance cost and $1.8 million of other exit costs and affected approximately 260 personnel. Also included in the restructuring charge are expenses related to 2003 programs of $1.1 million, offset by an adjustment related to a previously established accrual, which did not require cash outlays of $1.0 million.

During the third quarter 2003, we undertook a restructuring program to rationalize operations on a worldwide basis with the primary focus on domestic operations resulting in restructuring charge of $21.9 million. The 2003 charge included approximately $16.8 million of severance cost and $5.1 million of costs related to the establishment of reserves for lease commitments and other exit costs.

During the second quarter 2003, we undertook a restructuring program to streamline operations on a worldwide basis with the primary focus on domestic operations resulting in a restructuring charge of $4.9 million. The 2003 charge included approximately $4.2 million of severance cost and $0.7 million of costs related to the establishment of reserves for lease commitments and other exit costs.

Impairment of Long-Lived Assets:    During the third quarter 2004, we recognized an $10.3 million write-down of fixed assets primarily related to the closing of an International Plastics plant totaling $7.0 million. The $3.3 million remaining fixed asset write down was related to Global Soft Trim locations.

In the second quarter 2004, we recognized a $27.4 million write-down of fixed assets primarily related to our impairing $13.6 million of Intellimold assets, including a $2.7 million patent, a finite intangible asset, acquired as part of the TAC-Trim acquisition. Additionally, we impaired $11.0 million of customer contracts as a result of changes in customer sourcing. The $2.8 million remaining fixed asset write down was related primarily to Global Soft Trim locations.

During the first quarter 2004, we recognized a $3.0 million write-down of fixed assets as a result of the first quarter restructuring program.

Throughout the nine months ended September 30, 2003, we recognized a $10.7 million write-down of fixed assets, $7.7 million of which related to the initial 50% interest acquired in an Italian joint venture and $3.0 million related to an International Plastics location. We also recognized a $10.4 million impairment of the Becker non-compete agreement.

	Nine Months Ended September 30,
	2004	2003	Dollar Change
Operating Income	$65.5	$71.6	$(6.1)

The positive effect of lower selling, general and administrative costs partially offset the increase in restructuring costs and the decline in sales and gross profit described above. The net result was a decrease in operating income of $6.1 million for the nine months ended September 30, 2004 when compared to the same period in 2003.

	Nine Months Ended September 30,
	2004	2003	Dollar Change
Interest Expense	$127.4	$111.3	$16.1

The increase in interest expense is related to approximately $6.2 million of additional interest on the original notes as they overlapped for 41 days with the prior senior subordinated notes due 2006 which were refinanced. The remainder of the increase is due to higher average debt balances period over period and additional amortization of financing fees.

	Nine Months Ended September 30,
	2004	2003	Dollar Change
Loss on Sale of Receivables	$7.2	$4.5	$2.7

Throughout the normal course of business, receivables are sold to non-recourse facilities and through factoring arrangements, and a loss is recorded. The increase in loss is due to higher facility usage of existing agreements and new facilities entered into in 2004.

	Nine Months Ended September 30,
	2004	2003	Dollar Change
Other Expense (Income), Net	$4.1	$(23.9)	$28.0

In the nine months ended September 30, 2004, other expense (income), net included $4 million of foreign currency transaction losses and $2 million of losses related to derivatives used in our foreign currency hedging strategy, offset by minority interest share of losses of a consolidated subsidiary of $2 million.

In the nine months ended September 30, 2003, other expense (income), net primarily included $24 million of foreign currency transaction gains and minority interest share of losses of a consolidated subsidiary of $4 million primarily offset by $3 million of losses related to derivatives used in our hedging strategies.

	Nine Months Ended September 30,
	2004	2003	Dollar Change
Income Tax Expense (Benefit)	$(17.0)	$0.1	$(17.1)

The primary reasons for our effective tax rate being different from its statutory rate are non-deductible preferred stock interest and accretion, foreign losses for which tax benefits are not recognized and state and foreign taxes that do not fluctuate directly with income, partially offset by the effect of intercompany financing and tax credits. Net cash taxes paid during the period were $7.6 million

Year ended December 31, 2003 compared to year ended December 31, 2002

Net Sales:    Net sales for 2003 increased 2.5% or $97.9 million to $3,983.7 million from 2002. The increase in net sales was primarily driven by approximately $225 million from acquisitions, primarily from the remainder of an Italian joint venture from Textron Inc. and a manufacturing operation in Logroño, Spain, and $163 million as a result of strengthening European and Canadian currencies offset by weakening South American currencies. Without the benefit of the above acquisitions, net sales decreased 3.3%, consistent with industry trends. Excluding an $84 million reduction due to the termination of an agreement with a Tier 1 customer, net new business volume increased $17 million. Offsetting the increase was a $23 million loss from the May 2003 tornado that shut down production at a customer assembly plant, a $20 million loss due to plant closures and other factors, including less continuing business of existing programs of $125 million and commercial items (includes pricing and contractual arrangements) of $46 million.

Net sales for the U.S. and Mexico Plastics segment decreased $148.8 million to $1,363.4 million from 2002. The decline was primarily due to a $84 million reduction due to the termination of an agreement with a Tier 1 customer, a $23 million loss from the May 2003 tornado that shut down production at a customer assembly plant and other factors, including reduced production volume of approximately $14 million and commercial items (includes pricing and contractual arrangements) of $21 million. Contributing to the reduced production volume was an extended period of re-tooling for a new program launch at a customer assembly plant.

Net sales for the International Plastics segment increased $359.0 million to $1,258.0 million from 2002. The increase in net sales was primarily driven by approximately $214 million from acquisitions in Italy and Spain and $130 million as a result of strengthening European and Canadian currencies offset by weakening South American currencies. The increase was also due to net new business of $110 million, offset by a decrease in continuing business of existing programs of $86 million and commercial items (includes pricing and contractual arrangements) of $6 million. Contributing to the reduced continuing business of existing programs was an extended period of re-tooling for new program launches at customer assembly plants in Canada, customer directed content changes in Europe and less content placed in vehicles in South America due to their poor economic situation.

Net sales for the Global Soft Trim segment decreased $112.3 million to $1,362.3 million from 2002. Included in 2003 net sales was approximately $10 million from small acquisitions and $34 million in exchange gains from strengthening Canadian and European currencies. The decrease primarily resulted from the reduced impacts of business volume of $78 million, $20 million due to plant closures and other factors, including a decrease in continuing business on existing programs of $39 million and commercial items of $18 million. Contributing to the reduced continuing business of existing programs was the overall decrease in automotive builds and lower cost products going into vehicles in comparison to the prior year.

Gross Profit:    Gross profit for 2003 was $444.2 million, down $73.9 million from 2002. Gross margin for 2003 was 11.2% compared to 13.3% in 2002. Overall margins were impacted by a third and fourth quarter improvement at the 12 problem plants identified in the first half of 2003. The remainder of the impact is discussed as follows. The U.S. and Mexico Plastics segment had a decline in gross profit which was primarily attributed to an increase in the mix of the cockpit modules that carry a lower overall margin due to high purchased component content and commercial items of $21 million. Offsetting these decreases was $34 million from improved material and manufacturing efficiencies. The Global Soft Trim segment also contributed to the decline in gross profit primarily due to the mix of components, as well as commercial items of $28 million. The International Plastics segment's gross profit increased due to a $44 million improvement in material and manufacturing efficiencies offset by a decrease from volume and mix and $8 million in commercial items.

Selling, General and Administrative Expenses:    Selling, general and administrative expenses for 2003 decreased $20.3 million to $273.2 million compared to $293.5 million in 2002. As a percentage of sales, selling, general and administrative expenses decreased from 7.6% for 2002 to 6.9% in 2003. Contributing to the cost decrease were savings realized in connection with the salaried workforce restructuring and the previously announced European restructuring programs and rationalization of selling, general and administrative functions. Offsetting these decreases were higher net engineering and design related costs for significant new program awards of $66 million, a $19 million increase from the prior year.

Restructuring and Impairment of Long-Lived Assets Charges:    During 2003, we undertook three restructuring programs resulting in a $40.6 million charge. The goal of the first restructuring program, which resulted in a $4.9 million charge in the second quarter, was to rationalize operations on a worldwide basis with the primary focus on domestic operations. The charge included approximately $4.2 million of severance cost and $0.7 million of costs related to the establishment of reserves for lease commitments and other exit costs. The goal of the second restructuring program, which resulted in a $21.9 million charge in the third quarter and a $5.3 million charge in the fourth quarter, was to take actions aimed principally at rightsizing our support operations. The restructuring charge included approximately $20.4 million of severance costs and $6.8 million of costs related to the establishment of reserves for lease commitments and other exit costs. Included in the third quarter restructuring charge was $5.3 million related to the separation agreement with Jerry L. Mosingo, the former President and CEO. The goal of the third restructuring program, which resulted in a $9.3 million charge in the fourth quarter, was to rightsize our overhead structure, reduce salaried headcount and strengthen and streamline the senior management team on a worldwide basis with the primary focus on domestic operations. The restructuring charge included approximately $7.6 million of severance costs and $1.7 million of costs related to the establishment of reserves for lease commitments and other exit costs. The 2003 restructuring programs affected nearly 3,100 personnel. Included in the 2003 charges are adjustments related to previously established accruals which did not require cash outlays of $0.8 million.

In addition, we recognized $28.4 million in asset impairment charges in 2003. Of the $28.4 million, $10.4 million related to the impairment of the Becker non-compete agreement, $7.5 million related to the initial interest acquired in an Italian joint venture, $7.8 million related to the above restructuring programs and $2.7 million related to other intangible assets.

During 2002, we undertook three restructuring programs resulting in $38.9 million in restructuring charges and $18.0 million in related impairment charges. The goal of the first restructuring program that resulted in a charge of $9.1 million in the first quarter was to de-layer management in the North American and European operations. The objective of the second program that resulted in a $25.1 million restructuring charge and $8.7 million impairment charge in the third quarter was to realign the operations in North America. Included in the third quarter restructuring charge was $8.9 million related to the separation agreement with Thomas Evans, the former Chairman and CEO. The third program resulted in a restructuring charge of $4.8 million and impairment charge of $9.3 million in the fourth quarter. The objective of this program was to consolidate plant operations in Europe and to further de-layer management in North America. The 2002 restructuring programs resulted in the separation of over 1,100 personnel.

Operating Income:    Operating income for 2003 decreased $65.7 million to $102.0 million compared to 2002. The decrease was primarily due to the problem plants identified in the first six months of 2003, higher net engineering and design related costs for significant new program awards of $19 million, the impact of sales mix of $58 million and commercial items (includes pricing and contractual arrangements) of $58 million, offset by material and manufacturing efficiencies of $96 million. Also, contributing to the decline was a $12.1 million increase in restructuring and impairment charges.

Operating income at the U.S. and Mexico Plastics segment declined $39.5 million primarily as a result of the problem plants identified in the first six months of 2003, higher net engineering and design related costs for significant new program awards, the impact of sales mix and commercial items (includes pricing and contractual arrangements) of $21 million. Offsetting these decreases were manufacturing efficiencies of $30 million. Included in 2003 operating income are $9.4 million in restructuring and $12.3 million in impairment charges compared to $0.8 million in restructuring and $1.2 million in impairment charges in 2002.

Operating loss at the International Plastics segment decreased $7.6 million. The reduction was primarily a result of material and manufacturing efficiencies of $43 million, offset by an increase in restructuring and impairment charges and the impact of sales mix of $37 million. Included in 2003 operating income are $8.9 million in restructuring and $9.2 million in impairment charges compared to $8.5 million of restructuring and $2.6 million in impairment charges in 2002.

The Global Soft Trim operating income decreased $21.1 million primarily as a result of sales mix of $13 million and commercial items (includes pricing and contractual arrangements) of $28 million. This decrease was partially offset by an improvement in material and manufacturing efficiencies of $19 million. Also offsetting the decrease was a reduced amount of restructuring and impairment charges from 2002 to

2003. Included in 2003 operating income are $10.7 million in restructuring and $3.6 million in impairment charges compared to $11.2 million in restructuring and $14.2 million in impairment charges in 2002.

Interest Expense, Net:    Net interest expense from debt instruments increased $2.4 million to $151.3 million for 2003. The increase is primarily due to higher average borrowing levels during the year.

Products' Preferred Stock Requirements:    In connection with the TAC-Trim acquisition on December 20, 2001, Products issued to Textron Inc. preferred stock with a liquidation preference of $326.4 million and an estimated fair market value of $146.9 million. In June 2002, Products repurchased $133.3 million of liquidation preference Series A Preferred Stock that was initially valued at $56.8 million, along with accrued dividends of $6.9 million. The difference between the initial recorded value and the initial liquidation preference is being accreted over the 11-year life of the stock using the effective interest method. During 2003, interest expense from Products' preferred stock accretion and dividend costs were $5.3 million and $32.0 million, respectively. The 2002 preferred stock accretion and dividend costs were $7.6 million and $30.8 million, respectively.

Effective April 2004, we exercised our option to convert all 20,000 shares of the Series C Redeemable Preferred Stock to Series B Redeemable Preferred Stock on an equivalent share basis. The primary difference between the Series C and Series B Redeemable Preferred Stock was that Series C holders were entitled to participation in distributions of Products common equity tied to the appreciation in the value of Products common equity subsequent to the issuance date of the securities. Each holder will receive one share of Series B Redeemable Preferred Stock for each share of Series C Redeemable Preferred Stock.

Loss on Sale of Receivables:    In connection with the receivables sold to non-recourse facilities and through factoring arrangements, a loss of $7.3 million was recognized during 2003, compared to a loss of $4.2 million in 2002. The increase is due to new non-recourse factoring arrangements entered into during 2003.

Other Expense (Income), Net:    In 2003, other expense (income), net primarily included $32.4 million of foreign currency transaction gains offset by $3.5 million of losses related to derivatives used in our hedging strategies and the minority interest share of gains in a consolidated subsidiary of $5.6 million.

For 2002, other expense (income), net related primarily to $12.6 million of losses related to derivatives used in our foreign currency hedging strategy reduced by $5.9 million of foreign currency transaction gains, $5.5 million of losses from an investment in a joint venture, $1.9 million of losses from sale and leaseback transactions and the minority interest share of losses of a consolidated subsidiary of $5.6 million.

Income Taxes:    We recognized an income tax benefit of $1.9 million for 2003 compared to an income tax expense of $17.5 million in 2002. Net cash taxes paid during 2003 were $18.4 million. The primary reasons for our effective tax rate being different from our statutory rate are non-deductible preferred stock dividends and accretion, foreign losses for which tax benefits are not recorded and state taxes that do not fluctuate directly with income, partially offset by the effect of a financing arrangement and a tax credit.

Income from Discontinued Operations:     During 2003, we recognized $2.4 million from workers compensation claims related to discontinued operations, for which reserves were previously charged. Of these amounts, $1.6 million was recorded as income from discontinued operations, net of income taxes of $0.8 million.

During the second quarter 2002, we received proceeds of $15.8 million on environmental claims previously expensed related to discontinued operations. Of these amounts, $9.5 million was recorded as income from discontinued operations in the second quarter of 2002, net of income taxes of $6.3 million.

Change in Accounting Principle:    During 2003, we implemented a change in the method of accounting for holiday pay so that such pay is accrued, and expense is recognized during the period for which the actual holiday occurs. Formerly, certain of our businesses accrued holiday pay and recognized expense based upon an equal monthly amount within the fiscal year. The change in method better matches holiday expense with the period that the actual holiday occurs and the pay is earned. As the prior method allocated costs within the fiscal year, there is no effect on prior years. There was no effect on the entire fiscal year as the change only impacted interim periods.

Additionally, during 2003, we implemented a change in the method of accounting for crib supply inventories held at plants. Crib supply inventories include small motors, replacement parts for production equipment and other miscellaneous repair parts for building equipment and machinery. We implemented a perpetual crib supply inventory system and harmonized our policy to consistently account for the capitalization of crib supply inventories. Formerly, we had different capitalization thresholds following the various acquisitions in late 2001 and 2002, which ranged from not capitalizing any crib supply items to capitalizing only items greater than two thousand dollars. The new accounting method better matches the cost with the period benefiting from the expenditure, as such, inventories are charged to expense as they are placed into service and begin generating revenue. Pro forma and the cumulative effect amounts relating to the change in accounting for crib inventories is not determinable as perpetual records of crib inventory were not maintained at all the plants prior to the application of the new method in the second quarter of 2003. For the plants that previously had no perpetual records, the effect of the change was $1.8 million after tax or $0.02 per share recorded to increase inventory and reduce cost of sales in the three months ended June 30, 2003. For the year ended December 31, 2003, the incremental effect of the adoption had an insignificant effect.

During 2002, we completed our implementation of Statement of Financial Accounting Standards ("SFAS") No. 142, "Goodwill and Other Intangible Assets." Under SFAS No. 142, goodwill and indefinite-lived assets are no longer amortized but are tested for impairment. In accordance with SFAS No. 142, we employed a discounted cash flow analysis in conducting our impairment test. As a result of the test, we recorded an impairment loss of $11.7 million relating to the UK Plastics business in the International Plastics segment.

Net Loss Attributable to Common Shareholders:    In June 2002, $100.0 million of proceeds from a 16 million share common stock offering was used to repurchase Series A Redeemable Preferred Stock at a price of 75% of our liquidation preference of $133.3 million. The redeemed Series A Redeemable Preferred Stock had a carrying value of $63.7 million. In accordance with generally accepted accounting principles, the difference between the $63.7 million in carrying value and the $100.0 million cash payment was excluded from net income and recorded directly to equity in our accumulated deficit account. Although this $36.3 million equity charge is excluded from net income, the charge is included in the computation of earnings (loss) per share and is included in the net loss attributable to common shareholders.

Year Ended December 31, 2002 Compared to Year Ended December 31, 2001

Net Sales:    Net sales for 2002 increased 113.1% to $3,885.8 million up $2,062.5 million from 2001. The increase in net sales was primarily driven by the acquisitions of TAC-Trim, Becker, Joan and Southwest Laminates ("SWL"), which contributed approximately $2,090 million. Sales for 2002 increased approximately $400.6 million or 11.5% over pro forma 2001 sales of $3,485.2 million. New programs, increased content, a higher North American build rate and the 2002 acquisition of SWL drove this sales increase. In North America the build rate increased about 6.0%. Pro forma 2001 sales are based on previous filings with the SEC and include TAC-Trim, Becker and Joan for the full year.

Excluding the impact of the acquisitions, net sales decreased 1.5% from last year. The decrease is due primarily to $31 million of discontinued non-automotive and low margin business and $42 million of customer price reductions offset by a $35 million increase in new business and a $10 million strengthening of foreign currencies.

Net sales for the U.S. and Mexico Plastics segment increased $1,304.2 million to $1,512.2 million from 2001. Excluding the impact of the TAC-Trim and Becker acquisitions totaling approximately $1,317 million, net sales for U.S. and Mexico Plastics decreased 6.3%. This reduction is primarily due to shutdowns of customer assembly plants.

Net sales for the International Plastics segment increased 241.7% to $899.0 million from 2001. Without the benefit of TAC-Trim sales totaling approximately $669 million, sales decreased 12.5%. The decrease was primarily due to customer price reductions.

Net sales for the Global Soft Trim segment increased 9.1% to $1,474.6 million compared to 2001. Excluding the acquisition of Joan and SWL, which contributed approximately $103 million to net sales,

sales increased 1.4%. The increase is primarily due to increased production volumes and impact from continuing business, as well as a $10 million impact from strengthening European currencies, offset by the weaker Canadian currency and commercial items.

Gross Profit:    For 2002, gross profit increased to 13.3% from 12.0% in 2001. Excluding the favorable impact on gross profit from the Tac-Trim and Becker acquisitions, the increase in gross profit was mainly attributable to the Global Soft Trim segment. The Global Soft Trim segment's increase resulted from approximately $65 million in material and manufacturing efficiencies, partially offset by $31 million of commercial items and rebates and $10 million of product launch and plant consolidation cost.

Selling, General and Administrative Expenses:    Selling, general and administrative expenses for 2002 were $293.5 million compared to $164.4 million in 2001. The increase is due to the additional costs assumed from the acquisitions offset by $7.1 million of goodwill amortization expensed in 2001. Due to the elimination of duplicate efforts, reduced headcount and reduced discretionary spending, selling, general and administrative expenses as a percentage of sales declined from 9.0% in 2001 to 7.6% in 2002.

Restructuring and Impairment of Long-Lived Assets Charges:    During 2002, we undertook three restructuring programs resulting in $38.9 million in restructuring charges and $18.0 million in related impairment charges. The goal of the first restructuring program that resulted in a charge of $9.1 million in the first quarter was to de-layer management in the North American and European operations. The objective of the second program that resulted in a $25.1 million restructuring charge and $8.7 million impairment charge in the third quarter was to realign the operations in North America. Included in the third quarter restructuring charge was $8.9 million related to the separation agreement with Thomas Evans, the former Chairman and Chief Executive Officer. The third program resulted in a restructuring charge of $4.8 million and impairment charge of $9.3 million in the fourth quarter. The objective of this program was to consolidate plant operations in Europe and to further de-layer management in North America. The 2002 restructuring programs resulted in the separation of over 1,100 personnel

During 2001, we undertook two restructuring programs resulting in charges totaling $18.8 million. The goal of the first quarter 2001 restructuring program which, resulted in a charge of $9.2 million, was to de-layer management in the North American and European operations. The second program resulted in a fourth quarter charge of $9.6 million. The objective of this program was to downsize three facilities in North America via better utilization of manufacturing and warehouse floor space (including associated headcount reductions) and to reduce headcount in our Mexican operations. The $18.8 million charge includes $11.2 million of severance and other exit costs and $7.6 million of asset impairment charges.

Operating Income:    Operating income increased $132.1 million from 2001. The majority of the increase was due to the acquisitions. However, material and manufacturing efficiencies also contributed to the increase, partially offset by commercial items, product launch and plant consolidations costs and an increase in restructuring charges.

The U.S. and Mexico Plastics segment results reflect a $111.5 million improvement in operating performance. After considering the approximate $111 million impact of acquisitions, the U.S. and Mexico Plastics business operating income remained unchanged. Negative effects on operating income included a decrease in sales volumes and resulting inefficiencies associated primarily with certain GM models, $11 million of product launch and plant consolidation costs, $2 million related to the decline in plastic sales due to the shutdown of customer assembly plants and commercial items. These decreases were offset by purchasing and spending savings and reductions in administrative expenses.

The International Plastics operating performance was adversely impacted by commercial items and operating inefficiencies, as well as $11 million due to restructuring charges. These reductions were offset by spending and purchase savings.

Global Soft Trim operating income increased $112.9 million primarily the result of $70 million of improved material and manufacturing efficiencies, $17 million of sales growth resulting from an increase in light vehicle build, $8 million of reductions in administrative expense, and approximately $19 million from the impact of the acquisitions. These increases were partially offset by $30 million of commercial items and $10 million of operating inefficiencies due to launch costs associated with the BMW Mini program.

Interest Expense, Net:    Net interest expense increased $64.6 million to $148.9 million for 2002. The increase in interest expense is primarily attributed to higher average debt balances and increased amortization of debt issue costs resulting from the TAC-Trim acquisition, partially offset by the benefit of working capital reductions.

Products' Preferred Stock Requirements:    In connection with the TAC-Trim acquisition on December 20, 2001, Products issued to Textron redeemable preferred stock with a liquidation preference of $326.4 million and an estimated fair market value of $146.9 million. In June 2002, Products repurchased $133.3 million of liquidation preference Series A Redeemable Preferred Stock that was initially valued at $56.8 million, along with accrued dividends of $6.9 million. The difference between the initial recorded value and the initial liquidation preference will be accreted over the 11-year life of the stock using the effective interest method. The 2002 preferred stock accretion and dividend costs were $7.6 million and $30.8 million, respectively. The 2001 preferred stock accretion and dividend costs were $0.9 million and $1.5 million, respectively.

Loss on Sale of Receivables:    We have the ability to sell, through our Carcorp subsidiary, interests in a pool of accounts receivable. In connection with the receivable sales, a loss of $4.2 million was recognized during 2002, compared to a loss of $10.8 million for 2001. In December 2001, we entered into a new larger receivable facility in connection with the TAC-Trim acquisition, resulting in up-front fees of $5.6 million.

Other Expense (Income), Net:    In 2002, other expense (income), net primarily included $12.6 million of losses related to derivatives used in our foreign currency hedging strategy offset by $5.9 million of foreign currency transaction gains, $5.5 million of losses related to investments in joint ventures, $1.9 million of losses from sale and leaseback transactions and the minority interest share of losses of a consolidated subsidiary of $6.5 million.

In 2001, other expense (income), net primarily included a $8.0 million loss on early extinguishment of debt and $7.8 million of foreign currency transaction losses offset by $5.0 million of derivatives gains and a $6.2 million gain related to a stock demutualization. We adopted SFAS 145 during 2003 and reclassified $8.0 million loss on the early extinguishment of debt recorded for the year ended December 31, 2001 to other expense (income), net from an extraordinary item in the amount of $5.3 million (net of income taxes of $2.7 million).

Income Taxes:    We recognized an income tax expense of $17.5 million for 2002 compared to an income tax benefit of $21.3 million in 2001. Net cash taxes paid during the period were $12.8 million. The primary reasons for our relatively high effective tax rate are non-deductible preferred stock dividends and accretion, foreign losses for which tax benefits are not allowed and certain taxes that do not fluctuate directly with income.

Discontinued Operations:    During 2002 and 2001, we received payment on environmental claims related to discontinued operations, for which reserves were previously charged, and received proceeds of $15.8 million and $14.5 million, respectively. Of these amounts, $9.5 million and $8.8 million were recorded as income from discontinued operations in 2002 and 2001, respectively, net of income taxes of $6.3 million and $5.7 million, respectively.

Cumulative Effect of Change in Accounting Principle:    During 2002, we completed our implementation of SFAS 142, Goodwill and Other Intangible Assets. Under SFAS 142 goodwill and indefinite-lived assets are no longer amortized but are tested for impairment. In accordance with SFAS 142, we employed a discounted cash flow analysis in conducting its impairment test. As a result of the test, we recorded an impairment loss of $11.7 million relating to the UK Plastics business in the International Plastics segment.

Net Loss Attributable to Common Shareholders:    In June 2002, $100.0 million of proceeds from a 16 million share common stock offering was used to repurchase Series A preferred stock at a price of 75% of its liquidation preference of $133.3 million. The redeemed Series A preferred stock had a carrying value of $63.7 million. In accordance with generally accepted accounting principles, the difference between the $63.7 million in carrying value and the $100.0 million cash payment was excluded from net income and recorded directly to equity in our accumulated deficit account. Although this $36.3 million equity charge is excluded from net income, the charge is included in the computation of earnings (loss) per share and is included in the net loss attributable to common shareholders.

Liquidity and Capital Resources

On September 1, 2004, we amended and restated our senior secured credit facilities. See "Description of Our Other Debt — Amended and Restated Senior Secured Credit Facilities."

We had cash and cash equivalents totaling $3.5 million and $13.2 million at September 30, 2004 and December 31, 2003 respectively. Our ability to utilize availability under our various credit arrangements and receivables facility is limited, in accordance with covenants established under our amended and restated senior secured credit facilities.

Our total available borrowings at September 30, 2004 were comprised of $156.4 million under our senior secured credit facilities and approximately $19.5 million under uncommitted bank facilities in foreign locations. At September 30, 2004, our receivables facility was fully utilized relative to available collateral. At September 30, 2004, we had $175.9 million in aggregate unutilized availability under the facilities. As of September 30, 2004, we were in compliance with all covenants under our various obligations.

Our principal sources of funds are cash generated from operating activities and borrowings under our revolving credit facilities, receivables arrangements and sale leaseback arrangements. In addition, to facilitate the collection of funds from operating activities, we have sold receivables under our receivables facility and have also entered into accelerated payment collection programs with certain of our larger customers. If those additional liquidity sources were to become unavailable or limited by customer concentration or credit quality or otherwise, we would require additional capital, access to which is not assured. For a discussion of the anticipated loss of accelerated collection programs and other risks, see "Risk Factors — Restrictions in our debt instruments and the exchange notes offered hereby and the terms of Products' mandatorily redeemable preferred stock will limit our ability to take certain actions." We continue to seek means to generate additional cash for debt reduction and our growth strategy. Among our potential cash generation projects, we seek to further improve working capital management (including factoring of receivables) and to continue to utilize lease financings.

The following table identifies our significant sources of liquidity as of September 30, 2004:

	September 30, 2004	Availability Expiration Per Period
	Maximum Amount Available	Less than 1 Year	1-3 Years	4-5 Years	After 5 Years
	(In millions)
Receivables facility(1)	$—	$—	$—	$—	$—
Revolving credit facilities(2)	156.4	—	156.4	—	—
Short-term borrowings	19.5	19.5	—	—	—
Total Available	$175.9	$19.5	$156.4	$—	$—

(1)	Total commitment under the facility is $250.0 million.

(2)	The revolving credit facilities allow for up to $50.0 million for letters of credit without reducing maximum availability. As of September 30, 2004, there were $52.4 million of outstanding letters of credit.

Operating Activities

Net cash used in our operating activities was $8.9 million for the nine months ended September 30, 2004, compared to cash provided by operating activities of $44.0 million for the nine months ended September 30, 2003. The 2004 decrease is primarily the result of an increase in net loss, an increase in accounts receivable and increases in other assets, offset by improvements in working capital changes, an increase in proceeds from participating interests in accounts receivable, and a decrease in accounts receivable factored.

Net cash provided by our continuing operating activities was $122.9 million for the year ended December 31, 2003, compared to $189.4 million for the year ended December 31, 2002. The 2003 decrease is primarily the result of increases in other asset balances, offset by increases in proceeds from non-recourse factoring facilities, increases in proceeds from participating interests in accounts receivable, reductions in accrued expenses and other liabilities, decreases in inventories and other positive working capital changes.

Investing Activities

Net cash used in our investing activities was $94.1 million for the nine months ended September 30, 2004, compared to $142.5 million for the nine months ended September 30, 2003. The decrease in cash used in investing activities is primarily the result of receiving $45.2 million more of proceeds from the sale of property, plant and equipment, primarily in sale leaseback transactions, and a decrease of $34.6 million of business acquisition costs offset by $31.4 million more of capital expenditures.

Net cash used in our investing activities was $189.9 million for 2003, compared to net cash used of $186.1 million for 2002. The increased use of cash was primarily the result of a $27.2 million increase in capital expenditures. The increased use of cash was offset by our spending $12.5 million less in the payment of acquisition costs for acquiring businesses, spending $5.9 million less on investments in joint ventures and receiving $5.0 million more in proceeds from the sale of property, plant and equipment.

Financing Activities

Net cash provided by financing activities for the nine months ended September 30, 2004 was $92.7 million compared to net cash provided by financing activities for the nine months ended September 30, 2003 of $38.2 million. This increase in cash provided from financing activities is the result of $54.5 million increase in net borrowings.

In the third quarter of 2004, we refinanced our senior secured credit facilities in order to extend debt maturities and enhance financial and operating flexibility. Through a syndicate of financial institutions we entered into debt agreements for a 5 year $105.0 million revolving credit facility and a 5 year $170.0 million supplemental credit facility. In addition, we issued $415 million aggregate principal amount of 12 7/8% Senior Subordinated Notes due 2012 at a $14.7 million discount.

We incurred an $18.8 million loss on debt extinguishment as a result of these transactions due primarily to the write-off of existing debt issuance costs. The proceeds of the new financing were primarily used to repay outstanding borrowings under the prior Senior Subordinated Notes and pay fees and expenses related to the refinancing. The remaining proceeds were used for general corporate purposes.

During the first quarter of 2004, in conjunction with the fifth amendment to our senior secured credit facilities, we recognized a $1.5 million loss on early extinguishment of debt.

Net cash used from financing activities for 2003 was $4.8 million compared to net cash provided from financing activities for 2002 of $4.0 million. This increase in cash used from financing activities is the result of $150.6 million decrease in proceeds from the issuance of stock offset by $100.0 million used for the repurchase of preferred stock in 2002 and a $41.8 million decrease in cash used for net borrowings.

At December 31, 2003, we had total outstanding indebtedness of $1,285.2 million (including short-term borrowing) at a weighted average interest rate of 10.1% per annum. Comparatively, at December 31, 2002, we had total indebtedness of $1,289.2 million.

During 2001, Heartland and certain other investors, acquired 22.8 million shares of common stock from us at a price of $12.50 per share, representing a cash investment in us of $285.0 million before fees and expenses. Net proceeds paid to us from the equity transactions were $264.3 million. A portion of the proceeds were used to pay $10.7 million in transaction related costs, including change in control consents, fees related to term loan facilities, and other amendments to credit agreement facilities. The remaining proceeds of $253.6 million were used to pay down a revolving credit facility and to fund part of the TAC-Trim acquisition.

On an ongoing basis, we have entered into an agreement to sell trade accounts receivable of certain business operations to a bankruptcy-remote, special purpose subsidiary, wholly owned by us. Our receivables subsidiary will, subject to certain conditions, from time to time, sell an undivided fractional ownership interest in a pool of domestic and certain Canadian receivables, up to a balance of $250.0 million, to bank-sponsored multi-seller commercial paper conduits under a committed facility. As of September 30, 2004, we had $160.7 million outstanding under the receivables facility. As of December 31, 2003, we had $73.7 million outstanding and $9.1 million undrawn under the receivables facility. As of December 31, 2002, utilization of the receivables facility was $66.0 million and an additional $93.2 million of funding was available but unutilized.

New receivables will be added to the pool as collections reduce previously sold receivables. We expect to service, administer and collect the receivables on behalf of the receivables subsidiary and the conduits. The proceeds of sale will be less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs. In December 2004, we amended the receivables facility lengthening our term to expire in March 2006. The receivables facility is an important source of ongoing liquidity to us.

Capital Expenditures

We incur capital expenditures on a recurring basis for replacements and improvements. During the nine months ended September 30, 2004, we had approximately $151.3 million in capital expenditures for continuing operations. Capital expenditures in future years will depend upon demand for our products and changes in technology. During 2003, we had approximately $175.1 million in capital expenditures for continuing operations. Estimates for capital expenditures in 2004 range from approximately $175.0 to $185.0 million. A portion of capital expenditures may be financed through leasing arrangements.

Outlook

To further enhance North American automotive revenues, OEM's continue to offer incentives to increase sales volume. However, sales for the fourth quarter of 2004 are projected to be 5%-10% lower than the prior year primarily due to reduced OEM production levels and inventory adjustments on several vehicle platforms in North America and Europe.

Our principal uses of funds from operating activities and borrowings for the next several years are expected to fund interest and principal payments on our indebtedness, growth related working capital increases, capital expenditures, product launches and lease expense. Consistent with the automotive supply industry, we continue to experience significant competitive pressure and expect to face continued downward cost pressure from vehicle manufacturers. We have an ongoing aggressive plan to improve the various operating performance at all of our facilities. While improvements are being made, further work remains to have all plants profitable on a continuing basis. In addition, we recently confirmed our strategy for new business, which involves pursuing sales growth based on criteria intended to more effectively allocate our resources to the most promising new business opportunities.

We believe cash flow from operations, together with our revolving credit facility, receivables arrangements and sale and leaseback arrangements, will provide adequate sources of liquidity for us to fund our operations. However, our sources of liquidity may be inadequate if we are unable to meet our operating targets. In addition, matters affecting the credit quality of our significant customers could adversely impact the availability of our receivables arrangements and our liquidity. We continue to explore other sources of liquidity, including additional debt, but existing debt instruments may limit our ability to incur additional debt, and we may be unable to secure equity or other financing.

We continually discuss commercial issues and broader relationship issues with our customers. While we seek to improve the profitability of our programs with our customers, there can be no assurance that we will not lose desirable programs over time. While we continue to believe that issues will be resolved to the mutual satisfaction of the parties on an ongoing basis, there can be no assurances that such resolution will be timely obtained or, whether or not obtained, will not have a material adverse impact on us.

Other Commitments

As of September 30, 2004, our continuing operations had approximately $69.0 million in outstanding capital expenditure commitments.

Although the majority of the leases related to properties of our previously divested businesses have been assigned to third parties and releases have been obtained from the lessors of certain of these properties, Products remains contingently liable under most of these leases. Products' contingent future liability for these leases, in our opinion, based on the facts presently known to us, will not have a material effect on our consolidated financial condition, future results of operations or cash flows.

Contractual Obligations

Below is the table that identifies our significant contractual obligations as of September 30, 2004.

	Payment due by Period
	Total	Less than 1 Year	1-3 Years	4-5 Years	After 5 Years
	(In millions)
Short-term borrowings(a)	$25.3	$25.3	$—	$—	$—
Long-term debt and capital lease obligations	1,384.4	8.5	13.5	67.4	1,295.0
Preferred stock(b)	287.7	—	—	—	287.7
Operating leases(c)	371.2	27.0	86.1	76.0	182.1
Environmental reserves	45.7	2.0	20.4	9.3	14.0
Capital expenditures	69.0	69.0	—	—	—
Total obligations	$2,183.3	$131.8	$120.0	$152.7	$1,778.8

(a)	For a description of certain of our outstanding indebtedness, see "Description of Our Other Debt."

(b)	Represents liquidation value as of September 30, 2004. For a description of Products' mandatorily redeemable preferred stock, see "Description of Products' Preferred Stock."

(c)	Includes operating leases relating to assets which have been included in our restructuring programs. See notes 12 and 15 to our audited consolidated financial statements for the year ended December 31, 2003 and note 11 to our unaudited consolidated financial statements for the nine months ended September 30, 2004, each included elsewhere in this prospectus for a discussion of our operating leases and these restructuring charges. In addition to the operating lease obligations, at the end of the Textron Leasing Transaction for certain equipment leases (including the expiration of all renewal options), we are required to guarantee a minimum value of the equipment to the lessor of up to approximately $21.0 million. We also have other equipment lease agreements with several lessors that, subject to specific approval, provide availability of funding for operating leases and sale and leasebacks as allowed in our other financing agreements. To the extent permitted by the credit facility, we may enter into additional similar leasing arrangements from time to time.

Stock Options

As a result of repricing our stock options during 2002, the repriced options were treated as variable-based awards in accordance with APB No. 25. Subsequent to December 31, 2002, we approved the repricing of approximately 3.6 million options with an exercise price of $10.00 to a new exercise price of $8.00. Because these options are considered to be variable-based awards, we will incur future compensation expense if the stock price exceeds the new exercise price of $8.00.

Off-Balance Sheet Arrangements

Receivables Facility.    We have an agreement to sell, on an ongoing basis, the trade accounts receivable of certain business operations to a bankruptcy-remote, special purpose subsidiary, wholly owned and consolidated by us. The receivables subsidiary (Carcorp) will, subject to certain conditions, from time to time, sell an undivided fractional ownership interest in a pool of domestic and certain Canadian receivables, up to $250 million, to various multi-seller commercial paper conduits supported by a committed liquidity facility. Upon sale to the conduit, Carcorp will hold a subordinated retained interest in the receivables. Under the terms of the agreement, new receivables are added to the pool as collections reduce previously sold receivables. We expect to service, administer and collect the receivables on behalf of Carcorp and the conduit. The proceeds of sale will be less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs. On December 10, 2004, we amended the receivables facility (the "Third Amendment") lengthening our term to expire in March 2006.

This receivables facility contains certain restrictions on Carcorp (including maintenance of $60.0 million net worth) and on the sellers (including limitations on liens on receivables, modifications of the terms of receivables, and changes in credit and collection practices) which are customary for facilities of this type. The commitments under the receivables facility are subject to termination prior to their term upon the occurrence of certain events, including payment defaults, breach of covenants, including defined interest coverage and leverage ratios, bankruptcy, default by us in servicing the receivables and failure of the receivables to satisfy certain performance criteria.

As of September 30, 2004, Carcorp, Inc.'s total receivables pool was $225.7 million. When we sell receivables to Carcorp, we retain a subordinated interest in the receivables sold. As of September 30, 2004, the utilization of the receivables facility was $160.7 million and was fully drawn. See "Description of Our Other Debt—Senior Secured Credit Facilities."

We are required to pay a fee of 0.50% on the unused portion of the facility. A discount on the sold receivables is LIBOR plus a usage fee ranging from 1.75% until March 9, 2005, 2.00% from March 10, 2005 to June 8, 2005 and 2.25% thereafter. The discount rate at September 30, 2004 was 3.37% and after giving effect to the Third Amendment was 3.59%.

On December 10, 2004 we entered into a letter agreement with General Electric Capital Corporation ("GECC") whereby GECC committed to provide, subject to certain terms and conditions, a new $300.0 million receivables facility. We intend to work with GECC towards the implementation of a new receivables facility that would replace our existing $250.0 million facility, significantly extend the term of the facility and increase the utilization capability relative to our existing facility. We cannot assure you that we will enter into a new receivables facility with GECC on these or other terms.

Non-Recourse Factoring Facilities.    We have entered into various agreements with international lenders to sell accounts receivables of certain international operations on a non-recourse basis. As of September 30, 2004, we had utilized $90.9 million from these commitments. The funding levels and commitments by the lenders are based on the eligible receivables in our subsidiaries in various countries, including subsidiaries in Belgium, Brazil, Czech Republic, Germany, Italy, Mexico, Netherlands, Spain and Sweden. As of September 30, 2004, under the agreements, approximately $98.1 million of receivables have been sold, while we have retained an interest in $7.2 million on these sold receivables. The retained interest remains classified on our balance sheet as trade receivables. Under the agreements, we usually pay a factoring fee and a discount on the daily utilization of the facility. The expenses related to these agreements are recorded in the loss on sale account on the income statement.

In connection with the receivables sold to our receivables subsidiary and through factoring arrangements, we recognized a loss on sale of receivables of $7.3 million for the year ended December 31, 2003 and $7.2 for the nine months ended September 30, 2004.

Accelerated Receivables Payment Programs.    Certain of the accelerated payment collection programs with our largest customers will be discontinued by the end of 2005. One of those customers, Ford Motor Company, has already phased out its accelerated payment collection program. At September 30, 2004, we had about $10.2 million collected under the Ford Program. See "Risk Factors—We rely upon a number of arrangements for our liquidity, which, if unavailable, could materially and adversely affect our ability to meet our commercial and financial obligations and to grow our business." These programs have materially enhanced our liquidity in the past. At September 30, 2004, we had approximately $130.9 million collected under these programs including the Ford program. The impact of the discontinuance of these programs will be partially offset by a greater utilization of our existing $250 accounts receivable securitization facility. We will consider replacement accelerated payment programs offered on behalf of our customers or through other financial intermediaries. However, we may not be able to timely or fully replace these arrangements and the new terms of any such program may be less advantageous. If we are unable to replace these arrangements, it could adversely affect our liquidity and future covenant compliance under our senior secured credit facilities.

Sale-Leaseback Transactions.    Prior to the TAC-Trim acquisition, TAC-Trim entered into an $86.9 million sale and leaseback transaction (the "Textron Leasing Transaction") with two separate single purpose affiliates of Textron Financial Corporation, as lessor and purchaser, with respect to a portfolio of manufacturing equipment situated in different locations throughout the United States and Canada. Payments under the Textron leasing transaction are guaranteed by Products and secured by a first perfected mortgage lien over certain real property with a value equal to $25 million. At the end of the Textron Leasing Transaction for certain equipment leases (including the expiration of all renewal options), we are required to guarantee a minimum value of the equipment to the lessor of up to approximately $21 million. Each lease is for an initial term of three years with three one-year renewal options. On December 18, 2004, we renewed each lease under the first such one-year renewal option. See "Certain Relationships and Related Party Transactions."

Indemnification Arrangements.    In November 2002, the Financial Accounting Standards Board ("FASB") issued FIN 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires a guarantor to recognize, at the inception of a qualified guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. In conjunction with divestitures and other transactions, we have provided indemnifications relating to legal and environmental issues, including product liability. We do not believe that any pending or threatened litigation or claims related to any such retained liabilities of discontinued operations are likely to result in any material loss.

Discontinued Operations

We recognized in 2003 $2.4 million of income from discontinued operations. However, we have significant obligations related to post-retirement, casualty, environmental, product liability, lease and other liabilities of discontinued operations. The nature of many of these contingent liabilities is such that they are difficult to quantify and uncertain in terms of amount. We have accrued $16.9 million for post retirement costs and $16.9 million for environmental costs as of September 30, 2004. Based upon the information available to management and our experience to date, we believe that these liabilities will not have a material effect on our financial condition, results of operations or cash flows. In addition, we have primary, excess and umbrella insurance coverage for various periods that we expect to cover certain of these liabilities. However, there can be no assurances that contingent liabilities will not arise or that known contingent liabilities or related claims will not exceed our expectations or that insurance will be available to cover these liabilities. Because the cash requirements of our operations are substantially a function of these contingencies, it is possible that actual net cash requirements could differ materially from our estimates.

Foreign Currency

Operating results may be impacted by our buying, selling and financing in currencies other than the functional currency of our operating companies ("transactional exposure"). We mitigate this risk by entering into foreign currency forward, swap and option contracts. The foreign currency contracts are executed with banks that we believe are creditworthy.

Our most significant foreign currency transactional exposures relate to Mexico, Canada and the European Monetary Union. As of September 30, 2004, foreign currency contracts representing $50.0 million of notional amount were outstanding with maturities of less than one year. The fair value of these foreign exchange contracts as of September 30, 2004 was approximately $0. The table below provides a summary of the foreign exchange contracts that are outstanding as of September 30, 2004. The instrument's actual cash flows are denominated in U.S. dollars (dollar amounts in millions).

			Weighted Average
Derivative Type	Currency Sold	Currency Purchased	USD Equivalent of Notional Amount	Contract Rate (per Convention)	Unrealized Gain/(Loss)
Options	CAD	USD	$50.0	1.50 CAD per USD	$0.1

In addition to the transactional exposures, our operating results are impacted by the translation of our foreign operating income into U.S. dollars ("translation exposure"). We do not enter into foreign currency contracts to mitigate this exposure.

Interest Rate

As of September 30, 2004, approximately 65% of our borrowings were on a fixed rate basis. The remainder of our borrowings were on a variable rate basis and sensitive to changes in interest rates. While we have used interest rate swaps and other interest rate protection agreements to modify our exposure to interest rate movements and to reduce borrowing rates, no such agreements were in place as of September 30, 2004.

Recent and Future Reorganization Plans

See note 15 to our audited consolidated financial statements for the year ended December 31, 2003 and note 11 to our unaudited consolidated financial statements for the nine months ended September 30, 2004 included elsewhere in this prospectus.

Stock Repurchase Plan

At September 30, 2004, approximately $1.0 million remained authorized by C&A's Board of Directors to repurchase shares of C&A's common stock at management's discretion. We believe we have sufficient liquidity under our existing senior secured credit facilities to effect the repurchase program. We made no repurchases for the nine months ended September 30, 2004 or years ended December 31, 2003 and 2002.

2004 Option Exchange Program

In June 2004, the Compensation Committee of the Board of Directors approved a Voluntary Stock Option Exchange Program, or the Program. We offered option holders of grants under the 2002 Employee Stock Option Plan or, the Plan, the opportunity to participate in the Program and exchange all of their existing $8.00 options for a combination of restricted stock units and stock options. The Program provided one restricted stock unit for every 50 stock options exchanged. Additionally, participants will be provided 98 options for every 100 options exchanged to be priced at the then market closing price no earlier than June 29, 2005. The Program was amended in December 2004 to extend the issuance date for the options to the date shown in the preceding sentence. Some eligible option holders did not participate in the amendment. On June 29, 2004, 3.4 million options were exchanged, and we awarded 68,218 shares of restricted stock units. The restricted stock units vest in three equal annual installments on June 29, 2005, June 29, 2006 and June 29, 2007.

Certain Transactions with Related Parties

See "Certain Relationships and Related Party Transactions."

Critical Accounting Estimates

A summary of our accounting policies is described in Note 2, "Summary of Significant Accounting Policies," of the consolidated financial statements. Critical accounting policies are those that are most important to the portrayal of our financial condition and results. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Considerable judgment is often involved in making these determinations, the use of different assumptions could result in significantly different results. Management believes our assumptions and estimates are reasonable and appropriate, however actual results could differ from those estimates. Certain of our more critical accounting estimates are described below.

Goodwill and Intangibles:     During the second quarter of 2002, we completed the implementation of SFAS 142, "Goodwill and Other Intangible Assets." Under SFAS 142, goodwill is no longer amortized. Instead, goodwill and indefinite-lived intangible assets are tested for impairment in accordance with the provisions of SFAS 142. We employed a discounted cash flow analysis and a market comparable approach in conducting our impairment tests. We completed our initial impairment test in the second quarter of 2002 and recorded an impairment loss of $11.7 million (having no tax impact), or $0.15 per average basic and diluted share relating to the UK Plastics business in the former European and Rest of World Automotive Systems segment. The impairment loss was reported as a cumulative effect of a change in accounting principle and, therefore, is accounted for as if it occurred on January 1, 2002. We completed our annual impairment test on November 1, 2002 indicating that the fair value of the reporting units exceeded the carrying values.

Our first quarter 2003 results were below the forecasts utilized in testing for the goodwill impairment for the year ended December 31, 2002. The conditions in the markets in which we operate continued to deteriorate and customer production schedules continued to decline, and therefore, we reduced our operating and financial plans for 2003. As a result, we initiated an impairment test (outside of the annual testing date of November 1) during the second quarter 2003. During the second quarter, we carefully reviewed all of our assumptions regarding revenue growth, improved operating margins and planned capital expenditures. This analysis by each reporting unit focused on new business awards, implementation of strategic business initiatives such as restructuring, material savings, plant efficiencies, revenue growth and additional product/ process technology applications. While we are aggressively attacking our overall cost structure, the U.S. and Mexico Plastics reporting unit had even more definitive objectives initiated after the 2003 first quarter performance on a specific plant basis. As a result of these well-defined programs, we, utilizing an independent outside evaluator, completed the first step of the goodwill impairment test in the second quarter of 2003 which indicated that the fair value of the reporting units exceeded the carrying values, and therefore no additional impairment testing was necessary. We again completed the annual impairment test as of November 1, 2003 indicating fair value of the reporting units exceeded the carrying values.

Fair value for all tests was determined based upon the discounted cash flows of the reporting units using discount rates ranging from 11.5% to 14.0% dependent on the reporting unit and a residual growth rate of 2%. The market comparable approach consisted of earnings multiples ranging from 5.2 to 6.5 times current year and forecasted earnings before interest, taxes, depreciation and amortization ("EBITDA") (operating income less depreciation and amortization) and a control premium on equity. Future cash flows and EBITDA are affected by future operating performance, which will be impacted by economic conditions, car builds, financial, business and other factors, many of which are beyond our control. The U.S. and Mexico Plastics reporting unit can be significantly impacted by an adverse change in assumptions. Considerable judgment is often involved in making these determinations, the use of different assumptions could result in significantly different results. An approximate 50 basis point change in discount rates or an approximate 4% reduction in profit would result in a further goodwill impairment analysis as required by SFAS 142. Management believes our assumptions and estimates are reasonable and appropriate, however actual results could differ from those estimates.

Realization of Deferred Tax Assets:    Assessing the need for and amount of a valuation allowance for deferred tax assets requires significant judgment. The fact that a benefit may be expected for a portion but not all of a deferred tax asset increases the judgmental complexity. Future realization of deferred tax assets ultimately depends on the existence of sufficient taxable income of the appropriate character in either the carryback or carryforward period under the tax law.

During 2001, Heartland acquired approximately 60% of the outstanding shares of C&A. This constituted a "change in control" that results in annual limitations on our use of our Net Operating Loss ("NOLs") and unused tax credits. This annual limitation on the use of NOLs and tax credits depends on the value of the equity of C&A and the amount of "built-in gain" or "built-in loss" in the Company's assets at the date of the "change in control." Based on the expiration dates of the NOLs and tax credits, as well as anticipated levels of domestic income, management does not believe that the transaction will have a material impact on these deferred tax assets. Management has reviewed our operating results for recent years as well as the outlook for our continuing operations and concluded that it is more likely than not that the net deferred tax assets of $203.3 million at December 31, 2003 will be realized.

Management took into consideration, among other factors, the impact of recent restructuring plans, the timing of the reversal of our temporary differences, certain tax planning strategies and the expiration date of our NOLs. Our ability to generate future taxable income is dependent on numerous factors, including general economic conditions, the state of the automotive industry and other factors beyond management's control. Therefore, there can be no assurance that we will meet our expectation of future taxable income.

Pension and Postretirement Benefits Other than Pensions:    Annual net periodic expense and benefit liabilities under our defined benefit plans are determined on an actuarial basis. Assumptions used in the actuarial calculations have a significant impact on plan obligations and expense. Each September, we review the actual experience compared to the more significant assumptions used and makes adjustments to the assumptions, if warranted. The healthcare trend rates are reviewed with the actuaries based upon the results of their review of claims experience. Discount rates are based upon an expected benefit payments duration analysis and the equivalent average yield rate for high-quality fixed-income investments. Pension benefits are funded through deposits with trustees and the expected long-term rate of return on fund assets is based upon actual historical returns modified for known changes in the market and any expected change in investment policy. Postretirement benefits are not funded and our policy is to pay these benefits as they become due.

The following table highlights the sensitivity of our pension obligations and expense to changes in assumptions (in millions):

Change in Assumption	Impact on Pension Expense	Impact on PBO
25 basis point ("bp") decrease in discount rate	1.5	15.6
25 bp increase in discount rate	(1.5)	(15.1)
25 bp decrease in long-term return on assets	0.8	—
25 bp increase in long-term return on assets	(0.8)	—

Certain accounting guidance, including the guidance applicable to pensions, does not require immediate recognition of the effects of a deviation between actual and assumed experience or the revision of an estimate. This approach allows the favorable and unfavorable effects that fall within an acceptable range to be netted. Although this netting occurs outside the basic financial statements, disclosure of the net amount is disclosed as an unrecognized gain or loss in the footnotes to our financial statements. We expect to incur approximately $18.8 million of pension expense in 2004. See note 13, "Employee Benefit Plans," to C&A's audited consolidated financial statements included elsewhere in this prospectus for additional discussion.

Environmental Contingencies:    We are subject to federal, state, local and foreign environmental, and health and safety, laws and regulations that (i) affect ongoing operations and may increase capital costs and operating expenses in order to maintain compliance with such requirements and (ii) impose liability relating to contamination at facilities, and at other locations such as former facilities, facilities where we have sent wastes for treatment or disposal, and other properties to which we may be linked. Such liability may include, for example, investigation and clean-up of the contamination, personal injury and property damage caused by the contamination, and damages to natural resources. Some of these liabilities may be imposed without regard to fault, and may also be joint and several (which can result in a liable party being held responsible for the entire obligation, even where other parties are also liable).

Management believes that it has obtained, and is in material compliance with, those material environmental permits and approvals necessary to conduct our various businesses. Environmental compliance costs for continuing businesses are accounted for as normal operating expenses or capital expenditures, except for certain costs incurred at acquired locations. Environmental compliance costs relating to conditions existing at the time of an acquisition are generally charged to reserves established in purchase accounting. We accrue for environmental remediation costs when such obligations are known and reasonably estimable. In the opinion of management, based on the facts presently known to it, such environmental compliance and remediation costs will not have a material adverse effect on our business, consolidated financial condition or future results of operations.

We are legally or contractually responsible or alleged to be responsible for the investigation and remediation of contamination at various sites, and for personal injury or property damages, if any, associated with such contamination. At some of these sites we have been notified that we are a potentially responsible party ("PRP") under the federal Superfund law or similar state laws. Other sites at which we may be responsible for contamination may be identified in the future, including with respect to divested and acquired businesses.

We are currently engaged in investigating or remediating certain sites. Those investigations and remediations that are presently material to us are described under "Business — Environmental Matters" and in note 15 to our unaudited consolidated financial statements for the nine months ended September 30, 2004 included elsewhere in this prospectus. In estimating the cost of investigation and remediation, we have considered, among other things, prior experience in remediating contaminated sites, remediation efforts by other parties, data released by the United States Environmental Protection Agency ("USEPA"), the professional judgment of our environmental experts, outside environmental specialists and other experts, and the likelihood that other identified PRPs will have the financial resources to fulfill their obligations at sites where they and we may be jointly and severally liable. It is difficult to estimate the total cost of investigation and remediation due to various factors including:

•	incomplete information regarding particular sites and other PRPs;

•	uncertainty regarding the nature and extent of environmental problems and our share, if any, of liability for such problems;

•	the ultimate selection among alternative approaches by governmental regulators;

•	the complexity and evolving nature of environmental laws, regulations and governmental directives; and

•	changes in cleanup standards.

Revenue Recognition:    We recognize revenue from product sales when it has shipped the goods. Products are shipped FOB shipping point using customer designated transportation companies with title passing at that time. Significant retroactive price adjustments are recognized in the period when such amounts become probable. Sales are recognized based upon the gross amount billed to a customer for those products in which our customer has directed the sourcing of certain materials or components used in the manufacture of the final product. We generally allow our customers the right of return only in the case of defective products. We provide a reserve for estimated defective product costs at the time of the sale of the products.

Allowance for Uncollectible Accounts:     The allowance for uncollectible accounts provides for losses believed to be inherent within our "Accounts and Other Receivables" (primarily trade receivables and the retained interest in the receivables facility). Management evaluates both the creditworthiness of specific customers and the overall probability of losses based upon an analysis of the overall aging of receivables, past collection trends and general economic conditions. Management believes, based on our review, that the allowance for uncollectible accounts is adequate to cover potential losses. Actual results may vary as a result of unforeseen economic events and the impact those events could have on our customers.

BUSINESS

Our Company

We are a global leader in the design, engineering and manufacturing of automotive interior components, including instrument panels, fully assembled cockpit modules, floor and acoustic systems, automotive fabric, and interior trim, as well as exterior trim and convertible roof systems. In North America, we manufacture components for approximately 90% of all light vehicle production platforms. Sales are primarily made to North American based global OEMs, as well as Asian and European based global OEMs. The automotive supply industry in which we compete is cyclical and is influenced by the level of North American and European vehicle production. We have a global presence and operate 107 facilities (including 81 manufacturing and sequencing centers and 21 customer service centers) in 16 countries around the world. Our net sales and operating income for the year ended December 31, 2003 were approximately $3,983.7 million and $102.0 million, respectively.

We believe we are one of the industry's largest and most broadly based manufacturers of automotive interior components, systems and modules. We supply products from four primary categories: plastic components and cockpits, carpet and acoustics, automotive fabrics and convertible roof systems.

Our Products

We operate through three segments: U.S. and Mexico Plastics, International Plastics and Global Soft Trim. We market the majority of our products to customers through customer business units, which manage products from two primary categories: plastic components and cockpits, and soft trim which include: carpet and acoustics, automotive fabrics and convertible roof systems.

Plastic Components and Cockpits

The U.S. and Mexico Plastics and International Plastics segments include interior trim components such as door panels, instrument panels, consoles, package trays and cargo management systems, exterior trim components such as bumper fascias and cladding and fully assembled cockpit systems and components thereof. This broad portfolio of plastic components and cockpits products allows us to offer customers modules and systems that incorporate individual components. Some major products include:

•	Instrument Panels: As the most structurally important plastic component in the vehicle and as the plastic substrate directly in front of the driver, the instrument panels, or IP, occupies the most important piece of "real estate" in the interior. We believe that we are the number one IP supplier in North America. The advanced materials we employ include Envirosoft™ castable thermoplastic materials, high performance PVC alloys, high-definition grain and texture formulation and vacuum forming. We also have the proprietary Invisitec™ invisible passenger air bag system, which provides improved appearance and craftsmanship at reduced cost.

•	Cockpits: We are a leading North American supplier of cockpits. The complete array and breadth of our plastic component offerings has enabled us to become a leader in offering customers a fully assembled IP system, or cockpit, delivered on a just-in-time basis. As most of the ancillary interior trim components revolve around the IP placement, we believe that we will be able to penetrate effectively the customer base by offering the IP along with complementary plastic accoutrements and additional products from our other business units. We source various other parts that make up a fully assembled modular cockpit from outside suppliers (including radios, wire harnesses, cross-vehicle beams and steering columns). We expect that our position as a cockpit integrator will provide significant opportunities to in-source more manufactured content in the future. Through the proprietary Intelliquence™ software, finished cockpits can be delivered to the OEMs on a just-in-time basis and installed on the assembly line.

•	Door Panels: We believe that we are the third largest supplier of door panels in North America. This decorative plastic interior trim component is an important element to the overall styling theme of a vehicle's interior.

•	Exteriors: Exterior trim components include plastic molded fascia systems, bodyside cladding, signal lamps, cowl grilles and wheel flares. We have taken advantage of the systems trend in the exterior trim product market by producing and assembling fascia with radiator grilles, energy absorbers, trim moldings and lamps to be delivered in sequence directly to the OEMs' assembly line.

Global Soft Trim

The Global Soft Trim segment includes our global carpet and acoustics products, global automotive fabrics products and global convertible roof systems. Some of the major products of each group include:

Carpet and Acoustics

Carpet and acoustics products includes molded non-woven and tufted carpet, alternative molded flooring, accessory mats and acoustics systems consisting of absorbing materials, damping materials, engine compartment noise vibration and harshness systems and interior insulators. We evolved from a North American carpet producer to become a market leader in a broad range of automotive floor systems, luggage compartment trim, dash insulators and other acoustic products with production capabilities in both North America and Europe. While acoustical products are often combined with molded floor carpet to provide complete interior floor systems, it is useful to describe four carpet and acoustics product categories:

•	Molded Floor Systems: Molded floor systems consist of thermoformed compression molded carpets. These carpets are provided in either a barrier or an absorptive NVH (noise, vibration and harshness) system. The barrier system includes polyethylene, barrier back, and a fiber underlay system or a foam-in-place system. Products include Tuflor™, our proprietary thermoplastic flooring product, which is rugged, durable and washable. The products in molded floor systems are highly engineered, and their manufacture requires a high degree of precision and draws on our robotics capabilities. We believe we are the number one producer of molded floor and acoustic systems in the North American market, and we manufacture molded floor systems for all of the North American and Japanese OEMs as well as a number of the European OEMs.

•	Luggage Compartment Trim: The other major carpeted area of the vehicle is the luggage compartment, which includes one-piece molded trunk systems and assemblies, wheelhouse covers and center pan mats, seatbacks, tireboard covers and other trunk trim products. We believe that we are the number two supplier of luggage compartment trim in the North American market.

•	Accessory Floormats: We manufacture automotive accessory floormats by vulcanizing rubber backing to tufted carpet and also manufacture cargo mats with value-added distinctive aesthetic and practical features such as hand-sewn appearance of edges and moisture trapping construction with our patented Akro Edge® floormats. Largely due to this product differentiation, we have become the largest fully integrated auto floormat producer in North America.

•	Acoustical Products: Acoustical products include interior dash insulators that insulate the passenger compartment from engine compartment noise and heat; damping materials that control noise in the floor, overhead system and sides of the vehicle; and engine compartment NVH systems. Changes to vehicle interiors, including hands-free cell phone systems, navigational systems, entertainment systems and voice-activated Internet access, will require enhanced acoustical properties and increased sound field engineering relative to today's light vehicles.

Automotive Fabrics

We are positioned as the market leader in the North American automotive fabrics market. The principal automotive products include body cloth (woven or knitted fabrics for seating surfaces and other interior applications) and headliner fabric. We are able to offer virtually every major weave/knit technology currently available in the marketplace including dobby velours, jacquard velours, flat wovens, double-needlebar knits, circular knits and tricot knits. This allows us to effectively serve changing customer styling and cost directives.

Strategic acquisitions have allowed us to increase our backward and forward integration levels by adding yarn dyeing and fabric lamination operations. This additional value-add manufacturing and improved control of the supply chain have contributed to improved operational efficiencies and manufacturing performance.

Convertible Roof Systems

We are a leading, full service provider of convertible roof systems with vertically integrated manufacturing capabilities. We design, engineer and manufacture all aspects of a convertible top, including the framework, trim set, backlights, well slings, tonneau covers and power actuating systems. Recently, in order to differentiate products in the marketplace, OEMs have been increasing the number of convertible and open roof derivative vehicles on both existing and new platforms. Our management believes that this trend will continue to drive demand for convertibles and other innovative open roof systems. We are well positioned to secure additional business based upon demonstrated new innovative roof system concepts.

Top-in-a-Box™, a system pioneered by us, is an assembly-line-ready module containing all of the components of a convertible top that enables the OEM to install a complete convertible top system on the production line. This modular, "bolt-on" assembly significantly reduces the time and labor traditionally required to manufacture a convertible model, enabling OEMs to more profitably produce and sell convertibles. We maintain final assembly and trim operations near the OEMs' plants, and thereby offer customers complete just-in-time delivery and sequencing capabilities.

Customers

Customers include OEMs and Tier I total interior integrators, both of which have been increasingly divesting component manufacturing. OEMs have typically been direct customers for our plastic components and cockpits, and soft trim products, while Tier I total interior integrators have typically been direct customers for fabrics and carpet and acoustics products.

Through strategic acquisitions, we have broadened our customer base globally, with European and South American sales representing 27% of total sales for 2003 versus 19% in 2002. DaimlerChrylser AG (including Mercedes, Chrysler, Mitsubishi and Smart), Ford Motor Company (including Ford, Jaguar, Land Rover, Aston Martin and Volvo) and General Motors Corporation (including General Motors, Opel, Vauxhall and Saab) directly and indirectly represented approximately 28%, 25% and 22% of 2003 sales, respectively. The following is a list of primary customers:

•    Alfa Romeo
•    Audi
•    BMW
•    CAMMI
•    DaimlerChrysler
•    Faurecia
•    Fiat
•    Ford
•    Freightliner
•    General Motors
•    Honda
•    Intier
•    Isuzu
•    Jaguar
•    Johnson Controls
•    Lear Corporation
•    Magna
•    MAN
•    Mazda
•    Mitsubishi
•    Nissan
•    NUMMI
•    Opel
•    Porsche
•    PSA
•    Renault
•    Rover
•    Scania
•    Seat
•    Subaru
•    Toyota
•    Visteon
•    Volkswagen
•    Volvo

Our supply relationships are typically sole-source and extend over the life of the model, which is generally four to seven years, and do not normally require the purchase by the customer of any minimum number of products. We receive blanket purchase orders that normally cover annual requirements for products to be supplied for a particular vehicle model which may be terminated at any time. In order to reduce reliance on any one model, we produce automotive interior and exterior systems and components for a broad cross-section of both new and more established models.

Marketing, Engineering and Development

As a global leader in automotive interior and exterior components, we differentiate ourselves in the marketplace by consistently providing high quality products, outstanding customer service and program management and cost effective automotive solutions to global customers. Historically, we marketed individual components, modules and complete systems to customers. We have realigned marketing efforts to sell integrated product "bundles" to customers in an effort to increase growth in sales and operating income while enhancing the value-add provided to customers. Central to this marketing strategy has been the development of products that enhance both the vehicle's interior aesthetics as well as its acoustic performance.

Products are sold directly to customers under sales contracts that are obtained primarily through competitive bidding. These sales are originated almost entirely by sales staff. This marketing effort is augmented by design and manufacturing engineers that work closely with automotive manufacturers from the preliminary design to the manufacture and supply of automotive modules, systems or components. A key element we have employed to increase sales is to develop increasingly higher value-added products through innovations in materials construction, product design, engineering and styling. The primary focus of the Design Engineering and Technology, therefore, is to work closely with customer engineering personnel to develop new products, processes, innovations, etc. that are central to winning new business from customers.

Through sales offices in North America, South America, Europe and Asia-Pacific, our marketing personnel maintain regular contact with their various customers' engineers and purchasing agents. We continually seek new business from existing customers, as well as developing relationships with new customers. We market products by maintaining strong customer relationships, developed over an 80 year history in the automotive industry through:

•	extensive technical and product development capabilities;

•	reliable just-in-time delivery of high-quality products;

•	strong customer service;

•	innovative new products; and

•	a competitive cost structure.

The emergence of modular sourcing favors suppliers with broad manufacturing capabilities and product lines, experience with diverse materials and modular coordination. Management believes that our broad base of manufacturing expertise with interior surface resins and materials and global leadership in delivering cockpits, favorably positions us in the global automotive interior industry. Automotive manufacturers have increasingly looked to suppliers to assume responsibility for introducing product innovations, shortening the development cycle of new models, decreasing tooling investment and labor costs, reducing the number of costly design changes in the early phases of production and improving automotive interior acoustics, comfort and functionality. Once we are engaged to develop the design for the automotive interior system or component of a specific vehicle model, we are also generally engaged to supply these items when the vehicle goes into production. Substantial resources have been dedicated toward improving engineering and technical capabilities, establishing strong in-house tooling capabilities and developing advanced technology centers in the United States and in Europe. Similarly, research and development are an integral part of the sales and marketing effort. Especially noteworthy are our proprietary Invisitec™ invisible passenger air bag door system and Envirosoft castable TPU (Thermalplastic Polyurethane) and TPO (Thermalplastic Olefin) materials.

In order to effectively develop automotive interior systems, it is necessary to have global capabilities in the engineering, research, design, development and validation of the interior components, systems and modules we produce. We conduct research and development at design and technology centers in Dearborn, Michigan; Dover, New Hampshire; Troy and Plymouth, Michigan; Heidelberg, Germany and Tyngsboro, Massachusetts and at several worldwide product engineering centers. At these centers, we design, develop and engineer products to comply with applicable safety standards, meet quality and durability standards, respond to environmental conditions and conform to customer aesthetic and acoustic requirements. In particular, acoustic requirements and cockpit aesthetics have become more important than ever with the advent of in-vehicle telematics.

Technologically advanced acoustics testing centers are maintained in Plymouth, Michigan and Heidelberg, Germany and cockpit development centers are located in Troy and Dearborn, Michigan in order to capitalize on both of these trends.

Manufacturing

We focus on combining smaller manufacturing plants into larger scale plants that have efficient layouts and the ability to reduce fixed costs.

We possess cross-disciplinary manufacturing expertise, including an ability to form and assemble multi-material combinations of hard-molded plastics, slush-molded soft skins and surfaces, carpet, fabric, foam, insulation and other trim materials as well as stamping, welding, machining and painting of metals and cutting and sewing of fabric components. We believe the sophistication of our carpet tufting and dyeing processes, the foam-in-place process for molded floors and our small-part plastic moldings and assemblies capabilities create a competitive advantage for us.

We also possess scaleable, low-cost package automotive yarn dyeing capability that provides an important source of supply for the manufacture of our fabrics products.

We possess advanced process technologies such as slush-molded skinning for high-end instrument panels, thermoplastic casting, and "molded-in" color and decoration insert capability and overall manufacturing discipline and acumen. Specific product and processes include the proprietary Intelliquence™ software sequencing system, which helps to ensure product delivery on a just-in-time basis to global OEM customers.

Through our extensive in-house tooling resources, we have the ability to in-source a significant amount of our tooling requirements for manufacturing carpet, acoustic, and injection molded components.

Technology and Intellectual Property

We dedicate significant resources to research and development in order to maintain our position as a leading developer of technology innovations in the automotive interior industry. We have developed a number of patented and proprietary designs for innovative interior features, all focused on increasing value to the customer. Examples include our developed proprietary slimline cupholders, Cavelflex™ (stretch woven) fabrics and the AcT™ family of acoustically tunable products.

Our patents and patent applications exist in five primary areas: automotive floor mats, automotive fabric products, acoustics, interiors and convertible systems. With respect to floormats, we hold several U.S. and foreign patents relating to the Akro Edge® floormats. Akro Edge® floormats are the industry standard for their functional and aesthetic appeal to OEMs and their customers. With respect to automotive fabric patents, we have numerous patents on headliners, trunkliners and floor panels. In the acoustics area, in addition to the proprietary Fused Fiber™ technology, we are actively seeking protection of various aspects of its AcT™ fiber technology and various other means for improving sound deadening and sound absorption in automotive interiors. We have various patents and patent applications directed to cup holders, air outlet assemblies, storage systems and convertible mechanisms. We own the patents relating to Intellimold™ injection molding control process for use in our business. The Intellimold™ patents are related to methods and/or apparatus for injection molding. We also hold technology relating to certain skin materials and compounding solutions that provide the capability to design cost-effective materials with outstanding performance and aesthetic qualities. Examples of these materials include Envirosoft™ castable thermoplastic materials, high performance PVC alloys, high-definition grain and texture formulation and vacuum thermoplastic applications. Additionally, a new patented process, TACII™ has been developed in concert with the castable Envirosoft™ materials. We also hold technology relating to the Invisitec™ invisible passenger air bag system, which provides improved appearance and craftsmanship at reduced cost. Invisitec™ systems, which integrate the air bag door with the panel and top cover, have been commercialized for soft-cast and vacuum-formed panels and hard injection molded instrument panels. In total, we hold approximately 390 U.S. and approximately 1,500 foreign active patents and have approximately 300 patents pending. The intellectual property acquired in the TAC-Trim Acquisition is subject to certain limitations on our use and creates continuing obligations to Textron.

As part of the TAC-Trim acquisition, we entered into three intellectual property license agreements with Textron. In two of these agreements, we licensed back to Textron certain intellectual property that was acquired in the transaction (the "Intellimold Agreement" and the "Licensed-Back IP Agreement"). In the third agreement, we licensed from Textron other intellectual property that we did not acquire in the transaction (the "Retained IP Agreement"). We are providing general descriptions of these agreements although these descriptions do not contain all the material terms in the contracts. In all three agreements, the ability to use the intellectual property is limited based on whether the proposed use falls inside or outside a defined field of automotive products (the "Restricted Field").

In the Intellimold Agreement, we gave Textron an exclusive worldwide, perpetual, irrevocable license to use outside the Restricted Field its rights in the Intellimold process and any enhancements developed by it. Textron was also granted a royalty-free, worldwide, perpetual, irrevocable license to use our rights in the Intellimold process and any enhancements developed by us within the Restricted Field solely in connection with its and certain affiliates' manufacturing, sales and development operations. The Intellimold Agreement also includes an exclusive royalty-free, worldwide, perpetual, irrevocable license for us to use within the Restricted Field any enhancements to the Intellimold process developed by Textron. In the Licensed-Back IP Agreement, we granted Textron a non-exclusive, worldwide, royalty-free, perpetual and irrevocable license to use solely outside the Restricted Field certain intellectual property including over 77 U.S. patents on air bag related products. In the Retained IP Agreement, Textron granted to us a non-exclusive, worldwide, royalty-free, perpetual and irrevocable license to use solely within the Restricted Field certain intellectual property. These patents could have applicability to the automotive industry, but such use is somewhat secondary to the use of such technology outside the automotive field.

As described under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations — Off-Balance Sheet Arrangements," we lease certain equipment from Textron. When those leases terminate, if Textron and its affiliates continue to own any interest in the equipment, they will be allowed to use the equipment for certain purposes and to use related intellectual property.

Raw Materials

Raw materials and other supplies used in our continuing operations are normally available from a variety of competing suppliers. With respect to most materials, the loss of a single or even a few suppliers would not have a material adverse effect on us. We are sensitive to price movements in our raw materials supply base and have not hedged against price fluctuations in commodity supplies, such as plastics and resins. While we may not be able to pass on any future raw materials price increases to customers, a significant portion of increased cost may be offset through volume purchase savings, value engineering/value analysis in conjunction with our major customers and reductions in the cost of off-quality products and processes. We may evaluate commodities hedging opportunities from time to time.

Competition

We are a leading supplier in automotive molded carpet and acoustics, auto fabrics, convertible top systems and automotive plastics components and cockpits. Customers rigorously evaluate suppliers on the basis of product, quality, price competitiveness, technical expertise and development capability, new product innovation, reliability and timeliness of delivery, product design capability, leanness of facilities, operational flexibility, customer service and overall management. Some competitors may have greater financial resources than us or a competitive advantage in the production of any given product that we manufacture, and there can be no assurance that we will be able to successfully compete in the markets for the product we currently provide.

Labor Matters and Employees

As of December 31, 2004, our continuing operations employed approximately 23,600 persons on a full-time or full-time equivalent basis. Approximately 59% of such employees were represented by labor unions in the United States, Canada and other countries. Each facility with represented employees has its own collective bargaining unit and management believes that its relations with employees represented by labor unions and other employees are generally good. The collective bargaining agreements for 10 of our facilities are subject to renegotiation before December 31, 2005. From time to time in the ordinary course of our business, grievances are filed against us by employees and unions.

Environmental Matters

We are subject to federal, state, local and foreign environmental, and health and safety, laws and regulations. We are legally or contractually responsible or alleged to be responsible for the investigation and remediation of contamination at various sites and for personal injury or property damages, if any, associated with such contamination. See note 15 to our unaudited consolidated financial statements for the nine months ended September 30, 2004 included elsewhere in this prospectus. We are currently engaged in investigating or remediating certain sites. Those investigations and remediations that are presently material to us are discussed in the paragraphs below.

We are a party to a Consent Decree with the State of New Hampshire to remediate a former industrial landfill known as the Cardinal Landfill in Farmington, New Hampshire. Pursuant to that Consent Decree, we are currently conducting a pilot test for a proposed remediation of chlorinated compound contaminants in groundwater. The Consent Decree calls for a remedy to be selected in 2005. We are a defendant in two lawsuits filed by a total of 91 individual plaintiffs for alleged personal injuries arising from Cardinal Landfill conditions. We will vigorously contest these allegations. As of September 30, 2004, we had accrued $11.0 million for Cardinal Landfill.

We are a party, as a member of a PRP workgroup, to a Consent Decree entered with the USEPA for the remediation of a former municipal landfill in Dover, New Hampshire. The town of Dover, New Hampshire is also a member of the PRP group and a party to the Consent Decree. Pursuant to the terms of the Consent Decree, the PRP group submitted its remediation plan, which was ultimately approved. The PRP Group is currently executing the above plan.

Pursuant to a Consent Decree signed with the USEPA, we are currently engaged in a full-scale remediation for groundwater and soil contamination at the former Stamina Mills manufacturing facility in North Smithfield, Rhode Island. Remediation activities have been ongoing since 1998. Another Consent Decree resolving the USEPA claim for past oversight costs was signed during 2003, and a payment of $7.3 million was made during the third quarter of 2003. As of September 30, 2004, we had accrued $6.4 million for Stamina Mills.

We are working with the Michigan Department of Environmental Quality ("MDEQ") to investigate and remediate soil and groundwater contamination at a former manufacturing plant in Mancelona, MI and at adjacent owned property formerly used for the treatment and disposal of plating waste. MDEQ is likely to require remediation of groundwater contamination. In addition, we are incurring costs in connection with the provision of alternate water supplies to residences in the area.

The current owner of one of our former manufacturing plants located in Bowling Green, Ohio has entered into an Administrative Order on Consent with the Ohio Environmental Protection Agency ("OEPA") requiring investigation and remediation of contamination at the site. We are reimbursing the current owner for costs associated with ongoing groundwater monitoring and, following selection of an appropriate remedy by OEPA, will assume 90% of future remediation costs.

In the 1980's and 1990's, the California Regional Water Quality Control Board ("CRWQCB") and other state agencies ordered a predecessor of us to investigate and remediate soil and groundwater contamination at a former lumber treatment plant in Elmira, CA. In 1996, we entered into an agreement with the State of California to conduct long-term operation and maintenance of the remedy implemented at the site.

We have entered into an Administrative Order by Consent with the USEPA requiring investigation, delineation and removal of contamination from a vacant three acre site in Zanesville, Ohio. The delineation report has been submitted to USEPA for comment, and the Administrative Order by Consent calls for the submittal and implementation of an action plan during 2004. Based on ongoing investigations at the site in regards to potential lead contamination in soil and groundwater, the USEPA has requested additional studies of groundwater and site wide soil stability studies in preparation for cap installation. Initial results of these studies indicate that there is no lead contamination in groundwater. The issue of cap installation is being evaluated in light of these recent findings.

In 2003, we signed a Consent Agreement with the State of South Carolina Department of Health and Environmental Control requiring soil and groundwater investigations at a former manufacturing facility in Cowpens, South Carolina. We had ceased operations at this location in 1981. In 2004, we completed a remediation investigation study, which has been submitted to the State. During 2005, a remediation feasibility study will be completed.

We have established accruals for certain contingent environmental liabilities and management believes such reserves comply with accounting principles generally accepted in the United States of America. We accrue for environmental investigatory and non-capital remediation costs when litigation has commenced or a claim or assessment has been asserted or is imminent, the likelihood of an unfavorable outcome is probable and the financial impact of such outcome is reasonably estimable. As of September 30, 2004 and December 31, 2003, total reserves for these environmental costs were approximately $45.7 million and $51.2 million, respectively.

In the opinion of management, based on information presently known to it, identified environmental costs and contingencies will not have a material effect on our consolidated financial condition, future results of operations or cash flows. However, management can give no assurance that they have identified or properly assessed all potential environmental liabilities arising from the business or properties, and those of present and former subsidiaries and their corporate predecessors.

Properties

We have 107 plants and facilities in North America, South America, Europe and Asia. Approximately 38% of the over 15 million total square footage of these facilities is owned, and the remainder is leased. Many facilities are strategically located to provide product delivery to our customers on a just-in-time basis. The following tables show the number and square footage of our facilities by type and geographic region.

	Owned Facilities
Type of Facility	North America		South America		Europe		Asia		Total
	Number of Facilities	Sq. Ft	Number of Facilities	Sq. Ft	Number of Facilities	Sq. Ft	Number of Facilities	Sq. Ft	Number of Facilities	Sq. Ft
Manufacturing	20	4,631,966	3	560,000	8	471,950	0	0	31	5,663,916
Design, Research & Development, and Technical Centers	4	155,000	0	0	2	10,000	0	0	6	165,000
Sales Branches, Offices and Other	3	157,208	0	0	0	0	0	0	3	157,208
Total Facilities (1)	27	4,944,174	3	560,000	10	481,950	0	0	40	5,986,124

	Leased Facilities
Type of Facility	North America		South America		Europe		Asia		Total
	Number of Facilities	Sq. Ft	Number of Facilities	Sq. Ft	Number of Facilities	Sq. Ft	Number of Facilities	Sq. Ft	Number of Facilities	Sq. Ft
Manufacturing	35	6,655,350	0	0	18	2,057,326	2	65,000	55	8,777,676
Design, Research & Development, and Technical Centers	7	364,263	0	0	4	50,000	0	0	11	414,263
Sales Branches, Offices and Other	7	354,790	0	0	3	135,064	1	3,800	11	493,654
Total Facilities (1)	49	7,374,403	0	0	25	2,242,390	3	65,800	77	9,685,593
Total owned and leased
facilities (1)	76	12,318,577	3	560,000	35	2,724,340	3	68,800	117	15,671,717

(1)	Total facilities as shown in the table exceeds our actual 107 plants and facilities, and total square footage as shown exceeds the 15 million total square footage, in each case because certain facilities listed in the table serve in more than one of the indicated capacities.

Legal Proceedings

We have lawsuits and claims pending against us and have certain guarantees outstanding which were made in the ordinary course of business.

As of January 1, 2005, we were a party to approximately 1,336 pending cases alleging personal injury from exposure to asbestos containing materials used in boilers manufactured before 1966 by former operations of us which were sold in 1966. Asbestos-containing refractory bricks lined the boilers and, in some instances, our former operations installed asbestos-containing insulation around the boilers. These pending cases do not include cases that have been dismissed or are subject to agreements to dismiss due to the inability of the plaintiffs to establish exposure to a relevant product and cases that have been settled or are subject to settlement agreements. Total settlement costs for these cases have been less than $2.1 million or an average of less than $8,800 per settled case. The defense and settlement costs have been substantially covered by our primary insurance carriers under a claims handling agreement that expires in August 2006. We have primary, excess and umbrella insurance coverage for various periods available for asbestos-related boiler and other claims. Our primary carriers have agreed to cover approximately 80% of certain defense and settlement costs up to a limit of approximately $70.5 million for all claims made, subject to reservations of rights. The excess insurance coverage, which varies in availability from year to year, is approximately $615 million in aggregate for all claims made. The coverage may be impacted by matters described below. Based on the age of the boilers, the nature of the claims and settlements made to date and the insurance coverage, management does not believe that these cases will have a material impact on our financial condition, results of operations or cash flows. However, we cannot assure that we will not be subjected to significant additional claims in the future with respect to these or other matters for which the insurance could be utilized, that insurance will be available as expected or that unanticipated damages, that the matters described below will not impact our coverage, or settlements in the future would not exceed insurance coverage.

In 1988, we divested our retail lumber and building materials business to Wickes Lumber Co. (now Wickes Inc.), which filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in early 2004. As part of this divestiture, Wickes assumed responsibility for all liabilities associated with this business, including those associated with certain asbestos-related claims, and we agreed to give Wickes access to our general liability insurance policies for such liabilities. These are, in several instances, the same policies referred to in the preceding paragraph. Wickes has been making claims against these policies for settlements of asbestos-related claims that it has characterized as insignificant as of late 2003 in its filings with the Securities and Exchange Commission. We have agreed to suspend making claims (other than for defense costs) to permit agreement upon a framework within the Wickes bankruptcy proceedings or otherwise for coordinating these claims as between us and Wickes. It is possible that resolution of these issues will await confirmation of a plan of reorganization for Wickes and that an equitable portion of the insurance will be made available for Wickes asbestos or other claims, thereby reducing the coverage available to us for our own claims. Based upon the information available to us concerning Wickes' claims history, we do not believe these matters will materially and adversely affect us.

A purported class action was filed on March 24, 2003 in the United States District Court for the Eastern District of Michigan, against us, Heartland and ten current and former senior officers and/or directors of us, alleging violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated there under. Four similar actions were subsequently filed in the United States District Court for the Eastern District of Michigan, purportedly filed on behalf of purchasers of the common stock of C&A between August 7, 2001 and August 2, 2002, which are identical to the purported class identified in the previously disclosed lawsuit, except in one instance in which the complaint alleges a class period beginning on July 5, 2001. On August 4, 2003, the court consolidated all five pending actions and appointed lead plaintiffs for the purported class. We believe that the claims are without merit and intend to vigorously defend the lawsuits. We do not believe that the suit will have a material impact on our financial condition, results of operations or cash flows.

We are a defendant in a lawsuit involving a sales commissions arrangement inherited from a predecessor company and our partial ownership of an extinguished joint venture. In September 2003, the Oakland County Circuit Court entered a judgment by default against us for $4.2 million based upon an inadvertent failure to produce a small number of documents that were to be produced with thousands of other documents that were delivered in the discovery process. We and our counsel believe that the default judgment was improperly entered and that damages were improperly assessed, and we have filed an appeal of the judgment with the Michigan Court of Appeals. We intend to vigorously pursue our appeal in this matter and have posted a letter of credit in the amount of the judgment as part of the normal appeal process. While we believe we have no liability to the plaintiff, we have established an appropriate reserve for this matter in an amount less than the amount of the current judgment.

The ultimate outcome of the legal proceedings to which we are is a party will not, in the opinion of our management, based on the facts presently known to us, have a material effect on our consolidated financial condition, future results of operations or cash flows.

MANAGEMENT

Directors and Executive Officers

Set forth below is information regarding the current directors and executive officers of C&A.

Name	Age	Position
David A. Stockman	58	Chairman of the Board and Chief Executive Officer
J. Michael Stepp	60	Vice Chairman of the Board
Robert C. Clark	60	Director
Marshall A. Cohen	69	Director
David C. Dauch	39	Director
Anthony Hardwick	59	Director
Richard C. Jelinek	67	Director
Timothy D. Leuliette	55	Director
W. Gerald McConnell	41	Director
Warren B. Rudman	74	Director
Daniel P. Tredwell	46	Director
David R. Cosgrove	46	Senior Vice President, Financial Planning and Controller
John A. Galante	33	Vice President and Treasurer
Millard L. King, Jr.	59	President, Global Soft Trim
Bryce M. Koth	41	Senior Vice President and Chief Financial Officer
Robert A. Krause	48	Senior Vice President, Finance and Administration
Michael G. Torakis	47	President, Global Plastics Operations

David A. Stockman has been a director of C&A since February 2001, Chairman of the Board since August 2002 and Chief Executive Officer since August 2003. Mr. Stockman is also a director of Metaldyne Corporation ("Metaldyne"), Springs Industries, Inc. ("Springs") and TriMas Corporation ("TriMas"). He is a senior managing director and the founder of Heartland. Prior to founding Heartland, he was a senior managing director of The Blackstone Group L.P. ("Blackstone") and had been with Blackstone since 1988. Mr. Stockman also served as the director of the Office of Management and Budget in the Reagan Administration, and represented Southern Michigan in the U.S. House of Representatives from 1976 to 1981.

J. Michael Stepp has been a director of the Company since February 2001 and is also currently Vice Chairman of the Board of Directors. Mr. Stepp was Chief Financial Officer of the Company from May 2002 until he retired in October 2004. He previously served as interim Chief Financial Officer from January 2002 through April 2002 and as Executive Vice President and Chief Financial Officer from April 1995 through December 1999. Mr. Stepp was a consultant to the Company and an independent mergers and acquisitions advisor from January 2000 through February 2001. Since March 2001, Mr. Stepp has been a senior managing director of Heartland but has not been an employee of Heartland since April 2002.

Robert C. Clark has been a director of C&A since October 1994. Mr. Clark is a Harvard University Distinguished Service Professor, Harvard Law School. Mr. Clark joined Harvard Law School in 1979 after four years at Yale Law School, where he was a tenured professor, and served as Dean from 1989 to 2003. Mr. Clark is a corporate law specialist and author of numerous texts and legal articles. Prior to his association with academia, he was in private practice with Ropes & Gray. Mr. Clark is also a director of Omnicom Group, Inc., Time Warner, Inc. and a trustee of Teachers Insurance Annuity Association (TIAA).

Marshall A. Cohen has been a director of C&A since April 2001. Mr. Cohen has been Counsel at Cassels Brock and Blackwell, a Canadian law firm, since October 1996. Mr. Cohen is also a director of The Toronto-Dominion Financial Group, Barrick Gold Corporation, American International Group, Inc., Lafarge Corporation, The Goldfarb Corporation, Premcor Inc., Metaldyne, and TriMas. Mr. Cohen serves on the Advisory Board of Heartland. Mr. Cohen is also a trustee and chairman of Golf Town Canada Income Trust and IBI Income Trust.

David C. Dauch has been a director of C&A since 2002. He was named Executive Vice President, Commercial and Strategic Development in January 2005. He was previously Senior Vice President, Sales, Marketing & Driveline Division of American Axle & Manufacturing since September 2003. He joined American Axle in 1995 and was previously Vice President, Manufacturing — Driveline Division (from 2001), Vice President of Sales and Marketing (from 1998), Director of Sales, GM Full Size Truck Programs (from 1996) and Manager, Sales Administration (from 1995). From 1987 to 1995, Mr. Dauch was employed by Products where he held positions as product manager, account executive, and Director of Ford Sales and Marketing for the Automotive Carpet and Fabric Groups.

Anthony Hardwick has been a director of C&A since September 2004. Mr. Hardwick is currently Executive Vice President and Chief Financial Officer of Easley Custom Plastics, Inc., a supplier of injection molded plastic parts to the industrial, building and construction, transportation, and power tool markets. Easley Custom Plastics is a wholly-owned subsidiary of CH Industries, Inc., of which Mr. Hardwick is co-owner and co-founder. Previously, he was senior managing director of Source Companies, LLC, a Pittsburgh-based investment banking and business consulting firm, from 2001 to 2004, and Chief Financial Officer of AstonJohnson, Inc., a privately held producer of paper machine clothing sold to paper manufacturers on a global basis, from 1996 to 2001. Mr. Hardwick is a director of Consolidated Systems, Inc., a fabricator of metal decking and support systems. Mr. Hardwick was employed by the C&A from 1979 to 1996, where he served as Vice President, Administration and Control of the C&A's Automotive Group and then Vice President and Controller. He is a certified public accountant.

Richard C. Jelinek has bee a director of C&A since September 2004. Mr. Jelinek is the former Chairman of Lifemark Corporation, a position in which he served from 1994 until it merged with United Health Group in 2001. Mr. Jelinek is currently a member of the Executive Committee of the Aspen Valley Medical Foundation and a board member of the Aspen Valley Community Foundations. He is also on the advisory board of the School of Public Health at the University of Michigan.

Timothy D. Leuliette has been a director of C&A since February 2001 and has been a director of Metaldyne since November 2000 and a director of TriMas since 2002. He is currently Chairman, President and Chief Executive Officer of Metaldyne. He is a senior managing director and one of the co-founders of Heartland. Prior to joining Heartland, Mr. Leuliette joined the Penske Corporation as President and Chief Operating Officer in 1996. From 1991 to 1996 Mr. Leuliette served as President and Chief Executive Officer of ITT Automotive, an automotive company. He also serves on a number of corporate and charitable boards and served as Chairman for The Federal Reserve of Chicago, Detroit Branch.

W. Gerald McConnell has served as director of C&A since February 2001 and has been a senior managing director of Heartland since its founding. Mr. McConnell was formerly a managing director at Deutsche Bank Alex. Brown (formerly Bankers Trust Co.) from 1997 until 1999. From 1991 until 1999, Mr. McConnell specialized in leveraged finance and financial sponsor coverage at Deutsche Bank Alex. Brown. Mr. McConnell also serves on the board of directors of Springs and TriMas.

Warren B. Rudman has been a director of C&A since June 1995. Mr. Rudman was a partner in the law firm of Paul, Weiss, Rifkind, Wharton & Garrison from 1993 through 2002, and since January 2003 Mr. Rudman has been of counsel to the law firm. Mr. Rudman served as a United States Senator from New Hampshire from 1980 through 1992 and as Attorney General of New Hampshire from 1970 until 1976. Mr. Rudman is also a director of Allied Waste, Boston Scientific, the Raytheon Company and an independent trustee of several mutual funds of the Dreyfus Corporation.

Daniel P. Tredwell has been a director of C&A since February 2001. Mr. Tredwell is also a director of Metaldyne, TriMas and Springs. He is a senior managing director and a co-founder of Heartland. He has two decades of leveraged financing and buyout experience. Mr. Tredwell served as a Managing Director at Chase Securities Inc. and had been with Chase Securities since 1985.

David R. Cosgrove has been Senior Vice President, Financial Planning and Controller since October 2004. From August 2002 to September 2004, he was Vice President, Financial Planning & Analysis. Mr. Cosgrove joined C&A as Vice President, Finance, Plastics Division in February 2002. Prior to joining C&A, Mr. Cosgrove was Vice President, Finance for Textron Fluid Handling Products Division from September 2000 and held a number of progressively responsible operational and corporate senior financial positions at Textron Automotive Company since 1988.

John A. Galante has been Vice President and Treasurer, and an executive officer, of the Company since October 2004. He was previously Director, Strategic Planning from October 2002 to October 2004. Mr. Galante is also a Vice President of Heartland, which he joined in October 2002. Previously, Mr. Galante was a Vice President at Fox Paine & Company, LLC, a private investment fund, from November 2001 to October 2002, and a Vice President in the investment banking division of J.P. Morgan Securities in the Financial Sponsors Coverage Group from June 1997 to October 2001.

Millard L. King, Jr. has been President, Global Soft Trim since August 2003 and an executive officer since March 2002. From November 2001 to March 2002, he was Executive Vice President of Global Manufacturing Operations, Carpet and Acoustics Systems. Mr. King joined C&A in 1971. Prior to November 2001, Mr. King held the positions of Senior Vice President of Operations for Automotive Knit Fabrics and Chief Operating Officer of the U.S. automotive carpet systems and of automotive knit and woven operations.

Bryce M. Koth has been Senior Vice President and Chief Financial Officer of the Company since October 2004. He was previously Vice President, Finance & Controller, and head of tax since May 2004. He joined the Company in December 2002 as Vice President,Tax. Prior to joining C&A, he was Director, Tax at Visteon Corporation from April 2000 to November 2002, and served in the Office of Tax Counsel at Ford Motor Company from August 1997 to April 2000. Mr. Koth is a certified public accountant and licensed attorney.

Robert A. Krause has been Senior Vice President, Finance and Administration since October 2004. He was previously Vice President and Treasurer since October 2002. Before joining C&A, Mr. Krause was associated with American Axle & Manufacturing Holdings, Inc., where he was Vice President and Treasurer from 1999 to September 2002, and Vice President, Investor Relations from September 2002 to October 2002, Treasurer and Acting Interim Chief Financial Officer during 1999, and Treasurer from 1998 to 1999. Mr. Krause is also a director of Products.

Michael G. Torakis has been President, International Plastics since August 2003 and an executive officer since March 2004. Mr. Torakis joined C&A in August 2003. Prior to joining C&A, Mr. Torakis was President of Venture Holdings Company, LLC and Chief Executive Officer of Peguform GmbH. On or about March 28, 2003, Venture Holdings Company, LLC and certain of its affiliates filed a petition for protection under the United States Bankruptcy Code. Mr. Torakis was President of Venture Holdings Company, LLC at the time of the bankruptcy filing. In addition, on or about May 28, 2002, Peguform GmbH, a subsidiary of Venture Holdings Company, LLC, filed for bankruptcy in Germany. Mr. Torakis was Chief Executive Officer of Peguform GmbH at the time of the filing.

In addition to the foregoing, under the purchase agreement for the TAC-Trim acquisition, Textron has the right (but not the obligation) to designate a director for service on the C&A Board of Directors. As of this date, they have not yet determined when, if at all, they will designate such director. Textron also has the right to designate two observers to attend our Board meetings. Under certain circumstances, such as nonpayment of the Products Redeemable Preferred Stock, holders thereof are entitled to designate directors at Products. Textron is currently the sole holder thereof.

Code of Ethics

Products has a code of ethics entitled "Collins & Aikman Products Co. Code of Business Conduct" which is applicable to all employees, consultants and contractors of Products, its subsidiaries and affiliates, including C&A. The Code of Business Conduct is also applicable to our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions for us.

The Code of Business Conduct is available on our website at www.collinsaikman.com. All amendments to the Code of Business Conduct will also be made available on our website, along with all waivers of the Code of Business Conduct involving senior officers of C&A.

Audit Committee Financial Expert

The Board of Directors of C&A has determined that Mr. Hardwick, a current member of the Audit Committee, is an "audit committee financial expert," as the Board interprets that requirement in its business judgment, that each member of the Audit Committee is financially literate, and each member of the Audit Committee satisfies the heightened independence requirements of Sections 303.01(B)(2)(a) and 303.01(B)(7) of the New York Stock Exchange's listing standards, to which all members of the Audit Committee are subject. The Board has determined also that the members of the Audit Committee are independent under applicable rules and regulations and have considerable qualifications and extensive experience with us and other public and private entities, and have demonstrated unique leadership capabilities, to serve as members of C&A's Audit Committee.

EXECUTIVE AND DIRECTOR COMPENSATION

The following table sets forth information concerning the compensation for services rendered to C&A and its subsidiaries, including Products, by (i) our Chief Executive Officer during 2004, (ii) our four most highly compensated executive officers (other than the Chief Executive Officer) whose total annual salary and bonus exceeded $100,000 and who were serving as executive officers at the end of the fiscal year ended December 31, 2004 and (iii) two of our former executive officers whose compensation would have been disclosed herein if they had been serving as our executive officers at the end of the fiscal year (the individuals named in clauses (i), (ii) and (iii) are referred to as the "Named Executive Officers"). We do not separately compensate our executive officers for their duties as officers of us (except for any such options).

Summary Compensation Table

	Annual Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($) (1)	Restricted Stock Units ($)		Securities Underlying Options (#)		All Other Compensation ($)
David A. Stockman	2004	$—	$—	$—	$—		—		$—
Chairman and Chief	2003	$—	$—	$—	$—		—		$—
Executive Officer (2)	2002	N/A	N/A	N/A	N/A		N/A		N/A
Millard L. King, Jr.	2004	$412,500	$—	$8,885	$44,610	(4)	13,679	(4)	$8,293	(5)
President, Global	2003	$341,667	$37,500	$10,780	$—		—		$2,325
Soft Trim (3)	2002	$250,000	$140,873	$11,058	$—		376,321	(4)	$2,390
Michael G. Torakis	2004	$412,500	$76,932	$6,790	$27,312	(4)	240,000	(4)	$3,062	(7)
President, Global Plastics	2003	$194,423	$76,932	$4,228	$—		—		$1,236
Operations (6)	2002	N/A	N/A	N/A	N/A		N/A		N/A
Bryce M. Koth	2004	$190,833	$47,500	$2,177	$11,380	(4)	—		$1,254	(9)
Senior Vice President and	2003	$187,500	$25,000	$3,074	$—		100,000	(4)	$923
Chief Financial Officer (8)	2002	$13,615	$—	$316	$—		—		$170
Robert A. Krause	2004	$206,667	$—	$2,247	$11,380	(4)	—		$1,371	(11)
Senior Vice President,	2003	$197,500	$145,750	$2,958	$—		100,000	(4)	$1,166
Finance and	2002	$44,577	$—	$798	$—		—		$231
Administration (10)
J. Michael Stepp	2004	$587,998	$—	$10,185	$50,072	(4)	—		$234,213	(13)
Vice Chairman and Former	2003	$484,167	$112,500	$14,699	$—		—		$3,319
Chief Financial Officer (12)	2002	$300,000	$262,500	$35,897	$—		440,000	(4)	$5,047
Eric White	2004	$320,000	$—	$6,790	$27,312	(4)	—		$165,878	(15)
Former President, US and	2003	$307,917	$25,000	$11,954	$—		200,000	(4)	$9,584
Mexico Plastics (14)	2002	$199,590	$25,000	$3,822	$—		40,000	(4)	$1,062

(1)	Total perquisites for each Named Executive Officer were less than the lesser of $50,000 or 10% of annual salary and bonus and, accordingly, the dollar value of such perquisites is not shown. The numbers shown for each Named Executive Officer reflect gross-ups for incremental federal and state income taxes related to such perquisites or relocation reimbursements. Perquisites for each Named Executive Officer may, but do not necessarily, include reimbursement for any of the following expenses: car; financial planning; executive fitness; executive physicals and medical; clubs and entertainment; and personal use of company aircraft.

(2)	Mr. Stockman became our Chief Executive Officer in August 2003. He has been a director of C&A since February 2001 and Chairman of the Board of C&A since August 2002. Mr. Stockman does not receive any compensation for his services as Chief Executive Officer. Mr. Stockman's services are provided by Heartland under a services agreement. See "Certain Relationships and Related

Transactions" for a description of the services agreement between us and Heartland. Heartland's compensation under the services agreement did not increase as a result of Mr. Stockman becoming our Chief Executive Officer.

(3)	Mr. King assumed the position of President, Global Soft Trim in August 2003. Previously he was Executive Vice President, Global Manufacturing Operations, Carpet & Acoustics Systems.

(4)	In June 2004, the Compensation Committee of the Board of Directors approved a Voluntary Stock Option Exchange Program ("Program"). The Company offered option holders of grants under the 2002 Employee Stock Option Plan ("Plan") the opportunity to participate in the Program and exchange all of their existing $8.00 options for a combination of restricted stock units and stock options. The Program provided one restricted stock unit for every 50 stock options exchanged. Additionally, participants will be provided 98 options for every 100 options exchanged to be priced at the then market closing price no earlier than June 29, 2005. The Program was amended in December 2004 to extend the issuance date for the options to the date shown in the preceding sentence. Some eligible option holders did not participate in the amendment.

On June 29, 2004, Messrs. King, Torakis, Koth, Krause, Stepp and White elected to exchange their eligible options as part of the Program, including all of the options shown in the table.

Amounts set forth in the restricted stock units column represent the grant-date value ($5.69 per share) of time-based restricted stock units (i.e., no shares will be issued until the date of vesting) that were granted to Messrs. King, Torakis, Koth, Krause, Stepp and White on June 29, 2004 pursuant to the Program described in the above paragraph. Holders of the restricted stock units do not have voting rights nor do they receive dividends or dividend equivalents. The value of restricted stock units held by the Named Executive Officers as of December 31, 2004 (based on the closing price on the NYSE on December 31, 2004 ($4.36 per share)) is as follows: Mr. King — $34,182, which includes 7,840 restricted stock units; Mr. Torakis — $20,928, which includes 4,800 restricted stock units; Mr. Koth — $8,720, which includes 2,000 restricted stock units; Mr. Krause — $8,720, which includes 2,000 restricted stock units; Mr. Stepp — $38,368, which includes 8,800 restricted stock units; and Mr. White — $20,928, which includes 4,800 restricted stock units.

Messrs. Stepp and White are no longer eligible to participate in the Program due to their departure from the company.

(5)	Amount for 2004 for Mr. King consists of premiums in the amounts of $2,797, $265 and $5,231 paid for basic term life insurance, accidental death and dismemberment ("AD&D") insurance and executive medical insurance, respectively, under group life insurance policies.

(6)	Mr. Torakis assumed the position of President, Global Plastics Operations in October 2004.

(7)	Amount for 2004 for Mr. Torakis consists of premiums in the amounts of $2,797 and $265 paid for basic term life insurance, and AD&D insurance, respectively, under group life insurance policies.

(8)	Mr. Koth assumed the position of Senior Vice President and Chief Financial Officer in October 2004.

(9)	Amount for 2004 for Mr. Koth consists of premiums in the amounts of $1,146 and $108 paid for basic term life insurance, and AD&D insurance, respectively, under group life insurance policies.

(10)	Mr. Krause assumed the position of Vice President, Finance and Administration in October 2004.

(11)	Amount for 2004 for Mr. Krause consists of premiums in the amounts of $1,253 and $118 paid for basic term life insurance and AD&D insurance, respectively, under group life insurance policies.

(12)	Mr. Stepp resigned as our Chief Financial Officer in October 2004.

(13)	Amount for 2004 for Mr. Stepp consists of (i) premiums in the amounts of $3,730, $353, and $10,275, paid for basic term life insurance and AD&D insurance, and executive medical insurance, respectively, under group life insurance policies, (ii) $219,855 of compensation under an existing consulting agreement.

(14)	Mr. White resigned from his position as President, US & Mexico Plastics in October 2004.

(15)	Amount for 2004 for Mr. White consists of (i) premiums in the amounts of $2,486, $235, and $5,575 paid for basic term life insurance and AD&D insurance, and executive medical insurance, respectively, under group life insurance policies, (ii) $157,582 of compensation pursuant to a separation agreement. See "Employment Agreements."

Option Grants in Last Fiscal Year

Shown below is information on grants of new stock options made during the fiscal year ended December 31, 2004 to Named Executive Officers.

	Individual Grants
Name	Number of Securities Underlying Options Granted		% of Total Options Granted to Employees in 2002	Exercise Price($/sh)	Expiration Date	Grant Date Present Value($)(1)
Millard L. King, Jr.	13,679	(2)	3%	$8.00	5/21/2019	$59,230
Michael G. Torakis	240,000	(2)	58%	$8.00	3/2/2014	$1,039,200

(1)	The fair value of each option grant was estimated using the Black-Scholes option pricing model. The assumptions used in the model were weighted average expected volatility of 81.3% weighted average, risk-free interest rate of return of 4.39%, dividend yield of 0% and expected life of seven years.

(2)	In June 2004, the Compensation Committee of the Board of Directors approved a Voluntary Stock Option Exchange Program ("Program"). The Company offered option holders of grants under the 2002 Employee Stock Option Plan ("Plan") the opportunity to participate in the Program and exchange all of their existing $8.00 options for a combination of restricted stock units and stock options. The Program provided one restricted stock unit for every 50 stock options exchanged. Additionally, participants will be provided 98 options for every 100 options exchanged to be priced at the then market closing price no earlier than June 29, 2005. The Program was amended in December 2004 to extend the issuance date for the options to the date shown in the preceding sentence. On June 29, 2004, Messrs. King and Torakis elected to exchange all of their eligible options as part of the Program and participated in the December 2004 amendment. Some eligible option holders did not participate in the amendment.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

Shown below is information with respect to the exercise of stock options during the last fiscal year and the year-end value of unexercised options to purchase common stock of C&A granted to the Named Executive Officers and held by them as of December 31, 2004.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Unexercised Options at Fiscal Year-End		Value of Unexercised In- the-Money Options at Fiscal Year-End($)(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Millard L. King, Jr.	0	0	10,000	0	0	0

(1)	No options were in the money at fiscal year-end because the exercise price of such options exceeded the closing price of C&A's common stock on the NYSE on December 31, 2004.

Option Cancellation/Repricing Program

On March 24, 2003, C&A cancelled 3,559,256 outstanding, variously priced options, and replaced them with options exercisable at $8.00 per share. C&A "repriced" these options in an effort to continue their effectiveness as a component of our overall compensation strategy. The table under "—10-Year Option/SAR Repricing Table provides additional details regarding the 2003 repricing of options for each person who was an executive officer of us on March 24, 2003, or who has since become an executive officer and had options repriced on March 24, 2003.

The Compensation Committee of the Board of Directors has approved the replacement of Option Cancellation/Repricing Program with a Voluntary Stock Option Exchange Program during the second quarter of 2004.

All Collins & Aikman 2002 Employee Stock Option participants were provided an opportunity to participate in a Voluntary Stock Option Exchange Program. The program allowed participants a chance to exchange their existing $8 options for a combination of Restricted Stock Units and Stock Options to be priced at a future date at market prices.

The program provided one Restricted Stock Unit for every 50 Stock Options exchanged. Additionally, participants will be provided 98 Options for every 100 Options exchanged and will be priced at the market closing price not earlier than December 31, 2004. We have issued 68,218 Restricted Stock Units to participants during the quarter.

2004 Option Exchange Program

In June 2004, the Compensation Committee of the Board of Directors approved a Voluntary Stock Option Exchange Program, or the Program. We offered option holders of grants under the 2002 Employee Stock Option Plan or, the Plan, the opportunity to participate in the Program and exchange all of their existing $8.00 options for a combination of restricted stock units and stock options. The Program provided one restricted stock unit for every 50 stock options exchanged. Additionally, participants will be provided 98 options for every 100 options exchanged to be priced at the then market closing price no earlier than June 29, 2005. The Program was amended in December 2004 to extend the issuance date for the options to the date shown in the preceding sentence. Some eligible option holders did not participate in the amendment. On June 29, 2004, 3.4 million options were exchanged, and we awarded 68,218 shares of restricted stock units. The restricted stock units vest in three equal annual installments on June 29, 2005, June 29, 2006 and June 29, 2007. The fair value of the restricted shares is amortized ratably over the vesting period.

10-Year Option/SAR Repricing Table

Name	Number of Securities Underlying Options/SARs Repriced or Amended		Market Price of Stock at Time of Repricing or Amendment ($)(2)	Exercise Price at Time of Repricing or Amendment ($)(1)(3)	New Exercise Price ($)(2)	Length of Original Option Term Remaining at Date of Repricing or Amendment (4)
	Date	(#)(1)
Gerald E. Jones	03/24/03	6,000	4.26	10.00	8.00	07/05/05
Executive Vice		2,000		10.00		3/22/10
President
Global Manufacturing		172,000		10.00		1/15/12
Operations, Fabric
Millard L. King, Jr.	03/24/03	2,000	4.26	10.00	8.00	01/20/09
President		2,000		10.00		12/01/09
Global Soft Trim		6,000		10.00		03/22/10
		13,679		9.97		01/28/04
		376,321		10.00		1/15/12

Name	Number of Securities Underlying Options/SARs Repriced or Amended		Market Price of Stock at Time of Repricing or Amendment ($)(2)	Exercise Price at Time of Repricing or Amendment ($)(1)(3)	New Exercise Price ($)(2)	Length of Original Option Term Remaining at Date of Repricing or Amendment (4)
	Date	(#)(1)
Dianne E. Kokkinos	3/24/03	4,000	4.26	10.00	8.00	1/15/12
Senior Vice President
Global Supply Chain
Management
Dana Leavitt	3/24/03	40,000	4.26	10.00	8.00	1/15/12
Former Executive Vice
President
Global Manufacturing
Operations, Interior
Trim and Cockpit
Systems
Michael M. Mitchell	3/24/03	360,000	4.26	10.00	8.00	1/15/12
Former President
Global Commercial
Operations
Jeffrey A. Rose	3/24/03	180,000	4.26	10.00	8.00	1/15/12
Senior Vice President
Global Product
Development and
Technology
J. Michael Stepp	3/24/03	440,000	4.26	10.00	8.00	1/15/12
Vice Chairman of the
Board and Chief
Financial Officer
L. Gregory Tinnell	3/24/03	4,000	4.26	10.00	8.00	7/5/05
Senior Vice President		2,000		10.00		2/19/07
Human Resources		6,000		10.00		8/31/09
		8,000		10.00		03/22/10
		140,000		10.00		1/15/12
Reed A. White	3/24/03	13,353	4.26	9.9750	8.00	1/28/04
President of Collins &		8,000		10.00		3/22/10
Aikman Dura Convertible		27,357		9.9750		1/28/04
Systems		101,290		10.00		1/15/12
Eric White	3/24/03	40,000	4.26	10.00	8.00	1/15/12
President
U.S. and Mexico
Plastics

(1)	These numbers have been adjusted to reflect our 1—2.5 reverse stock split on May 28, 2002.

(2)	The public offering price of the offering of our common stock which occurred on March 22, 2003 was used to establish the exercise price of the replacement options.

(3)	These numbers are the exercise prices of the options cancelled in connection with the grant of replacement options.

(4)	These are the expiration dates of both the cancelled and replacement options on March 24, 2003.

Defined Benefit or Actuarial Plan Disclosure

Collins & Aikman Plan.    Provided certain eligibility requirements are met, at the end of each calendar month, pay credits are applied to a participant's account under the Collins & Aikman Corporation Employees' Pension Account Plan (the "Collins & Aikman Plan") based on the participant's length of credited service and compensation (as defined) during that month. For participants age 50 or older, the monthly pay credit is based on either credited service and compensation or age and compensation, whichever results in the higher amount.

The following chart sets forth how pay credits are determined under the Collins & Aikman Plan:

Eligibility Requirements			Percentage of Compensation Used to Determine Pay Credits
Years of Credited Service	-or-	Age	Up to 1/3 of the S.S. Wage Base	Over 1/3 of the S.S. Wage Base
Less than 10		Less than 50	2.5%	4.5%
10 — 14		50 — 54	3.0%	5.5%
15 — 19		55 — 59	4.0%	6.5%
20 — 24		60 — 64	5.0%	8.0%
25 or more		65 or more	6.0%	10.0%

The dollar amounts that result from these percentages are added together and the total is the pay credit for the month.

In addition, interest credits are applied each month to the account balance. Participants make no contributions to the Collins & Aikman Plan. Employer contributions are 100% vested after five years of service or at age 65, whichever is earlier, and may vest under certain other circumstances as set forth in the Collins & Aikman Plan. The estimated annual benefits payable upon normal retirement age under the Collins & Aikman Plan for Messrs. King, Torakis, Koth, Krause, Stepp and White, assuming they use their account balances to purchase a single life annuity, are $45,989.40, $31,211.40, $45,497.76, $31,636.92, $11,111.64 and $51,845.04, respectively. Participants in the Collins & Aikman Plan have the option, however, of receiving the value of their vested account in a lump sum following termination of employment. Mr. Stockman does not participate in the Collins & Aikman Plan.

Collins & Aikman Excess Plan.    The excess benefit plan ("SRP") of Collins & Aikman Corporation works in conjunction with the Collins & Aikman Plan and provides to the employee any benefit which the Collins & Aikman Plan would have provided except for certain legal limitations under the Employee Retirement Income Security Act of 1974 and Internal Revenue Service regulations. The pay credits and interest credits are determined as described with respect to the Collins & Aikman Plan as if no legal limitations existed, and then this plan provides any benefit which is in excess of the benefit provided under the Collins & Aikman Plan. The estimated annual benefits payable upon normal retirement age under the SRP for Messrs. King, Torakis, Koth and Krause are $38,033.40, $43,999.92, $1,554.48, $4,645.80, respectively. Mr. Stockman does not participate in the SRP. The balances in the SRP accounts of Messrs. Stepp and White as of December 31, 2004 were $221,293.76 and $39,184.25, respectively.

Collins & Aikman SRIP.    Participation in the Collins & Aikman Corporation Supplemental Retirement Income Plan (the "Collins & Aikman SRIP") is solely at the discretion of the Board of Directors of C&A and is extended to a select group of key executives. The plan, which may be discontinued on a prospective basis at any time, provides a participating employee with a retirement benefit at or after age 62 or between ages 55 and 61 on an actuarially reduced basis. A target benefit is first calculated for each employee based on Total Annual Compensation (final base salary plus the average of the bonuses paid for the last three fiscal years) and years of service at retirement. The benefit payable from the Collins & Aikman SRIP is determined as the excess of the target benefit over any pension benefits payable from Social Security and any other retirement plans sponsored by us. An employee does not become vested in a benefit until (i) reaching age 55 and completing 10 years of service or (ii) reaching age 62.

The following table shows, for specified compensation and years of service classifications, the hypothetical annual target benefits under the Collins & Aikman SRIP for employees retiring at age 65, assuming that the retiring participant elects a single life annuity.

Pension Plan Table

	Years of Service
Total Annual Compensation	10	15	20	25	30	35
$100,000	$42,000	$51,000	$60,000	$60,000	$60,000	$60,000
125,000	52,500	63,750	75,000	75,000	75,000	75,000
150,000	63,000	76,500	90,000	90,000	90,000	90,000
175,000	73,500	89,250	105,000	105,000	105,000	105,000
200,000	84,000	102,000	120,000	120,000	120,000	120,000
225,000	94,500	114,750	135,000	135,000	135,000	135,000
250,000	105,000	127,500	150,000	150,000	150,000	150,000
275,000	115,500	140,250	165,000	165,000	165,000	165,000
300,000	126,000	153,000	180,000	180,000	180,000	180,000
350,000	147,000	178,500	210,000	210,000	210,000	210,000
400,000	168,000	204,000	240,000	240,000	240,000	240,000
450,000	189,000	229,500	270,000	270,000	270,000	270,000
500,000	210,000	255,000	300,000	300,000	300,000	300,000
600,000	252,000	306,000	360,000	360,000	360,000	360,000
700,000	294,000	357,000	420,000	420,000	420,000	420,000
800,000	336,000	408,000	480,000	480,000	480,000	480,000
900,000	378,000	459,000	540,000	540,000	540,000	540,000
1,000,000	420,000	510,000	600,000	600,000	600,000	600,000
1,100,000	462,000	561,000	660,000	660,000	660,000	660,000
1,200,000	504,000	612,000	720,000	720,000	720,000	720,000
1,300,000	546,000	663,000	780,000	780,000	780,000	780,000
1,400,000	588,000	714,000	840,000	840,000	840,000	840,000
1,500,000	630,000	765,000	900,000	900,000	900,000	900,000
1,600,000	672,000	816,000	960,000	960,000	960,000	960,000
1,700,000	714,000	867,000	1,020,000	1,020,000	1,020,000	1,020,000
1,800,000	756,000	918,000	1,080,000	1,080,000	1,080,000	1,080,000
1,900,000	798,000	969,000	1,140,000	1,140,000	1,140,000	1,140,000
2,000,000	840,000	1,020,000	1,200,000	1,200,000	1,200,000	1,200,000
2,100,000	882,000	1,071,000	1,260,000	1,260,000	1,260,000	1,260,000
2,200,000	924,000	1,122,000	1,320,000	1,320,000	1,320,000	1,320,000
2,300,000	966,000	1,173,000	1,380,000	1,380,000	1,380,000	1,380,000
2,400,000	1,008,000	1,224,000	1,440,000	1,440,000	1,440,000	1,440,000
2,500,000	1,050,000	1,275,000	1,500,000	1,500,000	1,500,000	1,500,000

All of the Named Executive Officers except Mr. Stockman, Mr. Krause and Mr. Koth participated in the Collins & Aikman SRIP in 2004. As of December 31, 2004, Mr. King has had 34 years, 0 months of plan service, and at age 65, he will have had an estimated 39 years, 11 months of plan service. As of December 31, 2004, Mr. Torakis has had 1 year, 0 months of plan service, and at age 65, he will have had an estimated 17 years, 10 months of plan service. As of December 31, 2004, Mr. Stepp had 10 years, 0 months of plan service, and at age 65, he will have an estimated 15 years, 0 months of plan service. As of December 31, 2004, Mr. White had 3 years, 3 months of plan service, and at age 65, he will have an estimated 4 years, 9 months of plan service.

Employment Agreements

J. Michael Stepp.    Mr. Stepp retired as a full-time executive of the Company in October 2004, and we plan to enter into a three-year consulting arrangement with him, pursuant to which he will continue to provide services to the Company. Under the agreement, we expect Mr. Stepp will receive compensation of $50,000 per month, together with health and other benefits. He will receive $140,625 at inception of the agreement and will receive $600,000 in October 2006. We expect he will be entitled to receive, upon the Compensation Committee's approval, options to purchase 440,000 shares of the Company's common stock, which will vest immediately and expire in June 2007, at an exercise price of $4.87 per share. Mr. Stepp will immediately vest in the Company's supplemental retirement income plan and become entitled to receive benefits in accordance with the plan and his elections thereunder. We expect that the agreement will provide, that Mr. Stepp will, among other things, not compete with the Company during his consultancy period. Mr. Stepp remains a director of the Company and serves as Vice Chairman of the Company's Board of Directors.

Eric White.    Mr. White's employment relationship with us ended in October 2004. He entered into a separation agreement with us on October 21, 2004. This agreement replaced Mr. White's pre-existing employment agreement, which was terminated. He is to receive 24 months of salary continuation at a rate of $33,333 per month. He received a $33,333 lump sum payment and a $57,583 payment in lieu of his 2004 incentive payment. He is entitled to receive, upon the Compensation Committee's approval, options to purchase 280,000 shares of the Company's common stock, at an exercise price equal to the average closing price of the Company's common stock on the New York Stock Exchange during the fourth quarter of 2004. Such options will vest immediately and expire on June 30, 2006.

Millard L. King, Jr.    In August 2003, we entered into an employment agreement with Mr. King for a period of three years subject to the terms and conditions of the agreement. The agreement provides for an initial base salary of $450,000 per year. Mr. King's target bonus under the annual executive incentive compensation plan is set at 40% of his base salary. The agreement provides for employee benefits and such other fringe benefits as are available to our executives, including a perquisite allowance of $20,000 grossed up for income taxes. This allowance must be used for the lease/purchase of a company automobile, automobile insurance and maintenance, country club dues, financial planning or income tax preparation. In the event Mr. King's employment is terminated by us without cause or by Mr. King due to "constructive termination" prior to the expiration of the term of the agreement, Mr. King shall receive his base salary for 24 months based on the rate in effect immediately preceding termination date, an amount equal to the amount determined by multiplying Mr. King's average actual, annual bonus for the prior three years by a fraction, where the numerator is the number of whole months of service worked during the year of the when the termination occurs and the denominator is 12. He will also continue to participate in the benefit plans, programs and arrangements during the severance period (with the exception of the executive physical program, long-term disability plan, and the supplemental retirement income plan) unless Mr. King is offered comparable benefits plans, programs, or arrangements with another employer during the severance period. The salary continuation is to be paid in accordance with our normal pay practice and the bonus would be payable in a lump sum upon the expiration of the severance period. In such event, all outstanding stock options will immediately vest and remain exercisable until the earlier of 90 days after termination or the original expiration date of said options.

Michael G. Torakis.    In August 2003, we entered into an employment agreement with Mr. Torakis for a period of three years subject to the terms and conditions of the agreement. The agreement provides for an initial base salary of $450,000 per year. Mr. Torakis' target bonus under the annual executive incentive compensation plan is set at 40% of his base salary, with such bonus guaranteed for 2003 (on a proportionate basis, based on the portion of 2003 in which Mr. Torakis was employed by us) and 2004. The agreement provides for employee benefits and such other fringe benefits as are available to our executives, including a perquisite allowance of $20,000 grossed up for income taxes. This allowance must be used for the lease/purchase of a company automobile, automobile insurance and maintenance, country club dues, financial planning or income tax preparation. In the event Mr. Torakis' employment is terminated by us without cause or by Mr. Torakis due to "constructive termination" prior to the expiration of the term of the agreement, Mr. Torakis shall receive his base salary for 24 months based on the rate in effect immediately preceding termination date, an amount equal to the amount determined by multiplying Mr. Torakis' average actual annual bonus for the prior three years by a fraction, where the numerator is the number of whole months of service worked during the year of the when the termination occurs and the denominator is 12. He will also continue to participate in the benefit plans, programs and arrangements during the severance period (with the exception of the executive physical program, long-term disability plan, and the supplemental retirement income plan) unless comparable benefit plans, programs or arrangements are offered to Mr. Torakis through another employer during the severance period. The salary continuation is to be paid in accordance with our normal pay practice and the bonus would be payable in a lump sum upon the expiration of the severance period. In such event, all outstanding stock options will immediately vest and remain exercisable until the earlier of 90 days after termination or the original expiration date of said options. We also committed to grant Mr. Torakis options to purchase 240,000 shares of C&A's common stock.

Other Named Executives.    We do not have and did not have employment agreements with Messrs. Stockman, Koth or Krause.

Compensation of Directors

Under the 1994 Directors Plan, each non-employee director of C&A who is not affiliated with a major stockholder, and was not affiliated with a major stockholder at the time of his or her election to the Board of Directors, received an annual automatic grant of ten-year options for 4,000 shares of C&A common stock (since reverse split of C&A common stock) each November. The options have a per share exercise price equal to $8.00 and are exercisable six months and one day after the date of grant. Any options not exercisable prior to a termination of the directorship are canceled. Such non-employee directors may be granted options on the same schedule pursuant to the 2002 Stock Option Plan ("2002 Plan"). Effective September 12, 2002, members of the Audit Committee additionally receive $5,000 per meeting of the Committee. Currently, only Messrs. Clark, Rudman, Dauch and Cohen are eligible to receive future grants under the 2002 Plan. Each such director also receives a fee of $80,000 per year, payable quarterly. The chairman of the Audit Committee also receives $7,000 per meeting of the Committee, and the other members of the Audit Committee receive $5,000 per meeting of the Committee.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is currently composed of Messrs. Jelinek (Chairman), Cohen, Dausch and Rudman. From April 2002 to September 2004, the Compensation Committee was composed of Messrs. Stockman, Tredwell and Cohen. None of the current members of the Compensation Committee, nor Mr. Cohen or Tredwell, are or have been employees of C&A or any of its subsidiaries, including Products, or are or have been separately compensated for serving as an officer of C&A or any of its subsidiaries, including Products. Mr. Stockman became our Chief Executive Officer on August 2003, but does not receive any compensation for such service. (See Summary Compensation Table above and "Certain Relationships and Related Party Transactions" for more information regarding compensation arrangements for Mr. Stockman's service to us as Chief Executive Officer.) None of the executive officers who are separately compensated for serving as executive officers (or who received options) serve on the Compensation Committee. Mr. Stockman also serves on the Compensation Committee of Metaldyne. Mr. Leuliette, a director of C&A, is Chairman, President and Chief Executive Officer of Metaldyne.

Messrs. Stockman and Tredwell are senior managing directors of Heartland. See "Principal Shareholders" and "Certain Relationships and Party Related Transactions." Mr. Cohen is Counsel at the Canadian law firm of Cassels Brock and Blackwell.

PRINCIPAL SHAREHOLDERS

Set forth in the table below is certain information as of January 1, 2005 regarding the beneficial ownership of common stock of C&A (including securities authorized for issuance under our equity compensation plans) by (i) persons who are known to us to own beneficially more than five percent (5%) of the C&A's common stock, (ii) directors of C&A, (iii) our Named Executive Officers and (iv) our directors and executive officers as a group. Unless otherwise indicated, the beneficial owner has sole voting power and sole investment power over the common stock shown below.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Heartland Industrial Partners, L.P. 55 Railroad Avenue Greenwich, CT	34,314,147(1)	41.0%
Charles E. Becker	7,539,262(2)	9.0%
David A. Stockman	331,000(3)	*
J. Michael Stepp	30,067(3)(4)(5)	*
Robert C. Clark	40,000(6)	*
Marshall A. Cohen	22,000	*
David C. Dauch	8,000(6)	*
Anthony Hardwick	0	*
Richard C. Jelinek	38,000	*
Timothy D. Leuliette	0(3)
W. Gerald McConnell	0(3)
Warren B. Rudman	36,000(6)	*
Daniel P. Tredwell	0(3)
Millard L. King, Jr.	762)(5)(7)	*
Bryce M. Koth	0(5)
Robert A. Krause	10,000(5)
Michael G. Torakis	0(5)	*
Eric J. White	0(5)	*
Executive officers and directors as a Group (17 persons)	515,829(8)	*%

*	Less than one percent of shares of common stock outstanding.

(1)	The 34,314,147 shares beneficially owned are indirectly owned by Heartland Industrial Associates L.L.C. as the general partner of each of the following limited partnerships, which hold the indicated shares directly: (a) 391,273 shares are held directly by Heartland Industrial Partners (FF), L.P., a Delaware limited partnership, (b) 1,895,790 shares are held directly by HIP Side-by-Side Partners L.P., a Delaware limited partnership, (c) 124,199 shares are held directly by HIP Side-By-Side I-A, LLC, a Delaware limited liability company, (d) 76,130 shares are held directly by Heartland Industrial Partners (C1), L.P., a Delaware limited partnership, and (e) 31,826,755 shares are held directly by Heartland.

(2)	Such shares represent (a) 5,440,000 shares acquired by Mr. Becker as consideration for the acquisition of Becker Group L.L.C., ("Becker"), (b) 339,262 shares acquired by Mr. Becker immediately following the closing of the Becker acquisition from one of the other former Becker shareholders, (c) 160,000 shares subject to presently exercisable warrants to purchase such common stock at $5.00 per share acquired by Mr. Becker as consideration for the Becker acquisition and (d) 1,600,000 shares acquired by Becker Ventures LLC ("Becker Ventures") as part of the financing for our acquisition of Textron Automotive Company's trim division ("TAC-Trim"). Mr. Becker is the managing member of and holds a controlling interest in Becker Ventures. Mr. Becker became a director of C&A upon completion of the Becker acquisition and was Vice Chairman of the C&A Board from July 2001 until July 2002. Effective May 6, 2004, Mr. Becker resigned as a director of C&A. Mr. Becker is a limited partner of Heartland and disclaims beneficial ownership of all shares held by Heartland.

(3)	As described under (1) above, 34,314,147 shares are beneficially owned by Heartland Industrial Associates, L.L.C. Mr. Stockman is the Managing Member of Heartland Industrial Associates, L.L.C., but disclaims beneficial ownership of such shares. Messrs. Leuliette, McConnell, Stepp, and Tredwell are also members of Heartland Industrial Associates, L.L.C. and also disclaim beneficial ownership of the shares.

(4)	Of these shares, (i) 26,000 are held directly and (ii) 4,067 are held indirectly in the Stock Fund of the 401(k) Plan and the Non-Qualified Shadow Retirement Income Plan ("SRIP").

(5)	On June 29, 2004, pursuant to the 2004 Stock Option Exchange Program described elsewhere in this prospectus, Messrs. Stepp, King, Torakis, Koth, Krause and White elected to exchange their eligible options as part of the Program. Mr. Stepp exchanged 440,000 options for 8,800 restricted stock units. Mr. King exchanged 392,000 options for 7,840 restricted stock units. Mr. Torakis exchanged 240,000 options for 4,800 restricted stock units. Mr. Koth exchanged 100,000 options for 2,000 restricted stock units. Mr. Krause exchanged 100,000 options for 2,000 restricted stock units. Mr. White exchanged 240,000 options for 4,800 restricted stock units. The restricted stock units vest in three equal annual installments on June 29, 2005, June 29, 2006 and June 27, 2005. Holders of the restricted stock units do not have voting rights nor do they receive dividends or dividend equivalents. The restricted stock units are not included in this table.

(6)	Represents shares underlying options granted under the 1994 Directors Stock Option Plan (the "1994 Directors Plan") and the 2002 Plan which either are vested or will vest within 60 days unless the director ceases to be a director prior to that time.

(7)	These shares are held indirectly in the Stock Fund of the 401(k) Plan and the SRIP.

(8)	Excludes shares held by entities owning more than 5% of C&A's voting stock. Includes shares representing options granted to all directors and executive officers that were vested as of December 31, 2004 or will vest within 60 days thereafter.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Heartland Transactions

Heartland is a private equity firm established in 1999 for the purpose of acquiring and expanding industrial companies operating in various sectors of the North American economy that are well positioned for global consolidation and growth. The managing general partner of Heartland is Heartland Industrial Associates, L.L.C. Certain of our directors and officers are members of the general partner, specifically Messrs. Stockman (a Director and our Chairman and Chief Executive Officer), Stepp (a Director and our Vice Chairman) and Tredwell, Leuliette and McConnell (each a Director). Other of our directors or their affiliates, specifically Messrs. Becker and McCallum, are limited partners in Heartland with interests representing less than 5% of the commitments in Heartland. Heartland has informed us that its limited partners include many financial institutions, private and government employee pension funds and corporations, among other types of investors. We may, in the ordinary course of business, have on a normal, customary and arms' length basis relationships with certain of Heartland's limited partners, including banking, insurance and other relationships. As of January 1, 2005, Heartland beneficially owned approximately 41.0% of C&A's outstanding common stock.

We are a party to a Services Agreement with Heartland under which Heartland provides us advisory and consulting services, including services with respect to developments in the automotive industry and supply markets, advice on financial and strategic plans and alternatives and other matters as we may reasonably request and are within Heartland's expertise. The Services Agreement terminates on the earlier of its tenth anniversary or the date upon which Heartland ceases to own C&A shares equivalent to 25% of that owned by them on February 23, 2001.

Under the Services Agreement, we are obligated to pay to Heartland a $4.0 million annual advisory fee payable in quarterly installments and reimburse its out-of-pocket expenses related to the services it provides. We have also agreed to pay a fee of 1% of the total enterprise value of certain acquisitions and dispositions. During 2004, 2003, 2002 and 2001 we recorded total fees of $10.6 million, $4.0 million, $5.7 million and $24.5 million, respectively.

The Services Agreement with Heartland contemplates that we may pay additional fees to Heartland for services rendered in connection with a range of financing transactions. In March 2004, C&A's Board of Directors, including the disinterested and independent directors of the Board, approved a fee of $1 million to Heartland for its services rendered in connection with the 2004 amendments to our senior secured credit facilities to add a supplemental revolving credit facility. On May 6, 2004, C&A's Board of Directors, including the disinterested and independent directors of the Board, approved an amendment of the Services Agreement to provide for a fee of up to $5.0 million related to services rendered in connection with the original offering and a fee of 1% of the gross proceeds of certain future financings, excluding the amendment and restatement of our senior secured credit facilities.

Charles E. Becker Transactions

In July 2001, we completed the acquisition of Becker. As a result of the Becker acquisition and a purchase of common stock immediately afterwards, Charles Becker became one of C&A's principal stockholders. Charles Becker became a member of C&A's Board of Directors upon closing of the Becker acquisition and was Vice Chairman of the Board from July 2001 until July 2002. Effective May 6, 2004, Mr. Becker resigned as a Director of C&A. In addition, Becker Ventures, an affiliate of Mr. Becker, acquired additional shares of common stock as part of the financings in connection with the acquisition of TAC-Trim at a price of $5.00 per share. At the time of his resignation, Mr. Becker beneficially owned 7,539,262 shares of common stock. A related party of Mr. Becker is also a limited partner in Heartland.

On March 27, 2003, we entered into a termination agreement and release to buy out the non-compete agreement between us and Mr. Becker. We paid $11.3 million in April 2003 as part of the termination agreement and release. The non-compete agreement, which was entered into as part of the Becker acquisition, required us to make periodic payments. As a result of the termination of the non-compete agreement, we incurred a loss of $10.4 million, which is primarily due to the write-off of intangible assets initially recorded in conjunction with the Becker acquisition.

During 2002, we engaged Mr. Becker to serve as Vice Chairman and assist us with strategic planning activities, such as developing sales strategies, managing key customer relationships and recruiting senior management for the Company's European operations. We paid Mr. Becker $300,000 for such services. Mr. Becker's consulting arrangement and position as Vice Chairman ended in 2002.

We entered into a lease agreement with Becker Ventures L.L.C. ("Becker Ventures"), an entity controlled by Mr. Becker, for our headquarters at 250 Stephenson Highway, Troy, Michigan with the effective date of the lease being January 1, 2002. In March 2002, we entered into lease agreements with Becker Ventures, effective January 1, 2002, for 150 Stephenson Highway and 350 Stephenson Highway, Troy, Michigan. The base rent for all three premises is $13.25 per sq. ft., subject to annual CPI adjustments. Total square footage for all three locations is approximately 286,000. The leases have 20-year terms, and we have two five-year renewal options. The 2004 base rent for the facilities will be approximately $4.0 million. In 2004, these leases were amended to provide that we would assume responsibility for property management with a corresponding elimination of certain aspects of the property management fees. In addition, we are also party to a lease with Becker Ventures for five manufacturing facilities totaling 884,000 square feet. In 2002, we extended the lease term an additional ten years to expire in 2021, with the base rent for these facilities totaling $3.6 million per year.

In June 2001, Products sold and contemporaneously leased back real property located in Troy, Michigan and Plymouth, Michigan from New King, L.L.C. and Anchor Court, L.L.C., respectively, which are affiliates of Becker Ventures, for net proceeds of $15.1 million in aggregate. The initial lease term in each transaction is 20 years and each lease has two successive ten year renewal options. The basic rent for the Troy, Michigan property is $1.3 million per year, and the basic rent for the Plymouth, Michigan property is $0.5 million per year. The rental rates in each case are subject to adjustment after expiration of the initial term.

Elkin McCallum Transactions

In September 2001, we completed the acquisition of Joan Automotive, a leading supplier of body cloth to the automotive industry, and all of the operating assets of Joan Automotive's affiliated yarn dying operation, Western Avenue Dyers, L.P. As a result of the Joan acquisition, Joan Fabrics, a company controlled by Elkin McCallum, became a principal stockholder of C&A. Upon completion of the Joan acquisition, Mr. McCallum became a member of C&A's Board of Directors. Effective May 6, 2004, Mr. McCallum resigned as a Director of C&A. At the time of his resignation, Mr. McCallum beneficially owned 5,699,000 shares of common stock. A related party of Mr. McCallum is a limited partner in Heartland.

In the first quarter of 2003, we purchased equipment from Joan Fabrics Corporation ("Joan Fabrics"), and entered into a supply agreement with Joan Fabrics to supply certain types of fabrics. Elkin McCallum controls Joan Fabrics and is a limited partner in Heartland. Under the supply agreement, we supply fabric to Joan Fabrics and Joan Fabrics is responsible for all marketing, design, customer service, distribution and sales functions related to these fabrics. We paid Joan Fabrics $4.7 million of consideration for these transactions, a portion of which we have allocated to the purchased equipment (based on its appraised value) and the remainder of which it is amortizing over the five-year term of the supply agreement.

On December 31, 2002, we acquired an air jet texturing business from Dutton Yarns (an affiliate of Mr. McCallum) for approximately $4.2 million. The purchased assets included equipment, inventory and intellectual property. We had preliminarily accounted for this transaction as an acquisition of assets, but finalized its accounting during the first quarter of 2003, and recorded the transaction as a purchase of a business.

On April 12, 2002, we signed and closed on a merger agreement with Mr. McCallum and a lamination company wholly owned by Mr. McCallum pursuant to which the acquired company was merged into a wholly owned subsidiary of us. As consideration in the transaction, Mr. McCallum received 400,000 shares of common stock and was repaid $2.5 million in cash as reimbursement for amounts previously invested to fund the lamination company's working capital needs. Subsequent to the merger, debt owing to Mr. McCallum of $6.7 million was repaid. We acquired the lamination business to optimize the supply chain on certain of its fabric products and provide low cost lamination products and services to Tier-1 customers. As part of this acquisition, we inherited a lease pursuant to which we lease a portion of a manufacturing facility in El Paso, Texas from an entity controlled by Mr. McCallum. We continue to occupy these premises pursuant to such lease.

In April 2002, we amended the merger agreement with Joan Automotive to clarify ownership of certain equipment listed in a schedule attached to that agreement. The original merger agreement schedule included a list of approximately 84 looms that ultimately exceeded our manufacturing requirements and facility capacity. Upon determining that the excess looms would have been uneconomically expensive to relocate and store, we declined to take possession of 48 of these looms, which were left in place at Joan Fabrics' Hickory, North Carolina plant. The amendment clarifies that these looms are owned by Joan Fabrics.

As part of the Joan acquisition, we inherited a lease pursuant to which we lease from an entity controlled by Mr. McCallum, a technical center in Lowell, Massachusetts. The operations formerly conducted in these premises have been moved to other company facilities, however we remain obligated for the related lease.

In connection with the Joan acquisition, we entered into a Supply Agreement dated September 21, 2001 (the "Supply Agreement") with Main Street Textiles, L.P. ("Main Street"), which is controlled by Mr. McCallum, and a Transition Services Agreement dated September 21, 2001 (the "Transition Agreement") with Joan Fabrics. Under the Supply Agreement, which was mutually terminated effective as of January 1, 2004, we agreed to purchase all of its requirements for flat woven automotive fabric from Main Street for a five-year period beginning on the date of the Supply Agreement. The prices which we agreed to pay for fabric under the agreement equaled the costs of the raw materials plus an amount representing Main Street's standard labor and overhead costs incurred in manufacturing fabric for us. Under the Transition Agreement, Joan Fabrics provided Products transitional and support services for a period not to exceed twelve months in order to support the continued and uninterrupted operation of the businesses acquired by Products in the Joan acquisition. As a part of these services, pending our disassembly and removal of machinery and equipment purchased from Joan Fabrics, Joan Fabrics was permitted to continue to use that machinery and equipment to manufacture for us all of our requirements for some types of knitted and woven automotive fabrics. The terms of our agreement with respect to this fabric production are substantially similar to those under the Supply Agreement. Actual prices paid by us for fabric under the Supply Agreement and Transition Agreement were subject to the rebates described below.

In 2002 and 2003, we engaged in ordinary course transactions with entities controlled by Mr. McCallum for the purchase and sale of goods and services as part of ongoing business relationships. We recorded purchases from entities controlled by Mr. McCallum, of $17.8 million (net of $1.2 million of rebates) in 2003, and $47.3 million (net of $10.5 million of rebates) in 2002 for goods and services purchased. These rebates received from Mr. McCallum relate to knit and woven automotive fabrics provided by entities controlled by Mr. McCallum under the Supply Agreement and Transition Agreement executed in connection with the 2001 Joan acquisition, which are described above. Supplier rebates such as these are common in the automotive industry as part of ongoing price negotiations and adjustments. These rebates from Mr. McCallum totaled $14.7 million over the duration of the agreements. In addition, we recorded sales to entities controlled by Mr. McCallum, of $6.4 million in 2003 and $31.8 million in 2002.

The following table summarizes the balances outstanding from entities controlled by Mr. McCallum (in millions):

	As of December 31,
	2003	2002
Accounts Receivable	$2.7	$5.9
Accounts Payable	$1.0	$8.0

Textron Transactions

We are a party to various agreements and transactions with Textron. Textron became a related party as a result of its receipt of the consideration in the 2001 TAC-Trim acquisition. In May 2002, as part of the finalization of the purchase price and related working capital adjustments of the TAC-Trim acquisition, we paid Textron $15.5 million in cash.

Prior to the TAC-Trim acquisition, TAC-Trim entered into an $86.9 million sale and leaseback transaction (the "Textron Leasing Transaction") with two separate single purpose affiliates of Textron Financial Corporation, as lessor and purchaser, with respect to a portfolio of manufacturing equipment situated in different locations throughout the United States and Canada. In January 2003, the FASB issued FASB Interpretation No. ("FIN") 46, "Consolidation of Variable Interest Entities ("VIE"), an interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements" (see Note 2, "Summary of Significant Accounting Policies," of the Company's audited consolidated financial statements included elsewhere in this prospectus for further information on FIN 46). As part of the Company's implementation of FIN 46, it determined that one of the single purpose affiliates was a VIE. We and Textron agreed to have the lease restructured so it was required to be consolidated by the other party and not accounted for as a VIE. As consideration for this lease restructuring, we agreed to pay Textron Financial $150,000.

Payments under the Textron leasing transaction are guaranteed by Products and secured by a first perfected mortgage lien over certain real property with a value equal to $25 million. Each lease is for an initial term of three years with three one-year renewal options. At the end of the leases (including the expiration of all renewal options), there is the option of either purchasing all of the equipment for approximately $26 million or returning the equipment to the lessor. In the event the equipment is returned, arrangements will be made for the disposition of the equipment. The Company is required to guarantee a minimum value to the lessor of up to approximately $21 million upon expiration of the leases. As is customary, the documentation for the Textron leasing transaction incorporates covenants by reference, from our credit facility, that may be amended or waived by the senior lenders, and also contain events of default.

As part of the TAC-Trim acquisition, we entered into three intellectual property license agreements with Textron. In two of these agreements, we license back to Textron certain intellectual property that was acquired in the transaction. In the third agreement, we license from Textron other intellectual property that was not acquired in the transaction. In addition, under the TAC-Trim acquisition agreement, we are permitted to use the "Textron" name for 18 months in exchange for payments of $13.0 million on December 15, 2002 and $6.5 million on December 15, 2003.

During 2003, we also engaged in various transactions with Textron, Inc. and its affiliates (formerly the beneficial owners of 6% of C&A's outstanding common stock). Textron, Inc. and its affiliates sold all of their remaining shares of common stock of C&A in open market transactions in January 2004. Textron continues to own all of the outstanding Products Redeemable Preferred Stock.

Becker/Joan/Heartland Stockholders Agreement

There is also a stockholders agreement (the "Becker/Joan Stockholders Agreement") among Charles E. Becker, Michael E. McInerney and Jens Höhnel (the "Becker parties"), Joan Fabrics, JFC Holdings Trust, Mr. Elkin McCallum and Donna McCallum (the "Joan parties"), the Heartland parties and C&A. The Becker/Joan Stockholders Agreement contains (i) rights of first refusal on private sales of common stock by the Becker parties and the Joan parties in favor of the Heartland parties, (ii) tag-along rights in favor of the Becker parties and the Joan parties in the event of certain transfers of common stock by Heartland and (iii) for so long as Heartland has a right to designate directors, a drag-along right enabling Heartland to cause the Becker parties and Joan parties to sell all of their Common Stock with Heartland when Heartland is selling all of its common stock to a third party (including by merger).

The Becker/Joan Stockholders Agreement further provides that the Becker parties, the Joan parties and Heartland will each vote their common stock to ensure that Charles E. Becker and Elkin McCallum are each members of C&A's Board of Directors, so long as the Becker parties and the Joan parties, respectively, continue to hold shares representing 25% of the common stock originally acquired by them. The Becker/Joan Stockholders Agreement also provides that the Becker parties will vote their shares in favor of the election of Heartland's designees to C&A's Board of Directors. Certain rights inure to the benefit of, and certain obligations bind, subsequent transferees of common stock, but none of the rights or obligations apply to public sales, whether under Rule 144 or under a registration statement.

Blackstone/Wasserstein/Heartland Stockholders Agreement

C&A is a party to a stockholders agreement (the "Initial Stockholders Agreement") with Heartland and certain of its affiliates (the "Heartland parties"), Blackstone and certain of its affiliates (the "Blackstone parties") and Wasserstein L.L.C. and certain of its affiliates (the "Wasserstein parties"). The Initial Stockholders Agreement contains (i) rights of first refusal on private sales of common stock by the Blackstone parties and the Wasserstein parties in favor of the Heartland parties, (ii) tag-along rights in favor of the Blackstone parties and the Wasserstein parties in the event of certain transfers of common stock by Heartland and (iii) for so long as Heartland has a right to designate directors, a drag-along right enabling Heartland to cause the Blackstone parties and Wasserstein parties to sell all of their common stock with Heartland when Heartland is selling all of its common stock to a third party (including by merger). The Initial Stockholders Agreement further provides that the stockholder parties thereto will vote their common stock to ensure that seven members of C&A's board will be designated by Heartland, one by the Wasserstein parties and one by the Blackstone parties (Blackstone and Wasserstein waived their right to each name a member of the board on March 15, 2002), in each case so long as each of Heartland, the Wasserstein parties and the Blackstone parties (in each case, together with its affiliates) continue to beneficially own at least 25% of the common stock owned by them as of February 23, 2001. In addition, there must be at least three independent directors not otherwise affiliated with C&A, the Blackstone parties, the Wasserstein parties or Heartland. C&A's chief executive officer will also serve as a director. Certain rights inure to the benefit of, and certain obligations bind, subsequent transferees of common stock, but none of the rights or obligations apply to public sales, whether under Rule 144 or under a registration statement.

The Initial Stockholders Agreement also contains certain restrictions on the Company's ability to enter into transactions with Heartland and its affiliates. C&A and its subsidiaries may not enter into any such transaction or series of related transactions involving payments or other consideration in excess of $500,000 without the consent of (i) each of the Blackstone parties and the Wasserstein parties, so long as each holds at least 25% of the common stock held by it as of February 23, 2001, for so long as Heartland and its affiliates directly or indirectly beneficially own at least 50% of the outstanding common stock and (ii) a majority of the members of the board who are disinterested with respect to the particular transaction and were not designated for election by Heartland so long as Heartland and its affiliates own at least 25% of the common stock owned by them on the date of the Initial Stockholders Agreement. The restrictions described above will not apply to (i) an advisory fee on certain acquisitions and divestitures by the Company's in an amount not exceeding 1% of the enterprise value thereof and related out-of-pocket fees and expenses, (ii) transactions involving the sale, purchase or lease of goods and services in the ordinary course of business and on an arms-length basis between C&A and portfolio companies of Heartland in an amount involving not more than $1.25 million in any transaction, and (iii) certain other transactions.

Blackstone Partners is a Delaware limited partnership formed in 1987 for the purpose of, among other things, (i) committing capital to facilitate corporate restructurings, leveraged buyouts, bridge financings and other investments and (ii) capitalizing affiliates that will engage in investment and merchant banking activities. The sole general partner of Blackstone Partners is Blackstone Associates, a Delaware limited partnership. At present, the business of Blackstone Associates consists of performing the function of, and serving as, the general partner of certain limited partnerships, including Blackstone Partners. Blackstone Management Partners L.L.C. is the general partner of Blackstone Management Partners L.P. ("Blackstone Management"), and Blackstone Associates, which is the general partner of BFIP.

In July 2003, Wasserstein Management and its affiliates distributed all of their shares of C&A's common stock to the partners of WP Partners, pro-rata to their respective interests in WP Partners. As a result of this distribution, the Wasserstein parties are no longer parties to the Initial Stockholders Agreement.

DESCRIPTION OF OUR OTHER DEBT

Amended and Restated Senior Secured Credit Facilities

On September 1, 2004, we amended and restated our existing senior secured credit facilities. Our amended and restated senior secured credit facilities are comprised of a $400.0 million tranche B-1 term loan that matures on August 31, 2011, a $170.0 million supplemental revolving credit facility that matures on August 31, 2009 and a $105.0 million revolving credit facility that also matures on August 31, 2009.

In connection with the amendment and restatement of our senior secured credit facilities, proceeds from the tranche B-1 term loan were used to repay in full the term loans outstanding and to repay in part revolving credit facility outstandings, in each case under our original credit agreement. Proceeds from our amended and restated supplemental revolving credit facility were used to repay, in part, revolving credit facility outstandings and to repay in full supplemental revolving credit facility outstandings, in each case under our original credit agreement.

As of September 30, 2004, as a result of the offering of the original notes and the amendment and restatement of our senior secured credit facilities, the weighted average maturity of our debt obligations became approximately 6 years.

General

We are party to amended and restated senior secured credit facilities (the "amended and restated senior secured credit facilities") with JPMorgan Chase Bank ("JPMorgan Chase Bank"), as administrative agent and collateral agent, Credit Suisse First Boston ("CSFB"), as syndication agent, Deutsche Bank Securities Inc. ("DB", together with JPMorgan Chase Bank and CSFB, the "agents"), as documentation agent and the other lenders party thereto.

Our amended and restated senior secured credit facilities currently consist of a senior secured revolving facility, a supplemental revolving facility and a tranche B-1 term loan facility. The revolving facility is comprised of revolving loans in a total principal amount not to exceed $105.0 million at any one time outstanding. The revolving credit facility and the supplemental revolving credit facility can be used for letters of credit. As of September 30, 2004, we had $104.5 availability under our revolving credit facility, $58.7 availability under our supplemental revolving credit facility and the tranche B-1 term loan facility was fully drawn.

Supplemental Deposit-Linked Revolving Credit Facility

Under our deposit-linked revolving credit facility, lenders deposited $170.0 million with JPMorgan Chase Bank, which then invested the amounts deposited. Revolving loans under this facility will be funded from such deposits and can be drawn, repaid and reborrowed. Repayments of revolving loans under this facility will be redeposited with JPMorgan Chase Bank. If a letter of credit is drawn under this facility and not reimbursed in full by us, each participating lender's ratable share of the deposit will be automatically applied in satisfaction of the reimbursement obligation. JPMorgan Chase Bank will pay on a monthly basis to the lenders under this facility a return on their funds actually on deposit in such deposit accounts. We are obligated to pay such lenders on a monthly basis a fee equal to the excess of a fixed rate of return over the returns actually earned on the deposits invested by JPMorgan Chase Bank and paid to such lenders.

Security and Guarantees

Our borrowings under the amended and restated senior secured credit facilities are secured by all the assets of C&A and Products and certain domestic subsidiaries of each, including but not limited to:

•	a first priority pledge of all of the capital stock (held by C&A, Products or any domestic subsidiary of Products) of Products and each existing and subsequently acquired or organized subsidiary of Products, with limited exceptions for foreign subsidiaries; and

•	a perfected first-priority security interest in substantially all tangible and intangible assets of C&A, Products and each existing or subsequently acquired or organized domestic subsidiary (other than the receivables subsidiary) of Products, with limited exceptions.

Our obligations under the amended and restated senior secured credit facilities are unconditionally and irrevocably guaranteed jointly and severally by C&A and each of our existing and subsequently acquired or organized domestic subsidiaries, other than our receivables subsidiary and our insurance and charitable subsidiaries.

Interest Rates and Fees

At September 30, 2004, interest on borrowings, at our option, were either (a) adjusted LIBOR plus a 4.00% margin in the case of the tranche B-1 term loan and supplemental revolving credit facility and a 3.00% margin in the case of the revolving credit facility or (b) the highest of (i) JPMorgan Chase Bank's prime rate, (ii) the federal funds effective rate plus 1/2 of 1.00% and (iii) the base CD rate plus 1.00% plus a 3.00% margin in the case of the tranche B-1 term loan facility and supplemental revolving credit facility and 2.00% margin in the case of the revolving credit facility. A commitment fee on any unused commitments under the revolving credit facility equal to 0.75% per annum is payable quarterly in arrears and is subject to downward adjustment based on attaining certain performance targets.

Scheduled Amortization

The tranche B-1 term loan has scheduled repayments of $1.0 million due each December 1, March 1, June 1 and September 1 prior to the final maturity date when the balance becomes due and payable.

Mandatory Prepayments

The amended and restated senior secured credit facilities require us to prepay outstanding term loans with 50% of excess cash flow at the end of each fiscal year, 100% of the net proceeds of asset dispositions (subject to certain exceptions), and 100% of the net proceeds of debt issuances, other than certain permitted debt.

Voluntary Prepayments

The amended and restated senior secured credit facilities provide for voluntary prepayments of the tranche B-1 term loan and voluntary reductions of the unutilized portion of the commitments under the revolving credit facility, without penalty (except as set forth below), subject to certain conditions and restrictions.

Prepayment Premium

Our amended and restated senior secured credit facilities require us to pay a prepayment premium on voluntary prepayments of the tranche B-1 term loan facility and supplemental revolving credit facility. The prepayment premium is equal to 1% of the amount prepaid.

Covenants

The amended and restated senior secured credit facilities require that we meet certain financial tests, including, without limitation, the following tests: a maximum leverage ratio, a minimum interest coverage ratio and certain prescribed limitations on capital expenditures. These financial covenants limit our ability to utilize availability under any of our liquidity facilities, including the senior secured credit facilities. As a result of the restrictions, at September 30, 2004, we had $175.9 million in aggregate of unutilized availability. The amended and restated senior secured credit facilities also contain covenants and restrictions, including, among others, limitations or prohibitions on declaring dividends and other distributions, redeeming and repurchasing capital stock, prepaying, redeeming and repurchasing other indebtedness, loans and investments, additional indebtedness, liens, sale-leaseback transactions, preferred stock, capital expenditures, recapitalizations, mergers, acquisitions and asset sales and transactions with affiliates.

Events of Default

Our amended and restated senior secured credit facilities specify certain customary events of default, including, among others:

•	nonpayment of principal or interest by us,

•	our breach of the affirmative or negative covenants,

•	our material breach of the representations and warranties,

•	cross-default and cross-acceleration to our other indebtedness (including to the receivables facility),

•	our bankruptcy or insolvency,

•	material judgments entered against us,

•	certain ERISA violations by us,

•	actual or asserted invalidity of security documents or guarantees associated with our senior secured credit facilities, and

•	change in control.

10¾% Senior Notes due 2011

We have issued an aggregate of $500 million principal amount of 10¾% Senior Notes due 2011. The senior notes are fully and unconditionally guaranteed on a senior basis by C&A and by each of our wholly-owned subsidiaries that guarantee our amended and restated senior secured credit facilities. The senior notes mature on December 31, 2011. Interest on the senior notes is payable semi-annually in arrears on June 30 and December 31 of each year and accrues at a rate of 10¾% per year.

The senior notes are subject to redemption at our option, in whole or in part, at any time on or after December 31, 2006, at a redemption price equal to 105.375% of their principal amount in the first year and declining yearly to par at December 31, 2009, plus accrued and unpaid interest to the redemption date. In addition, prior to December 31, 2004, we may redeem up to 35% of the aggregate principal amount of the senior notes with the proceeds of certain equity offerings at a redemption price equal to 110.75% of the principal amount of the senior notes, plus accrued and unpaid interest, if any, to the redemption date.

Upon the occurrence of a change of control, each holder of the senior notes will have the right to require us to repurchase that holder's notes at a price equal to 101% of their principal amount, plus accrued and unpaid interest to the purchase date.

The indenture governing the senior notes contains covenants limiting our and our restricted subsidiaries' ability to, among other things:

•	incur or guarantee additional indebtedness;

•	pay dividends or make other distributions or repurchase or redeem our stock;

•	make investments;

•	sell assets;

•	create liens;

•	enter into agreements restricting our restricted subsidiaries' ability to pay dividends;

•	enter into transactions with affiliates; and

•	consolidate, merge or sell all or substantially all of our assets.

DESCRIPTION OF PRODUCTS' PREFERRED STOCK

As part of the consideration payable to Textron in the TAC-Trim acquisition, we issued to Textron 182,700 shares of our Series A1 Redeemable Preferred Stock, 123,700 shares of our Series B1 Redeemable Preferred Stock and 20,000 shares of our Series C1 Redeemable Preferred Stock. Effective April 1, 2004, we exercised our option to convert all 20,000 shares of our Series C Redeemable Preferred Stock to Series B Preferred Stock as described below. In addition, if our debt instruments so require, we may issue additional shares of a new series of redeemable preferred stock to satisfy any obligation to make an earn-out payment based upon our performance for the five year period ended December 31, 2006. The terms of any such series will be identical to the Series B Preferred Stock, other than that Products will be required to mandatorily redeem such preferred stock at its liquidation preference, with accrued and unpaid dividends, at such time as, and to the extent that, Products is permitted to do so under material debt instruments. In connection with an exchange offer referred to below under "— Registration and Other Rights," Products may exchange its Series A1 Redeemable Preferred Stock and Series B1 Redeemable Preferred Stock for its Series A2 Redeemable Preferred Stock and Series B2 Redeemable Preferred Stock, respectively, in each case having identical rights and preferences to the predecessor series. We refer to Series A1 and Series A2 Redeemable Preferred Stock together as "Series A Preferred Stock" and Series B1 and Series B2 Preferred Stock together as "Series B Preferred Stock" and we refer to all of the foregoing series of preferred stock collectively as "Preferred Stock." As discussed below under "— Registration and Other Rights" and "— Liquidity Provisions Relating to the Series A Preferred Shares," Products may issue additional shares of Preferred Stock from time to time in accordance with the provisions of the certificate of designation.

In June 2002, $100.0 million of proceeds from a 16 million share common stock offering of C&A was used to repurchase a portion of our outstanding Series A Preferred Stock at a price of $133.3 million, equal to 75% of its liquidation preference. The redeemed Series A Preferred Stock had a carrying value of $63.7 million. The difference between the $63.7 million in carrying value and the $100.0 million cash payment was excluded from net income and recorded as a charge to equity in C&A's accumulated deficit account. This $36.3 million equity charge is included in the computation of loss per share and is included in the net loss attributable to common shareholders.

Effective April 1, 2004, we exercised our option to convert all 20,000 shares of the Series C Redeemable Preferred Stock to Series B Preferred Stock on an equivalent share basis. The primary difference between the Series C and Series B Preferred Stock is that Series C holders were entitled to participation in distributions of Products common equity tied to the appreciation in the value of Products common equity subsequent to the issuance date of the securities.

Dividends.    Holders of Preferred Stock are entitled to receive dividends accruing on the liquidation preference thereof at a rate of 11% per annum, in respect of dividend periods ending on or prior to July 1, 2003, and 15% per annum, in respect of dividend periods ending after July 1, 2003, in the case of the Series A Preferred Stock, 12% per annum, in respect of dividend periods ending on or prior to July 1, 2003, and 16% per annum, in respect of dividend periods ending after July 1, 2003, in the case of the Series B Preferred Stock in each case payable quarterly in arrears, commencing on April 1, 2002 and accumulating from the date of issuance. Products may, at its option, elect to accrue up to an amount equivalent to 7% per annum of the dividends on the Series A Preferred Stock and an amount equivalent to 8% per annum of the dividends on the Series B Preferred Stock in lieu of cash payment of such dividends and, in each case, any accrued dividends will be added to the liquidation preference of the applicable series of Preferred Stock. Under certain circumstances, Products may, at its option, at all times through and including January 1, 2004 accrue up to the full amount of all dividends on the Preferred Stock in lieu of cash payment of such dividends and, in each case, any accrued dividends will be added to the liquidation preference of the applicable series of Preferred Stock. The dividend rate is subject to increase, as described elsewhere herein.

Liquidation Preference.     Upon any voluntary or involuntary liquidation, dissolution or winding-up of Products, holders of the Preferred Stock will be entitled to be paid out of the assets of Products available for distribution to stockholders in the amount of $1,000 per share plus the aggregate amount of accrued dividends prior to any distribution to any holders of equity securities which rank junior to the Preferred Stock.

Ranking.    The Preferred Stock will rank senior to all classes of Products' capital stock with respect to dividend and liquidation rights. Subject to certain conditions, the Preferred Stock will rank on a parity with any class of Products' capital stock established after the issuance date of the Preferred Stock, the terms of which expressly provide that such class or series ranks on a parity with the Preferred Stock, and junior to any class of Products' capital stock established after the issuance date of the Preferred Stock, the terms of which expressly provide that such class or series ranks senior to the Preferred Stock.

Optional and Mandatory Redemption.    Products is required to redeem all of the Series A and Series B Preferred Stock outstanding on January 1, 2013 at a redemption price equal to 100% of the liquidation preference thereof, plus accrued and unpaid dividends to the date of redemption.

The Series A and Series B Preferred Stock are redeemable, at Products' option, in whole or in part, at any time on or after January 1 of the years set forth below, at the redemption prices set forth below, plus, without duplication, accumulated and unpaid dividends to the date of redemption.

	Redemption Price
Year	Series A Preferred Stock	Series B Preferred Stock
2007	107.500%	108.000%
2008	105.000%	105.333%
2009	102.500%	102.667%
2010 and thereafter	100.000%	100.000%

Change of Control Offer.    If Products experiences a change of control (as defined in the certificate of designation), Products must give holders of the Preferred Stock the opportunity to sell to Products their Preferred Stock at 100% of the liquidation preference thereof, plus accrued and unpaid dividends to the date of redemption. No such redemption may be effected until Products has performed all of its obligations arising upon a change of control under any of its debt instruments, including the notes. Products will not consummate a transaction resulting in a change of control unless at the time of or prior to the change of control, Products shall have entered into an arrangement which permits the timely redemption of the Preferred Stock.

Asset Sale Proceeds.    If Products disposes of any assets it may either reinvest the net cash proceeds therefrom in its business or repay outstanding indebtedness. Any proceeds not so applied will be applied by Products towards dividends in arrears on the Preferred Stock or an offer to purchase Preferred Stock at a redemption price equal to 100% of the liquidation preference thereof, plus accrued and unpaid dividends.

Certain Restrictive Provisions.    The provisions of the certificate of designation will limit Products' and its restricted subsidiaries' ability to incur more debt; pay dividends and make distributions; repurchase stock; make investments; merge or consolidate; transfer assets; enter into transactions with affiliates; issue stock of subsidiaries; and amend or modify the certificate of designation. These covenants are subject to a number of important exceptions.

Liquidity Provisions Relating to the Series A Preferred Shares.    The provisions described in this paragraph apply solely to the holders of Series A Preferred Stock. In the event that either (I) both (A) Products and its restricted subsidiaries on a consolidated basis meet or exceed certain financial criteria based on interest coverage, adjusted to exclude the effect of certain acquisitions, at any time and (B) no Par Offer has been properly made on or before the next succeeding dividend payment date and all Series A Preferred Shares purchased pursuant thereto, or (II) both (A) the notes offered hereby are repaid at or within 180 days of their final stated maturity and (B) no Par Offer has been properly made on or before such repayment, the dividend rate applicable solely to the Series A Preferred will increase by 1.00% per annum for the next full dividend period and by an additional 0.50% per annum for each dividend period thereafter; provided that (1) the dividend rate applicable to the Series A Preferred in effect at any time shall not exceed 20% per annum and (2) the dividend rate will return to the dividend rate otherwise applicable once a Par Offer has been properly made and all such shares purchased pursuant thereto. During any period when an increased dividend rate in respect of such shares shall be in effect, Products and its restricted subsidiaries will be subject to additional restrictions on their ability to incur certain additional indebtedness under certain circumstances. We do not believe these restrictions to be material to our operations in the ordinary course.

Products will not redeem more than $25 million aggregate principal amount of the notes prior to their final stated maturity unless prior to or concurrently therewith, a Par Offer shall have been made.

A "Par Offer" is an offer to purchase for cash any Series A Preferred shares at a purchase price per share equal to the liquidation preference thereof plus accrued and unpaid dividends to the date of purchase.

Voting Rights.    Holders of the Preferred Stock shall be entitled to vote on matters required or permitted to be voted upon by Products' common stockholders, but the amount of such vote shall be limited to 2% of the outstanding voting rights of all such voting stock in the aggregate. Preferred stockholders will also be entitled to vote upon certain matters relating to the Preferred Stock and as otherwise required under the laws of the State of Delaware and as set forth below. If certain events occur, the holders of the majority of the then outstanding affected series of Preferred Stock will be entitled to elect two members of Products' Board of Directors, but in no event shall such holders be entitled to elect more than two members. Such events include if, after January 1, 2003, there are any cash dividends in arrears which have been unpaid for any two consecutive quarterly dividend periods; Products fails to redeem Preferred Stock as required by the certificate of designation; Products fails to purchase Textron Shares tendered in a Par Offer; certain breaches of the certificate of designation occur; or certain bankruptcy, insolvency or debt accelerations occur. Such rights have accrued to holders as of June 30, 2004, but no action has been taken to appoint such directors.

Exchange of Preferred Stock for Subordinated Notes.    Each series of Preferred Stock is exchangeable on any dividend payment date, solely at Products' option, for Products' subordinated exchange notes if there are no cash dividends in arrears at the time of the exchange. For so long as Textron and its subsidiaries are the holders of at least a majority of the aggregate liquidation preference of any of the Preferred Stock, we must obtain the written consent of Textron prior to initiating the exchange. The exchange rate shall be $1.00 principal amount of exchange notes for each $1.00 of the aggregate liquidation preference of Preferred Stock.

Registration and Other Rights.    Pursuant to a preferred stock registration and other rights agreement, Products has agreed to provide marketing assistance to Textron in connection with underwritten resales of Preferred Stock. Such marketing assistance may occur up to a maximum of three times. Products will not be required to provide such assistance more than once in any 270-day period.

In connection with Products' resale assistance, Textron may require Products to provide purchasers of Preferred Stock with customary exchange offer style registration rights to have their Preferred Stock registered under the Securities Act. Under certain circumstances, Products may also be required to register such purchasers' Preferred Stock for resale pursuant to a shelf registration statement. In addition, under certain circumstances, Textron may require Products to register its Preferred Stock for resale pursuant to a shelf registration statement.

If Products fails to comply with certain provisions in the preferred stock registration and other rights agreement relating to marketing assistance, filing exchange offer registration statements or shelf registration statements, or achieving effectiveness of such exchange offer registration statements or shelf registration statements, Products may be required to pay liquidated damages to the affected holders in the event of such noncompliance, up to a maximum of 2.00% per annum of the aggregate liquidation preference. Any such liquidated damages may be paid by Products, at its option, in cash or in kind by issuing additional shares of Preferred Stock of the affected series having an aggregate liquidation preference, accrued and unpaid dividends. Liquidated damages will cease to accrue and be payable upon Products compliance with the applicable provisions of the preferred stock registration and other rights agreement or (except in the case of a failure relating to marketing assistance) upon the affected shares of Preferred Stock becoming transferable without restriction under the Securities Act.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

Exchange Offer Registration Statement.    We issued the original notes on August 26, 2004. The initial purchasers have advised us that they subsequently resold the original notes to "qualified institutional buyers" in reliance on Rule 144A under the Securities Act and to certain persons in offshore transactions in reliance on Regulation S under the Securities Act. As a condition to the offering of the original notes, we entered into a registration rights agreement dated August 26, 2004 pursuant to which we agreed, for the benefit of all holders of the original notes, at our own expense to use our reasonable best efforts:

(1)	to file the registration statement of which this prospectus is a part with the Commission;

(2)	to cause the registration statement to be declared effective under the Securities Act and promptly thereafter commence the exchange offer;

(3)	to keep the registration statement effective until the closing of the exchange offer; and

(4)	to issue, on or prior to 60 days after the date on which the exchange offer registration statement was declared effective by the Commission, exchange notes in exchange for all original notes tendered prior thereto.

Further, we agreed to keep the exchange offer open for acceptance for not less than the minimum period required under applicable Federal and state securities laws. For each original note validly tendered pursuant to the exchange offer and not withdrawn, the holder of the original note will receive an exchange note having a principal amount equal to that of the tendered original note. Interest on each exchange note will accrue from the last date on which interest was paid on the tendered original note in exchange therefor or, if no interest was paid on such original note, from the issue date.

Transferability.    We issued the original notes on August 26, 2004 in a transaction exempt from the registration requirements of the Securities Act and applicable state securities laws. Accordingly, the original notes may not be offered or sold in the United States unless registered or pursuant to an applicable exemption under the Securities Act and applicable state securities laws. Based on no-action letters issued by the staff of the Commission with respect to similar transactions, we believe that the exchange notes issued pursuant to the exchange offer in exchange for original notes may be offered for resale, resold and otherwise transferred by holders of notes who are not our affiliates without further compliance with the registration and prospectus delivery requirements of the Securities Act, provided that:

(1)	any exchange notes to be received by the holder were acquired in the ordinary course of the holder's business;

(2)	at the time of the commencement of the exchange offer the holder has no arrangement or understanding with any person to participate in the distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

(3)	the holder is not an "affiliate" of us or any guarantor, as defined in Rule 405 under the Securities Act; and

(4)	if the holder is a broker-dealer that will receive exchange notes for its own account in exchange for the original notes that were acquired as a result of market-making or other trading activities, then such holder will deliver a prospectus in connection with any resale of the exchange notes.

However, we have not sought a no-action letter with respect to the exchange offer and the staff of the Commission may not make a similar determination with respect to the exchange offer. Any holder who tenders his original notes in the exchange offer with any intention of participating in a distribution of exchange notes (1) cannot rely on the interpretation by the staff of the Commission, (2) will not be able to validly tender original notes in the exchange offer and (3) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transactions.

The letter of transmittal accompanying this prospectus states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is acting in the capacity of an "underwriter" within the meaning of Section 2(11) of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where the original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. Pursuant to our August 26, 2004 registration rights agreement, we agreed to make this prospectus available to any such broker-dealer for use in connection with any such resale.

Terms of the Exchange Offer

Upon satisfaction or waiver of all of the conditions of the exchange offer, we will accept any and all original notes properly tendered and not withdrawn prior to the expiration date and will issue the exchange notes promptly after acceptance of the original notes. See "—Conditions to the Exchange Offer" and "Procedures for Tendering Original Notes." We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of original notes accepted in the exchange offer. As of the date of this prospectus, $415,000,000 aggregate principal amount of the original notes are outstanding. Holders may tender some or all of their original notes pursuant to the exchange offer. However, original notes may be tendered only in integral multiples of $1,000.

The exchange notes are identical to the original notes except for the elimination of certain transfer restrictions, registration rights, restrictions on holding notes in certificated form and liquidated damages provisions. The exchange notes will evidence the same debt as the original notes and will be issued pursuant to, and entitled to the benefits of, the indenture pursuant to which the original notes were issued and will be deemed one issue of notes, together with the original notes.

This prospectus, together with the letter of transmittal, is being sent to all registered holders and to others believed to have beneficial interests in the original notes. Holders of original notes do not have any appraisal or dissenters' rights under the indenture in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Securities Act, the Exchange Act and the rules and regulations of the Commission promulgated thereunder.

For purposes of the exchange offer, we will be deemed to have accepted validly tendered original notes when, and as if, we have given oral or written notice thereof to the exchange agent. The exchange agent will act as our agent for the purpose of distributing the exchange notes from us to the tendering holders. If we do not accept any tendered original notes because of an invalid tender, the occurrence of certain other events set forth in this prospectus or otherwise, we will return the unaccepted original notes, without expense, to the tendering holder thereof as promptly as practicable after the expiration date.

Holders who tender private notes in the exchange offer will not be required to pay brokerage commissions or fees or, except as set forth below under "—Transfer Taxes," transfer taxes with respect to the exchange of original notes pursuant to the exchange offer. We will pay all charges and expenses, other than certain applicable taxes, in connection with the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

The term "expiration date" shall mean 9:00 a.m., New York City time, on                  , 2005, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" shall mean the latest date and time to which the exchange offer is extended. In order to extend the exchange offer, we will notify the exchange agent by oral or written notice and each registered holder by means of press release or other public announcement of any extension, in each case, prior to 9:00 a.m., New York City time, on the expiration date. We reserve the right, in our sole discretion, (1) to delay accepting any original notes, (2) to extend the exchange offer, (3) to terminate the exchange offer if the conditions set forth below under "—Conditions" shall not have been satisfied, or (4) to amend the terms of the exchange offer in any manner. We will notify the exchange agent of any delay, extension, termination or amendment by oral or written notice. We will additionally notify each registered holder of any amendment. We will give to the exchange agent written confirmation of any oral notice.

Exchange Date

As soon as practicable after the close of the exchange offer we will accept for exchange all original notes properly tendered and not validly withdrawn prior to 9:00 a.m., New York City time, on the expiration date in accordance with the terms of this prospectus and the letters of transmittal.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, and subject to our obligations under the August 26, 2004 registration rights agreement, we shall not be required to accept any original notes for exchange or issue exchange notes in exchange for any original notes and may terminate or amend the exchange offer if, at any time before the acceptance of such exchange notes for exchange, any of the following events shall occur:

(1)	any injunction, order or decree shall have been issued by any court or any governmental agency that would prohibit, prevent or otherwise materially impair our ability to proceed with the exchange offer;

(2)	any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which, in our sole reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

(3)	any law, statute, rule or regulation is proposed, adopted or enacted which, in our sole reasonable judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us;

(4)	any governmental approval has not been obtained, which approval, is reasonably deemed necessary for the consummation of the exchange offer as contemplated hereby; or

(5)	the exchange offer will violate any applicable law or any applicable interpretation of the staff of the Commission.

The foregoing conditions are for our sole benefit and may be asserted by us regardless of the circumstances giving rise to any such condition or (other than event (1) above) may be waived by us in whole or in part at any time and from time to time, up until the expiration of the exchange offer in our sole reasonable judgment. Our failure at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and such right shall be deemed an ongoing right which may be asserted at any time and from time to time.

In addition, we will not accept for exchange any original notes tendered, and no exchange notes will be issued in exchange for any such original notes if at such time any stop order shall be threatened by the Commission or be in effect with respect to the registration statement of which this prospectus is a part or the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

The exchange offer is not conditioned on any minimum aggregate principal amount of original notes being tendered for exchange.

Consequences of Failure to Exchange

If you do not exchange your original notes for exchange notes under the exchange offer, your original notes will remain subject to the restrictions on transfer of the original notes:

(1)	as set forth in the legend printed on the notes as a consequence of the issuances of the original notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

(2)	as otherwise set forth in the offering memorandum distributed in connection with the private offering of the original notes.

In general, you may not offer or sell your original notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the original notes under the Securities Act.

Fees and Expenses

We will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. The principal solicitation is being made by mail; however, additional solicitations may be made in person or by telephone by our officers and employees.

Expenses incurred in connection with the exchange offer will be paid by us. Such expenses include, among others, the fees and expenses of the trustee and the exchange agent, accounting and legal fees, printing costs and other miscellaneous fees and expenses.

Accounting Treatment

We will not recognize any gain or loss for accounting purposes upon the consummation of the exchange offer. We will amortize the expenses of the exchange offer as additional interest expense over the term of the exchange notes.

Procedures for Tendering Original Notes

The tender of original notes pursuant to any of the procedures set forth in this prospectus and in the letter of transmittal will constitute a binding agreement between the tendering holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal. The tender of original notes will constitute an agreement to deliver good and marketable title to all tendered original notes prior to the expiration date free and clear of all liens, charges, claims, encumbrances, interests and restrictions of any kind.

Except as provided in "—Guaranteed Delivery Procedures," unless the original notes being tendered are deposited by you with the exchange agent prior to the expiration date and are accompanied by a properly completed and duly executed letter of transmittal, we may, at our option, reject the tender. Issuance of exchange notes will be made only against deposit of tendered original notes and delivery of all other required documents. Notwithstanding the foregoing, DTC participants tendering through its Automated Tender Offer Program ("ATOP") will be deemed to have made valid delivery where the exchange agent receives an agent's message prior to the expiration date.

Accordingly, to properly tender original notes, the following procedures must be followed:

Notes held through a Custodian.    Each beneficial owner holding original notes through a DTC participant must instruct the DTC participant to cause its original notes to be tendered in accordance with the procedures set forth in this prospectus.

Notes held through DTC.    Pursuant to an authorization given by DTC to the DTC participants, each DTC participant holding original notes through DTC must (1) electronically transmit its acceptance through ATOP, and DTC will then edit and verify the acceptance, execute a book-entry delivery to the exchange agent's account at DTC and send an agent's message to the exchange agent for its acceptance, or (2) comply with the guaranteed delivery procedures set forth below and in a notice of guaranteed delivery. See "—Guaranteed Delivery Procedures—Notes held through DTC."

The exchange agent will (promptly after the date of this prospectus) establish accounts at DTC for purposes of the exchange offer with respect to original notes held through DTC. Any financial institution that is a DTC participant may make book-entry delivery of interests in original notes into the exchange agent's account through ATOP. However, although delivery of interests in the original notes may be effected through book-entry transfer into the exchange agent's account through ATOP, an agent's message in connection with such book-entry transfer, and any other required documents, must be, in any case, transmitted to and received by the exchange agent at its address set forth under "—Exchange Agent," or the guaranteed delivery procedures set forth below must be complied with, in each case, prior to the expiration date. Delivery of documents to DTC does not constitute delivery to the exchange agent. The confirmation of a book-entry transfer into the exchange agent's account at DTC as described above is referred to herein as a "Book-Entry Confirmation."

The term "agent's message" means a message transmitted by DTC to, and received by, the exchange agent and forming a part of the book-entry confirmation, which states that DTC has received an express acknowledgment from each DTC participant tendering through ATOP that such DTC participants have received a letter of transmittal and agree to be bound by the terms of the letter of transmittal and that we may enforce such agreement against such DTC participants.

Cede & Co., as the holder of the global note, will tender a portion of the global note equal to the aggregate principal amount due at the stated maturity for which instructions to tender are given by DTC participants.

By tendering, each holder and each DTC participant will represent to us that, among other things, (1) it is not our affiliate, (2) it is not a broker-dealer tendering original notes acquired directly from us for its own account, (3) it is acquiring the exchange notes in its ordinary course of business and (4) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

We will not accept any alternative, conditional, irregular or contingent tenders (unless waived by us). By executing a letter of transmittal or transmitting an acceptance through ATOP, as the case may be, each tendering holder waives any right to receive any notice of the acceptance for purchase of its original notes.

We will resolve all questions as to the validity, form, eligibility (including time of receipt) and acceptance of tendered original notes, and such determination will be final and binding. We reserve the absolute right to reject any or all tenders that are not in proper form or the acceptance of which may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any condition to the exchange offer and any irregularities or conditions of tender as to particular original notes. Our interpretation of the terms and conditions of the exchange offer (including the instructions in the letter of transmittal) will be final and binding. Unless waived, any irregularities in connection with tenders must be cured within such time as we shall determine. We, along with the exchange agent, shall be under no duty to give notification of defects in such tenders and shall not incur liabilities for failure to give such notification. Tenders of original notes will not be deemed to have been made until such irregularities have been cured or waived. Any original notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

LETTERS OF TRANSMITTAL AND ORIGINAL NOTES MUST BE SENT ONLY TO THE EXCHANGE AGENT. DO NOT SEND LETTERS OF TRANSMITTAL OR ORIGINAL NOTES TO US OR DTC.

The method of delivery of original notes, letters of transmittal, any required signature guaranties and all other required documents, including delivery through DTC and any acceptance through ATOP, is at the election and risk of the persons tendering and delivering acceptances or letters of transmittal and, except as otherwise provided in the applicable letter of transmittal, delivery will be deemed made only when actually received by the exchange agent. If delivery is by mail, it is suggested that the holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the expiration date to permit delivery to the exchange agent prior to the expiration date.

Guaranteed Delivery Procedures

Notes held through DTC.    DTC participants holding original notes through DTC who wish to cause their original notes to be tendered, but who cannot transmit their acceptances through ATOP prior to the expiration date, may cause a tender to be effected if:

(1)    guaranteed delivery is made by or through a firm or other entity identified in Rule 17Ad-15 under the Exchange Act, including:

•	a bank;

•	a broker, dealer, municipal securities dealer, municipal securities broker, government securities dealer or government securities broker;

•	a credit union;

•	a national securities exchange, registered securities association or clearing agency; or

•	a savings institution that is a participant in a Securities Transfer Association recognized program;

(2)    prior to the expiration date, the exchange agent receives from any of the above institutions a properly completed and duly executed notice of guaranteed delivery (by mail, hand delivery, facsimile transmission or overnight courier) substantially in the form provided with this prospectus; and

(3)    book-entry confirmation and an agent's message in connection therewith are received by the exchange agent within three NYSE trading days after the date of the execution of the notice of guaranteed delivery.

Notes held by Holders.    Holders who wish to tender their original notes but (1) whose original notes are not immediately available and will not be available for tendering prior to the expiration date, or (2) who cannot deliver their original notes, the letter of transmittal, or any other required documents to the exchange agent prior to the expiration date, may effect a tender if:

•	the tender is made by or through any of the above-listed institutions;

•	prior to the expiration date, the exchange agent receives from any above-listed institution a properly completed and duly executed notice of guaranteed delivery, whether by mail, hand delivery, facsimile transmission or overnight courier, substantially in the form provided with this prospectus; and

•	a properly completed and executed letter of transmittal, as well as the certificate(s) representing all tendered original notes in proper form for transfer, and all other documents required by the letter of transmittal, are received by the exchange agent within three NYSE trading days after the date of the execution of the notice of guaranteed delivery.

Withdrawal Rights

You may withdraw tenders of original notes, or any portion of your original notes, in integral multiples of $1,000 principal amount due at the stated maturity, at any time prior to 9:00 a.m., New York City time, on the expiration date. Any original notes properly withdrawn will be deemed to be not validly tendered for purposes of the exchange offer.

Notes held through DTC.    DTC participants holding original notes who have transmitted their acceptances through ATOP may, prior to 9:00 a.m., New York City time, on the expiration date, withdraw the instruction given thereby by delivering to the exchange agent, at its address set forth under "—Exchange Agent," a written, telegraphic or facsimile notice of withdrawal of such instruction. Such notice of withdrawal must contain the name and number of the DTC participant, the principal amount due at the stated maturity of original notes to which such withdrawal relates and the signature of the DTC participant. Receipt of such written notice of withdrawal by the exchange agent effectuates a withdrawal.

Notes held by Holders.    Holders may withdraw their tender of original notes, prior to 9:00 a.m., New York City time, on the expiration date, by delivering to the exchange agent, at its address set forth under "—Exchange Agent," a written, telegraphic or facsimile notice of withdrawal. Any such notice of withdrawal must (1) specify the name of the person who tendered the original notes to be withdrawn, (2) contain a description of the original notes to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such original notes and the aggregate principal amount due at the stated maturity represented by such original notes and (3) be signed by the holder of such original notes in the same manner as the original signature on the letter of transmittal by which such original notes were tendered (including any required signature guaranties), or be accompanied by (x) documents of transfer in a form acceptable to us, in our sole discretion, and (y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such holder. If the original notes to be withdrawn have been delivered or otherwise identified to the exchange agent, a signed notice of withdrawal is effective immediately upon written, telegraphic or facsimile notice of withdrawal even if physical release is not yet effected.

All signatures on a notice of withdrawal must be guaranteed by a recognized participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Program or the Stock Exchange Medallion Program; provided, however, that signatures on the notice of withdrawal need not be guaranteed if the original notes being withdrawn are held for the account of any of the institutions listed above under "—Guaranteed Delivery Procedures."

A withdrawal of an instruction or a withdrawal of a tender must be executed by a DTC participant or a holder of original notes, as the case may be, in the same manner as the person's name appears on its transmission through ATOP or letter of transmittal, as the case may be, to which such withdrawal relates. If a notice of withdrawal is signed by a trustee, partner, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, such person must so indicate when signing and must submit with the revocation appropriate evidence of authority to execute the notice of withdrawal. A DTC participant or a holder may withdraw an instruction or a tender, as the case may be, only if such withdrawal complies with the provisions of this prospectus.

A withdrawal of a tender of original notes by a DTC participant or a holder, as the case may be, may be rescinded only by a new transmission of an acceptance through ATOP or execution and delivery of a new letter of transmittal, as the case may be, in accordance with the procedures described herein.

Exchange Agent

BNY Midwest Trust Company has been appointed as exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus or of the letter of transmittal should be directed to the exchange agent addressed as follows:

By Registered or Certified Mail:

BNY Midwest Trust Company
Corporate Trust Operations Reorganization Unit
101 Barclay Street – 7 East
New York, NY 12086
Attention: Ms. Diane Amoroso

By Hand Delivery Prior to 4:30 p.m. of the Expiration Date:

BNY Midwest Trust Company
Corporate Trust Operations Reorganization Unit
101 Barclay Street – 7 East
New York, NY 12086
Attention: Ms. Diane Amoroso

By Overnight Courier and by Hand Delivery After 4:30 p.m. of Expiration Date:

BNY Midwest Trust Company
Corporate Trust Operations Reorganization Unit
101 Barclay Street – 7 East
New York, NY 12086
Attention: Ms. Diane Amoroso

Facsimile: (212) 815-3738
Telephone: (212) 298-1915
Attention: Ms. Diane Amorso

The exchange agent also acts as trustee under the indenture.

Transfer Taxes

Holders of original notes who tender their original notes for exchange notes will not be obligated to pay any transfer taxes in connection therewith, except that holders who instruct us to register exchange notes in the name of, or request that original notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be responsible for the payment of any applicable transfer tax thereon.

DESCRIPTION OF THE EXCHANGE NOTES

The Company issued the original notes under an indenture (the "Indenture") among itself, the Guarantors (as defined below) and BNY Midwest Trust Company, as trustee (the "Trustee") in a private transaction that was not subject to the registration requirements of the Securities Act. When we refer to "Notes" herein, we are referring to the original notes and the exchange notes, unless the context otherwise requires. The terms of the Notes include those expressly set forth in the Indenture governing the Notes and those made part of the Indenture by reference to the Trust Indenture Act.

This Description of the Exchange Notes is intended to be a useful overview of the material provisions of the Notes and the Indenture. Since this description is only a summary, you should refer to the Indenture and the registration rights agreement for a complete description of the obligations of the Company and the Guarantors and your rights with respect to the Notes. Copies of the Indenture and the registration rights agreement can be obtained from the Company at its address set forth elsewhere in this prospectus.

You will find the definitions of capitalized terms used in this description under the heading "—Certain Definitions." For purposes of this description, references to "the Company," refer only to Collins & Aikman Products Co. and not to its subsidiaries or C&A.

General

The Notes:

•	the original notes have been and the exchange notes will be issued in denominations of $1,000 and integral multiples of $1,000;

•	are general unsecured obligations of the Company;

•	mature on August 15, 2012;

•	the original notes have been and the exchange notes will be represented by registered notes in global form, but in certain circumstances may be represented by notes in definitive form; see "Book-Entry, Delivery and Form;"

•	rank equally in right of payment will be subordinated in right of payment to all existing and future Senior Debt of the Company and will be pari passu in right of payment with any future senior subordinated indebtedness of the Company; and

•	are unconditionally guaranteed on a senior subordinated basis by C&A (the "Parent Guarantor") and by each wholly-owned Domestic Subsidiary that is a guarantor under our Bank Credit Facilities, as of issuance, being all of our wholly-owned Domestic Subsidiaries other than our receivables, insurance and charitable subsidiaries (together with all Subsidiaries issuing a Guarantee with respect to the Notes after the Issue Date, the "Subsidiary Guarantors" and, together with the Parent Guarantor, the "Guarantors").

The Indenture allows the Company to issue additional Notes from time to time after the Issue Date, subject to any such issuance complying with the covenant described below under the heading "Certain Covenants—Limitation on Indebtedness."

Interest on the Notes:

•	accrues at the rate of 12 7/8% per annum;

•	has accrued from the Issue Date;

•	is payable in cash semi-annually in arrears on February 15 and August 15 of each year, commencing on February 15, 2005;

•	is payable to the holders of record on the February 1 and August 1 immediately preceding the related interest payment dates; and

•	is computed on the basis of a 360-day year comprised of twelve 30-day months.

Payments, Transfer and Exchange

The Trustee is a paying agent and the registrar for the Notes. Principal of and premium, if any, and interest on the Notes is payable, and the Notes may be presented for registration of transfer and exchange, at the office of the agency of the Company maintained for that purpose in the Borough of Manhattan, the City of New York; provided that, at the option of the Company, payment of interest on the Notes may be made by check mailed to the address of the Person entitled thereto as it appears in the register; and provided, further, that all payments of principal of, and premium, if any and interest on Notes, the holders of which have given wire transfer instructions to the Company or its agent at least 10 Business Days prior to the applicable payment date, will be required to be made by wire transfer of immediately available funds to the accounts specified by such holders in such instructions.

The exchange notes will be issued in fully registered form, without coupons. No service charge will be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

The registered holder of a Note will be treated as the owner of it for all purposes.

Optional Redemption

The Company may at any time and from time to time, at its option, redeem the outstanding Notes (in whole or in part) at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, on the Notes to the applicable redemption date, plus the applicable Make-Whole Premium (a "Note Redemption"). The Company shall give not less than 30 nor more than 60 days notice to such redemption.

The Notes will be redeemable from time to time prior to August 15, 2007 only in the event that the Company receives net cash proceeds from one or more Equity Offerings, in which case the Company may, at its option, use all or a portion of any such net cash proceeds to redeem up to an aggregate principal amount of the Notes equal to 35% of the original aggregate principal amount of the Notes; provided, however, that Notes in an aggregate principal amount equal to at least 65% of the aggregate principal amount of the Notes outstanding immediately before the first of any such redemption remains outstanding after each such redemption. Any such redemption must occur within 120 days of any such Equity Offering and upon not less than 30 nor more than 60 days' notice mailed to each holder of Notes to be redeemed at such holder's address appearing in the register, in amounts of $1,000, or an integral multiple of $1,000, at a redemption price of 112.875% of the principal amount of the Notes, plus accrued and unpaid interest, if any, to but excluding the date of redemption.

In the case of any partial redemption of Notes, the Trustee will select the Notes to be redeemed in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed or, if the Notes are not listed, then on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion will deem to be fair and appropriate, although no Note of $1,000 in original principal amount or less will be redeemed in part. If any Note is to be redeemed in part only, the notice of redemption relating to that Note will state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note.

Guarantees

Parent Guarantee

The Parent Guarantor, as primary obligor and not as surety, will irrevocably and unconditionally guarantee (the "Parent Guarantee") the Notes on an unsecured senior subordinated basis the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all monetary obligations of the Company under the Indenture and the Notes, whether for principal of, or premium, if any, or interest on, the Notes, expenses, indemnification or otherwise (all such obligations being herein called the "Guaranteed Obligations").

The Parent Guarantee will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by the Parent Guarantor without rendering the Parent Guarantee, as it relates to the Parent Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer. The Parent Guarantor presently has no material assets other than the common stock of the Company.

The Parent Guarantee will be a continuing guarantee and will (1) remain in full force and effect until payment in full of all the Guaranteed Obligations, (2) be binding upon the Parent Guarantor and (3) inure to the benefit of and be enforceable by the Trustee and the holders of the Notes. Upon the failure of the Company to pay any Guaranteed Obligation when and as due, whether at maturity, by acceleration, by redemption or otherwise, the Parent Guarantor will, upon receipt of written demand by the Trustee, pay or cause to be paid, in cash, to the holders of the Notes or the Trustee all unpaid monetary Guaranteed Obligations.

Subsidiary Guarantees

The Subsidiary Guarantors, as primary obligors and not as sureties, jointly and severally, irrevocably and unconditionally guarantee (the "Subsidiary Guarantees") on a senior subordinated basis the performance and punctual payment when due, whether at stated maturity, by acceleration or otherwise, of all Guaranteed Obligations. Each Subsidiary Guarantor agreed to pay, in addition to the amount stated above, on a senior subordinated basis, any and all expenses (including reasonable counsel fees and expenses) incurred by the Trustee or holders of Notes in enforcing any rights under the Subsidiary Guarantee with respect to such Subsidiary Guarantor.

Each Subsidiary Guarantee made by each Subsidiary Guarantor will be limited in amount to an amount not to exceed the maximum amount that can be guaranteed by such Subsidiary Guarantor without rendering such Guarantee, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer.

Each Subsidiary Guarantee will be a continuing guarantee and will (1) remain in full force and effect until payment in full of all the Guaranteed Obligations, (2) be binding upon the Subsidiary Guarantors and (3) inure to the benefit of and be enforceable by the Trustee and the holders of the Notes. Upon the failure of the Company to pay any Guaranteed Obligation when and as due, whether at maturity, by acceleration, by redemption or otherwise, each Subsidiary Guarantor will, upon receipt of written demand by the Trustee, pay or cause to be paid, in cash, to the holders of the Notes or the Trustee all unpaid monetary Guaranteed Obligations.

In the event a Subsidiary Guarantor is sold or disposed of (whether by merger, consolidation, the sale of its Capital Stock or the sale of all or substantially all of its assets (other than by lease) and whether or not the Subsidiary Guarantor is the surviving corporation in such transaction) to a Person which is not the Company or a Restricted Subsidiary, such Subsidiary Guarantor will be released from its obligations under its Subsidiary Guarantees if:

(1)    the sale or other disposition is in compliance with the Indenture, including the covenant "—Limitation on Asset Dispositions"; and

(2)    all the obligations of such Subsidiary Guarantor under any other Guarantees relating to any other Indebtedness of the Company or the Restricted Subsidiaries terminate upon consummation of such transaction.

In addition, a Subsidiary Guarantor will be released from its obligations under the Indenture, Subsidiary Guarantees and registration rights agreement if the Company designates such Subsidiary as an Unrestricted Subsidiary and such designation complies with the other applicable provisions of the Indenture.

Subordination of Notes

The payment of principal, interest and premium on the Notes will be subordinated to the prior payment in full of all Senior Debt of the Company, including Senior Debt incurred after the date of the Indenture.

The payment of principal, interest and premium on the Notes by any Guarantor will be subordinated to the prior payment in full of all Senior Debt of the Guarantors including Senior Debt issued after the date of the Indenture.

The holders of Senior Debt will be entitled to receive payment in full of all obligations due in respect of Senior Debt (including interest after the commencement of any bankruptcy proceeding at the rate specified in the applicable Senior Debt) before the holders of Notes will be entitled to receive any payment with respect to the Notes by the Company or such Guarantor (except that holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "—Defeasance and Discharge"), in the event of any distribution to creditors of the Company or such Guarantor:

(1)	in a liquidation or dissolution of the Company or such Guarantor;

(2)	in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or such Guarantor or the property of the Company or such Guarantor;

(3)	in an assignment for the benefit of creditors of the Company or such Guarantor; or

(4)	in any marshaling of the Company's or such Guarantor's assets and liabilities.

The Company also may not make any payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under "—Defeasance and Discharge") if:

(1)	a payment default on Designated Senior Debt occurs and is continuing beyond any applicable grace period; or

(2)	any other default occurs and is continuing on any series of Designated Senior Debt that permits holders of that series of Designated Senior Debt to accelerate its maturity and the trustee receives a notice of such default (a "Payment Blockage Notice") from the Company or the holders of any Designated Senior Debt.

Payments on the Notes may and will be resumed:

(1)	in the case of a payment default, upon the date on which such default is cured or waived; and

(2)	in the case of a nonpayment default, upon the earlier of (a) the date on which such nonpayment default is cured or waived or (b) 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any Designated Senior Debt has been accelerated or (c) the date on which the Trustee receives notice from the holder of such Designated Senior Debt rescinding such Payment Blockage Notice.

No new Payment Blockage Notice may be delivered unless and until:

(1)	360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2)	all scheduled payments of principal, interest and premium on the Notes that have come due have been paid in full in cash.

No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee will be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

If the trustee or any holder of the Notes receives a payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under "—Defeasance and Discharge") when:

(1)	the payment is prohibited by these subordination provisions; and

(2)	the Trustee or the holder has actual knowledge that the payment is prohibited;

the Trustee or the holder, as the case may be, will hold the payment in trust for the benefit of the holders of Senior Debt. Upon the proper written request of the holders of Senior Debt, the Trustee or the holder, as the case may be, will deliver the amounts in trust to the holders of Senior Debt or their proper representative.

The Company must promptly notify holders of Senior Debt if payment of the notes is accelerated because of an Event of Default.

As indicated and discussed in detail above, payments on the Notes and under the Guarantees will be subordinated to the payment of Senior Debt. The Indenture permits the Company and the Guarantors to incur additional Senior Debt.

In addition, in the event of a bankruptcy, liquidation or reorganization of the Company or any Guarantors, holders of Notes may recover less ratably than creditors of the Company or Guarantors who are holders of Senior Debt. See "Risk Factors—Your right to receive payment on the notes is junior to the right of the holders of all of our existing indebtedness and possibly to all of our future borrowings."

Certain Covenants

Limitation on Indebtedness

The Company will not, and will not permit any Restricted Subsidiary to, Incur any Indebtedness; provided, however, that the Company and the Subsidiary Guarantors may Incur Indebtedness if, after giving pro forma effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds thereof, (i) the Consolidated Coverage Ratio would be greater than or equal to: (x) 2.25 to 1.00 if such Incurrence is based on financial information for a period ending on or prior to June 30, 2006, and (y) 2.50 to 1.00 if such Incurrence is based on financial information for a period ending after June 30, 2006, and (ii) the Consolidated Leverage Ratio would be less than or equal to: (x) 4.25 to 1.00 if such Incurrence is based on financial information for a period ending on or prior to February 15, 2006, (y) 4.00 to 1.00 if such Incurrence is based on financial information for a period ending after February 15, 2006 and on or prior to August 15, 2007, and (z) 3.75 to 1.00 if such Incurrence is based on financial information for a period ending after August 15, 2007.

Notwithstanding the foregoing, the following Indebtedness may be Incurred (collectively, "Permitted Indebtedness"):

(1)    (a) Indebtedness of the Company or any Restricted Subsidiary under the revolving facility component of the Bank Credit Facilities, or one or more other revolving credit facilities (including related Guarantees (as defined below), notes, letters of credit, deposit-linked revolving credit facility and security documents) in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (1) and then outstanding, does not exceed $300.0 million,

(b)    Indebtedness of the Company or any Restricted Subsidiary under the term loan components of the one or more Bank Credit Facilities (including related Guarantees, notes and security documents) and under one or more agreements or instruments effecting a Refinancing thereof in an aggregate principal amount which, when taken together with all Indebtedness Incurred pursuant to this clause (b) and then outstanding, does not exceed an amount equal to (x) $400.0 million less (y) the aggregate amount of all repayments of such Indebtedness after its incurrence resulting in the permanent reduction of the commitments of the lenders of such Indebtedness with respect thereto from Asset Sales prior to the date of determination, and

(c)    Indebtedness of the Company or any Restricted Subsidiary under one or more receivables financing facilities pursuant to which the Company or any Restricted Subsidiary pledges or otherwise borrows against its Receivables in an aggregate principal amount which, when taken together with all other Indebtedness Incurred pursuant to this clause (c) and then outstanding, does not exceed 80% of the consolidated book value of the Receivables of the Company and the Restricted Subsidiaries (to the extent such Receivables are not then being financed pursuant to a Permitted Receivables Financing Facility or as a basis for Indebtedness Incurred pursuant to clause (10) of this paragraph);

(2)    the original issuance by the Company of the Indebtedness represented by the Existing 10¾% Notes, the Notes and by the Subsidiary Guarantors of the Subsidiary Guarantees;

(3)    any Indebtedness (other than Indebtedness described in another clause of this paragraph) of the Company or any Restricted Subsidiary outstanding on the Issue Date and Indebtedness in respect of any Brazilian Credit Facility and any Overdraft Facilities.

(4)    Indebtedness owed by the Company to any Restricted Subsidiary or Indebtedness owed by any Restricted Subsidiary to the Company or any other Restricted Subsidiary; provided, however, that

(a)    any such Indebtedness owing by the Company to a Restricted Subsidiary must be unsecured Indebtedness; and

(b)    upon either (1) the transfer or other disposition by a Restricted Subsidiary or the Company of any Indebtedness so permitted to a Person other than the Company or another Restricted Subsidiary or (2) the issuance (other than directors' qualifying shares), sale, transfer or other disposition of shares of Capital Stock (including by consolidation or merger) of a Restricted Subsidiary to whom such Indebtedness is owing or any other event which results in payments in respect of any such Indebtedness being payable to a Person other than the Company or a Restricted Subsidiary, the provisions of this clause (4) will no longer be applicable to such Indebtedness and such Indebtedness will be deemed to have been Incurred by the Company or the applicable Restricted Subsidiary obligor at the time of such transfer or other disposition;

(5)    Indebtedness of the Company or any Restricted Subsidiary consisting of Permitted Interest Rate, Currency or Commodity Price Agreements;

(6)    Indebtedness which is exchanged for or the proceeds of which are to be used to Refinance outstanding Indebtedness Incurred pursuant to the first paragraph of this covenant or clauses (2), (3), (6), (7), (8) or (9) of this paragraph in an aggregate principal amount (or, if issued with original issue discount, an aggregate issue price) not to exceed the principal amount (or, if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness so Refinanced plus the amount of any premium required to be paid in connection with such Refinancing pursuant to the terms of the Indebtedness so Refinanced or the amount of any premium reasonably determined by the Company as necessary to accomplish such Refinancing by means of a tender offer or negotiated repurchase, plus the expenses of C&A, the Company or any Restricted Subsidiary, as the case may be, Incurred in connection with such Refinancing; provided, however, that

(a)    Indebtedness the proceeds of which are used to Refinance Indebtedness which is subordinate in right of payment to the Notes shall only be permitted if the Refinancing Indebtedness Incurred is subordinated to the Notes to the same extent as the Indebtedness being refinanced;

(b)    the Refinancing Indebtedness by its terms, or by the terms of any agreement or instrument pursuant to which such Indebtedness is Incurred, (i) provides that the Weighted Average Life to Maturity of such Refinancing Indebtedness at the time such Refinancing Indebtedness is Incurred is equal to or greater than the Weighted Average Life to Maturity of the Indebtedness being Refinanced and (ii) does not permit redemption or other retirement (including pursuant to an offer to purchase) of such debt at the option of the holder thereof prior to the earlier of 91 days after the Stated Maturity of the Notes and the final stated maturity of the Indebtedness being Refinanced, other than a redemption or other retirement at the option of the holder of such Indebtedness (including pursuant to an offer to purchase) which is conditioned upon provisions substantially similar to those described under "—Change of Control," and "—Limitation on Asset Dispositions;"

(c)    in the case of any Refinancing of Indebtedness Incurred by the Company or a Guarantor, the Refinancing Indebtedness may be Incurred only by the Company or a Guarantor; and

(d)    Indebtedness Incurred pursuant to this clause (6) may not be Incurred more than 60 days prior to the application of the proceeds to repay the Indebtedness to be Refinanced;

(7)    Indebtedness consisting of:

(a)    Guarantees by the Company or any Restricted Subsidiary of Indebtedness Incurred by a Restricted Subsidiary without violation of the Indenture, and

(b)    Guarantees by any Restricted Subsidiary (in addition to Guarantees permitted by clause (a) above) of Indebtedness Incurred by the Company (so long as such Restricted Subsidiary could have Incurred such Indebtedness directly without violation of the Indenture)

without violation of the Indenture, so long as such Restricted Subsidiary (if it is not then a Subsidiary Guarantor) provides an equal (or superior) and ratable Guarantee for the benefit of the holders of the Notes; provided that if such Indebtedness constitutes Subordinated Indebtedness, such Guarantee by a Guarantor shall be subordinated to such Guarantor's Guarantee of the Notes to the same extent as the Subordinated Indebtedness being Incurred;

(8)    Indebtedness of the Company or any Restricted Subsidiary represented by Capitalized Lease Obligations, mortgage financings or other purchase money obligations or obligations under other financing transactions relating to capital expenditures, in each case Incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in a Related Business ("Capital Spending") and Incurred no later than 270 days after the date of such acquisition or the date of completion of such construction or improvement, provided that the principal amount of any Indebtedness Incurred pursuant to this clause (8) (other than Indebtedness Incurred to Refinance other Indebtedness) at any time during a single fiscal year shall not exceed 40% of the total Capital Spending of the Company and the Restricted Subsidiaries made during the period of the most recently completed four consecutive fiscal quarters prior to the date of such Incurrence;

(9)    Indebtedness of any Restricted Subsidiary Incurred prior to the time:

(a)    such Person became a Restricted Subsidiary,

(b)    such Person merged into or was consolidated with a Restricted Subsidiary, or

(c)    another Restricted Subsidiary merged into or was consolidated with such Person (in a transaction in which such Person became a Restricted Subsidiary);

provided that such Indebtedness was not Incurred in anticipation of such transaction and was outstanding prior to such transaction; provided, further, that to the extent the principal amount of such Indebtedness in any single transaction or series of related transactions to be Incurred under this clause (9) exceeds $10.0 million at the time such Person became a Restricted Subsidiary in any such manner, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant after giving effect to the Incurrence of such Indebtedness pursuant to this clause (9);

(10)    Indebtedness of Foreign Subsidiaries Incurred for working capital purposes if, at the time of Incurrence of such Indebtedness, and after giving effect thereto, the aggregate principal amount of all Indebtedness of the Foreign Subsidiaries Incurred pursuant to this clause (10) and then outstanding does not exceed the amount (the "Borrowing Base") equal to the sum of (x) 80% the consolidated book value of the accounts receivable of the Foreign Subsidiaries and (y) 60% the consolidated book value of the inventories of the Foreign Subsidiaries;

(11)    Indebtedness of any Restricted Subsidiary in an aggregate principal amount which, together with any other Indebtedness Incurred pursuant to this clause (11) and then outstanding, does not exceed the sum of $25.0 million plus, if at the time such Indebtedness is Incurred, the Consolidated Coverage Ratio of the Company would be 2.00:1.00 or greater after giving effect to the Incurrence of such Indebtedness pursuant to this clause (11) and the use of proceeds therefrom, 3% of the Company's Consolidated Assets as of the date of such Incurrence;

(12)    Indebtedness Incurred in respect of (a) workers' compensation claims, self-insurance obligations, bankers' acceptances, performance, surety and similar bonds and completion guarantees provided by the Company or a Restricted Subsidiary in the ordinary course of business, (b) in respect of performance bonds or similar obligations of the Company or any of the Restricted Subsidiaries for or in connection with pledges, deposits or payments made or given in the ordinary course of business and not for money borrowed in connection with or to secure statutory, regulatory or similar obligations, including obligations under health, safety or environmental obligations, and (c) arising from guarantees to suppliers, lessors, licensees, contractors, franchises or customers of obligations incurred in the ordinary course of business and not for money borrowed;

(13)    Indebtedness arising from agreements of the Company or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case,

Incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, provided that the maximum aggregate liability in respect of all such Indebtedness shall at no time exceed the gross proceeds actually received by the Company and the Restricted Subsidiaries in connection with such disposition;

(14)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business, provided, however, that such Indebtedness is extinguished within five Business Days of Incurrence;

(15)    the issuance and sale of Preferred Stock (a) by a Foreign Subsidiary, (b) by a Restricted Subsidiary which is a joint venture with a third party which is not an Affiliate of the Company or a Restricted Subsidiary, and (c) by a Restricted Subsidiary pursuant to obligations with respect to the issuance or sale of Preferred Stock which exist at the time such Person becomes a Restricted Subsidiary and which were not created in connection with or in contemplation of such Person becoming a Restricted Subsidiary; and

(16)    Indebtedness of the Company or any Restricted Subsidiary, in addition to any Indebtedness Incurred pursuant to clauses (1) through (15) above, which, together with any other Indebtedness Incurred pursuant to this clause (16) and then outstanding, has an aggregate principal amount not in excess of $25.0 million.

For purposes of determining compliance with, and the outstanding principal amount of any particular Indebtedness incurred pursuant to and in compliance with, this covenant:

(1)    in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in the first and second paragraphs of this covenant, the Company, in its sole discretion, will classify or reclassify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of the clauses of the second paragraph of this covenant or pursuant to the first paragraph of this covenant; and

(2)    an item of Indebtedness may be divided and classified among more than one of the types of Indebtedness described hereunder.

Accrual of interest, accrual of dividends, the accretion of accreted value, the payment of interest in the form of additional Indebtedness and the payment of dividends in the form of additional shares of Preferred Stock will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant. The "amount" or "principal amount" of Indebtedness at any time of determination as used herein represented by (a) any contingent Indebtedness, will be, without duplication, the maximum principal amount thereof, (b) any Indebtedness issued at a price that is less than the principal amount at maturity thereof, will be the amount of the liability in respect thereof determined in accordance with GAAP; provided that the accretion of any such Indebtedness shall not be deemed an Incurrence thereof, (c) any Redeemable Stock, will be the maximum fixed redemption or repurchase price in respect thereof, and (d) any Preferred Stock, will be the maximum voluntary or involuntary liquidation preference, in each case as of such time of determination.

If at any time an Unrestricted Subsidiary becomes a Restricted Subsidiary, any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be Incurred as of such date under this "Limitation on Indebtedness" covenant, the Company shall be in Default of this covenant).

For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is Incurred to Refinance other Indebtedness denominated in a foreign currency, and such Refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such Refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being Refinanced. Notwithstanding any other provision of this covenant, the maximum amount of Indebtedness that the Company may Incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rate of currencies. The principal amount of any Indebtedness Incurred to Refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being Refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such Refinancing Indebtedness is denominated that is in effect on the date of such Refinancing.

Limitation on Liens

The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, Incur or suffer to exist any Lien (other than Permitted Liens) on or with respect to any property or assets (including Capital Stock) now owned or hereafter acquired to secure any Indebtedness without making, or causing such Subsidiary to make, effective provision for securing the Notes or, in respect of Liens on any Subsidiary Guarantor's property or assets, any Subsidiary Guarantee of such Subsidiary Guarantor, (x) equally and ratably with such Indebtedness as to such property or assets for so long as such Indebtedness will be so secured or (y) in the event such Indebtedness is Subordinated Indebtedness, prior to such Indebtedness as to such property or assets for so long as such Indebtedness will be so secured.

Limitation on Restricted Payments and Restricted Investments

The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly:

(1)    declare or pay any dividend or make any distribution on or in respect of the Capital Stock of the Company (including any payment in connection with any merger or consolidation involving the Company) other than dividends, distributions or payments payable solely in Capital Stock of the Company or C&A (other than Redeemable Stock of the Company),

(2)    purchase, redeem or otherwise retire or acquire for value any Capital Stock of the Company or C&A (other than Capital Stock of the Company held by a Restricted Subsidiary or in exchange for Capital Stock of the Company or C&A (other than Redeemable Stock of the Company)),

(3)    purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Indebtedness of the Company or any Subsidiary Guarantor (other than the purchase, repurchase or other acquisition of Subordinated Indebtedness in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition), or

(4)    make any Investment in any Person (other than Permitted Investments) (each of clauses (1) through (4) being a "Restricted Payment") if:

(a)    a Default or an Event of Default shall have occurred and is continuing or would result from such Restricted Payment, or

(b)    after giving pro forma effect to such Restricted Payment as if such Restricted Payment had been made at the beginning of the applicable four fiscal quarter period, the Company could not Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph of the covenant described under "—Limitation on Indebtedness" above, or

(c)    upon giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made subsequent to the Issue Date exceeds the sum of:

(i)    50% of cumulative Consolidated Net Income (or, in the case Consolidated Net Income shall be negative, less 100% of such deficit) of the Company from July 1, 2004 through the last day of the last fiscal quarter ending immediately preceding the date of such Restricted Payment for which quarterly or annual financial statements are available (taken as a single accounting period); plus

(ii)    100% of the aggregate net proceeds received by the Company after the Issue Date, including the fair market value of property other than cash (determined in good faith by the Board of Directors), from contributions of capital or the issuance and sale (other than to a Subsidiary of the Company) of Capital Stock (other than Redeemable Stock) of the Company, provided that any such net proceeds received, directly or indirectly, by the Company from an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company shall be included only to the extent such loans have been repaid with cash on or prior to the date of determination; plus

(iii)    the amount by which Indebtedness of the Company or any Restricted Subsidiary is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Issue Date of any Indebtedness of the Company or any Restricted Subsidiary convertible or exchangeable for Capital Stock (other than Redeemable Stock) of the Company or Capital Stock of C&A (less the amount of any cash or other property (other than such Capital Stock) distributed by the Company or any Restricted Subsidiary upon such conversion or exchange); plus

(iv)    to the extent not included in Consolidated Net Income, the net reduction (received by the Company or any Restricted Subsidiary in cash) in Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries since the Issue Date (including if such reduction occurs by reason of the return of equity capital, the repayment of the principal of loans or advances or other transferred assets or the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries), not to exceed, in the case of any Investments in any Person, the amount of Investments (other than Permitted Investments) made by the Company and the Restricted Subsidiaries in such Person since the Issue Date.

So long as no Default or Event of Default shall have occurred and is continuing or would result therefrom (except as to clauses (i) through (v), (vii) and (ix) below), the foregoing will not prohibit:

(i)    dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant;

(ii)    the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness made by the exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness Incurred pursuant to the first paragraph of, or Subordinated Indebtedness meeting the criteria of subclauses (a) and (b) of clause (6) of the second paragraph of "—Limitation on Indebtedness" above or in exchange for or out of the net proceeds of the substantially concurrent issuance or sale (other than to a Subsidiary of the Company or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock of the Company) of the Company or Capital Stock of C&A, to the extent the net cash proceeds of any issuance or sale (if any) are received by the Company as a capital contribution, provided that the amount of such purchase or redemption and the amount of net proceeds from such exchange or sale shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

(iii)    the purchase, redemption, acquisition or retirement of any shares of Capital Stock of the Company or C&A solely in exchange for or out of the net proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company or to an employee stock ownership plan financed by loans from the Company or a Subsidiary of the Company) of shares of Capital Stock (other than Redeemable Stock of the Company) of the Company or Capital Stock of C&A to the extent the net cash proceeds thereof (if any) are received by the Company as a capital contribution, provided that the amount of such purchase, redemption, acquisition or retirement and the amount of net proceeds from such exchange or sale shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

(iv)    the purchase, redemption, acquisition or retirement of any Subordinated Indebtedness from Net Available Proceeds to the extent permitted under "—Limitation on Asset Dispositions,"

provided that such purchase or redemption shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph;

(v)    the purchase, redemption, acquisition or retirement of any Subordinated Indebtedness following a Change of Control after the Company shall have complied with the provisions under "—Change of Control" below, including payment of the applicable Purchase Price;

(vi)    payments (including through dividends or distributions to C&A to enable it to make payments) (A) of amounts necessary and when necessary to purchase, redeem, acquire, cancel or otherwise retire for value Capital Stock of C&A, in each case held by full time officers, directors or employees of C&A, the Company or any of the Company's Subsidiaries, upon, in connection with or following death, disability, retirement, severance or termination of employment or service or pursuant to any agreement or plan under which such Capital Stock was issued or which was otherwise approved by the Board of Directors of C&A or pursuant to an obligation on the part of C&A or the Company with respect to the Company's Capital Stock of the type contemplated by this subclause (A), (B) to redeem or repurchase stock purchase or similar rights in respect of Capital Stock of C&A or the Company or (c) to make cash payments to holders of Capital Stock of C&A or the Company in lieu of the issuance of fractional shares of such Capital Stock; provided, however, that the aggregate amount of payments pursuant to subclauses (A), (B) and (C) of this clause (vi) after the Issue Date does not exceed $5.0 million in any fiscal year plus any unutilized portion of such amount in any prior fiscal year;

(vii)    dividends or other Restricted Payments (including tax sharing payments) to C&A to the extent used by C&A to pay its operating and administrative expenses incurred in the ordinary course of its business, including directors' fees, legal and audit expenses, listing fees, judgments, awards or settlements payable by C&A arising from a Related Business or C&A's status as a public company, SEC compliance expenses and corporate franchise and other taxes;

(viii)    so long as immediately before and immediately after giving effect thereto, the Company would have been permitted to Incur at least $1.00 of additional Indebtedness pursuant to the first paragraph under the "Limitation on Indebtedness" covenant, payments of cash dividends on the Textron Preferred Stock, or payments of cash dividends to C&A in an amount sufficient to enable C&A to pay dividends on the Textron Preferred Stock, equal to the minimum cash dividends required pursuant to the terms of the certificate of designations of the Textron Preferred Stock in effect on the Issue Date, provided that such dividends are applied directly to the payment of dividends on the Textron Preferred Stock;

(ix)    the payment of dividends or distributions to C&A in amounts and at the times necessary to permit C&A to pay amounts, if any, owing by C&A in connection with the TAC-Trim Acquisition, the Bank Credit Facilities, the Permitted Receivables Financing Facility, the offering of the Notes and fees and expenses related to any of the foregoing;

(x)    any Investment made by the exchange for, or out of the proceeds of, a capital contribution in respect of or the substantially concurrent sale of, Capital Stock (other than Redeemable Stock) of the Company or Capital Stock of C&A to the extent the net cash proceeds thereof are received by the Company or are paid or contributed to the Company by C&A as a capital contribution, provided that the amount of such capital contribution or proceeds used to make such Investment shall be excluded from the calculation of the amount available for Restricted Payments pursuant to the preceding paragraph; and

(xi)    Restricted Payments (other than Investments and other Restricted Payments otherwise permitted hereunder) in an aggregate amount not to exceed $25.0 million.

Any payment made pursuant to clause (i), (v), (vi) (to the extent not deducted in calculating Consolidated Net Income), (vii) (to the extent not deducted in calculating Consolidated Net Income), (viii) or (xi) of the preceding paragraph will, without duplication, be a Restricted Payment for purposes of calculating aggregate Restricted Payments pursuant to the second preceding paragraph and any payment made pursuant to clause (ii), (iii), (iv), (ix) or (x) will be excluded for purposes of calculating aggregate Restricted Payments pursuant to the second preceding paragraph.

The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of such Restricted Payment of the asset(s) or securities proposed to be paid, transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to such Restricted Payment. The fair market value of any cash Restricted Payment shall be its face amount and any non-cash Restricted Payment shall be determined conclusively by the Board of Directors acting in good faith.

Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Company may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)    pay dividends (in cash or otherwise) or make any other distributions in respect of its Capital Stock owned by the Company or any other Restricted Subsidiary or pay any Indebtedness or other obligation owed to the Company or any other Restricted Subsidiary;

(2)    make loans or advances to the Company or any other Restricted Subsidiary; or

(3)    transfer any of its property or assets to the Company or any other Restricted Subsidiary.

Notwithstanding the foregoing, the Company may, and may permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any such encumbrance or restriction:

(a)    pursuant to any agreement in effect on the Issue Date;

(b)    pursuant to the Bank Credit Facilities, the Permitted Receivables Financing Facility, Permitted Interest Rate, Currency or Commodity Price Agreements, the Indenture and the Brazilian Credit Facility (provided that any such encumbrances or restrictions contained in the Brazilian Credit Facility are not applicable to any Person, or properties or assets of any Person, other than the Company's Brazilian Subsidiaries);

(c)    pursuant to an agreement relating to any Indebtedness or Liens Incurred by a Person (other than a Subsidiary of the Company that is a Subsidiary of the Company on the Issue Date or any Subsidiary carrying on any of the businesses of any such Subsidiary) prior to the date on which such Person became a Subsidiary of the Company and outstanding on such date and not Incurred in anticipation of becoming a Subsidiary and not Incurred to provide all or any portion of the funds utilized to consummate such acquisition, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person so acquired;

(d)    pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (a), (b) or (c) above or this clause (d), provided, however, that the provisions contained in such Refinancing agreement relating to such encumbrance or restriction are not, in the aggregate, more restrictive in any material respect than the provisions contained in the agreement being Refinanced, as determined in good faith by and in the reasonable judgment of the Board of Directors and evidenced by a resolution of the Board of Directors filed with the Trustee;

(e)    in the case of clause (3) of the preceding paragraph, restrictions contained in any mortgage, security or lease agreement (including a capital or operating lease) securing Indebtedness of a Subsidiary otherwise permitted under the Indenture, but only to the extent such restrictions restrict the transfer of the property subject to such mortgage, security agreement or lease agreement;

(f)    in the case of clause (3) of the preceding paragraph, customary nonassignment provisions entered into in the ordinary course of business consistent with past practice in leases and other contracts to the extent such provisions restrict the transfer or subletting of any such lease or the assignment of rights under such contract;

(g)    purchase money obligations for property acquired in the ordinary course of business that impose encumbrances or restrictions of the nature described in clause (3) of the preceding paragraph on the property so acquired;

(h)    any restriction with respect to a Subsidiary of the Company imposed pursuant to an agreement which has been entered into for the sale or disposition of all or substantially all the Capital

Stock or assets of such Subsidiary, provided that consummation of such transaction would not result in a Default or an Event of Default and such restriction terminates if such transaction is closed or abandoned;

(i)    any encumbrance or restriction with respect to a Foreign Subsidiary pursuant to an agreement relating to Indebtedness which is permitted under the covenant described under "—Limitation on Indebtedness" or Liens Incurred by such Foreign Subsidiary; and

(j)    any encumbrance or restriction which by its terms permits the payment of dividends and the making of other distributions, the making of loans and advances and the transfer of property or assets to or by the Company and to Restricted Subsidiaries to the extent needed to pay principal, premium, if any and interest on the Notes as and when required by the terms of the Indenture.

Limitation on Asset Dispositions

The Company may not, and may not permit any Restricted Subsidiary to, make any Asset Disposition in one or more related transactions unless:

(1)    the Company or the Restricted Subsidiary, as the case may be, receives consideration for such disposition at least equal to the fair market value for the assets sold or disposed of as determined by the Board of Directors (including as to the value of all non-cash consideration) in good faith and evidenced by a resolution of the Board of Directors filed with the Trustee;

(2)    either (a) at least 75% of the consideration for such disposition consists of cash or Cash Equivalents or the assumption of Indebtedness of the Company or any Restricted Subsidiary (other than Subordinated Indebtedness) relating to such assets and release of the Company and the Restricted Subsidiaries from all liability on the Indebtedness assumed or (b) the aggregate non-cash consideration for all Asset Dispositions not meeting the criteria set forth in the preceding clause (a) does not exceed a fair market value in excess of $25.0 million; and

(3)    all Net Available Proceeds, less any amounts invested within 365 days of such disposition in assets of the Company or a Restricted Subsidiary used or usable in a Related Business, are applied within 365 days of such disposition:

(a)    first, to the permanent repayment or reduction of Indebtedness (other than Subordinated Indebtedness) of the Company or a Restricted Subsidiary;

(b)    second, to the extent any such amounts remain after application in accordance with clause (1) above, to make an Offer to Purchase outstanding Notes at 100% of their principal amount plus accrued and unpaid interest, if any, to but excluding the date of purchase and, to the extent the Company elects or is otherwise required by the terms thereof, to make an offer to purchase any other Indebtedness of the Company or a Subsidiary Guarantor that is pari passu with the Notes or the related Subsidiary Guarantees at a price no greater than 100% of the principal amount thereof plus accrued and unpaid interest, if any, to but excluding the date of purchase; and

(c)    third, to the extent any such amounts remain after application in accordance with clauses (a) and (b) above, to any other use as determined by the Company which is not otherwise prohibited by the Indenture.

The Company shall not be required to make an Offer to Purchase Notes pursuant to this covenant if the Net Available Proceeds less invested amounts pursuant to clause (3) of the preceding paragraph available therefor (after application of the proceeds as provided in clause (a) of the preceding paragraph) are less than $25.0 million for any particular Asset Disposition (which lesser amounts shall be carried forward for purposes of determining whether an Offer to Purchase is required with respect to the Net Available Proceeds from any subsequent Asset Disposition). The Company may apply as a credit in satisfaction of all or any part of the Company's obligation to make an Offer to Purchase Notes pursuant to clause (b) of the preceding paragraph the aggregate principal amount of the Notes purchased by the Company in open-market transactions (i.e., excluding Notes optionally redeemed, or required to be purchased by the Company, pursuant to the terms of the Indenture) within the previous 24 consecutive months.

If the aggregate principal amount of the Notes surrendered by holders thereof and other pari passu Indebtedness surrendered by holders or lenders, collectively, pursuant to clause (b) of the second preceding paragraph exceeds the amount of Net Available Proceeds, the Trustee shall select the portion of the Notes and such other Indebtedness to be purchased on a pro rata basis on the basis of the aggregate principal amount of the Notes tendered or surrendered Notes and such other Indebtedness; provided that Notes shall be purchased only in increments of $1,000.

If the date of the closing of the Offer to Purchase is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest will be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest will be payable to holders of the Notes whose tendered Notes are purchased pursuant to the Offer of Purchase.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to the Indenture. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of any such conflict.

Transactions with Affiliates

The Company may not, and may not permit any Restricted Subsidiary to, enter into any transaction (or series of related transactions) with an Affiliate of the Company (other the Company or a Restricted Subsidiary), including any Investment, either directly or indirectly, unless:

(1)    such transaction is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate;

(2)    for any transaction that involves in excess of $5.0 million, a majority of the disinterested members of the Board of Directors of the Company or C&A shall determine that the transaction satisfies the above criteria in clause (1) above and shall evidence such a determination by a board resolution; and

(3)    for any transaction that involves in excess of $25.0 million, the Company shall also obtain an opinion from a nationally recognized independent investment banking firm or other expert with experience in evaluating or appraising the terms and conditions of the type of transaction (or series of related transactions) for which the opinion is required stating in substance that such transaction (or series of related transactions) is on terms not materially less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate of the Company (or on terms that are otherwise fair to the Company or such Restricted Subsidiary from a financial point of view), which shall be deemed to satisfy the requirements in clauses (1) and (2) of this paragraph.

The foregoing provisions will not apply to:

(a)    any Permitted Investment or any Restricted Payment permitted to be paid pursuant to "—Limitation on Restricted Payments and Restricted Investments" above;

(b)    any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment, compensation or indemnification arrangements, stock options and stock ownership plans in the ordinary course of business to or with officers, directors or employees of C&A or the Company and its Restricted Subsidiaries, or approved by the Board of Directors;

(c)    loans or advances to employees, indemnification agreements with and the payment of fees and indemnities to directors, officers and full-time employees of C&A or the Company and its Restricted Subsidiaries and employment, noncompetition or confidentiality agreements entered into with any such person in the ordinary course of business;

(d)    the issuance of Capital Stock (other than Redeemable Stock) of the Company or the receipt of capital contributions by the Company;

(e)    transactions pursuant to agreements as in existence on the Issue Date;

(f)    payments contemplated by the Advisory Agreement and payments in connection with the TAC-Trim Acquisition, including the reimbursement of out-of-pocket expenses incurred in connection with the TAC-Trim Acquisition;

(g)    transactions with any of C&A, the Becker Entities, the Joan Entities, the Textron Entities or a Permitted Holder (as defined under "—Change of Control") in the ordinary course of business so long as the Company determines in good faith (which determination shall be conclusive) that any such agreement is on terms no less favorable to the Company or the applicable Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate;

(h)    any management, service, purchase, supply or similar agreement relating to the operations of a Related Business entered into in the ordinary course of the Company's business between the Company or any Restricted Subsidiary and any Unrestricted Subsidiary, in each case primarily engaged in a Related Business, so long as the Company determines in good faith (which determination shall be conclusive) that any such agreement is on terms no less favorable to the Company or such Restricted Subsidiary than those that could be obtained in a comparable arm's-length transaction with an entity that is not an Affiliate; and

(i)    transactions of the type described in clause (2) of the definition of Receivables Financing.

Change of Control

Within 30 days of the occurrence of a Change of Control, unless the Company has mailed a redemption notice with respect to all of the outstanding Notes, the Company will be required to make an Offer to Purchase all outstanding Notes at a purchase price equal to 101% of their principal amount plus accrued and unpaid interest to the date of purchase.

A "Change in Control" shall be deemed to have occurred if:

(1)    (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 35% of the total voting power of the Voting Stock of C&A or the Company, and

(b)    the Permitted Holders beneficially own (as so defined), directly or indirectly, in the aggregate a lesser percentage of the total voting power of the Voting Stock of C&A or the Company, as the case may be, than such other person and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of C&A or the Company, as the case may be (for the purposes of this clause (1), such other person shall be deemed to beneficially own any Voting Stock of a corporation (the "specified corporation") held by another corporation (the "parent corporation"), if such other person beneficially owns, directly or indirectly, more than 35% of the voting power of the Voting Stock of such parent corporation and the Permitted Holders beneficially own, directly or indirectly, in the aggregate a lesser percentage of the voting power of the Voting Stock of such parent corporation and do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the board of directors of such parent corporation); or

(2)    during any period of two consecutive years (or, in the case this event occurs within the first two years after the Issue Date, such shorter period as shall have begun on such date), individuals who at the beginning of such period constituted the Board of Directors of C&A or the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of C&A or the Company was approved by a vote of 66 2/3% of the directors of C&A or the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved or, in the case of the Company's Board of Directors only, were approved by C&A if C&A shall beneficially own a majority of the Company's Voting Stock) cease for any reason to constitute a majority of the Board of Directors of C&A or the Company then in office;

provided that a Change of Control shall not be deemed to have occurred solely as a consequence of a merger or consolidation between C&A and the Company, in which case all references in the preceding clauses (a) and (b) to "C&A or the Company" shall henceforth be deemed to refer only to the surviving entity of such merger or consolidation.

The term "Permitted Holder" shall mean Heartland and any of its Affiliates and, with respect to the Company only, C&A. For purposes of clause (1) of the definition of "Change of Control," no "person" other than Heartland and its Affiliates shall be deemed to be a beneficial owner of Voting Stock of the Company by reason of being a party to any of the Stockholders Agreements and for the purposes of clause (1) (b) of the definition of "Change of Control," the term "Permitted Holders" shall be deemed to include any other holder or holders of shares of the Company or a parent corporation having ordinary voting power if Heartland or any of its Affiliates shall hold the irrevocable general proxy of each such holder in respect of the shares held by such holder.

The Bank Credit Facilities prohibit the Company from purchasing any Notes prior to repayment in full of the Bank Credit Facilities and will also provide that certain change of control events with respect to the Company would constitute a default thereunder. In the event that at the time of such Change of Control the terms of the Bank Credit Facilities restrict or prohibit the repurchase of Notes pursuant to this covenant, then prior to the mailing of the Offer to Purchase but in any event within 30 days following any Change of Control, the Company would need to (i) repay in full all Indebtedness under the Bank Credit Facilities or offer to repay in full all such Indebtedness and repay the Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the Bank Credit Facilities to permit the repurchase of the Notes as provided for in this covenant.

Future Indebtedness of the Company and the Restricted Subsidiaries may contain prohibitions of certain events that would constitute a Change of Control or require such Indebtedness to be repurchased upon a Change of Control. Moreover, the exercise by the holders of Notes of their right to require the Company to repurchase the Notes could cause a default under such Indebtedness, even if the Change of Control itself does not, due to the financial effect of such repurchase. Finally, our ability to pay cash to the holders of Notes upon a repurchase may be limited by our then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required repurchases.

The Company will not be required to make an Offer to Purchase upon the occurrence of a Change of Control if a third party makes the Offer to Purchase in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to an Offer to Purchase made by the Company and purchases all Notes validly tendered and not withdrawn under such Offer to Purchase.

The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of the Indenture, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations described in the Indenture by virtue of the conflict.

Provision of Financial Information

Whether or not C&A or the Company is required to be subject to Section 13(a) or 15(d) of the Exchange Act, or any successor provision thereto, C&A or the Company shall file with the SEC the annual reports, quarterly reports and other documents which C&A or the Company would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto if C&A or the Company were so required, such documents to be filed with the SEC on or prior to the respective dates (the "Required Filing Dates") by which C&A or the Company would have been required so to file such documents if C&A or the Company were so required. C&A or the Company shall also in any event (i) within 15 days of each Required Filing Date (a) transmit by mail to all holders of Notes, as their names and addresses appear in the security register, without cost to such holders of Notes, and (b)

file with the Trustee, copies of the annual reports, quarterly reports and other documents which C&A or the Company files with the SEC pursuant to such Section 13(a) or 15(d) or any successor provision thereto or would have been required to file with the SEC pursuant to such Section 13(a) or 15(d) or any successor provisions thereto if C&A or the Company were required to be subject to such Sections and (ii) if filing such documents by C&A or the Company with the SEC is not permitted under the Exchange Act, promptly upon written request of a holder of Notes supply copies of such documents to any prospective holder of Notes. In addition, unless the Notes have been previously registered under the Securities Act, if C&A or the Company are not subject to Section 13(a) or 15(d) of the Exchange Act, C&A and the Company shall furnish to holders and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Future Subsidiary Guarantors

After the Issue Date, the Company will cause each Restricted Subsidiary, other than a Foreign Subsidiary or a Subsidiary which is a Subsidiary Guarantor, that becomes a guarantor under the Bank Credit Facilities to execute and deliver to the Trustee a Subsidiary Guarantee pursuant to which such Subsidiary Guarantor will unconditionally Guarantee, on a joint and several basis, the full and prompt payment of the principal of, premium, if any, and interest on the Notes on a senior subordinated basis.

Unrestricted Subsidiaries

The Company may designate any Subsidiary of the Company to be an "Unrestricted Subsidiary" as provided below in which event such Subsidiary and each other Person that is then or thereafter becomes a Subsidiary of such Subsidiary will be deemed to be an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary, provided that either:

(1)    the Subsidiary to be so designated has total assets of $1,000 or less; or

(2)    if such Subsidiary has assets greater than $1,000, the Investment resulting from such designation would be permitted either as a Permitted Investment or in compliance with the covenant entitled "—Certain Covenants—Limitation on Restricted Payments and Restricted Investments."

In addition, without further designation, as of the Issue Date, the Company's Receivables Subsidiary, Carcorp, Inc., will be an Unrestricted Subsidiary.

The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) the Company could Incur $1.00 of additional Indebtedness under the first paragraph of the covenant described under "— Certain Covenants—Limitation on Indebtedness" and (y) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

Mergers, Consolidations and Certain Sales of Assets

The Company may not (1) consolidate with or merge into any other Person or permit any other Person to consolidate with or merge into the Company or (2) directly or indirectly, transfer, sell, lease or otherwise dispose of the Company's assets substantially as an entirety to any Person (a "Fundamental Transaction"), unless:

(a)    in a Fundamental Transaction in which the Company does not survive or in which the Company sells, leases or otherwise disposes of its assets substantially as an entirety, the successor entity to the Company is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Company's obligations under the Indenture;

(b)    immediately before and after giving effect to such Fundamental Transaction and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such Fundamental Transaction as having been Incurred by the Company or such Subsidiary at the time of the Fundamental Transaction, no Default or Event of Default shall have occurred and be continuing;

(c)    immediately after giving effect to such Fundamental Transaction (other than a Fundamental Transaction solely involving (i) the Company and a Restricted Subsidiary of the Company or (ii) the Company and C&A) and treating any Indebtedness which becomes an obligation of the Company or a Subsidiary as a result of such transaction as having been incurred by the Company or such Subsidiary at the time of such transaction, the Company (including any successor entity to the Company) could Incur at least $1.00 of additional Indebtedness pursuant to the provisions of the first paragraph of the covenant under "—Limitation on Indebtedness" above;

(d)    each Subsidiary Guarantor (unless it is the other party to the transactions above, in which case clause (a) shall apply) shall have by supplemental indenture confirmed that its Subsidiary Guarantee shall apply to such Person's obligations in respect of the Indenture and the Notes and its obligations under the registration rights agreement shall continue to be in effect; and

(e)    the Company shall have delivered to the Trustee an Officers' Certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

Subject to the fourth paragraph of the covenant under "—Certain Covenants—Guarantees—Subsidiary Guarantees," a Guarantor may not (i) consolidate with or merge into any other Person or (ii) directly or indirectly, transfer, sell, lease or otherwise dispose of such Guarantor's assets substantially as an entirety to any Person, unless:

(a)    in a transaction in which the Guarantor does not survive or in which the Guarantor sells or otherwise disposes of its assets substantially as an entirety, the successor entity to the Guarantor is organized under the laws of the United States of America or any State thereof or the District of Columbia and shall expressly assume, by a supplemental indenture executed and delivered to the Trustee in form satisfactory to the Trustee, all of the Guarantor's obligations under the Indenture;

(b)    immediately before and after giving effect to such transaction and treating any Indebtedness which becomes an obligation of the Guarantor at the time of the transaction as having been Incurred by the Guarantor at the time of the transaction, no Default or Event of Default shall have occurred and be continuing; and

(c)    the Guarantor shall have delivered to the Trustee an officers' certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with the Indenture.

In the event of any transaction described in and complying with the conditions listed in the immediately preceding paragraphs in which the Company or a Guarantor is not the continuing corporation, the successor Person formed or remaining will succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or such Guarantor, as the case may be, will be released and discharged from all obligations and covenants under the Indenture.

Certain Definitions

In addition to the definitions set forth elsewhere in this prospectus, the following is a summary of certain of the defined terms used in the Indenture. Reference is made to the Indenture for the full definition of all such terms, as well as any other terms used herein for which no definition is provided.

"Advisory Agreement" means the Services Agreement dated as of February 23, 2001, as amended through the Issue Date, among C&A, the Company and Heartland (or any other Affiliate thereof), as the same may be amended or modified from time to time; but without giving effect to any amendment or modification after the Issue Date that would increase the net fees payable thereunder to Heartland Industrial Partners, L.P. and its Affiliates that have not been made subject to compliance with the "Transactions With Affiliates" covenant.

"Affiliate" of any Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Asset Disposition" means any transfer, conveyance, sale, lease or other disposition (including a consolidation or merger or other sale of a Restricted Subsidiary with, into or to another Person in a transaction in which such Restricted Subsidiary ceases to be a Restricted Subsidiary, but excluding Receivables Sales and a disposition by a Restricted Subsidiary to the Company or another Restricted Subsidiary or by the Company to a Restricted Subsidiary) of:

(a)    shares of Capital Stock (other than directors' qualifying shares) or other ownership interests of a Restricted Subsidiary,

(b)    substantially all of the assets of the Company or any of its Restricted Subsidiaries representing a division or line of business, or

(c)    other assets or rights of the Company or any of its Restricted Subsidiaries outside of the ordinary course of business,

provided in each case that the aggregate consideration for such transfer, conveyance, sale, lease or other disposition or any related series of such transactions is equal to $25.0 million or more; provided, however, that (a) for purposes of the covenant described under "—Certain Covenants—Limitation on Asset Dispositions," the term "Asset Disposition" shall exclude any disposition permitted by the covenant described under the heading "Certain Covenants—Limitation on Restricted Payments" and (b) the term "Asset Disposition" shall exclude transactions permitted under "—Certain Covenants—Mergers, Consolidations and Certain Sales of Assets" above.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Dispositions:

(1)    the sale of Cash Equivalents in the ordinary course of business;

(2)    a disposition of inventory in the ordinary course of business;

(3)    the surrender or waiver of contract rights or the settlement, release or surrender of contract, tort or other claims of any kind;

(4)    the grant in the ordinary course of business of licenses of patents, trademarks and similar intellectual property;

(5)    the sale or disposition of any Restricted Investment or Permitted Investment of the type described in clauses (10), (11) or (12) of the definition thereof;

(6)    a disposition of obsolete or worn out equipment or equipment that is no longer useful in the conduct of the business of the Company and its Restricted Subsidiaries and that is disposed of in each case in the ordinary course of business; and

(7)    Receivables Sales in connection with a Receivables Financing.

"Bank Credit Facilities" means those certain senior credit facilities, by and among the Company, the Company's Canadian Subsidiaries, JPMorgan Chase Bank, as administrative agent and collateral agent, J. P. Morgan Bank Canada, as Canadian administrative agent and collateral agent, Credit Suisse First Boston, as syndication agent, Deutsche Bank Trust Company Americas (f/k/a Deutsche Banc Alex. Brown Inc.) and Merrill Lynch Capital Corporation, as co-documentation agents and the other lenders party thereto, including any related notes, guarantees, collateral documents, letters of credit, instruments and agreements executed in connection therewith (and any appendices, exhibits or schedules to any of the foregoing), and in each case as amended, modified, supplemented, restated, renewed, refunded, replaced, restructured, repaid or refinanced from time to time (whether with the original agents and lenders or other agents and lenders or otherwise, and whether provided under the original credit facilities and/or other credit facilities or otherwise).

"Becker Entities" means Charles E. Becker (or any of his immediate family members, related family trusts, heirs and descendents), Becker Group LLC and any other Affiliate of Charles E. Becker.

"Brazilian Credit Facility" means one or more credit facilities entered into by Plascar Industria e Comerico Ltda and its Subsidiaries, together with any credit support provided by the Company or any other Restricted Subsidiary, providing for availability in an aggregate amount not to exceed $35.0 million at any time outstanding.

"Business Day" means a day other than a Saturday, Sunday or other day on which commercial banking institutions are authorized or required by law to close in New York.

"Capital Lease Obligation" of any Person means the obligation to pay rent or other payment amounts under a lease of (or other Indebtedness arrangements conveying the right to use) real or personal property of such Person which is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet of such Person in accordance with GAAP. The stated maturity of such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. The principal amount of such obligation shall be the capitalized amount thereof that would appear on the face of a balance sheet of such Person in accordance with GAAP.

"Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) the equity, including Preferred Stock and partnership interests, whether general or limited, of such Person.

"Cash Equivalents" means, at any time:

(1)    any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States of America, the United Kingdom, Canada, France, Germany, Italy or Japan, or, in the case of an Asset Disposition in Brazil or an Investment of cash flow from the operations of the Company and its Subsidiaries in Brazil, Brazil, or any agency or instrumentality thereof (provided that the full faith and credit of such country is pledged in support thereof),

(2)    certificates of deposit, money market deposit accounts and acceptances with a maturity of 180 days or less from the date of acquisition of any financial institution that is a member of the Federal Reserve System or organized under the laws of the United Kingdom, Canada, France, Germany, Italy or Japan or, in the case of an Asset Disposition in Brazil or an Investment of cash flow from the operations of the Company and its Subsidiaries in Brazil, Brazil, having combined capital and surplus and undivided profits of not less than $250.0 million,

(3)    commercial paper with a maturity of 365 days or less from the date of acquisition issued by a corporation organized under the laws of any state of the United States of America or the District of Columbia or any foreign country recognized by the United States of America whose debt rating, at the time as of which such investment is made, is at least "A-1" by Standard & Poor's Corporation or at least "P-1" by Moody's Investors Service, Inc. or rated at least an equivalent rating category of another nationally recognized securities rating agency,

(4)    repurchase agreements and reverse repurchase agreements having a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a financial institution meeting the qualifications described in clause (2) above,

(5)    any security, maturing not more than 365 days after the date of acquisition, backed by standby or direct pay letters of credit issued by a bank meeting the qualifications described in clause (2) above and

(6)    any security, maturing not more than 365 days after the date of acquisition, issued or fully guaranteed by any state, commonwealth, or territory of the United States of America, or by any political subdivision thereof, and rated at least "A" by Standard & Poor's Corporation or at least "A" by Moody's Investors Service, Inc. or rated at least an equivalent rating category of another nationally recognized securities rating agency.

"Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

"Consolidated Assets" of any Person as of any date of determination means the total assets of such Person as reflected on the most recently prepared balance sheet of such Person, determined on a consolidated basis in accordance with GAAP.

"Consolidated Cash Flow Available for Fixed Charges" for any period means the Consolidated Net Income for such period increased by the sum of:

(1)    Consolidated Interest Expense for such period, plus

(2)    Consolidated Income Tax Expense for such period, plus

(3)    the consolidated depreciation and amortization expense included in the income statement of the Company and its Subsidiaries for such period, plus

(4)    all other expenses reducing Consolidated Net Income for such period that do not represent cash disbursements for such period (excluding any expense to the extent it represents an accrual of or reserve for cash disbursements for any subsequent period prior to the Stated Maturity of the Notes) less, to the extent included in the calculation of Consolidated Net Income, items of income increasing Consolidated Net Income for such period that do not represent cash receipts for such period (excluding any item to the extent it represents an accrual for cash receipts reasonably expected to be received prior to the Stated Maturity of the Notes) in each case for such period;

provided, however, that the provision for taxes based on the income or profits of, the consolidated depreciation and amortization expense and such items of expense or income attributable to, a Restricted Subsidiary shall be added to or subtracted from Consolidated Net Income to compute Consolidated Cash Flow Available for Fixed Charges only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income; provided, further, however, that the contribution to Consolidated Cash Flow Available for Fixed Charges of a Restricted Subsidiary which is restricted in its ability to pay dividends to the Company for any period shall not exceed the amount that would have been permitted to be distributed to the Company by such Restricted Subsidiary as a dividend or other distribution during such period.

"Consolidated Coverage Ratio" as of any date of determination means the ratio of (1) Consolidated Cash Flow Available for Fixed Charges for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements are available to (2) Consolidated Interest Expense for such period; provided, however, that:

(a)    if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding (other than Indebtedness to finance seasonal fluctuations in working capital needs Incurred under a revolving credit (or similar arrangement) to the extent of the commitment thereunder in effect on the last day of such period unless any portion of such Indebtedness is projected in the reasonable judgment of senior management of the Company to remain outstanding for a period in excess of 12 months from the date of Incurrence of such Indebtedness) or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to (i) such Indebtedness as if such Indebtedness had been Incurred on the first day of such period and (ii) the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period,

(b)    if since the beginning of such period any Indebtedness of the Company or any Restricted Subsidiary has been repaid, repurchased, defeased or otherwise discharged (other than Indebtedness under a revolving credit or similar arrangement unless such revolving credit Indebtedness has been permanently repaid and has not been replaced), Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis as if such Indebtedness had been repaid, repurchased, defeased or otherwise discharged on the first day of such period,

(c)    if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition (including, for these purposes, a disposition of the type described in clause (5) of the definition of "Asset Disposition") or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Asset Disposition, the Consolidated Cash Flow Available for Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Cash Flow Available for Fixed Charges (if positive) attributable to the assets which are the subject of such Asset Disposition (including, for these purposes, a disposition of the type described in clause (5) of the definition of "Asset Disposition") for such period or increased by an amount equal to the Consolidated Cash Flow Available for Fixed Charges (if negative) attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition (including, for these purposes, a disposition of the type described in clause (5) of the definition of "Asset Disposition") for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale),

(d)    if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any Investment in a Restricted Subsidiary or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a line of business, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

(e)    if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition (including, for these purposes, a disposition of the type described in clause (5) of the definition of "Asset Disposition"), Investment or acquisition of assets that would have required an adjustment pursuant to clause (c) or (d) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Cash Flow Available for Fixed Charges and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition (including, for these purposes, a disposition of the type described in clause (5) of the definition of "Asset Disposition"), Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid in connection therewith, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company and such calculations may include such pro forma adjustments for non-recurring items that the Company considers reasonable in order to reflect the ongoing impact of any such transaction on the Company's results of operations. If the Indebtedness to be Incurred bears a floating rate of interest, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate, Currency or Commodity Price Agreement applicable to such Indebtedness if such Interest Rate, Currency or Commodity Price Agreement has a remaining term in excess of 12 months).

"Consolidated Income Tax Expense" for any period means the consolidated provision for income taxes of the Company and the Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP.

"Consolidated Interest Expense" means for any period the consolidated interest expense included in a consolidated income statement (without deduction of interest income) of the Company and the Restricted Subsidiaries for such period calculated on a consolidated basis in accordance with GAAP, including without limitation or duplication (or, to the extent not so included, with the addition of):

(1)    the amortization of debt discounts;

(2)    to the extent included in the calculation of net income under GAAP, any payments or fees with respect to letters of credit, bankers' acceptances or similar facilities;

(3)    to the extent included in the calculation of net income under GAAP, net costs with respect to interest rate swap or similar agreements or, to the extent related to non-U.S. dollar denominated Indebtedness, foreign currency hedge, exchange or similar agreements;

(4)    Preferred Dividends in respect of all Preferred Stock of Restricted Subsidiaries and Redeemable Stock of the Company held by Persons other than the Company or a Wholly Owned Subsidiary whether or not declared or paid;

(5)    interest on Indebtedness guaranteed by the Company and the Restricted Subsidiaries and actually paid by the Company or the Restricted Subsidiaries;

(6)    capitalized interest;

(7)    the portion of any rental obligation attributable to Capital Lease Obligations allocable to interest expense; and

(8)    the loss on Receivables Sales, and excluding, to the extent included in such consolidated interest expense, interest expense of any Person acquired by the Company or a Subsidiary of the Company in a pooling-of-interests transaction for any period prior to the date of such transaction.

Notwithstanding the foregoing, (i) the Consolidated Interest Expense with respect to any Restricted Subsidiary, not all the net income of which was included in calculating Consolidated Net Income by reason of the fact that such Restricted Subsidiary was not a Wholly Owned Subsidiary, will be included only to the extent (and in the same proportion) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and (ii) "Consolidated Interest Expense" will not include amortization of financing fees and expenses.

"Consolidated Leverage Ratio" means as of any date of determination the ratio of (1) the aggregate principal amount of the consolidated Indebtedness of the Company and the Restricted Subsidiaries as of the date of Incurrence, to (2) Consolidated Cash Flow Available for Fixed Charges for the period of the most recently completed four consecutive fiscal quarters for which quarterly or annual financial statements are available; provided, however, that, without duplication:

(a) if since the beginning of such four fiscal quarter period the Company or any Restricted Subsidiary shall have made any Asset Disposition (including, for these purposes, a disposition of the type described in clause (5) of the definition of "Asset Disposition"), the Consolidated Cash Flow Available for Fixed Charges for such period shall be reduced by an amount equal to the Consolidated Cash Flow Available for Fixed Charges (if positive) attributable to the assets which are the subject of such Asset Disposition (including, for these purposes, a disposition of the type described in clause (5) of the definition of "Asset Disposition") for such period or increased by an amount equal to the Consolidated Cash Flow Available for Fixed Charges (if negative) attributable thereto for such period,

(b) if since the beginning of such four fiscal quarter period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any Investment in a Restricted Subsidiary or any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of a line of business, Consolidated Cash Flow Available for Fixed Charges for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and

(c) if since the beginning of such four quarter period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition (including, for these purposes, a disposition of the type described in clause (5) of the definition of "Asset Disposition"), Investment or acquisition of assets that would have required an adjustment pursuant to clause (c) or (d) above if made by the Company or a Restricted Subsidiary during such period, Consolidated Cash Flow Available for Fixed Charges for such period shall be calculated after giving pro forma effect thereto as if such Asset Disposition (including, for these purposes, a disposition of the type described in clause (5) of the definition of "Asset Disposition"), Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever pro forma effect is to be given to an acquisition or disposition of assets, the amount of income or earnings relating thereto, or any Incurrence or repayment of Indebtedness or Investment, the pro forma calculations will be determined in good faith by a responsible financial or accounting officer of the Company and such calculations may include such pro forma adjustments for non-recurring items that the Company considers reasonable in order to reflect the ongoing impact of any such transaction on the Company's results of operations.

"Consolidated Net Income" for any period means the consolidated net income (or loss) of the Company and its Subsidiaries before payment of dividends in respect of any Capital Stock of the Company for such period determined on a consolidated basis in accordance with GAAP; provided that there will be excluded therefrom:

(1)    the net income (or loss) of any Person acquired by the Company or a Subsidiary of the Company in a pooling-of-interests transaction for any period prior to the date of such transaction,

(2)    the net income (or loss) of any Person that is not a Restricted Subsidiary except to the extent of the amount of dividends or other distributions actually paid to the Company or a Restricted Subsidiary by such Person during such period (subject, in the case of a dividend or distribution to a Restricted Subsidiary, to the limitations contained in clause (3) below),

(3)    any net income of any Restricted Subsidiary to the extent such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income,

(4)    gains or losses on Asset Dispositions by the Company or its Subsidiaries,

(5)    all extraordinary gains and extraordinary losses,

(6)    the cumulative effect of changes in accounting principles,

(7)    non-cash gains or losses resulting from fluctuations in currency exchange rates, and

(8)    the tax effect of any of the items described in clauses (1) through (7) above.

"Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

"Designated Senior Debt" means:

(1)    any Indebtedness outstanding under the Bank Credit Facilities and all Permitted Interest Rate, Currency or Commodity Price Agreements Obligations with respect thereto; and

(2)    after payment in full of all obligations under the Bank Credit Facilities, any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the Company as "Designated Senior Debt."

"Domestic Subsidiary" means a Restricted Subsidiary other than a Foreign Subsidiary.

"Earn-Out Amount" has the meaning provided in the Purchase Agreement.

"Equity Offering" means a primary sale of Common Stock of the Company or, to the extent the net cash proceeds thereof are paid to the Company as a capital contribution, Common Stock or Preferred Stock (other than Redeemable Stock) of C&A, for cash to a Person or Persons other than a Subsidiary of the Company.

"Existing 10¾% Notes" means the Company's 10¾% Senior Notes due 2011.

"Foreign Subsidiary" means a Restricted Subsidiary that is organized under the laws of any country other than the United States and substantially all the assets of which are located outside the United States.

"GAAP" means generally accepted accounting principles in the United States of America as in effect from time to time.

"Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, contingent or otherwise, of such

Person (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term "Guarantee" will not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

"Heartland" means Heartland Industrial Partners, L.P., a Delaware limited partnership, and its successors.

"Incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, Guarantee or otherwise become liable in respect of such Indebtedness or other obligation (including by acquisition of Subsidiaries if such Indebtedness directly or indirectly becomes an obligation of such Person) or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "Incurrence," "Incurred," and "Incurring" shall have meanings correlative to the foregoing); provided, however, that a change in GAAP (or the application of GAAP or any reclassification or change in accounting treatment required under GAAP as a result of the application of any new testing or a change in circumstances) that results in an obligation of such Person that exists at such time becoming Indebtedness will not be deemed an Incurrence of such Indebtedness.

"Indebtedness" means (without duplication), with respect to any Person, whether recourse is to all or a portion of the assets of such Person and whether or not contingent:

(1)    the principal of and premium, if any, in respect of any indebtedness of such Person for money borrowed,

(2)    the principal of and premium, if any, with respect to obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, including obligations Incurred in connection with the acquisition of property, assets or businesses,

(3)    the principal component of all obligations of such Person in respect of letters of credit, bankers' acceptances or other similar instruments (including reimbursement obligations with respect thereto) (other than obligations with respect to letters of credit securing obligations (other than obligations described in (1), (2), and (5)) entered into in the ordinary course of business of such Person to the extent that such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the third Business Day following receipt by such Person of a demand for reimbursement following payment on the letter of credit),

(4)    every obligation of such Person issued or assumed as the deferred purchase price of property or services (including securities repurchase agreements but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business which are not overdue or which are being contested in good faith), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services; provided that the Company's obligations under the Purchase Agreement with respect to the satisfaction of the Earn-Out Amount shall not be deemed Indebtedness; provided, further, that any Indebtedness Incurred to pay or otherwise discharge such obligations shall constitute Indebtedness,

(5)    every Capital Lease Obligation of such Person,

(6)    the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Redeemable Stock (in the case of the Company) or, with respect to any Restricted Subsidiary, any Preferred Stock (but excluding, in each case, any accrued dividends) but only to the extent such obligations arise on or prior to the Stated Maturity of the Notes, and excluding in any event, the Textron Preferred Stock,

(7)    all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of such Indebtedness shall be the lesser of (a) the fair market value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Persons,

(8)    every obligation under Interest Rate, Currency or Commodity Price Agreements of such Person, and

(9)    every obligation of the type referred to in clauses (1) through (8) of another Person the payment of which, in any case, such Person has Guaranteed or is responsible or liable, directly or indirectly, as obligor, Guarantor or otherwise.

"Interest Rate, Currency or Commodity Price Agreement" of any Person means any forward contract, futures contract, swap, option or other financial agreement or arrangement (including caps, floors, collars and similar agreements) relating to, or the value of which is dependent upon, interest rates, currency exchange rates or commodity prices or indices (excluding contracts for the purchase or sale of goods in the ordinary course of business).

"Investment" by any Person means any direct or indirect loan, advance or other extension of credit (including by way of Guarantee) or capital contribution (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise) to, or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by, any other Person, including any payment on a Guarantee of any such obligation of such other Person, but does not include trade accounts receivable in the ordinary course of business.

For purposes of the provisions described under "—Unrestricted Subsidiary" and "—Certain Covenants—Limitation on Restricted Payments" and the definition of "Permitted Investments," (1) with respect to a Restricted Subsidiary that is designated as an Unrestricted Subsidiary, "Investment" will include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is designated an Unrestricted Subsidiary and with respect to a Person that is designated as an Unrestricted Subsidiary simultaneously with its becoming a Subsidiary of the Company, "Investment" will mean the Investment made by the Company and the Restricted Subsidiaries to acquire such Subsidiary; provided, however, that in either case upon a redesignation of such Subsidiary as a Restricted Subsidiary, or upon the acquisition of the Capital Stock of a Person such that such Person becomes a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary or such other Person in an amount (if positive) equal to (a) the Company's "Investment" in such Subsidiary at the time of such redesignation or in such Person immediately prior to such acquisition less (b) the portion (proportionate to the Company's interest in such Subsidiary after such redesignation or acquisition) of the fair market value of the net assets of such Subsidiary at the time that such Subsidiary is so redesignated a Restricted Subsidiary or of such Person immediately following such acquisition; and (2) any property transferred to or from an Unrestricted Subsidiary will be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

"Issue Date" means August 26, 2004.

"Joan Entities" means Elkin McCallum, Joan Fabrics Corporation, Western Avenue Dyers L.P., Tyng Textiles LLC and any other Affiliate of Elkin McCallum (or any of his immediate family members, related family trusts, heirs and descendants).

"Lien" means, with respect to any property or assets, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement (other than any easement not materially impairing usefulness or marketability), encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing).

"Make-Whole Premium" with respect to a Note means an amount equal to the excess of (a) the present value of the remaining interest (exclusive of accrued interest being paid in connection with the applicable redemption) and principal payments due on such Note to its final maturity date, computed using a discount rate equal to the Treasury Rate on such date plus 0.50%, over (b) the outstanding principal amount of such Note.

"Net Available Proceeds" from any Asset Disposition by any Person means cash or Cash Equivalents received (including by way of sale or discounting of a note, installment receivable or other receivable, but excluding any other consideration received in the form of assumption by the acquiror of Indebtedness or other obligations relating to such properties or assets) therefrom by such Person, net of:

(1)    all legal, accounting, financial advisory, title and recording tax expenses, commissions and other fees and expenses Incurred and all federal, state, provincial, foreign and local taxes required to be accrued as a liability as a consequence of such Asset Disposition,

(2)    all payments made by such Person or its Subsidiaries on any Indebtedness which is secured by such assets in accordance with the terms of any Lien upon or with respect to such assets or which must by the terms of such Lien, or in order to obtain a necessary consent to such Asset Disposition or by applicable law, be repaid out of the proceeds from such Asset Disposition,

(3)    all distributions and other payments made to minority interest holders in Subsidiaries of such Person or joint ventures as a result of such Asset Disposition,

(4)    appropriate amounts to be provided by such Person or any Subsidiary thereof, as the case may be, as a reserve in accordance with GAAP against any liabilities associated with such assets and retained by such Person or any Subsidiary thereof, as the case may be, after such Asset Disposition, in each case as determined by the Board of Directors as evidenced by a resolution of the Board filed with the Trustee; provided, however, that any reduction in such reserve within 12 months following the consummation of such Asset Disposition will be treated for all purposes of the Indenture and the Notes as a new Asset Disposition at the time of such reduction with Net Available Proceeds equal to the amount of such reduction and

(5)    any amount needed to effect a reduction of the amount outstanding under a Permitted Receivables Financing Facility as a result of such Asset Disposition.

"Obligor" shall mean, with respect to any Receivable, the party obligated to make payments with respect to such Receivable, including any guarantor thereof.

"Offer to Purchase" means a written offer (the "Offer") sent by the Company by first class mail, postage prepaid, to each holder of Notes at its address appearing in the security register on the date of the Offer offering to purchase up to the principal amount of Notes specified in such Offer at the purchase price specified in such Offer (as determined pursuant to the Indenture). Unless otherwise required by applicable law, the Offer shall specify an expiration date (the "Expiration Date") of the Offer to Purchase which shall be, subject to any contrary requirements of applicable law, not less than 30 days or more than 60 days after the date of such Offer and a settlement date (the "Purchase Date") for purchase of Notes within five Business Days after the Expiration Date. The Company shall notify the Trustee at least 15 Business Days (or such shorter period as is acceptable to the Trustee) prior to the mailing of the Offer of the Company's obligation to make an Offer to Purchase, and the Offer shall be mailed by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company. The Offer shall contain information concerning the business of the Company and its Subsidiaries which the Company in good faith believes will enable such holders of Notes to make an informed decision with respect to the Offer to Purchase, which at a minimum will include:

(1)    the most recent annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained in the documents required to be filed with the Trustee pursuant to the Indenture (which requirements may be satisfied by delivery of such documents together with the Offer),

(2)    a description of material developments, if any, in the Company's business subsequent to the date of the latest of such financial statements referred to in clause (i) (including a description of the events requiring the Company to make the Offer to Purchase),

(3)    if applicable, appropriate pro forma financial information concerning the Offer to Purchase and the events requiring the Company to make the Offer to Purchase, and

(4)    any other information required by applicable law to be included therein.

The Offer shall contain all instructions and materials necessary to enable holders of the Notes to tender their Notes pursuant to the Offer to Purchase. The Offer shall also state:

(a)    the section of the Indenture pursuant to which the Offer to Purchase is being made;

(b)    the Expiration Date and the Purchase Date;

(c)    the aggregate principal amount of such outstanding Notes offered to be purchased by the Company pursuant to the Offer to Purchase (including, if less than 100%, the manner by which such has been determined pursuant to the section of the Indenture requiring the Offer to Purchase) (the "Purchase Amount");

(d)    the purchase price to be paid by the Company for each $1,000 aggregate principal amount of Notes accepted for payment (as specified pursuant to the Indenture) (the "Purchase Price");

(e)    that the holder of Notes may tender all or any portion of Notes registered in the name of such holder and that any portion of a Note tendered must be tendered in an integral multiple of $1,000 principal amount;

(f)    the place where Notes are to be surrendered for tender pursuant to the Offer to Purchase;

(g)    that interest on any Note not tendered or tendered but not purchased by the Company pursuant to the Offer to Purchase will continue to accrue;

(h)    that on the Purchase Date the Purchase Price will become due and payable upon each Note being accepted for payment pursuant to the Offer to Purchase and that interest thereon will cease to accrue on and after the Purchase Date;

(i)    that each holder of Notes electing to tender its Notes pursuant to the Offer to Purchase will be required to surrender its Notes at the place or places specified in the Offer prior to the close of business on the Expiration Date (such Notes being, if the Company or the Trustee so requires, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the holder thereof or his attorney duly authorized in writing);

(j)    that holders of Notes will be entitled to withdraw all or any portion of Notes tendered if the Company (or the Paying Agent) receives, not later than the close of business on the Expiration Date, a telegram, telex, facsimile transmission or letter setting forth the name of the holder, the principal amount of the Notes the holder tendered, the certificate numbers of the Notes the holder tendered and a statement that such holder of Notes is withdrawing all or a portion of his tender;

(k)    that (i) if Notes in an aggregate principal amount less than or equal to the Purchase Amount are duly tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase all such Notes and (ii) if Notes in an aggregate principal amount in excess of the Purchase Amount are tendered and not withdrawn pursuant to the Offer to Purchase, the Company will purchase Notes having an aggregate principal amount equal to the Purchase Amount on a pro rata basis (with such adjustments as may be deemed appropriate so that only Notes in denominations of $1,000 or integral multiples thereof shall be purchased); and

(l)    that in the case of any holder of Notes whose Notes are purchased only in part, the Company will execute, and the Trustee shall authenticate and deliver to the holder without service charge, a new Note, of any authorized denomination as requested by such holder, in an aggregate principal amount equal to and in exchange for the unpurchased portion of the Notes so tendered.

Any Offer to Purchase will be governed by and effected in accordance with the Offer for such Offer to Purchase.

"Overdraft Facilities" means local lines of credit of the Company's Foreign Subsidiaries, together with any credit support provided by the Company or any Restricted Subsidiary, providing for availability in an aggregate amount not to exceed $50.0 million at any time outstanding.

"Permitted Acquired Investment" means any Investment by any Person (the "Subject Person") in another Person made prior to the time

(1)    the Subject Person became a Restricted Subsidiary,

(2)    the Subject Person merged into or consolidated with a Restricted Subsidiary, or

(3)    another Restricted Subsidiary merged into or was consolidated with the Subject Person (in a transaction in which the Subject Person became a Restricted Subsidiary),

provided that such Investment was not made in anticipation of any such transaction and was outstanding prior to such transaction; provided, further, that the book value of such Investments (excluding all Permitted Investments (other than those referred to in clause (13) of the definition thereof)) do not exceed 5% of the Consolidated Assets of the Subject Person immediately prior to the Subject Person becoming a Restricted Subsidiary.

"Permitted Interest Rate, Currency or Commodity Price Agreement" of any Person means any Interest Rate, Currency or Commodity Price Agreement entered into with one or more financial institutions that is designed to protect such Person (1) against fluctuations in interest rates or currency exchange rates with respect to Indebtedness of the Company and its Restricted Subsidiaries and which will have a notional amount no greater than the principal payments due with respect to the Indebtedness being hedged thereby, or (2) in the case of currency or commodity protection agreements, against currency exchange rate or commodity price fluctuations in the ordinary course of the Company's and the Restricted Subsidiaries' respective businesses relating to then existing financial obligations or then existing or sold production and, in the case of both (1) and (2), not for purposes of speculation.

"Permitted Investments" means:

(1)    Investments in Cash Equivalents,

(2)    Investments in existence on the Issue Date,

(3)    Investments in any Restricted Subsidiary by the Company or any Restricted Subsidiary, including any Investment made to acquire such Restricted Subsidiary,

(4)    Investments in the Company by any Restricted Subsidiary,

(5)    sales of goods or services on trade credit terms consistent with the Company's and its Subsidiaries' past practices or otherwise consistent with trade credit terms in common use in the industry and recorded as accounts receivable on the balance sheet of the Person making such sale,

(6)    loans or advances to employees for purposes of purchasing Common Stock of C&A in an aggregate amount outstanding at any one time not to exceed $5.0 million and other loans and advances to employees of the Company in the ordinary course of business and on terms consistent with the Company's practices in effect prior to the Issue Date, including travel, moving and other like advances,

(7)    loans or advances to vendors or contractors of the Company in the ordinary course of a Related Business,

(8)    lease, utility and other similar deposits in the ordinary course of business,

(9)    stock, obligations or securities received in the ordinary course of business in settlement of debts owing to the Company or a Subsidiary thereof as a result of foreclosure, perfection, enforcement of any Lien or in a bankruptcy proceeding,

(10)    Investments in Unrestricted Subsidiaries, partnerships or joint ventures involving the Company or its Restricted Subsidiaries, primarily engaged in a Related Business, if the amount of such Investment (after taking into account the amount of all other Investments made pursuant to this clause (10), less any return of capital realized or any repayment of principal received on such Permitted Investments, or any release or other cancellation of any Guarantee constituting such Permitted Investment, which has not at such time been reinvested in Permitted Investments made pursuant to this clause (10)), does not exceed 1.5% of the Company's Consolidated Assets,

(11)    Investments in Persons to the extent any such Investment represents the non-cash consideration otherwise permitted to be received by the Company or its Restricted Subsidiaries in connection with an Asset Disposition,

(12)    any Investment included in clauses (3)(b), (5), (9) and (16) of the definition of "Permitted Indebtedness,"

(13)    Permitted Acquired Investments, and

(14)    Investments constituting "Permitted Investments" as defined in the Bank Credit Facilities on the Issue Date.

"Permitted Junior Securities" means:

(1)    Capital Stock in the Company or any Guarantor; or

(2)    debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt to substantially the same extent as, or to a greater extent than, the Notes and the Guarantees related thereto are subordinated to Senior Debt.

"Permitted Liens" means:

(1)    Liens existing on the Issue Date;

(2)    Liens existing on property or assets at the time of acquisition by the Company or a Restricted Subsidiary which secure Indebtedness that is not incurred in contemplation of such property or assets being so acquired, provided that such Liens do not extend to other property or assets of the Company or any Restricted Subsidiary;

(3)    Liens securing Indebtedness of the type described in clauses (8), (9) and (15) of the "Limitation on Indebtedness" covenant;

(4)    Liens securing the Bank Credit Facilities, provided that such Liens shall not secure more than an aggregate of $700.0 million of Indebtedness thereunder (plus, without duplication, such amount of Indebtedness which may otherwise be subject to a Lien pursuant to clause (10) below), Liens securing the Brazilian Credit Facility, the Overdraft Facilities, Liens securing Indebtedness Incurred by Foreign Subsidiaries and Permitted Interest Rate, Currency or Commodity Price Agreements;

(5)    Liens replacing any of the items set forth in clauses (1) through (4) above, provided that (A) the principal amount of the Indebtedness secured by such Liens shall not be increased (except premiums or other payments paid in connection with a concurrent Refinancing of such Indebtedness and the expenses Incurred in connection therewith), (B) the principal amount of the Indebtedness secured by such Liens, determined as of the date of Incurrence, has a Weighted Average Life to Maturity at least equal to the remaining Weighted Average Life to Maturity of the Indebtedness being Refinanced or repaid, (c) the maturity of the Indebtedness secured by such Liens is not earlier than that of the Indebtedness to be Refinanced, (D) such Liens have the same or a lower ranking and priority as the Liens being replaced, and (E) such Liens shall be limited to the property or assets encumbered by the Lien so replaced;

(6)    Liens encumbering cash proceeds (or securities purchased therewith) from Indebtedness permitted to be Incurred pursuant to the "Limitation on Indebtedness" covenant which are set aside at the time of such Incurrence in order to secure an escrow arrangement pursuant to which such cash proceeds (or securities purchased therewith) are contemplated to ultimately be released to the Company or a Restricted Subsidiary or returned to the lenders of such Indebtedness, provided that such Liens are automatically released concurrently with the release of such cash proceeds (or securities purchased therewith) from such escrow arrangement;

(7)    Liens (including extensions, renewals and replacements thereof) upon property or assets created for the purpose of securing Indebtedness Incurred to finance or Refinance the cost (including the cost of construction) of such property or assets, provided that (A) the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the cost of such property or assets, (B) such Lien does not extend to or cover any property or assets other than the property or assets being financed or Refinanced by such Indebtedness and any improvements thereon, and (c) the Incurrence of such Indebtedness is permitted by the "Limitation on Indebtedness" covenant;

(8)    Liens in favor of the Company or a Restricted Subsidiary;

(9)    Liens securing Indebtedness of Foreign Subsidiaries permitted to be Incurred under the "Limitation on Indebtedness" covenant;

(10)    Liens (other than Liens securing Subordinated Indebtedness) which, when the Indebtedness relating to those Liens is added to all other then outstanding Indebtedness of the Company and its Restricted Subsidiaries secured by Liens and not listed in clauses (1) through (9) above or (11) through (26) below, does not exceed 5% of the Consolidated Assets of the Company;

(11)    Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(12)    Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings;

(13)    statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent for a period of more than 60 days or being contested in good faith;

(14)    Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or similar obligations, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(15)    judgment Liens not accompanied by an Event of Default of the type described in clause (8) under "Events of Default" arising from such judgment;

(16)    easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of business of the Company or any of its Restricted Subsidiaries;

(17)    any interest or title of a lessor under any lease, whether or not characterized as capital or operating; provided that such Liens do not extend to any property or assets which is not leased property subject to such lease;

(18)    Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(19)    Liens securing reimbursement obligations with respect to letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(20)    Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of the Restricted Subsidiaries, including rights of offset and set-off;

(21)    leases or subleases granted to others not interfering in any material respect with the business of the Company or the Restricted Subsidiaries;

(22)    Liens upon Receivables pursuant to one or more receivables financing facilities to the extent that the Indebtedness thereunder could be Incurred pursuant to clause (1)(c) of second paragraph of the "Limitation on Indebtedness" covenant;

(23)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of custom duties in connection with importation of goods;

(24)    Liens encumbering initial deposits and margin deposits, and other Liens incurred in the ordinary course of business and that are within the general parameters customary in the industry;

(25)    Liens arising from filing Uniform Commercial Code financing statements regarding leases; and

(26)    Liens to secure Senior Debt of the Company or any Guarantor or Indebtedness of any Restricted Subsidiary that is not a Guarantor.

"Permitted Receivables Financing Facility" means the receivables financing facility established pursuant to the Amended and Restated Receivables Sales Agreement to be entered into, as amended from time to time, among the Company, as master servicer, the Sellers parties thereto and Carcorp, Inc. (or any successor thereto or replacement thereof) and one or more receivables financing facilities pursuant to which the Company or any of its Subsidiaries sells, transfers, assigns or pledges its Receivables to a special purpose entity or a trust and in connection therewith such entity or trust Incurs Indebtedness secured by such Receivables or otherwise finances Receivables with customary limited repurchase obligations for breaches of certain representations, warranties or covenants or limited recourse based upon the collectibility of the Receivables sold.

"Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, government or any agency or political subdivision hereof or any other entity.

"Preferred Dividends" for any Person means for any period the quotient determined by dividing the amount of dividends and distributions paid or accrued (whether or not declared) on Preferred Stock of such Person during such period calculated in accordance with GAAP, by 1 minus the actual combined Federal, state, local and foreign income tax rate of the Company on a consolidated basis (expressed as a decimal) for such period.

"Preferred Stock" of any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

"Purchase Agreement" means the Purchase Agreement dated August 7, 2001 among Textron, Inc., C&A and the Company, as amended and restated to the Issue Date.

"Receivables" means receivables, chattel paper, instruments, documents or intangibles evidencing or relating to the right to payment of money. "Receivables" shall include the indebtedness and payment obligations of any Person to the Company or a Subsidiary arising from a sale of merchandise or services by the Company or such Subsidiary in the ordinary course of its business, including any right to payment for goods sold or for services rendered, and including the right to payment of any interest, finance charges, returned check or late charges and other obligations of such Person with respect thereto. Receivables shall also include (a) all of the Company's or such Subsidiary's interest in the merchandise (including returned merchandise), if any, relating to the sale which gave rise to such Receivable, (b) all other security interests or Liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable, and (c) all guarantees, insurance, letters of credit and other agreements or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the contract related to such Receivable or otherwise.

"Receivables Financing" means (1) the sale or other disposition of Receivables arising in the ordinary course of business or (2) the sale or other disposition of Receivables that arise in the ordinary course of business to a Receivables Subsidiary followed by, or in connection with, a financing transaction in connection with such sale or disposition of such Receivables.

"Receivables Sale" of any Person means any sale, transfer, assignment or pledge of Receivables by such Person (pursuant to a Permitted Receivables Financing Facility, a purchase facility or otherwise), other than (1) in connection with a disposition of the business operations of such Person relating thereto or (2) a disposition of defaulted Receivables for purpose of collection and not as a financing arrangement.

"Receivables Subsidiary" means an Unrestricted Subsidiary of the Company or any other corporation, trust or entity that is exclusively engaged in Receivables Financing, and activities reasonably related thereto.

"Redeemable Stock" of any Person means any Capital Stock of such Person that by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) or otherwise (including upon the occurrence of an event) (i) matures or (ii) is required to be redeemed (pursuant to any sinking fund obligation or otherwise) or (iii) is convertible into or exchangeable for Indebtedness or Redeemable Stock or is redeemable at the option of the holder thereof, in each case in whole or in part, at any time prior to 91 days after the final Stated Maturity of the Notes. Notwithstanding the preceding sentence, (1) any Capital Stock that would constitute Redeemable Stock solely because the holders of the Capital Stock have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or asset sale shall not constitute Redeemable Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock if prohibited by the terms of the Indenture and (2) Capital Stock in respect of which the Company may have an obligation of the type referred to in clause (vi) of the second paragraph of the "Limitation on Restricted Payments and Restricted Investments" and Textron Preferred Stock shall not constitute Redeemable Stock.

"Refinancing" means, with respect to any Indebtedness, a renewal, extension, refinancing, replacement, amendment, restatement or refunding of such Indebtedness, and shall include any successive Refinancing of any of the foregoing.

"Related Business" means the businesses of the Company and the Restricted Subsidiaries on the Issue Date and any business related, ancillary or complementary to any of the businesses of the Company and the Restricted Subsidiaries on the date of the Indenture, as determined conclusively and in good faith by the Company's Board of Directors.

"Restricted Investment" means any Investment other than a Permitted Investment.

"Restricted Subsidiary" means any Subsidiary of the Company other than an Unrestricted Subsidiary.

"Senior Debt" means:

(1)	all Indebtedness of the Company or any Guarantor outstanding under the Bank Credit Facilities and all Permitted Interest Rate, Currency or Commodity Price Agreements;

(2)	any other Indebtedness of the Company or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Subsidiary Guarantee; and

(3)	all obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

(1)	any liability for federal, state, local or other taxes owed or owing by the Company;

(2)	any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates;

(3)	any trade payables;

(4)	the portion of any Indebtedness that is incurred in violation of the Indenture; provided that such Indebtedness shall be deemed not to have been incurred in violation of the Indenture for purposes of this clause (4) if such Indebtedness consists of Indebtedness under the Bank Credit Facilities and holders of such Indebtedness or their agent or representative (i) had no actual knowledge at the time of the incurrence that the incurrence of such Indebtedness violated the Indenture and (ii) shall have received an officers' certificate to the effect that the incurrence of such Indebtedness does not violate the provisions of the Indenture; or

(5)	Indebtedness which is classified as non-recourse in accordance with GAAP or any unsecured claim arising in respect thereof by reason of the application of section 1111(b)(1) of the bankruptcy code.

"Significant Subsidiary" means any Restricted Subsidiary that would be a "significant subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

"Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision.

"Stockholders Agreements" means the Stockholders Agreement, dated July 3, 2001, by and among Heartland Industrial Partners, L.P. and the other Heartland entities named therein, the Becker Stockholders named therein, Joan Stockholders named therein and C&A, as amended, and the Stockholders Agreement, dated February 23, 2001, by and among C&A, Heartland Industrial Partners I,

L.P. and the other Investor Stockholders listed on Schedule I thereto, Blackstone Capital Company II, L.L.C., Blackstone Family Investment Partnership I, L.P., Blackstone Advisory Directors Partnership L.P., Blackstone Capital Partners L.P., and Wasserstein/C&A Holdings L.L.C., as amended.

"Subordinated Indebtedness" means Indebtedness as to which the payment of principal (and premium, if any) and interest and other payment obligations is subordinate by its terms to the prior payment in full of the Notes or the Guarantees of the Company or a Guarantor, as applicable.

"Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interest (including partnership interest) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person, or by such Person and one or more Subsidiaries of such Person.

"Subsidiary Guarantee" means, individually, any Guarantee of payment of the Notes by a Subsidiary Guarantor pursuant to the terms of the Indenture, and, collectively, all the Guarantees of the Notes. Each such Subsidiary Guarantee will be in the form prescribed by the Indenture.

"TAC-Trim Acquisition" means the acquisition by the Company of the Bison Subsidiaries (as defined in the Purchase Agreement) pursuant to the Purchase Agreement and the related transactions.

"Textron Entities" means Textron Inc. and its controlled Affiliates.

"Textron Preferred Stock" shall mean collectively, (1) the Company's Series A1 Redeemable Preferred Stock, Series A2 Redeemable Preferred Stock, Series B1 Redeemable Preferred Stock, Series B2 Redeemable Preferred Stock, Series C1 Redeemable Preferred Stock, Series C2 Redeemable Preferred Stock, (2) any substantially similar redeemable Preferred Stock of C&A issued in lieu of or in exchange for Preferred Stock of the type described in the preceding clause (1) pursuant to the terms of the Purchase Agreement or the Textron Preferred Stock as in effect on the Issue Date and (3) any Series D Redeemable Preferred Stock issued in satisfaction of the Earn-Out Amount, in each case as amended, supplemented or replaced (through exchange or otherwise) by a new preferred stock of the Company or C&A through the Issue Date or thereafter in a manner that is not adverse to holders of Notes in any material respect.

"Treasury Rate" for any date, means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) that has become publicly available at least two business days prior to the date the redemption is effected pursuant to a Note Redemption (the "Redemption Date") (or, if such Statistical Release is no longer published, any publicly available source of similar market data) most nearly equal to the period from the Redemption Date to August 15, 2012; provided, however, that if the period from the Redemption Date to August 15, 2012 is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given except that if the period from the Redemption Date to August 15, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

"Unrestricted Subsidiary" means any Subsidiary designated as such by the Board of Directors as set forth under "—Unrestricted Subsidiaries" and any Subsidiary of an Unrestricted Subsidiary.

"U.S. Government Obligation" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

"Voting Stock" of any Person means Capital Stock of such Person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such Person, whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency; provided that the Textron Preferred Stock shall not be deemed to be Voting Stock for any purpose.

"Weighted Average Life to Maturity" means, when applied to any Indebtedness or Redeemable Stock, as the case may be at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount or liquidation preference, as applicable, of such Indebtedness or Redeemable Stock, as the case may be.

"Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or by such Person and one or more Wholly Owned Subsidiaries of such Person.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of C&A or the Company, as such, shall have any liability for any obligations of the Company under the Notes, the Indenture or the Subsidiary Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Concerning the Trustee

BNY Midwest Trust Company is the Trustee under the Indenture and has been appointed by the Company as registrar and paying agent with regard to the Notes.

Governing Law

The Indenture provides that it and the Notes are governed by, and construed in accordance with, the laws of the State of New York.

Events of Default

The following are Events of Default under the Indenture:

(1)    failure to pay principal of (or premium, if any, on) any Note when due;

(2)    failure to pay any interest or additional interest (as required by the registration rights agreement) on any Note when due, continued for 30 days;

(3)    default in the payment of principal and interest on Notes required to be purchased pursuant to an Offer to Purchase as described under "—Certain Covenants—Change of Control" when due and payable;

(4)    failure to perform or comply with the provisions described under "Mergers, Consolidations and Certain Sales of Assets" by the Company or any Guarantor;

(5)    failure to perform or comply with any other covenant or agreement of the Company under the Indenture or the Notes continued for 60 days after written notice to the Company by the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes;

(6)    default under the terms of any instrument or instruments evidencing or securing Indebtedness for money borrowed by the Company or any Significant Subsidiary having an outstanding principal amount of $20 million individually or in the aggregate which default results in the acceleration of the payment of such Indebtedness or constitutes the failure to pay such Indebtedness when due at final maturity after the lapse of any applicable grace period;

(7)    the Parent Guarantee of the Notes or any Subsidiary Guarantee of the Notes shall for any reason cease to be, or shall be asserted in writing by the Parent Guarantor, the Company or the Subsidiary Guarantor not to be, in full force and effect and enforceable in accordance with its terms;

(8)    the rendering of a final judgment or judgments (not subject to appeal) against the Company or any Significant Subsidiary in an amount in excess of $20 million (calculated net of any insurance available to pay such judgment) which remains undischarged or unstayed for a period of 60 days after the date on which the right to appeal has expired; and

(9)    certain events of bankruptcy, insolvency or reorganization affecting the Company, any Significant Subsidiary or any group of Restricted Subsidiaries that, taken together (as of the latest audited consolidated financial statement for the Company and the Restricted Subsidiaries) would constitute a Significant Subsidiary of the Company.

Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the holders of Notes, unless such holders of the Notes shall have offered to the Trustee reasonable indemnity. Subject to such provisions for the indemnification of Trustee, the holders of a majority in aggregate principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee.

If an Event of Default (other than an Event of Default described in clause (9) above with respect to the Company) shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may accelerate the maturity of all Notes; provided, however, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of outstanding Notes may, under certain circumstances, rescind and annul such acceleration if all Events of Default, other than the non-payment of accelerated principal, have been cured or waived as provided in the Indenture; provided that, if there are any amounts outstanding under the Bank Credit Facilities, it shall become immediately due and payable upon the first to occur of an acceleration under the Bank Credit Facilities or five business days after receipt by us and the administrative agent under the Bank Credit Facilities of such acceleration (but only if such Event of Default is then continuing). In the event of a declaration of acceleration of the Notes because an Event of Default described in clause (6) under "Events of Default" has occurred and is continuing, the declaration of acceleration of the Notes shall be automatically annulled if the event of default or payment default triggering such Event of Default pursuant to clause (6) shall be remedied or cured by the Company or a Restricted Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto and if (a) the annulment of the acceleration of the Notes would not conflict with any judgment or decree of a court of competent jurisdiction and (b) all existing Events of Default, except nonpayment of principal, premium or interest on the Notes that became due solely because of the acceleration of the Notes, have been cured or waived. If an Event of Default specified in clause (9) above occurs with respect to the Company, the outstanding Notes will ipso facto become immediately due and payable without any declaration or other act on the part of the Trustee or any holder of Notes. For information as to waiver of defaults, see "—Modification and Waiver."

No holder of any Note will have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of a continuing Event of Default and unless also the holders of at least 25% in aggregate principal amount of the outstanding Notes shall have made written request, and offered reasonable indemnity, to the Trustee to institute such proceeding as trustee, and such Trustee shall not have received from the holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request and shall have failed to institute such proceeding within 60 days. However, such limitations do not apply to a suit instituted by a holder of a Note for enforcement of payment of the principal of and premium, if any, or interest on such Note on or after the respective due dates and grace period expressed in such Note and the Indenture.

The Company will be required to furnish to the Trustee annually a statement as to the performance by the Company of certain of its obligations under the Indenture and as to any default in such performance.

Modification and Waiver

Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the holders of a majority in aggregate principal amount of outstanding Notes; provided, however, that no such modification or amendment may, without the consent of the holder of each Note affected thereby,

(1)    change the Stated Maturity of the principal of, or any installment of interest on, such Note,

(2)    reduce the principal amount of, or the premium or interest on, such Note,

(3)    change the place or currency of payment of principal of, or premium or interest on, such Note,

(4)    modify or change any provision of the Indenture or the related definitions affecting the ranking of such Note or any Guarantee thereof in any manner adverse in any material respect to the holder of such Note,

(5)    reduce the premium payable upon the redemption or repurchase of any Note,

(6)    reduce the time before which such Note may be redeemed,

(7)    impair the right to institute suit for the enforcement of any payment on or with respect to such Note,

(8)    reduce the above-stated percentage of outstanding Notes necessary to modify or amend the Indenture,

(9)    reduce the percentage of outstanding Notes necessary for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults,

(10)    modify any provisions of the Indenture relating to the modification and amendment of the Indenture or the waiver of past defaults or covenants, except as otherwise specified, or

(11)    following the mailing of any Offer to Purchase, modify any Offer to Purchase required under "—Certain Covenants—Limitation on Asset Dispositions" and "—Certain Covenants—Change of Control" in a manner materially adverse to the holder of such Note.

Without the consent of any holder, the Company and the Trustee may amend the Indenture to:

(a)    cure any ambiguity, omission, defect or inconsistency;

(b)    provide for the assumption by a successor corporation or other Person of the obligations of the Company or any Guarantor under the Indenture;

(c)    add Guarantees with respect to the Notes or release a Subsidiary Guarantor; provided, however, that any such release is in accordance with the provisions of the Indenture;

(d)    secure the Notes;

(e)    add to the covenants of the Company for the benefit of the holders of Notes or surrender any right or power conferred upon the Company;

(f)    comply with any requirement of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act;

(g)    provide for the acceptance of appointment under the Indenture of a successor Trustee and to add or change provisions of the Indenture as shall be necessary to provide for or facilitate the administration of the trusts by more than one Trustee; or

(h)    make any other change that does not adversely affect the rights of any holder of Notes.

The holders of a majority in aggregate principal amount of the Notes, on behalf of all holders of the Notes, may waive compliance by the Company with certain restrictive provisions of the Indenture. Subject to certain rights of the Trustee, as provided in the Indenture, the holders of a majority in aggregate principal amount of outstanding Notes, on behalf of all holders of Notes, may waive any past default under the Indenture, except a default in the payment of principal, premium or interest or a default arising from failure to purchase any Note validly tendered pursuant to an Offer to Purchase.

Defeasance and Discharge

The Company at any time may terminate all its obligations under the Notes and the related obligations under the Indenture ("legal defeasance"), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer or exchange of the Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain a registrar and paying agent in respect of the Notes. If the Company exercises its legal defeasance option, the Guarantees with respect to Notes in effect at such time will terminate.

The Company at any time may terminate its obligations with respect to the Notes under the covenants described under "Certain Covenants," the operation of the "Events of Default" above other than Events of Default contained in clauses (1), (2) and (9) (with respect to the Company only) and the limitations contained in clause (c) of the first paragraph under "Mergers, Consolidations, and Certain Sales of Assets" above ("covenant defeasance").

The Company may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Company exercises its legal defeasance option, payment of the Notes may not be accelerated because of an Event of Default with respect thereto. If the Company exercises its covenant defeasance option, payment of the Notes may not be accelerated because of an Event of Default specified in clause (3), (4), (5), (6), (8) or (9) (with respect only to Significant Subsidiaries), under "Events of Default" above.

In order to exercise either defeasance option, the Company must irrevocably deposit in trust (the "defeasance trust") with the Trustee money or, U.S. Government Obligations for the payment of principal, premium (if any) and interest on the Notes to redemption or maturity, as the case may be, and must comply with certain other conditions, including delivery to the Trustee of an opinion of counsel to the effect that holders of the Notes will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred (and, in the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or other change in applicable Federal income tax law).

The Company may satisfy and discharge all obligations under the Indenture by delivering to the Trustee for cancellation all outstanding Notes or depositing with the Trustee, after the outstanding Notes have become due and payable or are called for redemption in accordance with the Indenture, cash sufficient to pay at Stated Maturity or the Redemption Date all of the outstanding Notes and paying all other sums payable under the Indenture with respect to the Notes.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following summary describes the material U.S. federal income tax consequences associated with the exchange of original notes for exchange notes pursuant to this exchange offer and the beneficial ownership and disposition of the exchange notes so acquired. Except where otherwise noted, it deals only with beneficial owners that hold their notes as capital assets. This summary does not deal with special classes of holders such as dealers in securities, tax-exempt entities, partnerships or other pass-through entities, banks, financial institutions, life insurance companies, certain expatriates, persons holding the notes as part of a straddle or hedging or conversion transaction or U.S. holders (as defined below) whose functional currency is not the U.S. dollar. Moreover, this summary is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and regulations, rulings and judicial decisions thereunder as now in effect, and such authorities may be repealed, revoked or modified (possibly on a retroactive basis) so as to result in federal income tax consequences different from those discussed below.

As used herein, a "U.S. holder" is a beneficial owner of original notes or exchange notes that for U.S. federal income tax purposes is:

•	a citizen or resident of the U.S.,

•	a corporation (or an entity treated as a corporation) which is organized under the laws of the U.S. or any political subdivision thereof,

•	an estate, the income of which is subject to U.S. federal income tax without regard to its source, or

•	a trust if a court within the U.S. is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or if the trust has made a valid election to be treated as a United States person.

A Non-U.S. holder is a beneficial owner that is for U.S. federal income tax purposes either a nonresident alien or a corporation, estate or trust that is not a U.S. holder.

If a partnership holds original notes or exchange notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding original notes, you should consult your tax advisors.

Exchange of Notes

The exchange of original notes for exchange notes in the exchange offer will not constitute a taxable event to U.S. holders. Consequently, no gain or loss will be recognized by a U.S. holder upon receipt of an exchange note. The holding period and tax basis of an exchange note will be the same as the holding period and tax basis, immediately before the exchange, of the outstanding note so exchanged.

U.S. Holders

The following is a summary of the material U.S. federal tax consequences that will apply to you if you are a U.S. holder of exchange notes. Material consequences to Non-U.S. holders of exchange notes are described under "Non-U.S. holders" below.

Interest

Stated interest on an exchange note will generally be taxable to a U.S. holder as ordinary income at the time it is paid or accrued, depending on the U.S. holder's method of accounting for U.S. federal income tax purposes.

Original Issue Discount

The original notes were issued with original issue discount (OID) for U.S. federal income tax purposes in the amount equal to the excess of (i) the stated redemption price at maturity of the outstanding note over (ii) its issue price. Accordingly, U.S. holders of original notes and exchange notes will be required to include OID in gross income as ordinary income as it accrues under a constant yield method in advance of the receipt of the cash payments attributable to such income, regardless of such U.S. holder's regular method of accounting. In general, the amount of OID included in income by the holder of an exchange note is the sum of the daily portions of OID for each day during the taxable year (or portion of the taxable year) on which such holder held such note or the outstanding note exchanged therefor, including the purchase date and excluding the disposition date. The "daily portion" is determined by allocating the OID for an accrual period equally to each day in that accrual period. The "accrual period" for a note may be of any length and may vary in length over the term of the note, provided that each accrual period is no longer than one year and each scheduled payment of principal or interest occurs either on the first or the final day of an accrual period.

The amount of OID for a period is generally equal to the excess of (i) the product of the note's adjusted issue price at the beginning of such accrual period and its yield to maturity over (ii) the qualified stated interest allocable to such accrual period. The "adjusted issue price" of a note at the beginning of any accrual period is the sum of the issue price of the note plus the amount of OID allocable to all prior accrual periods minus the amount of any prior payments on the note (other than payments of qualified stated interest). Under these rules, a U.S. holder generally will have to include in income increasingly greater amounts of OID in successive accrual periods. The "yield to maturity" of a note is the discount rate that, when used in computing the present value all payments to be made on a note, produces an amount equal to the issue price of the note.

U.S. holders may elect to treat all interest on any note as OID and calculate the amount includible in gross income under the constant yield method described above. The election must be made for the taxable year in which the U.S. holder acquired the note and may not be revoked without the consent of the IRS. U.S. holders should consult with their own tax advisors about this election.

Market Discount

If a U.S. holder acquired an outstanding note at a cost that was less than its adjusted issue price, the amount of such difference is treated as a "market discount" for federal income tax purposes, unless such difference is less than a specified de minimis amount. Any market discount on an outstanding note will carry over to an exchange note.

Under the market discount rules of the Code, a U.S. holder is required to treat any payments of principal on a note, and any gain on the sale, exchange, retirement or other taxable disposition of any note, as ordinary income to the extent of the accrued market discount that has not previously been included in income. In general, the amount of market discount that has accrued is determined on a ratable basis. A U.S. holder may, however, make an irrevocable election to determine the amount of accrued market discount on an constant yield basis.

A U.S. holder that acquired an outstanding note with market discount may not be allowed to deduct immediately a portion of the interest expense on any indebtedness incurred or continued to purchase or to carry the outstanding note or exchange note. A U.S. holder may elect to include market discount in income currently as it accrues, in which case the interest deferral rule set forth in the preceding sentence will not apply. This election will apply to all debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies and is irrevocable without the consent of the IRS. A U.S. holder's tax basis in a note will be increased by the amount of market discount included in the holder's income under the election.

Acquisition Premium

If a U.S. holder purchased an outstanding note at an "acquisition premium," the amount of the original issue discount that the U.S. holder includes in gross income is reduced to reflect the acquisition premium. An outstanding note will have been purchased at an acquisition premium if its adjusted basis, immediately after its purchase was (i) less than or equal to the sum of all amounts payable on the outstanding note after the purchase date (other than qualified stated interest) and (ii) greater than the outstanding note's adjusted issue price.

Sale, Exchange and Retirement of Notes

Upon a sale, exchange (other than the exchange of original notes for exchange notes) or retirement of an exchange note, a U.S. holder generally will recognize gain or loss equal to the difference between the amount received upon the sale, exchange or retirement (less any amount attributable to accrued interest which will be taxable as ordinary income, if not previously taken into income) and the holder's adjusted tax basis in the exchange note at that time. A U.S. holder's adjusted tax basis in an exchange note will generally be the cost of the outstanding note exchanged therefor increased by any OID and market discount included in gross income with respect to the note.

Gain or loss realized on the sale, exchange or retirement of an exchange note will generally be capital gain or loss and will be long-term capital gain or loss if at the time of sale, exchange or retirement the exchange note has been held for more than one year (including the holding period for the outstanding note). Under current law, long-term capital gains of certain non-corporate holders are generally taxed at lower rates than items of ordinary income. The use of capital losses is subject to limitations.

Non-U.S. Holders

The following is a summary of the material U.S. federal income tax consequences that will apply to you if you are a Non-U.S. holder of exchange notes. This summary does not present a detailed description of the U.S. federal income tax consequences to you in light of your particular circumstances. In addition, it does not deal with Non-U.S. holders subject to special treatment under U.S. federal tax laws (including if you are a controlled foreign corporation, a passive foreign investment company, a foreign personal holding company, a corporation that accumulates earnings to avoid U.S. federal income tax, or, in certain circumstances, a United States expatriate).

Under present U.S. federal income tax law and subject to the discussion of information reporting and backup withholding below, payments of interest (which for the purposes of this discussion includes OID) on the notes to or on behalf of any Non-U.S. holder who is not engaged in a trade or business within the U.S. with which interest on the notes is effectively connected will not be subject to U.S. federal income or withholding tax; provided that

•	such beneficial owner does not actually or constructively own ten percent or more of the total combined voting power of all classes of our voting stock within the meaning of the Code and applicable U.S. Treasury regulations,

•	such beneficial owner is not a controlled foreign corporation for U.S. federal income tax purposes (generally, a foreign corporation controlled by U.S. shareholders) that is related to us through stock ownership, and

•	certain certification requirements are met.

If a Non-U.S. holder does not qualify for the foregoing exemption, interest payments to the Non-U.S. holder generally will be subject to a 30% withholding tax (unless reduced or eliminated by an applicable income tax treaty and certain certification requirements are met).

Any capital gain realized upon a sale, exchange or retirement of an exchange note by or on behalf of a Non-U.S. holder ordinarily will not be subject to a U.S. federal withholding or income tax unless (i) such gain is effectively connected with a U.S. trade or business of the holder or (ii) in the case of an individual, such beneficial owner is present in the U.S. for 183 days or more during the taxable year of the sale, exchange or retirement and certain other requirements are met. As noted above, an exchange of an outstanding note for an exchange note pursuant to the exchange offer will not constitute a taxable exchange.

If interest and other payments received by a Non-U.S. holder with respect to the notes (including proceeds from the disposition of the notes) are effectively connected with the conduct by the Non-U.S. holder of a trade or business within the U.S., such Non-U.S. holder will generally not be subject to withholding tax (provided certain certification requirements are met), but instead will generally be subject to the rules described above for a U.S. holder (subject to any modification provided under an applicable income tax treaty). Such Non-U.S. holder may also be subject to the "branch profits tax" if such Non-U.S. holder is a corporation.

Information Reporting and Backup Withholding

In general, information reporting requirement will apply to payments of principal, premium, if any, and interest (including OID) on an exchange note and the proceeds of the sale of an exchange note with respect to U.S. holders. Backup withholding at a current rate of 28% will apply to such payments if a U.S. holder fails to provide a taxpayer identification number or to certify that such U.S. holder is not subject to backup withholding, or otherwise to comply with the applicable requirements of the backup withholding rules. Certain U.S. holders (including, among others, corporations) are not subject to the backup withholding and reporting requirements.

We must report annually to the IRS and to each Non-U.S. holder on Form 1042-S the amount of interest paid on an exchange note, regardless of whether withholding was required, and any tax withheld with respect to the interest. Under the provisions of an income tax treaty and other applicable agreements, copies of these information returns may be made available to the tax authorities of the country in which the Non-U.S. holder resides.

Backup withholding generally will not apply to payments of interest (including OID) made by us or our paying agent to a Non-U.S. holder of an exchange note who provides the requisite certification (on an IRS form W-8BEN or other applicable form) or otherwise establishes that it qualifies for an exemption from backup withholding. Payments of principal, premium or the proceeds of a disposition of the exchange notes by or through a U.S. office of a broker generally will be subject to backup withholding and information reporting unless the Non-U.S. holder certifies that it is a Non-U.S. holder under penalties of perjury or otherwise establishes that it qualifies for an exemption. Payments of principal, premium or the proceeds of a disposition of the exchange notes by or through a foreign office of a U.S. broker or foreign broker with certain relationships to the United States generally will be subject to information reporting, but not backup withholding, unless such broker has documentary evidence in its records that the holder is a Non-U.S. holder and certain other conditions are met, or the exemption is otherwise established.

Backup withholding is not an additional tax; any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against such holder's U.S. federal income tax liability provided the required information is timely furnished to the IRS.

THE FOREGOING SUMMARY DOES NOT DISCUSS ALL ASPECTS OF U.S. FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO A PARTICULAR HOLDER IN LIGHT OF ITS PARTICULAR CIRCUMSTANCES AND TAX SITUATION. EACH HOLDER SHOULD CONSULT SUCH HOLDER'S TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES TO SUCH HOLDER OF THE OWNERSHIP AND DISPOSITION OF THE NOTES, INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS OR SUBSEQUENT VERSIONS THEREOF.

Certain ERISA Considerations

The following is a summary of certain considerations associated with the purchase of the notes and exchange notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended ("ERISA"), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local non-U.S. or other laws or regulations that are similar to such provisions of the Code or ERISA (collectively, "Similar Laws"), and entities whose underlying assets are considered to include "plan assets" of such plans, accounts and arrangements (each, a "Plan").

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary's duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code from engaging in specified transactions involving plan assets with persons or entities who are "parties in interest," within the meaning of ERISA, or "disqualified persons," within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by a Plan with respect to which we or the initial purchasers are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the U.S. Department of Labor has issued prohibited transaction class exemptions ("PTCEs") that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14, respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers, although there can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing "plan assets" of any Plan, unless such purchase and holding will not constitute a nonexempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws. In this regard, by purchasing the notes and exchange notes, you will be deemed to have made certain representations. See "Notice to Investors."

The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase and holding of the notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that for a period of 30 days after effectiveness of the exchange offer registration statement, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. By acceptance of the exchange offer, each broker-dealer that receives exchange notes pursuant to the exchange offer hereby agrees to notify us prior to using this prospectus in connection with the sale or transfer of exchange notes, and acknowledges and agrees that, upon receipt of notice from us of the happening of any event which makes any statement in this prospectus untrue in any material respect or which requires the making of any changes in this prospectus in order to make the statements herein not misleading (which notice we agree to deliver promptly to such broker-dealer), such broker-dealer will suspend use of this prospectus until we have amended or supplemented the prospectus to correct such misstatement or omission and have furnished copies of the amended or supplemented prospectus to such broker-dealer.

For a period of 30 days after effectiveness of the exchange offer registration statement, we will promptly upon request send additional copies of this prospectus and any amendment or supplement thereto to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of any one special counsel for the Holders of the Notes) other than commissions or concessions of any broker or dealers and will indemnify the Holders of the Notes participating in the exchange offer (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters and the validity of the exchange notes will be passed upon for us by Cahill Gordon & Reindel LLP, New York, New York.

EXPERTS

The consolidated financial statements of Collins & Aikman Corporation and subsidiaries as of and for the year ended December 31, 2003 included in this prospectus were audited by KPMG LLP, our Independent Registered Public Accounting Firm and the consolidated financial statements of Collins & Aikman Corporation and subsidiaries as of and for the year ended December 31, 2002 and for the year ended December 31, 2001 included in this prospectus were audited by PricewaterhouseCoopers LLP and are included herein in reliance upon the reports of such firms and upon the authority of such firms as experts in accounting and auditing. In connection with the offering of the original notes and this exchange offer, we have engaged our prior auditors, PricewaterhouseCoopers LLP, and in connection therewith, agreed to indemnify PricewaterhouseCoopers LLP for the payment of all legal costs and expenses incurred in PricewaterhouseCoopers LLP's successful defense of any legal action or proceeding that arises as a result of inclusion of PricewaterhouseCoopers LLP's previous audit report on our past financial statements.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. Our SEC filings are also available to you at the SEC's web site at http://www.sec.gov.

INDEX TO HISTORICAL FINANCIAL STATEMENTS

COLLINS & AIKMAN CORPORATION

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders
Collins & Aikman Corporation:

We have audited the accompanying consolidated balance sheet of Collins & Aikman Corporation and subsidiaries as of December 31, 2003, and the related consolidated statements of operations, cash flows, and common stockholders' equity (deficit) for the year then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Collins & Aikman Corporation and subsidiaries as of December 31, 2003, and the results of their operations and their cash flows for the year then ended, in conformity with U.S. generally accepted accounting principles.

As discussed in Note 2 to the consolidated financial statements, the Company changed its method of accounting for crib supply inventories in 2003.

/s/ KPMG LLP

Detroit, Michigan
March 15, 2004

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders
of Collins & Aikman Corporation:

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of operations, cash flows and common stockholders' equity (deficit) present fairly, in all material respects, the financial position of Collins & Aikman Corporation and its subsidiaries at December 31, 2002 and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2002 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 2 to the consolidated financial statements, effective January 1, 2002, the Company changed its method of accounting for goodwill (and other intangible assets) in accordance with the adoption of Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets".

Effective January 1, 2003, the Company reclassified the 2001 extraordinary loss on retirement of debt to other expense (income), net, upon the adoption of Statement of Financial Accounting Standards No. 145, "Rescission of FASB Statements No. 4, 44 and 64, Amendment of FASB Statement No. 13, and Technical Corrections as of April 2002".

PricewaterhouseCoopers LLP
February 18, 2003

COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)

	Year Ended
	December 31, 2003	December 31, 2002	December 31, 2001
Net sales	$3,983.7	$3,885.8	$1,823.3
Cost of goods sold	3,539.5	3,367.7	1,604.5
Gross profit	444.2	518.1	218.8
Selling, general and administrative expenses	273.2	293.5	164.4
Restructuring charges	40.6	38.9	11.2
Impairment of long-lived assets	28.4	18.0	7.6
Operating income	102.0	167.7	35.6
Interest expense, net of interest income of $0.7, $1.4 and $2.0	151.3	148.9	84.3
Interest expense from subsidiary preferred stock dividends	32.0	—	—
Interest expense from subsidiary preferred stock accretion	5.3	—	—
Subsidiary preferred stock dividends	—	30.8	1.5
Subsidiary preferred stock accretion	—	7.6	0.9
Loss on sale of receivables	7.3	4.2	10.8
Other expense (income), net	(32.9)	10.0	14.4
Loss from continuing operations before income taxes	(61.0)	(33.8)	(76.3)
Income tax expense (benefit)	(1.9)	17.5	(21.3)
Loss from continuing operations before extraordinary loss and cumulative effect of a change in accounting principle	(59.1)	(51.3)	(55.0)
Income from discontinued operations, net of income taxes of $0.8, $6.3 and $5.7	1.6	9.5	8.8
Loss before cumulative effect of change in accounting principle	(57.5)	(41.8)	(46.2)
Cumulative effect of a change in accounting principle, net of income taxes of $0	—	(11.7)	—
Net loss	$(57.5)	$(53.5)	$(46.2)
Earnings per share data:
Net loss	$(57.5)	$(53.5)	$(46.2)
Loss on redemption of subsidiary preferred stock	—	(36.3)	—
Net loss attributable to common shareholders	$(57.5)	$(89.8)	$(46.2)
Net income (loss) per basic and diluted common share:
Continuing operations	$(0.71)	$(1.15)	$(1.42)
Discontinued operations	0.02	0.12	0.23
Cumulative effect of a change in accounting principle	—	(0.15)	—
Net loss attributable to common shareholders	$(0.69)	$(1.18)	$(1.19)
Average common shares outstanding:
Basic and diluted	83.6	76.3	38.9

The Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(in millions)

	December 31, 2003	December 31, 2002
ASSETS
Current Assets:
Cash and cash equivalents	$13.2	$81.3
Accounts and other receivables, net of allowances of $9.2 and $18.6	257.3	373.0
Inventories	169.4	171.6
Other	216.0	177.4
Total current assets	655.9	803.3
Property, plant and equipment, net	825.9	737.8
Deferred tax assets	178.1	165.0
Goodwill	1,363.1	1,265.5
Intangible assets, net	66.9	85.3
Other assets	101.3	100.2
	$3,191.2	$3,157.1
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Current Liabilities:
Short-term borrowings	$16.0	$10.5
Current maturities of long-term debt and capital lease obligations	31.5	23.5
Accounts payable	638.9	595.5
Accrued expenses	238.9	299.9
Total current liabilities	925.3	929.4
Long-term debt and capital lease obligations	1,237.7	1,255.2
Mandatorily redeemable preferred stock of subsidiary	161.2	—
Other, including pensions and post-retirement benefit obligations	423.4	438.4
Commitments and contingencies Minority interest in consolidated subsidiary	3.3	12.7
Total liabilities	2,750.9	2,635.7
Mandatorily redeemable preferred stock of subsidiary	—	123.9
Common stock ($.01 par value, 300.0 shares authorized, 83.6 shares issued and outstanding at December 31, 2003 and 2002)	0.8	0.8
Other paid-in capital	1,282.3	1,282.3
Accumulated deficit	(830.1)	(772.6)
Accumulated other comprehensive loss	(12.7)	(113.0)
Total common stockholders' equity	440.3	397.5
	$3,191.2	$3,157.1

The Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)

	Year Ended
	December 31, 2003	December 31, 2002	December 31, 2001
OPERATING ACTIVITIES
Net loss	$(57.5)	$(53.5)	$(46.2)
Adjustments to derive cash flow operating activities:
Impairment of goodwill	—	11.7	—
Impairment of long-lived assets	28.4	19.3	7.6
Deferred income tax benefit	(8.7)	(3.6)	(26.0)
Subsidiary preferred stock requirements	37.3	38.4	2.4
Depreciation	113.8	97.0	64.2
Goodwill amortization	—	—	7.1
Amortization of other assets	26.4	20.0	10.5
Loss (gain) on sale of property, plant and equipment	(3.5)	3.4	8.7
Decrease in accounts and other receivables	32.5	23.7	135.0
Proceeds from (reduction of) participating interests in accounts receivable, net of redemptions	7.8	(13.9)	(2.6)
Proceeds from non-recourse factoring facilities	88.5	—	—
Decrease (increase) in inventories	4.6	(26.6)	53.4
Increase (decrease) in accounts payable	32.3	50.1	(31.9)
Undistributed equity in earnings of joint ventures	—	5.5	—
Increase (decrease) in interest payable	2.8	(4.0)	(4.1)
Changes in other assets	(196.2)	62.4	(6.5)
Changes in other liabilities	14.4	(40.5)	(34.5)
Net cash provided by operating activities	122.9	189.4	137.1
INVESTING ACTIVITIES
Additions to property, plant, equipment and other non-current assets	(175.1)	(147.9)	(54.5)
Sales of property, plant and equipment	18.3	13.3	88.1
Additional investment in joint venture	—	(5.9)	—
Payments for acquisitions and related costs, net of cash acquired	(33.1)	(45.6)	(760.9)
Sale of business	—	—	3.5
Net cash used in investing activities	(189.9)	(186.1)	(723.8)
FINANCING ACTIVITIES
Issuance of long-term debt	13.1	—	950.0
Debt issuance costs	—	—	(59.4)
Repayment of long-term debt	(28.9)	(23.9)	(383.2)
Repurchase of preferred stock	—	(100.0)	—
Increase (decrease) in short-term borrowings	4.7	(16.0)	10.1
Net borrowings (repayments) on revolving credit facilities	6.3	—	(150.2)
Net proceeds from issuance of common stock	—	150.6	207.2
Reissue of treasury stock, net	—	—	61.3
Repayment of debt assumed in acquisition	—	(6.7)	—
Net cash provided by (used in) financing activities	(4.8)	4.0	635.8
Effect of exchange rate changes on cash	3.7	0.1	3.9
Increase (decrease) in cash and cash equivalents	(68.1)	7.4	53.0
Cash and cash equivalents at beginning of year	81.3	73.9	20.9
Cash and cash equivalents at end of year	$13.2	$81.3	$73.9
Supplementary information:
Debt assumed in acquisition	$—	$6.7	$—
Taxes paid	$18.4	$12.8	$15.5
Interest paid	$135.4	$139.9	$76.3

The Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMMON STOCKHOLDERS' EQUITY (DEFICIT)
(in millions)

	Total	Accumulated Deficit	Accumulated Other Comprehensive Income (loss)(a)	Common Stock	Other Paid-in Capital	Treasury Stock
Balance at January 1, 2001	$(154.9)	$(636.6)	$(42.9)	$0.3	$585.9	$(61.6)
Comprehensive income (loss):
Net loss	(46.2)	(46.2)	—	—	—	—
Foreign currency translation adjustments	(9.0)	—	(9.0)	—	—	—
Pension equity adjustment, net of tax(b)	(15.4)	—	(15.4)	—	—	—
Total comprehensive loss	(70.6)
Compensation expense	1.2	—	—	—	1.2	—
Issuance of common stock	533.0	—	—	0.4	532.6	—
Reissue of treasury stock (8.5 shares)	61.3	—	—	—	(0.3)	61.6
Exercise of stock options (1.1 shares)	4.7	—	—	—	4.7	—
Balance at December 31, 2001	374.7	(682.8)	(67.3)	0.7	1,124.1	—
Comprehensive income (loss):
Net loss	(53.5)	(53.5)	—	—	—	—
Foreign currency translation adjustments	10.7	—	10.7	—	—	—
Pension equity adjustment, net of tax(b)	(56.4)	—	(56.4)	—	—	—
Total comprehensive loss	(99.2)
Loss on redemption of subsidiary preferred stock	(36.3)	(36.3)	—	—	—	—
Issuance of common stock	157.2	—	—	0.1	157.1	—
Exercise of stock options (0.1 shares)	1.1	—	—	—	1.1	—
Balance at December 31, 2002	397.5	(772.6)	(113.0)	0.8	1,282.3	—
Comprehensive income (loss):
Net loss	(57.5)	(57.5)	—	—	—	—
Foreign currency translation adjustment	110.9	—	110.9	—	—	—
Pension equity adjustment, net of tax(b)	(10.6)	—	(10.6)	—	—	—
Total comprehensive income	42.8
Balance at December 31, 2003	$440.3	$(830.1)	$(12.7)	$0.8	$1,282.3	$—

(a)	The components of Accumulated Other Comprehensive Income (Loss) are $70.0 million of foreign currency translation adjustment and $(82.7) million of pension equity adjustment as of December 31, 2003.

(b)	For 2003, 2002 and 2001, the tax effect of the pension equity adjustment is $6.0 million, $42.6 million and $3.2 million, respectively.

The Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.    Organization

Collins & Aikman Corporation (the "Company") is a Delaware corporation, headquartered in Troy, Michigan. The Company conducts all of its operating activities through its wholly owned Collins & Aikman Products Co. ("Products") subsidiary. The Company is a global leader in design, engineering and manufacturing of automotive interior components, including instrument panels, fully assembled cockpit modules, floor and acoustic systems, automotive fabric, interior trim and convertible top systems. The Company changed the composition of its reportable segments on January 1, 2003 and further redefined the segments July 1, 2003 to reflect organizational changes and restated prior period segment data to be comparable. The Company operates through three segments: U.S. and Mexico Plastics, International Plastics and Global Soft Trim.

During February 2001, Heartland Industrial Partners, L.P. and its affiliates ("Heartland") acquired a controlling interest equal to approximately 60% of the Company through a purchase of 10 million shares of common stock from the Company and a purchase of 10.8 million shares from Blackstone Partners and WP Partners. As a result of the sale of shares, the Company received gross proceeds of $125.0 million, or approximately $94.6 million after fees and expenses associated with the transactions. The Company also received a profit participation right that it shares with Blackstone Partners and WP Partners on future common stock sales by Heartland to non-permitted transferees subject to a limit, in the case of the Company, of approximately $6.25 million. As a result of the above transactions ("Heartland Transaction"), Heartland is entitled to designate a majority of the Company's Board of Directors.

The Company completed its acquisition of Becker Group, LLC, a supplier of plastic components to the automotive industry, the automotive fabric operations of Joan Fabrics and an affiliate in July and September 2001, respectively. The acquisitions included the issuance of approximately 12 million shares of common stock with a market value of $169.3 million.

In December 2001, the Company completed its acquisition of Textron Automotive Company's ("Textron's") automotive trim division ("TAC-Trim") for $940 million. The purchase price consisted primarily of: $632.2 million in cash and assumed debt; 7.2 million shares of common stock, with a market value of $160.9 million; and preferred stock of Products with an aggregate liquidation preference of $326.4 million, valued at $146.9 million. The cash purchase price was financed through a combination of the sale of an additional 12.8 million shares of common stock, valued at $160.0 million, to Heartland and debt financing.

On December 31, 2003, Heartland owned approximately 37% of the outstanding shares; Blackstone Partners' and WP Partners' owned approximately 11%; Joan Fabrics Corp., Mr. Elkin McCallum and associates owned approximately 6%; Mr. Charles E. Becker owned approximately 9% and Textron, Inc. owned approximately 6% (which it has subsequently sold).

2.    Summary of Significant Accounting Policies

Basis of Presentation:    The consolidated financial statements include the accounts of the Company and its consolidated subsidiaries and in the opinion of management, contain all adjustments, including adjustments of a normal and recurring nature, necessary for a fair presentation of financial position and results of operations. All significant intercompany items have been eliminated in the preparation of the consolidated financial statements. Certain prior year items have been reclassified to conform to the fiscal 2003 presentation.

Investments in entities in which the Company has control are consolidated. Investments in 50% or less owned entities in which the Company has significant influence have been accounted for under the equity method. In connection with the 2001 TAC-Trim acquisition, the Company acquired a 50% interest in Textron Automotive Holdings (Italy) S.r.L., an Italian joint venture, of which Textron indirectly owned the other 50% interest. The Company accounted for this investment under the equity method for the years ended December 31, 2002 and 2001. The Company did not control the joint venture prior to December 31, 2002 but was required to provide certain administrative, technical and engineering services and to license certain patents and other know how to the Italian joint venture. The Company recorded certain fees and reimbursement of certain expenses in providing these services and licensing these rights. In December 2002, the Company signed a letter-of-intent to purchase the remaining 50% and began consolidating the joint venture as of December 31, 2002. In January 2003, the Company acquired from Textron the remaining 50% interest in the Italian joint venture.

Reverse Stock Split:    On May 28, 2002, the Company effected a one-for-2.5 reverse stock split of the Company's common stock. All shares and per share data have been adjusted retroactively for all periods presented to reflect the stock split.

Use of Estimates:    The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes its assumptions and estimates are reasonable and appropriate, however actual results could differ from those estimates.

Employee Stock Options:    Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation — Transition and Disclosure amended SFAS No. 123, "Accounting for Stock-Based Compensation" provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock based employee compensation and amends the required disclosures. SFAS No. 123 encourages companies to adopt the fair value method for compensation expense recognition related to employee stock options. The accounting requirements of Accounting Principles Board Opinion (APB) No. 25, "Accounting for Stock Issued to Employees" use the intrinsic value method in determining compensation expense, which represents the excess of the market price of the stock over the exercise price on the measurement date. The Company has elected to continue to utilize the accounting provisions of APB No. 25 for stock options and is required to provide pro forma disclosures of net income and earnings per share had the Company adopted the fair value method for recognition purposes. The following tabular information is presented as if the Company had adopted SFAS No. 123 and restated its results (in millions, except per share amounts):

	Fiscal Year Ended
	December 31, 2003	December 31, 2002	December 31, 2001
Net loss attributable to common shareholders:
As reported	$(57.5)	$(89.8)	$(46.2)
Total employee stock based compensation expense determined under fair value based method for all awards, net of tax	(4.2)	(3.4)	(2.4)
Pro forma, net loss	(61.7)	(93.2)	(48.6)
Basic and Diluted EPS:
As reported	$(0.69)	$(1.18)	$(1.19)
Pro forma	(0.74)	(1.22)	(1.25)

For the above information, the fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants:

	2003	2002	2001
Weighted average expected volatility	77.5%	72.0%	99.0%
Expected lives	7 years	6 years	10 years
Weighted average risk free interest rate	3.72%	4.24%-7.32%	4.24%-7.32%
Expected dividend rate	—	—	—
Weighted average grant date fair value of an option granted during the year	$2.77	$6.71	$5.22

Earnings Per Share:    Basic earnings per share is based on income attributable to common shareholders divided by the weighted average number of common shares outstanding. Diluted earnings per share is based on income attributable to common shareholders divided by the sum of the weighted average number of common shares outstanding and all potentially dilutive common shares. Potentially dilutive common shares include shares which may be issued upon the assumed exercise of employee stock options less the number of treasury shares assumed to be purchased from the proceeds, including applicable compensation expense attributable to future service see Note 16 "Common Stockholders' Equity and Earnings Per Share" for additional disclosure.

Cash and Cash Equivalents:    Cash and cash equivalents include all cash balances and highly liquid investments with an original maturity of three months or less.

Accounts and Other Receivables:    Accounts and other receivables consist primarily of the Company's trade receivables and the retained interest in the Receivables Facility. See Note 11 "Receivables Facility and Non-Recourse Factoring Facilities" for additional disclosure. The Company has provided an allowance against uncollectible accounts.

Inventories:    Inventories are valued at the lower of cost or market, but not in excess of net realizable value. Cost is determined on the first-in, first-out basis.

Property, Plant and Equipment:    Property, plant and equipment are stated at cost. Normal repairs and maintenance are expensed as incurred. Provisions for depreciation are primarily computed on a straight-line basis over the estimated useful lives as follows: 15 years for land improvements, 35 years for buildings, and 3-20 years for machinery and equipment. Leasehold improvements are amortized over the lesser of the lease term or the estimated useful lives of the improvements.

Long-Lived Assets:    In August 2001, the Financial Accounting Standards Board ("FASB") issued SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets" which supersedes both SFAS No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of" and the accounting and reporting provisions of APB No. 30, "Reporting the Results of Operations-Reporting the Effects of Disposal of a Segment of a Business, and Extraordinary, Unusual and Infrequently Occurring Events and Transactions", for the disposal of a segment of a business (as previously defined in that Opinion). SFAS No. 144 retains the fundamental provisions in SFAS No. 121 for recognizing and measuring impairment losses on long-lived assets held for use and long-lived assets to be disposed of by sale, while also resolving significant implementation issues associated with SFAS No. 121. For example, SFAS No. 144 provides guidance on how a long-lived asset that is used as part of a group should be evaluated for impairment, establishes criteria for when a long-lived asset is held for sale and prescribes the accounting for a long-lived asset that will be disposed of other than by sale. SFAS No. 144 retains the basic provisions of APB No. 30 on how to present discontinued operations in the income statement but broadens that presentation to include a component of an entity (rather than a segment of a business).

During 2003, the Company incurred asset impairment charges of $28.4 million of which $10.4 million related to the impairment of the Becker non-compete agreement, $7.5 million related to the initial interest acquired in an Italian joint venture, $7.8 million related to restructuring programs and $2.7 million related to other intangible assets. During 2002, the Company incurred asset impairment charges of $18.0 million recognized as part of restructuring programs (Note 15). In addition, during fiscal 2001, the Company incurred a charge of $7.6 million relating to asset impairments recognized in the Reorganization (See Note 15).

Goodwill and Intangibles: During the second quarter of 2002, the Company completed the implementation of SFAS 142, "Goodwill and Other Intangible Assets." Under SFAS 142, goodwill is no longer amortized. Instead, goodwill and indefinite-lived intangible assets are tested for impairment in accordance with the provisions of SFAS 142. The Company employed a discounted cash flow analysis and a market comparable approach in conducting its impairment tests. The Company completed its initial impairment test in the second quarter of 2002 and recorded an impairment loss of $11.7 million (having no tax impact), or $0.15 per average basic and diluted share relating to the UK Plastics business in the former European and Rest of World Automotive Systems segment. The impairment loss was reported as a cumulative effect of a change in accounting principle and, therefore, is accounted for as if it occurred on January 1, 2002. The Company completed its annual impairment test on November 1, 2002 indicating that the fair value of the reporting units exceeded the carrying values.

The Company's first quarter 2003 results were below the forecasts utilized in testing for the goodwill impairment for the year ended December 31, 2002. The conditions in the markets in which the Company operates continued to deteriorate and customer production schedules continued to decline, and therefore, the Company reduced its operating and financial plans for 2003. As a result, the Company initiated an impairment test (outside of the annual testing date of November 1) during the second quarter 2003. During the second quarter, the Company carefully reviewed all of its assumptions regarding revenue growth, improved operating margins and planned capital expenditures. This analysis by each reporting unit focused on new business awards, implementation of strategic business initiatives such as restructuring, material savings, plant efficiencies, revenue growth and additional product/process technology applications. While the Company is aggressively attacking its overall cost structure, the U.S. and Mexico Plastics reporting unit had even more definitive objectives initiated after the 2003 first quarter performance on a specific plant basis. As a result of these well-defined programs, the Company, utilizing an independent outside evaluator, completed the first step of the goodwill impairment test in the second quarter of 2003 which indicated that the fair value of the reporting units exceeded the carrying values, and therefore no additional impairment testing was necessary. The Company again completed the annual impairment test as of November 1, 2003 indicating fair value of the reporting units exceeded the carrying values.

Fair value for all tests was determined based upon the discounted cash flows of the reporting units using discount rates ranging from 11.5% to 14.0% dependent on the reporting unit and a residual growth rate of 2%. The market comparable approach consisted of earnings multiples ranging from 5.2 to 6.5 times current year and forecasted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") (operating income less depreciation and amortization) and a control premium on equity. Future cash flows and EBITDA are affected by future operating performance, which will be impacted by economic conditions, car builds, financial, business and other factors, many of which are beyond the Company's control. The U.S. and Mexico Plastics reporting unit can be significantly impacted by an adverse change in assumptions. Considerable judgment is often involved in making these determinations, the use of different assumptions could result in significantly different results. An approximate 50 basis point change in discount rates or an approximate 4% reduction in profit would result in a further goodwill impairment analysis as required by SFAS 142. Management believes its assumptions and estimates are reasonable and appropriate, however actual results could differ from those estimates.

Pension and Postretirement Benefits Other than Pensions:    Annual net periodic expense and benefit liabilities under our defined benefit plans are determined on an actuarial basis. Assumptions used in the actuarial calculations have a significant impact on plan obligations and expense. Each September, the Company reviews the actual experience compared to the more significant assumptions used and makes adjustments to the assumptions, if warranted. The healthcare trend rates are reviewed with the actuaries based upon the results of their review of claims experience. Discount rates are based upon an expected benefit payments duration analysis and the equivalent average yield rate for high-quality fixed-income investments. Pension benefits are funded through deposits with trustees and the expected long-term rate of return on fund assets is based upon actual historical returns modified for known changes in the market and any expected change in investment policy. Postretirement benefits are not funded and our policy is to pay these benefits as they become due.

Certain accounting guidance, including the guidance applicable to pensions, does not require immediate recognition of the effects of a deviation between actual and assumed experience or the revision of an estimate. This approach allows the favorable and unfavorable effects that fall within an acceptable range to be netted. Although this netting occurs outside the basic financial statements, disclosure of the net amount is disclosed as an unrecognized gain or loss in the footnotes to our financial statements. Considerable judgment is often involved in making these determinations, the use of different assumptions could result in significantly different results. Management believes its assumptions and estimates are reasonable and appropriate, however actual results could differ from those estimates.

Revenue Recognition:    The Company recognizes revenue from product sales when it has shipped the goods. Products are shipped FOB shipping point using customer designated transportation companies with title passing at that time. Significant retroactive price adjustments are recognized in the period when such amounts become probable. Sales are recognized based upon the gross amount billed to a customer for those products in which the Company's customer has directed the sourcing of certain materials or components used in the manufacture of the final product. The Company generally allows its customers the right of return only in the case of defective products. The Company provides a reserve for estimated defective product costs at the time of the sale of the products.

Cost of Goods Sold and Selling, General and Administrative Costs:    Cost of goods sold is comprised of direct material, direct labor and manufacturing overhead. Manufacturing overhead consists of indirect labor, depreciation, amortization and other manufacturing expenses. Selling, general and administrative costs consist of selling, research and development, engineering and administrative expenses.

Other Expense (Income), net:    In 2003, other expense (income), net primarily included $32.4 million of foreign currency transaction gains offset by $3.5 million of losses related to derivatives used in the Company's hedging strategies and minority interest share of losses in a consolidated subsidiary of $5.6 million. In 2002, other expense (income), net primarily included $12.6 million of losses related to derivatives used in the Company's foreign currency hedging strategy offset by $5.9 million of foreign currency transaction gains, $5.5 million of losses related to investments in joint ventures and $1.9 million of losses from sale and leaseback transactions and minority interest share of losses of a consolidated subsidiary of $6.5 million. In 2001, other expense (income), net primarily included a $8.0 million loss on early extinguishment of debt and $7.8 million of foreign currency transaction losses offset by $5.0 million of derivatives gains and a $6.2 million gain related to a stock demutualization. The Company adopted SFAS 145 during 2003 and reclassified $8.0 million loss on the early extinguishment of debt recorded for the year ended December 31, 2001 to other expense (income), net from an extraordinary item in the amount of $5.3 million (net of income taxes of $2.7 million).

Customer Engineering and Tooling:    Engineering and tooling balances represent tools, dies and other items used in the manufacturing of customer components. Amounts included in the consolidated balance sheets include Company-owned tools and costs incurred on customer-owned tools which are subject to reimbursement, pursuant to the terms of a customer contract. Company-owned tools are amortized over the tool's expected life or the life of the related vehicle program, whichever is shorter. Engineering, testing and other costs incurred in the design and development of production parts are expensed as incurred, unless the costs are reimbursable, as specified in a customer contract.

Emerging Issue Task Force ("EITF") Issue No. 99-5, "Accounting for Pre-Production Costs Related to Long-Term Supply Arrangements" requires that design and development costs for products to be sold under long-term supply arrangements be expensed as incurred and costs incurred for molds, dies and other tools that will be used in producing the products under long-term supply arrangements be capitalized and amortized over the shorter of the expected useful life of the assets or the term of the supply arrangement.

The Company had assets of approximately $6.8 million and $8.4 million recognized pursuant to agreements that provide for contractual reimbursement of pre-production design and development costs, at December 31, 2003 and 2002, respectively. The Company also has assets of $124.9 million and $77.1 million representing the costs for molds, dies and other tools, at December 31, 2003 and 2002, respectively, that are reimbursable by customers. In addition, the Company had $10.0 million and $11.0 million at December 31, 2003 and 2002, respectively, for molds, dies and other tools that the Company owns.

Derivative Financial Instruments:    All derivatives are recognized on the consolidated balance sheet at fair value as required by SFAS No. 133 "Accounting for Derivative Instruments and Hedging

Activities." Gains and losses on the changes in fair value of the derivatives that qualify as hedges under SFAS No. 133 are recorded on the balance sheet as a component of "Accumulated other comprehensive loss" to the extent that the hedges are effective and documented, until the underlying transactions are recognized in earnings. As of December 31, 2003 and 2002, the Company had no derivatives designated as hedges under SFAS No. 133. The Company uses derivatives to hedge economic risks even though these derivatives may not be designated as hedges in accordance with SFAS No. 133. These derivative instruments are marked to fair market value and reported on the balance sheet. Gains and losses on these instruments are reported in "Other expense (income), net" on the Consolidated Statements of Operations. The gains and losses are intended to offset economic risk of foreign currency transaction losses or gains. The Company does not enter into derivative transactions for speculative purposes.

Foreign Currency Translation:    Assets and liabilities of the Company's non-U.S. businesses are translated to U.S. Dollars at end-of-period exchange rates. The effects of the translations are reported as a component of "Accumulated other comprehensive loss." Remeasurement of assets and liabilities of the Company's non-U.S. businesses that use the U.S. Dollar as functional currency are included in the Consolidated Statements of Operations as "Other expense (income), net." The Statement of Operations of the Company's non-U.S. businesses are translated to U.S. dollars at average exchange rates and are recognized as part of revenues, costs and expenses. Also included in "Other expense (income), net", are gains and losses arising from transactions denominated in a currency other than the functional currency of the business involved.

Environmental:    The Company records an estimated loss when it is probable that an environmental liability has been incurred and the amount of the loss can be reasonably estimated. The Company reviews all environmental claims from time to time and adjusts the reserves accordingly. Accruals for environmental liabilities are generally included in the consolidated balance sheet as other non-current liabilities at undiscounted amounts and exclude claims for recoveries from insurance or other third parties. Accruals for insurance or other third party recoveries for environmental liabilities are recorded when it is probable that the claim will be realized.

New Accounting Pronouncements:    In January 2003, the FASB issued FASB Interpretation No. ("FIN") 46, "Consolidation of Variable Interest Entities ("VIE"), an interpretation of Accounting Research Bulletin No. 51, Consolidated Financial Statements." This interpretation provides guidance on the identification of VIEs, some of which may require consolidation based on factors beyond a majority voting interest. A VIE is defined in FIN 46 as an entity in which either the equity investors (if any) do not have a controlling financial interest or the equity investment at risk is insufficient to finance that entity's activities without receiving additional subordinated financial support from other parties. FIN 46 applies immediately to VIEs created after January 31, 2003, and in the first fiscal year or interim period beginning after December 15, 2003, to VIEs in which an enterprise holds a variable interest that it acquired before February 1, 2003. In 2003, the Company and Textron agreed to have an entity that the Company held a variable interest in restructured so it was required to be consolidated by Textron and not accounted for as a VIE. The entity was part of the Textron Leasing Transaction with the maximum potential loss related to certain equipment leases that is limited to the amount of the residual value guarantee as discussed in Note 11 "Receivables Facility and Non-Recourse Factoring Facilities." There have been no VIEs created after January 31, 2003. For the period prior to January 31, 2003, the Company has not identified any other entities that would currently qualify as a VIE.

In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities." This statement amends SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities," and clarifies the accounting for derivative instruments and hedging activities. This statement is effective for contracts entered into or modified after June 30, 2003 (with exceptions) and for hedging relationships designated after June 30, 2003. SFAS No. 149 did not have a material effect on the Company's earnings or financial position.

In December 2003, the FASB issued SFAS No. 132 (Revised 2003) "Employers' Disclosures about Pensions and Other Postretirement Benefits an amendment of FASB Statements No. 87, 88, and 106." This Statement revises employers' disclosures about pension plans and other postretirement benefit plans. It does not change the measurement or recognition of those plans required by other FASB Statements.

This Statement retains the disclosure requirements contained in the original SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which it replaced and requires additional disclosures about the assets, obligations, cash flows and net periodic benefit cost of defined benefit pension plans and other defined benefit postretirement plans. This Statement is effective for financial statements with fiscal years ending after December 15, 2003, except for certain provisions related to foreign plans which are effective for fiscal years ending after June 15, 2004. The Company adopted the revised disclosure requirement of this Statement for all of its U.S. plans and will adopt the requirements for its foreign plans as required in 2004.

The following table highlights the sensitivity of our pension obligations and expense to changes in assumptions (in millions):

Change in Assumption	Impact on Pension Expense	Impact on PBO
25 basis point ("bp") decrease in discount rate	1.5	15.6
25 bp increase in discount rate	(1.5)	(15.1)
25 bp decrease in long-term return on assets	0.8	—
25 bp increase in long-term return on assets	(0.8)	—

Changes in Accounting Principles:    In April 2002, the FASB issued SFAS No. 145, "Rescission of FASB Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections." With the rescission of SFAS No. 4 and 64, only gains and losses from extinguishments of debt that meet the criteria of APB Opinion No. 30 would be classified as extraordinary items. This statement amends SFAS No. 13, "Accounting for Leases," to eliminate the inconsistency between the required accounting for sale-leaseback transactions and the required accounting for certain lease modifications that have economic effects that are similar to sale-leaseback transactions. SFAS No. 145 also amends other existing authoritative pronouncements to make various technical corrections, clarify meanings or describe their applicability under changed conditions. SFAS No. 145 is effective for fiscal years beginning after May 15, 2002. The Company adopted SFAS 145 and reclassified $8.0 million loss on the early extinguishment of debt recorded for the year ended December 31, 2001 to other expense (income), net from an extraordinary item in the amount of $5.3 million (net of income taxes of $2.7 million).

In June 2002, the FASB issued SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities." This statement nullifies EITF No. 94-3, "Liability Recognition for Certain Employee Termination Benefits and Other Costs to Exit an Activity (including Certain Costs Incurred in a Restructuring)." This statement is effective for all exit or disposal activities initiated after December 31, 2002. This statement requires that a liability for a cost associated with an exit or disposal activity be recognized when the liability is incurred rather than the date of an entity's commitment to an exit plan. The Company implemented SFAS No. 146 on January 1, 2003.

In the third quarter, the Company adopted the FASB Staff Position No. FAS 146-1 "Determining Whether a One-Time Termination Benefit Offered in Connection with an Exit or Disposal Activity Is, in Substance, an Enhancement to an Ongoing Benefit Arrangement." The effect from adopting FAS 146-1 was to defer recording $1.2 million of restructure expense to later periods. The effect on prior quarters and at December 31, 2003 for the portion of the restructuring activities deferred was not significant.

In May 2003, the FASB issued SFAS No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 150 establishes standards to require issuers to classify certain financial instruments with characteristics of both liabilities and equity. This Statement is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the beginning of the first interim period beginning after June 15, 2003. The Company has adopted this Statement by reclassifying the mandatorily redeemable preferred stock of subsidiary as a liability and reclassifying preferred stock dividends and accretion as interest expense effective with the quarter ending September 30, 2003.

During the second quarter 2003, the Company implemented a change in the method of accounting for holiday pay for interim periods so that such pay is accrued, and expense is recognized during the period in which the actual holiday occurs. The change in method better matches holiday expense with the period that the actual holiday occurs and the pay is earned. Previously, certain of the Company's businesses accrued holiday pay and recognized expense based upon an equal monthly amount within the fiscal year. As the prior method allocated costs within the fiscal year, there was no effect on prior years. There was no effect on the entire fiscal year as the change only affected interim periods. See Note 22 "Quarterly Financial Data" for additional information.

Additionally, during the second quarter of 2003, the Company implemented a change in the method of accounting for crib supply inventories held at plants. Crib supply inventories include small motors, replacement parts for production equipment and other miscellaneous repair parts for buildings, equipment and machinery. In the second quarter the Company implemented a perpetual crib supply inventory system and harmonized its policy to consistently account for the capitalization of crib supply inventories. The new accounting method better matches the expenditure with the period benefited, as such inventories are charged to expense when placed into service. Previously, the Company had different capitalization thresholds following the various acquisitions in late 2001 and 2002, which ranged from not capitalizing any crib supply items to capitalizing only items greater than two thousand dollars. Pro forma and the cumulative effect amounts relating to the change in accounting for crib inventories is not determinable as perpetual records of crib inventory were not maintained at all the plants prior to the application of the new method in the second quarter of 2003. For the plants that previously had no perpetual records, the effect of the change was $1.8 million after tax or $0.02 per share recorded to increase inventory and reduce cost of sales in the three months ended June 30, 2003. For the year ended December 31, 2003, the incremental effect of the adoption had an insignificant effect.

3.    Acquisitions and Goodwill

a.    Acquisitions

On January 2, 2003, the Company acquired Delphi Corporation's plastic injection molding plant and related equipment in Logroño, Spain for $18 million. The 300,000 square foot Logroño facility includes 24 injection molding machines and one Class-A paint line.

On January 17, 2003, the Company acquired the remaining 50% interest in an Italian automotive joint venture from Textron Inc., a related party, for $15 million, which also terminated a $28 million put-option by Textron Inc., that was exercisable in December 2004. The Company incurred fixed asset impairments of $7.5 million relating to the 50% interest owned previously.

The Company completed its acquisitions of Textron Automotive Company's automotive trim division ("TAC-Trim") in December 2001, the automotive fabric operations of Joan Fabrics and all of the operating assets in Joan Fabric's affiliated yarn dying operation Western Avenue Dyers (collectively "Joan") in September 2001 and Becker Group, LLC ("Becker") a supplier of plastic components to the automotive industry in July 2001. The results of operations of the acquired companies are included in the Company's Consolidated Statements of Operations from the dates of acquisition.

Appraisals for Becker and Joan were performed during 2001, and the related allocation of purchase price was completed. In the second quarter 2002, the Company's external consultants completed the valuations of all TAC-Trim acquired intangible and fixed assets. Based upon these valuations: 1) an intangible asset of $51.0 million for customer contracts was recorded based on the value of individual customer contracts — this intangible asset is being amortized over the contract's performance period, which extends through 2012; 2) the Company revised its first quarter estimate for patents and other specifically identifiable intangible assets acquired as part of the TAC-Trim purchase from $40.0 to $24.0 million (the weighted average lives increased from 7 to 10 years); and 3) in June 2002, the valuations resulted in a $30.1 million increase in fixed assets and adjustment of their useful lives. In September 2002, the Company revised its valuation resulting in a $27.7 million increase in fixed assets and adjustment of their useful lives, based upon revised information from external consultants. The allocation of the purchase price for the TAC-Trim acquisition was completed in 2002. The Becker, Joan and TAC-Trim acquisitions are intended to solidify the Company's position as a premier supplier of interior components and automotive fabrics.

b.    Goodwill

Goodwill and Intangibles: During the second quarter of 2002, the Company completed the implementation of SFAS 142, "Goodwill and Other Intangible Assets." Under SFAS 142, goodwill is no longer amortized. Instead, goodwill and indefinite-lived intangible assets are tested for impairment in accordance with the provisions of SFAS 142. The Company employed a discounted cash flow analysis and a market comparable approach in conducting its impairment tests. The Company completed its initial impairment test in the second quarter of 2002 and recorded an impairment loss of $11.7 million (having no tax impact), or $0.15 per average basic and diluted share relating to the UK Plastics business in the former European and Rest of World Automotive Systems segment. The impairment loss was reported as a cumulative effect of a change in accounting principle and, therefore, is accounted for as if it occurred on January 1, 2002. The Company completed its annual impairment test on November 1, 2002 indicating that the fair value of the reporting units exceeded the carrying values.

The Company's first quarter 2003 results were below the forecasts utilized in testing for the goodwill impairment for the year ended December 31, 2002. The conditions in the markets in which the Company operates continued to deteriorate and customer production schedules continued to decline, and therefore, the Company reduced its operating and financial plans for 2003. As a result, the Company initiated an impairment test (outside of the annual testing date of November 1) during the second quarter 2003. During the second quarter, the Company carefully reviewed all of its assumptions regarding revenue growth, improved operating margins and planned capital expenditures. This analysis by each reporting unit focused on new business awards, implementation of strategic business initiatives such as restructuring, material savings, plant efficiencies, revenue growth and additional product/process technology applications. While the Company is aggressively attacking its overall cost structure, the U.S. and Mexico Plastics reporting unit had even more definitive objectives initiated after the 2003 first quarter performance on a specific plant basis. As a result of these well-defined programs, the Company, utilizing an independent outside evaluator, completed the first step of the goodwill impairment test in the second quarter of 2003 which indicated that the fair value of the reporting units exceeded the carrying values, and therefore no additional impairment testing was necessary. The Company again completed the annual impairment test as of November 1, 2003 indicating fair value of the reporting units exceeded the carrying values.

Fair value for all tests was determined based upon the discounted cash flows of the reporting units using discount rates ranging from 11.5% to 14.0% dependent on the reporting unit and a residual growth rate of 2%. The market comparable approach consisted of earnings multiples ranging from 5.2 to 6.5 times current year and forecasted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") (operating income less depreciation and amortization) and a control premium on equity. Future cash flows and EBITDA are affected by future operating performance, which will be impacted by economic conditions, car builds, financial, business and other factors, many of which are beyond the Company's control. The U.S. and Mexico Plastics reporting unit can be significantly impacted by an adverse change in assumptions. Considerable judgment is often involved in making these determinations, the use of different assumptions could result in significantly different results. An approximate 50 basis point change in discount rates or an approximate 4% reduction in profit would result in a further goodwill impairment analysis as required by SFAS 142. Management believes its assumptions and estimates are reasonable and appropriate, however actual results could differ from those estimates.

The changes in the carrying amounts of goodwill for the year ended December 31, 2003 were primarily a result of the additional acquisition of the remaining 50% interest of an Italian joint venture and the effect of foreign currency translation.

In accordance with the provisions of SFAS No. 142, the Company did not amortize goodwill during 2002. If goodwill amortization had not been recorded uring 2001, the net loss would have decreased $6.1 million to an adjusted net loss of $40.1 million. The related loss per share for fiscal 2001 would have decreased $0.14 per share resulting in adjusted loss per share of $1.05.

c.    Intangible Assets

The components of the Company's acquired and other amortizable intangible assets as of December 31, 2003 and 2002 were as follows (in millions):

	December 31, 2003			December 31, 2002
	Cost	Accumulated Amortization	Net Carrying Amount	Cost	Accumulated Amortization	Net Carrying Amount
Customer contracts	$51.0	$13.1	$37.9	$51.0	$6.3	$44.7
Patents and other	39.2	10.2	29.0	31.5	3.5	28.0
Non-compete agreement	—	—	—	18.0	5.4	12.6
	$90.2	$23.3	$66.9	$100.5	$15.2	$85.3

Amortization expense for intangible assets for the periods ending December 31, 2004, 2005, 2006, 2007, 2008 and thereafter will be $12.5 million, $12.6 million, $12.1 million, $9.7 million, $6.7 million and $13.3 million, respectively. See Related Party Transactions (Note 19).

4.    Inventories

Inventory balances are summarized below (in millions):

	December 31, 2003	December 31, 2002
Raw materials	$95.0	$90.3
Work in process	24.6	33.7
Finished goods	49.8	47.6
	$169.4	$171.6

5.    Other Current Assets

Other current asset balances are summarized below (in millions):

	December 31, 2003	December 31, 2002
Deferred tax asset	$25.2	$25.3
Reimbursable tooling and pre-production design and development	126.5	83.0
Other	64.3	69.1
	$216.0	$177.4

6.    Property, Plant and Equipment, Net

Property, plant and equipment, net, are summarized below (in millions):

	December 31, 2003	December 31, 2002
Land and improvements	$34.5	$26.1
Buildings	213.9	177.8
Machinery and equipment	1,076.9	959.6
Leasehold improvements	36.0	27.4
Construction in progress	119.2	106.2
	1,480.5	1,297.1
Less accumulated depreciation	(654.6)	(559.3)
	$825.9	$737.8

7.    Accrued Expenses

Accrued expenses are summarized below (in millions):

	December 31, 2003	December 31, 2002
Payroll and employee benefits	$82.7	$61.7
Interest	13.6	12.3
Insurance	23.6	16.5
Restructuring reserves	30.9	28.2
Taxes payable	0.4	12.0
Other	87.7	169.2
	$238.9	$299.9

8.    Short-Term Borrowings

The Company utilizes uncommitted lines of credit to satisfy a portion of its short-term working capital requirements of certain of its foreign affiliates. As of December 31, 2003, the Company had lines of credit from international credit facilities of $37.1 million, of which $16.0 million was outstanding with $21.1 million available. As of December 31, 2002, the Company had unsecured lines of credit from financial institutions of $36.5 million, of which $10.5 million was outstanding with $26.0 million available. The weighted average interest rate on the outstanding borrowings at December 31, 2003 and 2002 was approximately 16.0% and 8.3%, respectively.

9.    Long-Term Debt and Capital Lease Obligations

Long-term debt and capital lease obligations are summarized below (in millions):

	December 31, 2003	December 31, 2002
Senior Secured Credit Facilities:
Tranche A Term Loan Facility	$62.9	$83.8
Tranche B Term Loan Facility	287.2	293.8
Revolving Credit Facility	6.3	—
Public Debt:
11½% Senior Subordinated Notes, due 2006	400.0	400.0
10¾% Senior Notes, due 2011	500.0	500.0
Other (including capital lease obligations)	12.8	1.1
Total debt	1,269.2	1,278.7
Less current maturities (including current portion of capital lease obligations)	(31.5)	(23.5)
Total Long-term debt and capital lease obligations	$1,237.7	$1,255.2

Senior Secured Credit Facilities

In December 2001, in conjunction with the TAC-Trim acquisition, the Company entered into new Senior Secured Credit Facilities, which refinanced its prior bank credit facilities. The principal and interest on the prior bank credit facilities totaled $362.5 million. The cost and expenses associated with the refinancing of the prior bank credit facilities totaling $25.7 million were deferred and will be amortized over the four-year life of the term loans described below. The Company adopted SFAS 145 during 2003 and reclassified $8.0 million loss on the early extinguishment of debt to other expense (income), net from an extraordinary item in the amount of $5.3 million (net of income taxes of $2.7 million) in connection with the retirement of the prior bank credit facilities.

The Senior Secured Credit Facilities include a floating rate Revolving Facility and two floating rate Term Loan Facilities that mature on December 31, 2005. The Revolving Facility allows the Company to borrow revolving loans up to $175.0 million including Canadian dollars up to $75.0 million. The facility can be utilized for letters of credit. The Term Loan Facilities consist of a Tranche A Term Loan with an original principal balance of $100.0 million and a Tranche B Term Loan with an original principal balance of $300.0 million. As required by the credit agreement, the full amounts of the Term Loan Facilities were drawn down on the closing date. As of December 31, 2003 the Tranche A Term Loan and Tranche B Term Loan had principal balances of $62.9 million and $287.2 million, respectively. Amounts borrowed under the Term Loan Facilities that are repaid or prepaid cannot be reborrowed. The Tranche A Term Loan Facility is payable in quarterly installments that increase in amounts each year until maturity. The Tranche B Term Loan Facility is payable in quarterly installments of $0.8 million for the first three years and quarterly installments of $72.7 million during the final year. These maturities were modified as part of the fifth amendment completed in February 2004. See the proforma maturity table below.

Under the Senior Secured Credit Facilities, the interest rate on the Revolving Facility is, at the Company's option, London Inter-Bank Offer Rate ("LIBOR") plus 4.00% or the Alternate Base Rate ("ABR") plus 3.00%. The ABR is the highest of The JP Morgan Chase ("Chase's") announced prime rate, the Federal Funds Rate plus 0.5% and Chase's base certificate of deposit rate plus 1%. A per annum fee equal to the spread over the LIBOR accrues on the face amount of letters of credit. Also, there is a 1.00% commitment fee on the unused portion of the facility. The interest rates on the Canadian-dollar denominated debt is at the Company's option (the "Canadian Prime Rate") plus 3.00% or the bill of exchange rate ("Bankers' Acceptance" or "BA") denominated in Canadian dollars for one, two, three or six months plus 4.00%. The interest rate on the Tranche A Term Loan Facility is, at the Company's option, LIBOR plus 4.00% or the ABR plus 3.00%, subject to adjustment quarterly, based on performance targets. The interest rate on the Tranche B Term Loan Facility is, at the Company's option, either LIBOR plus 4.75% or ABR plus 3.75%. On any Tranche B Term Loans repaid whether voluntary or mandatory, there is a prepayment premium of 1.00%. The LIBOR rate shall not be less than 3.00% per annum. The weighted average rate of interest on the Senior Secured Credit Facilities at December 31, 2003 and 2002 was 7.60% and 6.94%, respectively.

Borrowings under the Senior Secured Credit Facility are collateralized by a first priority lien on the assets of the Company, Products and its U.S. and Canadian subsidiaries with certain exceptions including assets included in the Company's receivables facility, certain scheduled assets, and certain assets whose value relative to cost of lien perfection was deemed too low to include, as well as a pledge of stock of Products and its significant subsidiaries and certain intercompany debt and guarantees from the Company and its U.S. subsidiaries (subject to certain exceptions).

The Senior Secured Credit Facilities contain restrictive covenants including maintenance of interest coverage and leverage ratios and various other restrictive covenants that are customary for such facilities. The target levels established by these covenants limit the Company's ability to utilize availability under its liquidity facilities, including the Senior Secured Credit Facilities and are based on the Company's financial performance. At December 31, 2003, there were no funding limitations. The covenants of the Senior Secured Credit Facilities also limit investments, dividends or other distributions of capital stock, capital expenditures, the purchase of subsidiary preferred stock, the prepayment of debt other than loans under the senior facilities, liens and certain lease transactions.

In February 2004, the Company entered into the fifth amendment to the Senior Secured Credit Facilities Credit Agreement which allowed the establishment of a new $100 million Supplemental Revolving Credit Facility and the $185 million Tranche A-1 Term Loan. In connection with these new expanded facilities, $181.5 million was used to prepay existing Tranche A and Tranche B Term Loans in direct order of maturity.

In October 2003, the Company entered into amendment numbers three and four to the Senior Secured Credit Facilities Credit Agreement. The Third Amendment permitted the add-back of charges related to restructuring actions taken during the third quarter 2003 for covenant calculation purposes and increased the maximum permitted leverage ratio at September 30, 2003 to 4.50:1.00. The Fourth Amendment permitted the add-back of charges up to $11 million related to future restructuring actions for covenant calculation purposes and increased the maximum permitted leverage ratio in future quarters, including a leverage ratio of 5.00:1.00 at December 31, 2003 and decreased the minimum interest coverage ratio in future quarters, including an interest coverage ratio of 1.85:1.00 at December 31, 2003. The two financial covenants remain at the same level for the first quarter 2004 and then step-down during the year to a leverage ratio of 4.25:1.00 and an interest coverage ratio of 2.20:1.00 at December 31, 2004. In connection with the Fourth Amendment, the Company agreed to increase its applicable margin for interest rate purposes by 0.25% at times when the Company's previously reported leverage ratios exceeded 3.50:1.00 and to make adjustments to the interest coverage ratio.

Previously, in the second quarter 2003, the Company signed a second amendment to the Senior Secured Credit Facilities Credit Agreement. The principal changes were to increase the maximum permitted leverage ratio for periods following the first quarter of 2003 and to decrease the minimum permitted interest coverage ratio for periods following the first quarter of 2003. In connection with the amendment, the Company agreed that its applicable margin for interest rate purposes could be increased by up to 0.50% at times when the Company's previously reported leverage ratio exceeded 3.5:1.00. The Company paid customary fees to lenders in connection with all of the amendments.

Effective December 2002, the Company amended its Senior Credit Facilities to provide for the purchase of certain assets in Spain and Portugal as well as the remaining 50% interest in the Company's joint venture in Italy.

Public Debt

In December 2001, Products issued 10¾% Senior Notes due 2011 in a total principal amount of $500.0 million ("Notes"). The Notes were not registered under the Securities Act of 1933 and were offered only to qualified institutional buyers. In June 2002, the Company effected and registered an exchange offer of a new and identical issue of 10¾% Senior Notes due 2011 of Products in exchange for the outstanding Senior Notes of Products. The exchange offer raised no new proceeds for the Company and was made in accordance with contractual commitments arising from the December 2001 issuance. The cost of issuing the Notes totaling about $23.1 million was deferred and will be amortized over 10 years.

The Notes are unconditionally guaranteed on an unsecured senior basis by the parent and by each wholly owned domestic subsidiary that is a guarantor of the Bank Credit Facilities as of the issue date. This is all of the Company's wholly owned domestic subsidiaries other than its receivable and insurance subsidiaries. The debt evidenced by the Notes and Parent and Subsidiary Guarantees are unsecured senior obligations of the Company ranking senior in right of payment to all existing and future Subordinated Debt including the Existing Notes and related Guarantees and future unsecured and unsubordinated Debt. The Notes are redeemable prior to December 31, 2004 only in the event the Company receives cash proceeds from one or more equity offerings in which case the Company may at its option use all or a portion of such cash proceeds to redeem up to 35% of the principal amount of the notes. The Notes will be subject to redemption at the option of the Company, in whole or in part at any time after December 31, 2006 at a stated premium redemption price expressed as a percentage in excess of the principal amount. After December 31, 2008, the redemption price is 100%. Within 30 days of the occurrence of a change of ownership control, unless the Company has mailed a redemption notice with respect to all outstanding Notes, the Company will be required to make an offer to purchase all outstanding Notes at a purchase price equal to 101% of their principal amount. The indenture governing the notes limits the Company's ability to issue more debt, pay dividends and make distributions, repurchase stock, make investments, merge or consolidate, transfer assets, enter into transactions with affiliates and issue stock of subsidiaries. These restrictive covenants are customary for such securities and are subject to a number of exceptions.

In June 1996, Products, issued at face value $400 million principal amount of 11½% Senior Subordinated Notes due 2006 which are guaranteed by the Company. The indenture governing the 11½ % Senior Subordinated Notes generally prohibits the Company, Products and any Restricted Subsidiary (as defined) from making certain payments and investments unless a certain financial test is satisfied and the aggregate amount of such payments and investments since the issue date is less than a specified amount. The prohibition is subject to a number of significant exceptions, including dividends to stockholders of the Company or stock repurchases not exceeding $10 million in any fiscal year or $20 million in the aggregate, dividends to stockholders of the Company or stock repurchases in the amount of the net proceeds from the sale of the Company's Imperial Wallcoverings, Inc. subsidiary ("Wallcoverings") and dividends to the Company to permit it to pay its operating and administrative expenses. The indenture also contains other restrictive covenants (including, among others, limitations on the incurrence of debt, asset dispositions and transactions with affiliates), which are customary for such securities. These covenants are also subject to a number of significant exceptions.

The Company solicited and received consent from holders of a sufficient amount of the outstanding principal of the 11½% Senior Subordinated Notes allowing the Change of Control precipitated by the Heartland Transaction. A Second Supplemental Indenture dated February 8, 2001 amended the Senior Subordinated Notes indenture to reflect this and certain other changes, including allowance for the incurrence of debt in the form of the Term Loan D Facility. In connection with the TAC-Trim acquisition, the Company further amended the indenture governing these notes to make each subsidiary guarantor of the new 10¾% Senior Notes a guarantor of these existing notes on a senior subordinated basis.

At December 31, 2003, the scheduled annual maturities of long-term debt and capital lease obligations are as follows (in millions):

Year Ending
2004	$31.5
2005	333.1
2006	402.9
2007	1.7
2008	—
Later years	500.0
$1,269.2

In February 2004 the Company entered into the fifth amendment to the Senior Secured Credit Facilities Credit Agreement subsequent to year-end. The proforma scheduled annual maturities of long-term debt and capital lease obligations are as follows (in millions):

Year Ending
2004(a)	$4.4
2005(a)	360.2
2006	402.9
2007	1.7
2008	—
Later years	500.0
$1,269.2

(a)	$181.5 million of Tranche A and B loans were refinanced by Term Loan A-1 in February of 2004. An additional $3.5 million was borrowed under Term Loan A-1 during February 2004 to pay related fees and expenses of the offering. The Company will recognize approximately $1.5 million of loss on early extinguishment of debt related to the refinancing.

10.    Mandatorily Redeemable Preferred Stock of Subsidiary

In December 2001, Products issued 182,700 shares of its Series A Redeemable Preferred Stock, 123,700 shares of Series B Redeemable Preferred Stock and 20,000 shares of Series C Redeemable Preferred Stock. The Preferred Stock was recorded at fair value of $146.9 million, which was less than the liquidation value of $1,000 per share or $326.4 million. The estimated fair value was based on market prices for securities with similar terms, maturities and risk characteristics, and included a liquidation discount to reflect market conditions and was agreed to by the Company and Textron as part of the TAC-Trim purchase agreement. The difference between the initial recorded value and the liquidation value is being accreted over the 11 year terms of the securities. The 2003 and 2002 results included subsidiary preferred stock requirements calculated using the effective interest method of $37.3 million and $38.4 million, respectively. The preferred stock requirement includes both accretion and dividend costs of $5.3 million and $32.0 million, respectively for 2003 compared to $7.6 million and $30.8 million, respectively for 2002. The carrying value of the Redeemable Preferred Stock includes accretion and accrued dividends.

In June 2002, $100.0 million of proceeds from the 16 million share common stock offering was used to repurchase Series A preferred stock at a price of 75% of its liquidation preference of $133.3 million. The redeemed Series A preferred stock had a carrying value of $63.7 million. The difference between the $63.7 million in carrying value and the $100.0 million cash payment was excluded from net income and recorded as a charge to equity in the Company's accumulated deficit account. This $36.3 million equity charge is included in the computation of loss per share and is included in the net loss attributable to common shareholders.

Products is required to redeem all Series A and B Preferred Stock outstanding on January 1, 2013 and Series C Preferred Stock outstanding on February 1, 2022. The redemption price is equal to 100% of the liquidation preference plus accrued and unpaid dividends plus common equity participation for the Series C Preferred Stock. The Series A and Series B Preferred Stock are redeemable at Products' option, in whole or in part, on or after January 1, 2007 at a stated percent in excess of the liquidation preference plus accrued and unpaid dividends. The Series C Preferred Stock is not optionally redeemable. However, Products' or the holders of a majority of outstanding shares of Series C Preferred Stock, may exchange the Series C Preferred Stock for Series B Preferred Stock at any time following the second anniversary of its issuance date but prior to the third anniversary of its issuance date.

Shareholders of Series A Preferred Stock are entitled to receive dividends accruing annually on the liquidation preference at a rate of 11% for dividend periods ending on or prior to July 1, 2003, and 15% thereafter. Holders of Series B and C Preferred Stock are entitled to receive dividends accruing annually on the liquidation preference at a rate of 12% for dividend periods ending on or prior to July 1, 2003, and 16% thereafter.

Products exercised its option through January 1, 2004 and accrued the full amount of all dividends in lieu of cash payment of such dividends. Thereafter, Products may at its option elect to accrue dividends of up to 7% of the liquidation value annually on Series A Preferred Stock and up to 8% of the liquidation value on Series B and C Preferred Stock. Accrued dividends will be added to the liquidation preference of the applicable series of Preferred Stock.

Upon voluntary or involuntary liquidation, dissolution or winding-up of Products, holders of the Preferred Stock are entitled to be paid out of the assets of Products available for distribution to stockholders in the amount of $1,000 per share plus the total accrued dividends prior to any distribution to holders of equity securities which rank junior to the Preferred Stock. In addition, the holders of Series C Preferred Stock are entitled to a participation in distributions to Products common equity tied to appreciation in the value of Products common equity subsequent to the issuance date, not to exceed $2.0 million for all Series C Preferred Stock outstanding.

If Products experiences a change of ownership control, the holders of the Preferred Stock must be given the opportunity to sell to Products their Preferred Stock at 100% of the liquidation preference plus accrued and unpaid dividends, plus, in the case of Series C Preferred Stock, common equity participation. In the event that Products does not meet or exceed certain financial criteria based on interest coverage, the dividend rate applicable solely to Series A Preferred Stock will increase by 1.00% for the next full dividend period and by an additional 0.50% for each dividend period thereafter provided that the dividend rate does not exceed 20%. The provision of the certificate of designation limits Products' ability to issue more debt, pay dividends and make distributions, repurchase stock, make investments, merge or consolidate, transfer assets, enter into transactions with affiliates and issue stock of subsidiaries. These covenants are subject to a number of important exceptions.

Effective April 2004, the Company will, exercise its option to convert all 20,000 shares of the Series C Redeemable Preferred Stock to Series B Preferred Stock on an equivalent share basis. The primary difference between the Series C and Series B Preferred Stock was that Series C holders are entitled to participation in distributions of Products common equity tied to the appreciation in the value of Products common equity subsequent to the issuance date of the securities. Each Series C Preferred Stock holder will receive one share of Series B Redeemable Preferred Stock on the equivalent share basis. The conversion will have no effect on the results of operations or financial position of the Company.

11.    Receivables Facility and Non-Recourse Factoring Facilities

Receivables Facility

The Company has an agreement to sell, on an ongoing basis, the trade accounts receivable of certain business operations to a bankruptcy-remote, special purpose subsidiary ("Carcorp"), wholly owned and consolidated by the Company. The receivables subsidiary (Carcorp) will, subject to certain conditions, from time to time, sell an undivided fractional ownership interest in a pool of domestic and certain Canadian receivables, up to $250 million, to various multi-seller commercial paper conduits supported by a committed liquidity facility. Upon sale to the conduit, Carcorp will hold a subordinated retained interest in the receivables. Under the terms of the agreement, new receivables are added to the pool as collections reduce previously sold receivables. The Company expects to service, administer and collect the receivables on behalf of Carcorp and the conduit. The proceeds of sale will be less than the face amount of accounts receivable sold by an amount that approximates the purchaser's financing costs. In September 2002, the Company amended the receivables facility lengthening its term to expire in December 2004. The Company plans to renew or replace the receivables facility with other debt financings including potential borrowings under lines of credit.

As of December 31, 2003 and December 31, 2002, Carcorp, Inc.'s total receivables pool as defined under the receivables facility was $165.4 million and $253.3 million, respectively. As of December 31, 2003 the utilization of the Receivables Facility was $73.7 million and an additional $9.1 million was available, subject to limitations imposed under the Senior Secured Credit Facilities (Note 9). At December 31, 2002, utilization of the Receivables Facility was $66.0 million and an additional $93.2 million of funding was available but unutilized.

The Company estimates the fair value of its retained interest by considering two key assumptions: the payment rate, which is derived from the average life of the accounts receivable, which is less than 60 days, and the rate of expected credit losses. Based on the Company's favorable collection experience and the short-term nature of its receivables, both assumptions are highly predictable. Therefore, the Company's estimated fair value of its retained interests in the pool of eligible receivables is approximately equal to the previous cost, less the associated allowance for doubtful accounts.

The proceeds received by Carcorp from collections on receivables, after the payment of expenses and amounts due, are used to purchase new receivables. During 2003 and 2002, Carcorp had net cash collections of approximately $3.0 billion and $2.9 billion, respectively. These funds were used to purchase new receivables from the Sellers, under the Receivables Facility.

Restrictions: This receivables facility contains certain restrictions on Carcorp (including maintenance of $60.0 million net worth) and on the sellers (including limitations on liens on receivables, modifications of the terms of receivables and changes in credit and collection practices) customary for facilities of this type. The commitments under the receivables facility are subject to termination prior to their term upon the occurrence of certain events, including payment defaults, breach of covenants (including defined interest coverage and leverage ratios), bankruptcy, default by the Company in servicing the receivables and failure of the receivables to satisfy certain performance criteria.

Non-Recourse Factoring Facilities

The Company has entered into various agreements with international lenders to sell accounts receivables of certain international operations on a non-recourse basis. As of December 31, 2003, the Company has utilized $126.6 million from these commitments. The funding levels and commitments by the lenders are based on the eligible receivables in the Company's subsidiaries in the various countries, including subsidiaries in Belgium, Brazil, Germany, Italy, Mexico, Netherlands, Spain and Sweden. As of December 31, 2003, under the agreements, approximately $132.7 million of receivables have been sold, while the Company had retained an interest in $6.2 million on these sold receivables. The retained interest remains classified on the Company's balance sheet as trade receivables. Under the agreements, the Company usually pays a factoring fee and a discount on the daily utilization of the facility. The expenses related to these agreements are recorded in the loss on sale of receivables account on the income statement.

During 2003, the loss on the sale of the receivables totaled $7.3 million. During 2002 and 2001 the losses on the sale of receivables totaled $4.2 million and $10.8 million, respectively. The 2001 loss included $5.6 million in expenses and fees to replace the prior facility. The usage fee under the facility is 1.50%. In addition, the Company is required to pay a fee of 0.50% on the unused portion of the facility and a discount. The discount on sold interests is approximately equal to the interest rate paid by the conduits to the holders of the commercial paper plus a usage fee. The discount rate at December 31, 2003 was 1.55% compared to 1.45% at December 31, 2002.

12.    Operating Leases

The Company has operating leases for land and buildings for periods up to twenty years and transportation, operating and administrative equipment for periods ranging from one to twelve years. The majority of these leases contain renewal provisions.

The Company has equipment lease agreements and building lease agreements with several lessors which, subject to specific approval, provide availability of funding for operating leases and sale-leasebacks as allowed in its other financing agreements. The Company has a purchase option on certain equipment at the end of the lease term based on the fair market value of the equipment or to purchase some or all of the equipment at prices determined under the agreement. The Company has classified the leases as operating leases.

At December 31, 2003, future minimum lease payments under operating leases for continuing operations are as follows (in millions):

Year Ending
2004	$55.0
2005	55.0
2006	58.1
2007	54.1
2008	24.3
Later Years	111.4
$357.9

Rental expense of continuing operations under operating leases was $63.7 million, $57.1 million and $29.2 million, for fiscal 2003, 2002 and 2001, respectively.

During 2003, the Company received net proceeds (after fees) of approximately $10.2 million from the sale and leasebacks of real property and equipment. The total minimum lease commitments under these leases will be $16.1 million, $0.5 million relates to 2003.

During 2002, the Company received net proceeds (after fees) of approximately $14.8 million from sale and leasebacks of real property and equipment. The total minimum lease commitments under these leases will be $18.8 million, $2.6 million of which relates to both 2003 and 2002.

During 2001, Products entered into sale and leaseback transactions for certain manufacturing equipment and non-manufacturing properties. The transactions resulted in the recognition of a $4.4 million net deferred loss that is being amortized over the lease term and the recognition of an $8.7 million loss.

During 2001, the Company received net proceeds (after fees) of approximately $86.2 million from sale and leasebacks of real property and equipment, which it used to reduce outstanding debt. The aggregate lease payments associated with these leases will be $88.8 million, $12.5 million of which related to 2002. As part of the 2001 sale-leaseback transactions, Products sold and contemporaneously leased back real property from unrelated third parties and received net proceeds (after fees) of $46.4 million. Refer to Note 19 for a discussion regarding certain sale and leaseback transactions that were entered into with related parties.

13.    Employee Benefit Plans

A.    Defined Benefit Pension and Postretirement Benefit Plans

Subsidiaries of the Company have defined benefit pension plans covering substantially all employees who meet eligibility requirements. Plan benefits are generally based on years of service and employees' compensation during their years of employment. Funding of retirement costs for these plans complies with the minimum funding requirements specified by the Employee Retirement Income Security Act.

Subsidiaries of the Company have also provided postretirement life and health coverage for certain retirees under plans currently in effect. Many of the subsidiaries' domestic and Canadian employees may be eligible for coverage if they reach retirement age while still employed by the Company. Most of these plans are contributory. In general, future increases in costs are passed on fully to the retiree. However, future increases in costs for the Canadian divisions and limited domestic operations are shared between the Company and the retiree.

The following tables provide a reconciliation of the projected benefit obligation, a reconciliation of plan assets, the funded status of the plans and amounts recognized in the Company's consolidated balance sheets at December 31, 2003 and December 31, 2002 (in millions).

	Pension Benefits(a) Fiscal Year Ended		Postretirement Benefits Fiscal Year Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Measurement Date	September 30	September 30	September 30	September 30
Change in benefit obligation:
Benefit obligation at beginning of year	$384.2	$372.2	$93.8	$151.2
Service cost	14.0	11.3	1.4	1.7
Interest cost	25.9	23.9	5.8	6.9
Employee contributions	0.6	0.6	0.9	0.9
Amendments	3.9	2.3	10.6	(62.6)
Actuarial gain (loss)	25.2	16.9	(5.9)	15.0
Purchase Accounting	—	(26.4)	—	(12.4)
Settlements	(0.6)	—	—	—
Benefits paid	(27.8)	(19.4)	(6.4)	(6.4)
Currency adjustment	16.4	2.0	—	—
Other	2.8	0.8	—	(0.5)
Benefit obligation at end of year	$444.6	$384.2	$100.2	$93.8

	Pension Benefits(a) Fiscal Year Ended		Postretirement Benefits Fiscal Year Ended
	December 31, 2003	December 31, 2002	December 31, 2003	December 31, 2002
Change in plan assets:
Fair value of plan assets at beginning of year	$303.0	$338.0	$—	$—
Actual return (loss) on plan assets	41.4	(34.4)	—	—
Employer contributions	8.6	6.6	5.5	5.5
Employee contributions	0.6	0.6	0.9	0.9
Benefits paid	(27.8)	(19.4)	(6.4)	(6.4)
Purchase Accounting Adjustments/ Acquisitions	—	11.3	—	—
Settlements	(0.6)	—	—	—
Currency adjustment	12.5	0.3	—	—
Fair value of plan assets at end of year	$337.7	$303.0	$—	$—
Reconciliation of funded status to net amount recognized:
Funded status	$(106.9)	$(81.2)	$(100.2)	$(93.8)
Unrecognized net loss (gain)	140.1	131.7	(9.5)	(5.0)
Unrecognized prior service cost (gain)	9.4	5.0	(45.6)	(63.4)
Net amount recognized	$42.6	$55.5	$(155.3)	$(162.2)
Amounts recognized in the consolidated balance sheet consist of:
Prepaid benefit cost	$3.3	$2.1	$—	$—
Accrued benefit liability	(101.3)	(67.6)	(155.3)	(162.2)
Intangible asset	10.3	6.3	—	—
Accumulated other comprehensive loss	130.3	114.7	—	—
Net amount recognized	$42.6	$55.5	$(155.3)	$(162.2)

(a)	Employer contributions and benefits paid in the above table include only those amounts contributed directly to or paid directly from plan assets.

The accumulated benefit obligation at the end of 2003 and 2002 was $430.9 million and $372.8 million, respectively.

At the end of 2003 and 2002, the projected benefit obligation, accumulated benefit obligation and fair value of plan assets for the U.S. pension plans, pension plans outside the U.S. and pension plans with an accumulated benefit obligation in excess of plan assets, were as follows:

	U.S. Plans		Non-U.S. Plans		Accumulated Benefit Obligation Exceeds the Fair Value of Plan's Assets U.S. and Non-U.S.
End of Year	2003	2002	2003	2002	2003	2002
Projected benefit obligation	328.8	297.4	115.8	86.8	430.6	374.2
Accumulated benefit obligation	327.2	287.8	103.7	85.0	420.5	363.9
Fair value of plan assets	248.9	240.3	88.8	62.7	321.1	291.1

The net periodic benefit cost of continuing operations for fiscal 2003, 2002 and 2001 includes the following components (in millions):

	Pension Benefits Fiscal Year Ended
	December 31, 2003	December 31, 2002	December 31, 2001
Components of net periodic benefit cost:
Service cost	$14.0	$11.3	$6.8
Interest cost	25.9	23.9	12.7
Expected return on plan assets	(27.2)	(31.6)	(14.6)
Amortization of prior service cost	0.3	0.2	0.2
Settlement gain	—	—	(0.1)
Curtailment loss (a)	—	2.0	—
Recognized net actuarial loss (b)	9.0	0.6	0.1
Net periodic benefit cost	$22.0	$6.4	$5.1

(a)	Curtailment loss resulted from termination of employees that were covered under a Canadian plan.

(b)	Includes $2.8 million of termination benefits for a former executive recorded as a restructuring charge in 2003.

	Postretirement Benefits Fiscal Year Ended
	December 31, 2003	December 31, 2002	December 31, 2001
Components of net periodic benefit cost:
Service cost	$1.4	$1.7	$1.0
Interest cost	5.8	6.9	3.8
Amortization of prior service cost	(7.5)	(5.6)	(1.4)
Recognized net actuarial gain	(1.2)	(1.4)	(1.7)
Curtailment gain	—	(0.6)	—
Net periodic benefit cost	$(1.5)	$1.0	$1.7

Weighted average assumptions end of year used to determine benefit obligations are summarized as follows (rates are used to compute the balances as of the end of the year and the expense for the following year):

	Pension Benefits		Postretirement Benefits
	2003	2002	2003	2002
Discount rate	6.3%	6.7%	6.2%	7.0%
Rate of compensation increase	3.2%	3.1%	N/A	N/A

Weighted average assumptions at used to determine net periodic benefit cost are summarized as follows (rates are used to compute the balances as of the end of the year and the expense for the following year):

	Pension Benefits			Postretirement Benefits
	2003	2002	2001	2003	2002	2001
Discount rate	6.7%	7.2%	7.4%	7.0%	7.5%	7.4%
Expected return on plan assets	8.9%	9.3%	9.2%	N/A	N/A	N/A
Rate of compensation increase	3.1%	3.1%	4.5%	N/A	N/A	N/A

The discount rate is determined by using the spot rate yield on high quality corporate bonds and the duration of the liability of the company's own benefit programs. The Company reduced its discount rate from September 2002 to September 2003 to correspond to the changes in the underlying high quality bond benchmark index.

The expected long-term rate of return for the plan's total assets is based on the expected return of each of the above categories, weighted based on the target allocation for each class. Equity securities are expected to return 9% to 11% over the long-term, while debt securities are expected to return between 4% and 7%. The Investment Advisors will provide a premium to the respective market benchmark indices.

Health care costs for domestic plans: (1) Dura Convertible was assumed to increase 9.5.% during 2004; the rates were assumed to grade down by 0.5% per year to an ultimate rate of 6% and remain at that level thereafter. (2) Wickes Engineering Materials was assumed to increase 6% during 2004 and remain at that level thereafter. (3) TAC-Trim was assumed to increase 10.5% during 2004; the rates were assumed to grade down by 0.5% per year to an ultimate rate of 6% and remain at that level thereafter. Health care trend rates for Canadian Plans were assumed to increase approximately 7.5% during 2004 grading down by 0.5% per year to a constant level of 5.0% annual increase.

Assumed health care cost trend rates may have a significant effect on the amounts reported for postretirement benefits. A one-percentage-point change in assumed health care cost trend rates would have the following effects (in millions):

	1-Percentage- Point Increase	1-Percentage- Point Decrease
Effect on total of service and interest cost components	$0.7	$(0.6)
Effect on postretirement benefit obligation	$8.5	$(7.0)

The asset allocation for the Company's U.S. pension plans at the end of 2003 and 2002, and the target allocation for 2004, by asset category, are as follows:

		Percentage of Plan Assets at Year End
Asset Category	Target Allocation 2004	2003	2002
Equity securities	55%-65%	62%	52%
Debt securities	35%-45%	37%	42%
Other	0%-5%	2%	6%
Total		100%	100%

US Plan Assets and Investment Strategy: The plan's expected long-term rate of return on plan assets of 9% is primarily based on both historical returns and expected returns of each of the above categories, weighted based on target allocation for each class. In addition, third party data recording expected asset class returns and inflation has been considered. Investment management responsibilities of plan assets are delegated to registered investment advisers and overseen by an investment committee comprised of members of the Company's senior management. Written investment management agreements and policies set forth the goals, policies and investment management strategies of the plan with regard to permissive investments. Review of investment performance is made quarterly. In circumstances where market conditions cause asset allocation or manager diversification to deviate out of tolerance, assets are rebalanced into compliance typically within 30 days of occurrence.

B.    Defined Contribution Plans

Subsidiaries of the Company sponsor defined contribution plans covering employees who meet eligibility requirements. Subsidiary contributions are based on formulas or are at the Company's discretion as specified in the plan documents. Contributions were $3.5 million, $6.2 million and $3.2 million in fiscal 2003, 2002 and 2001, respectively.

14.    Discontinued Operations

During 2003, the Company recognized $2.4 million from workers compensation claims related to discontinued operations, for which reserves were previously charged. During 2002 and 2001, the Company received proceeds of $15.8 million and $14.5 million, respectively, on environmental claims related to discontinued operations, for which reserves were previously charged. Of these amounts, $1.6 million, $9.5 million and $8.8 million were recorded as income from discontinued operations in 2003, 2002 and 2001, respectively, net of income taxes of $0.8 million, $6.3 million and $5.7 million, respectively.

During fiscal 2000, the Company settled claims for certain environmental matters related to discontinued operations for a total of $20 million. Settlement proceeds were to be paid to the Company in three installments. The first and second installments of $7.5 million and $7.5 million were received in June 2000 and June 2001, respectively with the third installment of $5.0 million received in June 2002. Of the total $20 million settlement, the Company recorded the present value of the settlement as $7.0 million of additional environmental reserves, based on its assessment of potential environmental exposures and $6.6 million, net of income taxes, as income from discontinued operations.

The Company has significant obligations related to post-retirement, casualty, environmental, asbestos, product liability, lease and other liabilities of discontinued operations. The nature of many of these contingent liabilities is such that they are difficult to quantify and uncertain in terms of amount. The Company has accrued $21.5 million for postretirement costs and $36.7 million for environmental and product liability costs.

In connection with retained operating leases of certain discontinued operations, the Company believes that future sublease rental receipts will equal or exceed future minimum lease payments and accordingly, has not recorded any liability for these leases.

15.    Restructuring

Activity related to the restructuring reserve is as follows (in millions):

	Severance Costs	Lease Commitments and Other Exit Costs	Total
Restructuring reserves:
Balance at beginning of year	$17.5	$10.7	$28.2
2nd quarter 2003 program	4.2	0.7	4.9
3rd quarter 2003 program	20.4	6.8	27.2
4th quarter 2003 program	7.6	1.7	9.3
Adjustments to prior year's expenses	—	(0.8)	(0.8)
Total net expense	32.2	8.4	40.6
Transfers to other balance sheet accounts	(2.8)	—	(2.8)
Costs paid	(25.3)	(9.8)	(35.1)
Ending balance	$21.6	$9.3	$30.9
3rd quarter 2003 restructuring:
Costs expected	21.2	6.8	28.0
Costs paid in period and to date	(7.8)	(3.1)	(10.9)
4th quarter 2003 restructuring
Costs expected	7.8	1.7	9.5
Costs paid in period and to date	(2.8)	—	(2.8)

During the fourth quarter 2003, the Company undertook a restructuring program to rightsize its overhead structure, reduce salaried headcount and strengthen and streamline the senior management team on a worldwide basis with the primary focus on domestic operations resulting in a restructuring charge of $9.3 million. The 2003 charge included approximately $7.6 million of severance cost and $1.7 million of costs related to the establishment of accruals for lease commitments and other exit costs. The Company restructuring plan includes severance of nearly 1,000 personnel, with approximately 100 personnel from the Company's U.S. and Mexico Plastics segment, approximately 500 from the International Plastics segment and approximately 400 from Global Soft Trim segment. Additionally, the Company recognized a $4.6 million write down of fixed assets related to U.S. and Mexico Plastics and Global Soft Trim locations.

	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other	Total
4th Quarter 2003 Restructuring:
Total costs expected	$0.9	$4.0	$3.6	$1.0	$9.5
Costs incurred in period and todate	0.9	3.8	3.6	1.0	9.3

During the third quarter 2003, the Company undertook a restructuring program to rightsize its overhead structure, reduce salaried headcount and strengthen and streamline the senior management team on a worldwide basis with the primary focus on domestic operations resulting in a restructuring charge of $27.2 million. The 2003 charge included approximately $20.4 million of severance cost and $6.8 million of costs related to the establishment of accruals for lease commitments and other exit costs. The Company restructuring plan includes severance of nearly 1,600 personnel, with approximately 500 personnel from the Company's U.S. and Mexico Plastics segment, approximately 300 from the International Plastics segment, approximately 600 from Global Soft Trim segment and approximately 200 from the Company's corporate locations. Additionally, the Company recognized a $2.2 million write down of fixed assets related primarily to International Plastics locations.

In the third quarter, the Company adopted the FASB Staff Position No. FAS 146-1 "Determining Whether a One-Time Termination Benefit Offered in Connection with an Exit or Disposal Activity Is, in Substance, an Enhancement to an Ongoing Benefit Arrangement." The effect from adopting FAS 146-1 was to defer recording $1.2 million of restructure expense to later periods. The effect on prior quarters and December 31, 2003 for the portion of the restructuring activities deferred was not significant.

Included in the third quarter 2003 restructuring charge severance cost were charges related to the separation agreement with Jerry L. Mosingo, the former President and CEO. In August 2003, the Company's Board of Directors appointed David Stockman as CEO, in addition to retaining his position of Chairman. Under the terms of his separation agreement, Mr. Mosingo received $0.6 million in the third quarter of 2003 and will receive $0.2 million per quarter through December 31, 2004, $0.1 million for the quarter ending March 31, 2005 and other fringe and retirement benefits. The resulting third quarter 2003 restructuring charge was $5.3 million that includes the present value of future benefits of $2.8 million which is included in pension liability.

	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other	Total
3rd Quarter 2003 Restructuring:
Total costs expected	$6.3	$5.6	$5.9	$10.2	$28.0
Costs incurred in period and to date	6.3	5.0	5.7	10.2	27.2

During the second quarter 2003, the Company undertook a restructuring program to rationalize operations on a worldwide basis with the primary focus on U.S. and Mexico operations resulting in a restructuring charge of $4.9 million. The 2003 charge included approximately $4.2 million of severance cost and $0.7 million of costs related to the establishment of reserves for lease commitments and other exit costs. The Company's restructuring plan includes severance of over 500 personnel. Of the 500 personnel approximately 450 were terminated in the second quarter of 2003 with approximately 170 personnel at the Company's International Plastics segment, approximately 160 at Global Soft Trim segment and approximately 120 at the Company's corporate locations. Additionally, the Company recognized a $0.8 million write down of fixed assets related to an International Plastics location. Activity related to 2003 for this program was $4.2 million for severance costs and $0.6 million of lease commitment and other exit costs with $0.1 million of severance costs remaining to be paid.

During 2003, the Company recognized a $7.5 million write-down of fixed assets related to its 50% interest in an Italian joint venture acquired in 2001, $10.4 million impairment of the Becker non-compete agreement and $2.7 million related to other intangible assets (see Notes 3 and 19 for additional information).

Included in the 2003 charges are adjustments related to previously established accruals which did not require cash outlays of $0.8 million.

In the fourth quarter of 2002, the Company undertook a restructuring program primarily to consolidate European operations that resulted in a restructuring charge of $14.1 million. This restructuring charge included $4.0 million of severance costs, $0.8 million of costs related to other contractual obligations and $9.3 million of costs related to fixed asset impairments. The severance costs related to over 300 personnel.

In the third quarter of 2002, the Company undertook a restructuring program primarily to realign the operations in North America that resulted in a restructuring charge of $33.8 million. This restructuring charge included $23.8 million of severance costs, $1.3 million of costs related to the establishment of reserves for lease commitments and lease termination fees and $8.7 million of costs related to fixed asset impairments. The severance costs related to over 700 personnel.

Included in the third quarter 2002 restructuring charge severance costs were charges related to the separation agreement with Thomas Evans the former Chairman and CEO. In August 2002, the Company's Board of Directors appointed Jerry L. Mosingo as President, Chief Executive Officer (CEO) and Director of the Company. Under the terms of his separation agreement, Mr. Evans received $5.5 million on August 15, 2002 and will receive quarterly payments of $0.3 million through June 30, 2004. The resulting third quarter 2002 restructuring charge was $8.9 million.

In the first quarter 2002, the Company undertook a restructuring program to rationalize operations in North America and Europe resulting in a restructuring charge of $9.1 million. This restructuring included $5.5 million of severance costs and $3.6 million of costs related to the establishment of reserves for lease commitments and lease termination fees. The Company recognized severance costs for over 100 personnel primarily at the Company's North America and European headquarters. The reserve for lease commitments relates to contractual obligations for the Company's former headquarters facility, while the termination fees relate to an aircraft lease.

During 2001, the Company undertook restructuring programs to rationalize its formerly reported operations in North American, European and Specialty segments resulting in a restructuring charge aggregating $18.8 million. The charge included $11.2 million of severance costs and $7.6 million of asset impairments. The Company recognized severance costs for over 900 operating personnel at the Company's convertible tops, fabrics, carpet and acoustics locations in North America and Specialty operations. The asset impairments, primarily related to machinery and equipment located at North American, European and Specialty operations sites, are based on management's estimates of values to be realized upon disposition of the assets.

During 2001, the Company recorded a restructuring reserve in connection with the Becker acquisition aggregating $5.3 million of which $1.6 million was severance and $3.7 million for lease termination and other exit costs.

16.    Common Stockholders' Equity and Earnings Per Share

A.    Common Stock

In April 2002, the Company issued 400,000 shares of common stock as part of the purchase of a lamination company wholly owned by a current director and shareholder of the Company. In June 2002, the Company issued 16 million shares of common stock for $160 million before expenses. The Company used $100 million of the $152 million in net proceeds to redeem $133 million of face value Series A Redeemable Preferred Stock and the remainder for general corporate purposes.

B.    Stock Option Plans

The 1994 Employee Stock Option Plan ("1994 Plan") was adopted as a successor to the 1993 Employee Stock Option Plan to facilitate awards to certain key employees and consultants. The 1994 Plan was amended in 1999 primarily to increase the number of shares available for issuance under the Plan by 1,000,000 shares. The 1994 Plan provides that no options may be granted after 10 years from the effective date of this plan. Options vest, in each case, as specified by the Company's compensation committee, generally over three years after issuance. At December 31, 2003, 1,592,214 shares were available for issuance under the 1994 Plan. The Company also adopted the 1994 Directors Stock Option Plan, which provides for the issuance of options to acquire a maximum of 240,000 shares of common stock to directors who are not part of management and are not affiliated with a major stockholder. As of December 31, 2003, 68,000 options had been granted. The Company adopted the 1997 United Kingdom Scheme, which provides for the issuance of options to key employees under the 1994 Plan. Effective January 1, 2000, the Company adopted the 2000 Employee Stock Option Plan, which provides for the issuance of up to 2,400,000 shares to key employees and consultants. At December 31, 2003, no options had been awarded under the 2000 plan. The Company adopted effective March 28, 2002, the 2002 Employee Stock Option Plan, which provides for the issuance of up to 6,600,000 shares to key employees and consultants. Under the 2002 plan 60% of the issued options vest and become exercisable in 20% increments in 2003, 2004 and 2005, accordingly, based on when the option was granted. The remaining 40% vest subject to performance targets and become exercisable during 2012 and 2013 or on an accelerated basis if performance targets are met.

The Company issued 1,723,000 options during the year and repriced 3,559,256 options that had an original average exercise price of $10.00 to an exercise price of $8.00. The weighted average exercise price was $8.87 after repricing 3,559,256 stock options in the first quarter of 2003. At December 31, 2003, options representing 3,335,122 shares of common stock were available for grants.

All shareholder plans have been approved by stockholders. Stock option activity under the plans is as follows:

	December 31, 2003		December 31, 2002		December 31, 2001
	Number of shares	Weighted Average Exercise Price	Number of shares	Weighted Average Exercise Price	Number of shares	Weighted Average Exercise Price
Outstanding beginning of year	4,427,248	$10.12	2,830,920	$5.59	4,344,432	$5.47
Impact of 2002 Stock Split	—	—	(1,698,553)	—	—	—
Adjusted Beginning Balance	4,427,248	10.12	1,132,367	13.98	4,344,432	5.47
Awarded	1,723,000	8.00	5,182,929	10.00	40,000	5.76
Cancelled	(1,140,792)	8.55	(1,819,634)	10.14	(458,090)	7.48
Exercised	—	—	(68,414)	12.79	(1,095,422)	4.31
Outstanding at end of year	5,009,456	$8.32	4,427,248	$10.12	2,830,920	$5.59

The following table summarizes information about stock options outstanding at December 31, 2003:

Range of Exercise Price	Number of Shares Outstanding	Weighted Average Remaining Life	Weighted Average Exercise Price	Number of Stock Options Exercisable	Weighted Average Exercise Price
$ 8.00 — $10.00	4,945,456	9.9	$8.21	1,354,555	$8.75
$10.94 — $25.00	64,000	6.7	$17.10	64,000	$17.10

The Company has elected to continue to utilize the accounting provisions of APB No. 25 for stock options and is required to provide pro forma disclosures of net income and earnings per share had the Company adopted the fair value method for recognition purposes. See Note 2, "Summary of Significant Accounting Policies — Employee Stock Options" for the tabular presentation as if the Company had adopted SFAS No. 123 and restated its results and for discussion related to the 2003 proforma cost related to options.

In accordance with SFAS No. 123, the 3,559,256 repriced options were revalued during 2003 to determine additional compensation cost that resulted from the difference in the fair value of the options prior to repricing and subsequent to repricing. As a result of the repricing $0.4 million of additional compensation cost, net of tax, was incurred on a proforma basis. These options have a weighted average expected life of approximately 6 years. The assumptions used in valuing the repriced options are as follows: expected volatility ranged from 77.54% to 118.309%; expected lives ranged from 1 year to 75½ years; the risk free interest rate ranged from 1.2% to 3.72% in 2003; and a zero expected dividend rate.

Additionally, as a result of repricing the Company's stock options, the options are treated as variable-based awards in accordance with APB No. 25. Because these options are considered to be variable-based awards, the Company will incur future compensation expense if the stock price exceeds the $8.00 exercise price established at the time of the repricing.

C.    Earnings Per Share

Basic earnings per common share were computed by dividing net income (loss) by the weighted average number of shares of common stock outstanding during the year. Diluted earnings per common share were determined assuming the exercise of the stock options issued under the Company's stock option plans. There were no reconciling items between basic earnings per common share and diluted earnings per common share for 2003, 2002 and 2001.

In 2003, 2002 and 2001, potentially dilutive securities have been excluded from the diluted earnings per share calculation since their inclusion would have been antidilutive. Below is a summary of potentially dilutive securities (in millions, except weighted average exercise price):

	2003	2002	2001
Stock options	5.0	4.4	2.8
Weighted average exercise price	$8.32	$10.12	$5.59
Warrants	0.5	0.5	0.5
Weighted average exercise price	$10.00	$10.00	$5.00

17.    Income Taxes

The provisions for income taxes applicable to continuing operations for fiscal 2003, 2002 and 2001 are summarized as follows (in millions):

	Fiscal Year Ended
	December 31, 2003	December 31, 2002	December 31, 2001
Current:
Federal	$—	$—	$—
State	4.2	5.8	2.6
Foreign	1.5	15.3	4.8
	5.7	21.1	7.4
Deferred:
Federal	4.9	19.6	(21.7)
State	1.0	2.1	(1.3)
Foreign	(13.5)	(25.3)	(5.7)
	(7.6)	(3.6)	(28.7)
Income tax expense (benefit)	$(1.9)	$17.5	$(21.3)

Domestic and foreign components of income (loss) from continuing operations before income taxes are summarized as follows (in millions):

	Fiscal Year Ended
	December 31, 2003	December 31, 2002	December 31, 2001
Domestic	$8.9	$45.4	$(43.8)
Foreign	(69.9)	(79.2)	(32.5)
	$(61.0)	$(33.8)	$(76.3)

A reconciliation between income taxes computed at the statutory U.S. Federal rate of 35% and the provisions for income taxes applicable to continuing operations is as follows (in millions):

	Fiscal Year Ended
	December 31, 2003	December 31, 2002	December 31, 2001
Amount at statutory Federal rate	$(21.4)	$(11.8)	$(26.7)
State taxes, net of Federal income tax	3.2	5.1	1.0
Tax differential on foreign earnings	4.0	(0.7)	2.9
Nontaxable interest income	(5.3)	(3.9)	—
Amortization of goodwill	—	—	1.5
Subsidiary preferred stock dividends and accretion	13.1	13.4	0.8
Change in valuation allowance	10.8	15.9	(1.2)
General business tax credits	(4.5)	(2.5)	(0.5)
Other	(1.8)	2.0	0.9
Income tax expense (benefit)	$(1.9)	$17.5	$(21.3)

Deferred income taxes are provided for the temporary differences between the financial reporting and tax basis of the Company's assets and liabilities. The components of the net deferred tax assets as of December 31, 2003 and 2002 were as follows (in millions):

	December 31, 2003	December 31, 2002
Deferred tax assets:
Employee benefits, including postretirement benefits	$130.8	$124.9
Net operating loss carryforwards (NOLs)	189.2	162.5
General business tax credit carryforwards	20.2	10.7
Alternative minimum tax credit carryforwards	8.9	12.2
Other liabilities and reserves	21.3	33.7
Valuation allowance	(89.2)	(78.4)
Total deferred tax assets	281.2	265.6
Deferred tax liabilities:
Property, plant and equipment	(70.7)	(68.1)
Undistributed earnings of foreign subsidiaries	(7.2)	(7.2)
Total deferred tax liabilities	(77.9)	(75.3)
Net deferred tax asset	$203.3	$190.3

The Company has net operating losses in its foreign jurisdictions of $92 million. These losses will begin expiring in 2005 through 2015. Additionally, the Company has foreign net operating losses of $212 million which have no expiration date.

The valuation allowance at December 31, 2003 and December 31, 2002 provides for certain deferred tax assets that in management's assessment may not be realized due to tax limitations on the use of such amounts, due to expiration prior to utilization or that relate to tax attributes that are subject to uncertainty due to the long-term nature of their realization. During fiscal 2003, the valuation allowance increased $10.8 million from fiscal 2002. This increase resulted primarily from the increase in loss carryforwards that may not be realized in future periods. The valuation allowance at December 31, 2003 includes $11.8 million related to the Textron acquisition. If the deferred tax assets related to the $11.8 million valuation allowance become realizable, the valuation allowance offset will be to goodwill.

The above amounts have been classified in the consolidated balance sheets as follows (in millions):

	December 31, 2003	December 31, 2002
Deferred tax assets:
Current domestic and foreign, included in other current assets	$25.2	$25.3
Noncurrent domestic and foreign	178.1	165.0
Net deferred tax asset	$203.3	$190.3

Management has reviewed the Company's operating results for recent years as well as the outlook for its continuing operations and concluded that it is more likely than not that the net deferred tax assets of $203.3 million at December 31, 2003 will be realized. Management took into consideration, among other factors, the impact of recent restructuring plans, the timing of the reversal of its temporary differences, certain tax planning strategies and the expiration dates of its NOLs. The Company's ability to generate future taxable income is dependent on numerous factors, including general economic conditions, the state of the automotive industry and other factors beyond management's control. Considerable judgement is often involved in making these determinations, the use of different assumptions could result in significantly different results.

Deferred income taxes and withholding taxes have been provided on earnings of the Company's foreign subsidiaries to the extent it is anticipated that the earnings will be remitted in the future as dividends. Deferred income taxes and withholding taxes have not been provided on the remaining undistributed earnings of foreign subsidiaries as such amounts are deemed to be permanently reinvested. The cumulative undistributed earnings as of December 31, 2003 on which the Company has not provided deferred income taxes and withholding taxes is approximately $31.9 million.

At December 31, 2003, the Company had the following tax attribute carryforwards available for U.S. Federal income tax purposes (in millions):

	Amount	Expiration Dates
Net operating losses — regular tax:
Preacquisition, subject to limitations	$103.4	2005-2012
Subject to change in control provisions	193.1	2018-2021
Subject to change in control provisions	27.1	2021
	$323.6
Net operating losses — alternative minimum tax:
Preacquisition, subject to limitations	$67.9	2005-2012
Subject to change in control provisions	195.0	2018-2021
Subject to change in control provisions	14.3	2021
	$277.2
General business tax credits:
Preacquisition, subject to limitations	$10.1	2004-2021
Subject to change in control provisions	7.2	2021-2022
	$17.3
Foreign tax credits	$2.9	2008
Alternative minimum tax credits	$8.9

As a result of the Heartland Transaction, a change in control occurred which results in annual limitations on the Company's use of its NOLs and unused tax credits. This annual limitation on the use of NOLs and tax credits depends on the value of the equity of the Company and the amount of "built-in gain" or "built-in loss" in the Company's assets at the date of the change in control. Based on the expiration dates of the NOLs and tax credits as well as anticipated levels of domestic income, management does not believe that the transaction will have a material impact on these deferred tax assets.

Future sales of common stock by the Company or its principal stockholders, or changes in the composition of its principal stockholders, could constitute a change in control that would result in additional annual limitations on the Company's use of its NOLs and unused tax credits. Management cannot predict whether such a change in control will occur.

18.    Risk Management and Financial Instruments

Foreign Currency and Interest Rate Risk Management

The Company operates on a global basis and is exposed to the risk that its earnings, cash flows and stockholders' equity could be adversely impacted by fluctuations in currency exchange rates and interest rates. To manage the volatility relating to these exposures, the Company aggregates the exposures on a consolidated basis to take advantage of natural offsets. For exposures that are not offset within its operations, the Company may enter into various derivatives transactions pursuant to its risk management policies. The primary purpose of the Company's foreign currency and interest rate risk management policies and activities is to manage these risks to acceptable levels.

To manage its risks, the Company primarily utilizes forward exchange contracts and purchased options with durations of generally less than 12 months. The Company has in place forward exchange contracts and purchased options with third parties, denominated in multiple currencies, which will mature during fiscal 2004. The details are as follows:

Derivative Type	Currency Sold	Currency Purchased	USD Equivalent of Notional Amount	Weighted Average Contract Rate (per Convention)	Unrealized Gain (Loss)
Options	CAD	USD	$50.0	1.5	$—

In order to manage the interest rate risk associated with our debt portfolio, the Company may enter into derivative transactions to manage its exposures to changes in global interest rates, although the Company did not have in place any interest rate derivatives in 2003 or 2002.

Gains and losses on derivatives qualifying as hedges under SFAS No. 133 "Accounting for Derivative Instruments and Hedging Activities" are recorded on the balance sheet as a component of "Accumulated other comprehensive loss" to the extent that the hedges are effective until the underlying transactions are recognized in earnings. As of December 31, 2003, the Company had no derivatives designated as hedges under SFAS No. 133. Gains and losses from all derivatives that do not qualify as hedges under SFAS No. 133, are recorded in the income statement as required by SFAS No. 133, and the fair value is recorded in the balance sheet.

Fair Value of Financial Instruments, Derivatives and Hedging Activities

The estimated fair values of the Company's continuing operations financial instruments are summarized as follows (in millions):

	December 31, 2003		December 31, 2002
	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Short-term debt, long-term debt and capital lease obligations	$1,285.2	$1,244.8	$1,289.2	$1,200.2
Mandatorily redeemable preferred stock of subsidiary	$161.2	$161.2	$123.9	$123.9
Forwards	$—	$—	$0.2	$0.2
Options	$—	$—	$0.3	$0.3

The following methods and assumptions were used to estimate these fair values:

The fair value of the Public Debt notes are based upon quoted market prices. The fair value of the other short-term and long-term debt of the Company approximates the carrying value due to the frequent resetting of interest rates.

The fair value of the forward contracts and purchase options are based upon quoted market prices and the aggregated notional amount outstanding in U.S. dollar equivalent of $50.0 million at December 31, 2003.

Carrying amounts reported in the consolidated balance sheets for cash and cash equivalents, accounts and other receivables, accounts payable and accrued expenses approximate fair value due to the short-term nature of these instruments.

Concentration of credit risk

In the normal course of business, the Company provides credit to customers in the automotive industry, performs credit evaluations of these customers and maintains reserves for potential credit losses. When realized, the losses have been within the range of management's allowance for doubtful accounts.

Other Concentrations of Risk

The Company invests the majority of its excess cash in money market accounts and, where appropriate, diversifies the concentration of cash among financial institutions. With respect to financial institutions, the Company has diversified its selection of counterparties and has arranged master-netting agreements, where allowed by law, and the Company's policies, to minimize the risk of loss.

19.    Related Party Transactions

Heartland Transactions

Heartland is a private equity firm established in 1999 for the purpose of acquiring and expanding industrial companies operating in various sectors of the North American economy that are well positioned for global consolidation and growth. The managing general partner of Heartland is Heartland Industrial Associates, L.L.C. Certain directors and officers of the Company are members of the general partner, specifically Messrs. Stockman (a Director and our Chairman and Chief Executive Officer), Stepp (a Director and our Vice Chairman and Chief Financial Officer) and Tredwell, Leuliette, McConnell and Valenti (each Directors). Other of our directors or their affiliates, specifically Messrs. Becker and McCallum, are limited partners in Heartland with interests representing less than 5% of the commitments in Heartland. Heartland has informed us that its limited partners include many financial institutions, private and government employee pension funds and corporations, among other types of investors. The Company may, in the ordinary course of business, have on a normal, customary and arms' length basis relationships with certain of Heartland's limited partners, including banking, insurance and other relationships.

The Company is a party to a Services Agreement with Heartland under which Heartland provides advisory and consulting services, including services with respect to developments in the automotive industry and supply markets, advice on financial and strategic plans and alternatives and other matters as it may reasonably request and are within Heartland's expertise. The Services Agreement terminates on the earlier of its tenth anniversary or the date upon which Heartland ceases to own Company shares equivalent to 25% of that owned by them on February 23, 2001.

Under the Services Agreement, the Company is obligated to pay to Heartland a $4.0 million annual advisory fee payable in quarterly installments and reimburse its out-of-pocket expenses related to the services it provides. The Company has also agreed to pay a fee of 1% of the total enterprise value of certain acquisitions and dispositions. During 2003, 2002 and 2001 the Company recorded total fees of $4.0 million, $5.7 million and $24.5 million, respectively.

The Services Agreement with Heartland contemplates that the Company may pay additional fees to Heartland for services rendered in connection with a range of financing transactions. In March 2004, the

Company's Board of Directors, including the disinterested and independent directors of the Board, approved a fee of $1 million to Heartland for its services rendered in connection with the 2004 amendments to the Company's credit facility to add synthetic revolving and letter of credit facilities.

Charles E. Becker Transactions

On March 27, 2003, the Company entered into a termination agreement and release to buyout the non-compete agreement between the Company and Charles E. Becker, a member of the Company's Board of Directors and a limited partner in Heartland. The Company paid $11.3 million in April 2003 as part of the termination agreement and release. The non-compete agreement, which was entered into as part of the Becker acquisition, required the Company to make periodic payments. As a result of this transaction, the Company incurred a loss of $10.4 million, which is primarily due to the write-off of intangible assets initially recorded in conjunction with the Becker acquisition.

During 2002, the Company engaged Mr. Becker to serve as Vice Chairman and assist the Company with strategic planning activities, such as developing sales strategies, managing key customer relationships and recruiting senior management for the Company's European operations. The Company paid Mr. Becker $300,000 for such services. Mr. Becker's consulting arrangement and position as Vice Chairman ended in 2002.

The Company entered into a lease agreement with Becker Ventures L.L.C. ("Becker Ventures"), an entity controlled by Mr. Becker, for the Company's headquarters at 250 Stephenson Highway, Troy, Michigan with the effective date of the lease being January 1, 2002. In March 2002, the Company entered into lease agreements with Becker Ventures, effective January 1, 2002, for 150 Stephenson Highway and 350 Stephenson Highway, Troy, Michigan. The base rent for all three premises is $13.25 per sq. ft., subject to annual CPI adjustments. Total square footage for all three locations is approximately 286,000. The leases have 20-year terms, and the Company has two five-year renewal options. The 2004 base rent for the facilities will be approximately $4.0 million. In 2004, these leases were amended to provide that the Company would assume responsibility for property management with a corresponding elimination of certain aspects of the property management fees. In addition, the Company is also party to a lease with Becker Ventures for five manufacturing facilities totaling 884,000 square feet. In 2002, the Company extended the lease term an additional ten years to expire in 2021, with the base rent for these facilities totaling $3.6 million per year.

In June 2001, Products sold and contemporaneously leased back real property located in Troy, Michigan and Plymouth, Michigan from New King, L.L.C. and Anchor Court, L.L.C., respectively, which are affiliates of Becker Ventures, for net proceeds of $15.1 million in aggregate. The initial lease term in each transaction is 20 years and each lease has two successive ten year renewal options. The basic rent for the Troy, Michigan property is $1.3 million per year, and the basic rent for the Plymouth, Michigan property is $0.5 million per year. The rental rates in each case are subject to adjustment after expiration of the initial term.

Elkin McCallum Transactions

In the first quarter of 2003, the Company purchased equipment from Joan Fabrics Corporation ("Joan Fabrics"), and entered into a supply agreement with Joan Fabrics to supply certain types of fabrics. Elkin McCallum, a director of the Company, controls Joan Fabrics and is a limited partner in Heartland. Under the supply agreement, the Company supplies fabric to Joan Fabrics and Joan Fabrics is responsible for all marketing, design, customer service, distribution and sales functions related to these fabrics. The Company paid Joan Fabrics $4.7 million of consideration for these transactions, a portion of which the Company has allocated to the purchased equipment (based on its appraised value) and the remainder of which it is amortizing over the five-year term of the supply agreement.

On December 31, 2002, the Company acquired an air jet texturing business from Dutton Yarns (an affiliate of Mr. McCallum) for approximately $4.2 million. The purchased assets included equipment, inventory and intellectual property. The Company had preliminarily accounted for this transaction as an acquisition of assets, but finalized its accounting during the first quarter of 2003, and recorded the transaction as a purchase of a business.

On April 12, 2002, the Company signed and closed on a merger agreement with Mr. McCallum and a lamination company wholly owned by Mr. McCallum pursuant to which the acquired company was merged into a wholly owned subsidiary of the Company. As consideration in the transaction, Mr. McCallum received 400,000 shares of Common Stock and was repaid $2.5 million in cash as reimbursement for amounts previously invested to fund the lamination company's working capital needs. Subsequent to the merger, debt owing to Mr. McCallum of $6.7 million was repaid. The Company acquired the lamination business to optimize the supply chain on certain of its fabric products and provide low cost lamination products and services to Tier-1 customers. As part of this acquisition, the Company inherited a lease pursuant to which it leases from an entity controlled by Mr. McCallum, a portion of a manufacturing facility in El Paso, Texas. The Company continues to occupy these premises pursuant to such lease.

In April 2002, the Company amended the merger agreement with Joan Automotive to clarify ownership of certain equipment listed in a schedule attached to that agreement. The original merger agreement schedule included a list of approximately 84 looms that ultimately exceeded the Company's manufacturing requirements and facility capacity. Upon determining that the excess looms would have been uneconomically expensive to relocate and store, the Company declined to take possession of 48 of these looms, which were left in place at Joan Fabrics' Hickory, North Carolina plant. The amendment clarifies that these looms are owned by Joan Fabrics.

In September 2001, the Company completed the acquisition of Joan Automotive Industries, a leading supplier of bodycloth to the automotive industry, and all of the operating assets of Joan's affiliated yarn dying operation, Western Avenue Dyers, L.P. As a result of the Joan acquisition, Joan Fabrics became a principal stockholder of the Company. Upon completion of the Joan acquisition, Mr. McCallum became a member of the Company's Board of Directors. As part of this acquisition, the Company inherited a lease pursuant to which it leases from an entity controlled by Mr. McCallum, a technical center in Lowell, Massachusetts. The operations formerly conducted in these premises have been moved to other company facilities, however, the Company remains obligated for the related lease.

In connection with the Joan acquisition, the Company entered into a Supply Agreement dated September 21, 2001 (the "Supply Agreement") with Main Street Textiles, L.P. ("Main Street"), which is controlled by Mr. McCallum, and a Transition Services Agreement dated September 21, 2001 (the "Transition Agreement") with Joan Fabrics. Under the Supply Agreement, which was mutually terminated effective as of January 1, 2004, the Company agreed to purchase all of its requirements for flat woven automotive fabric from Main Street for a five-year period beginning on the date of the Supply Agreement. The prices which the Company agreed to pay for fabric under the agreement equaled the costs of the raw materials plus an amount representing Main Street's standard labor and overhead costs incurred in manufacturing fabric for us. Under the Transition Agreement, Joan Fabrics provided Products transitional and support services for a period not to exceed twelve months in order to support the continued and uninterrupted operation of the businesses acquired by Products in the Joan acquisition. As a part of these services, pending the Company's disassembly and removal of machinery and equipment purchased from Joan Fabrics, Joan Fabrics was permitted to continue to use that machinery and equipment to manufacture for us all of our requirements for some types of knitted and woven automotive fabrics. The terms of the Company's agreement with respect to this fabric production are substantially similar to those under the Supply Agreement. Actual prices paid by the Company for fabric under the Supply Agreement and Transition Agreement were subject to the rebates described below.

In 2002 and 2003, the Company engaged in ordinary course transactions with entities controlled by Mr. McCallum for the purchase and sale of goods and services as part of ongoing business relationships. The Company recorded purchases from entities controlled by Mr. McCallum, of $17.8 million (net of $1.2 million of rebates) in 2003, and $47.3 million (net of $10.5 million of rebates) in 2002 for goods and services purchased. These rebates received from Mr. McCallum relate to knit and woven automotive fabrics provided by entities controlled by Mr. McCallum under the Supply Agreement and Transition Agreement executed in connection with the 2001 Joan acquisition, which are described above. Supplier rebates such as these are common in the automotive industry as part of ongoing price negotiations and adjustments. These rebates from Mr. McCallum totaled $14.7 million over the duration of the agreements. In addition, the Company recorded sales to entities controlled by Mr. McCallum, of $6.4 million in 2003 and $31.8 million in 2002.

The following table summarizes the balances outstanding from entities controlled by Mr. McCallum (in millions):

	As of December 31,
	2003	2002
Accounts Receivable	$2.7	$5.9
Accounts Payable	$1.0	$8.0

Textron Transactions

As discussed in Note 10 "Mandatorily Redeemable Preferred Stock of Subsidiary," and Note 12 "Operating Leases," the Company is a party to various agreements and transactions with Textron. Textron became a related party as a result of its receipt of the consideration in the 2001 TAC-Trim acquisition. In May 2002, as part of the finalization of the purchase price and related working capital adjustments of the TAC-Trim acquisition, the Company paid Textron $15.5 million in cash.

Prior to the TAC-Trim acquisition, TAC-Trim entered into an $86.9 million sale and leaseback transaction (the "Textron Leasing Transaction") with two separate single purpose affiliates of Textron Financial Corporation, as lessor and purchaser, with respect to a portfolio of manufacturing equipment situated in different locations throughout the United States and Canada. In January 2003, the FASB issued FASB Interpretation ("FIN") No. 46, "Consolidation of Variable Interest Entities ("VIE"), an interpretation of Accounting Research Bulletin No. 51, "Consolidated Financial Statements" (see Note 2 "Summary of Significant Accounting Policies" for further information on FIN 46). As part of the Company's implementation of FIN 46, it determined that one of the single purpose affiliates was a VIE. The Company negotiated and agreed to have the lease restructured so it was required to be consolidated by the other party and not accounted for as a VIE. As consideration for this lease restructuring, the Company agreed to pay Textron Financial $150,000.

Payments under the Textron leasing transaction are guaranteed by Products and secured by a first perfected mortgage lien over certain real property with a value equal to $25 million. Each lease is for an initial term of three years with three one-year renewal options. At the end of the leases (including the expiration of all renewal options), there is the option of either purchasing all of the equipment for approximately $26 million or returning the equipment to the lessor. In the event the equipment is returned, arrangements will be made for the disposition of the equipment. The Company is required to guarantee a minimum value to the lessor of up to approximately $21 million upon expiration of the leases. As is customary, the documentation for the Textron leasing transaction incorporates covenants by reference, from the Company's credit facility, that may be amended or waived by the senior lenders, and also contain events of default.

As part of the TAC-Trim acquisition, the Company entered into three intellectual property license agreements with Textron. In two of these agreements, the Company licenses back to Textron certain intellectual property that was acquired in the transaction. In the third agreement, the Company licenses from Textron other intellectual property that was not acquired in the transaction. In addition, under the TAC-Trim acquisition agreement, the Company is permitted to use the "Textron" name for 18 months in exchange for payments of $13.0 million on December 15, 2002 and $6.5 million on December 15, 2003.

20.    Information About the Company's Operations

In conjunction with the 2003 restructurings, the Company changed its reportable segments to align with organization changes and senior management responsibilities. The Company's new reportable segments consist of U.S. and Mexico Plastics, International Plastics and Global Soft Trim. International Plastics includes all international plastics operations, including Canada. The U.S. and Mexico Plastics and International Plastics segments include interior trim components such as door panels, instrument panels, consoles, package trays and cargo management systems, exterior trim components such as bumper fascias and cladding and fully assembled cockpit systems and components thereof. The Global Soft Trim segment includes molded non-woven and tufted carpet, alternative molded flooring, accessory mats and acoustics systems consisting of absorbing materials, damping materials, engine compartment noise vibration and harshness systems, interior insulators, seat body cloth, insert fabric, headliner fabric, convertible roof systems, hard top retractable roof systems, tonneau covers and actuation systems. The Company changed the composition of its reportable segments on January 1, 2003 and further redefined the segments beginning July 1, 2003 and restated prior period segment data to be comparable.

The segments consist of dedicated facilities and division offices focused on the manufacturing, assembly and sequencing of the aforementioned products and systems. The other categories consist of costs not allocated to operating segments including selling, product development and administrative costs.

The Company evaluates performance based on operating profit or loss. Information about the Company's divisions is presented below (in millions):

	Year Ended December 31, 2003
	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other(a)	Total
External revenues	$1,363.4	$1,258.0	$1,362.3	$—	$3,983.7
Inter-segment revenues	12.0	17.9	1.0	(30.9)	—
Interest expense from preferred stock requirement	—	—	—	37.3	37.3
Depreciation and amortization	43.6	39.7	48.7	8.2	140.2
Goodwill	761.5	327.2	274.4	—	1,363.1
Operating income (loss)	73.6	(22.5)	140.5	(89.6)	102.0
Total assets	1,074.6	845.0	687.0	584.6	3,191.2
Capital expenditures	45.9	47.4	75.5	6.3	175.1

	Year Ended December 31, 2002
	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other(a)	Total
External revenues	$1,512.2	$899.0	$1,474.6	$—	$3,885.8
Inter-segment revenues	13.4	16.8	0.8	(31.0)	—
Preferred stock requirement	—	—	—	38.4	38.4
Depreciation and amortization	38.4	24.3	49.0	5.3	117.0
Goodwill	715.1	278.8	271.6	—	1,265.5
Operating income (loss)	113.1	(30.1)	161.6	(76.9)	167.7
Total assets	1,176.1	843.5	682.8	454.7	3,157.1
Capital expenditures	41.0	26.9	48.8	31.2	147.9

	Year Ended December 31, 2001
	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other(a)	Total
External revenues	$208.0	$263.1	$1,352.2	$—	$1,823.3
Inter-segment revenues	1.9	6.7	1.4	(10.0)	—
Preferred stock requirement	—	—	—	2.4	2.4
Depreciation and amortization	10.8	12.4	55.9	2.7	81.8
Goodwill	949.6	47.1	257.1	—	1,253.8
Operating income (loss)	1.6	(2.4)	48.7	(12.3)	35.6
Total assets	866.3	354.6	826.8	940.2	2,987.9
Capital expenditures	6.5	2.3	40.9	4.8	54.5

(a)	Other includes the Company's non-operating units (See Note 14) and the effect of eliminating entries. During 2003 and 2002, certain corporate costs that were previously included at the divisional units were included in the Other category. Those costs that could be attributed to a divisional unit were allocated back to the appropriate division. Operating income (loss) for the year ended December 31, 2003 includes: $53.3 million, $74.0 million and $48.7 million of corporate costs allocated back to U.S. and Mexico Plastics, International Plastics and Global Soft Trim, respectively. Operating income (loss) for the year ended December 31, 2002 includes: $60.4 million, $35.5 million and $39.6 million of corporate costs allocated back to U.S. and Mexico Plastics, International Plastics and Global Soft Trim, respectively.

Direct and indirect sales to significant customers in excess of ten percent of consolidated net sales from continuing operations follow:

	Fiscal Year Ended
	2003	2002	2001
DaimlerChrysler AG	28.5%	31.0%	18.7%
General Motors Corporation	22.4%	23.0%	29.0%
Ford Motor Company	24.8%	23.0%	21.5%

The Company recently confirmed its strategy for new business, which involves pursuing sales growth based on criteria intended to more effectively allocate the Company's resources on the most promising new business opportunities. As part of this strategy, the Company is reviewing its parts profitability for each plant and program worldwide. For example, the Company has recently concluded that a certain future business award is inconsistent with its criteria and is therefore in the process of cooperating in the transition of this award to another supplier.

At the end of the second quarter, the Company received notice from one of its customers, DaimlerChrysler Corporation, of an issue regarding the calculation methods for determining the current year valuation of price givebacks. Discussions on this issue, as well as various aspects of the broader relationship, are continuing. While the Company seeks to improve the profitability of its programs with this and all of its customers, there can be no assurance that the Company will not lose desirable programs over time. While the Company continues to believe that all of these issues will be resolved to the mutual satisfaction of the parties, there can be no assurances that such a resolution is imminent or that actions by the customer with respect to the broader relationship will not have a material adverse impact on the Company.

Information about the Company's continuing operations in different geographic areas for fiscal 2003, 2002 and 2001 is presented below (in millions):

	Year Ended December 31, 2003		Fiscal Year Ended December 31, 2002		Fiscal Year Ended December 31, 2001
	Net Sales	Long-Lived Assets	Net Sales	Long-Lived Assets	Net Sales	Long-Lived Assets
United States	$2,200.4	$1,472.9	$2,412.0	$1,445.3	$1,346.0	$1,545.4
Canada	464.3	432.3	488.2	343.4	168.5	99.0
Mexico	254.0	79.1	230.7	96.8	50.5	52.9
Europe	1,001.6	283.0	660.5	129.4	117.3	189.0
Other	63.4	89.9	94.4	173.9	141.0	220.6
Consolidated	$3,983.7	$2,357.2	$3,885.8	$2,188.8	$1,823.3	$2,106.9

Intersegment sales between geographic areas are not material. For fiscal years 2003, 2002 and 2001, export sales from the United States to foreign countries were $408.9 million, $429.5 million and $146.2 million, respectively.

21.    Commitments and Contingencies

Except as described below, the Company and its subsidiaries are not party to any material pending legal proceedings, but is involved in ordinary routine litigation incidental to the business.

Environmental

The Company is subject to federal, state, local and foreign environmental, and health and safety, laws and regulations that (i) affect ongoing operations and may increase capital costs and operating expenses in order to maintain compliance with such requirements and (ii) impose liability relating to contamination at facilities, other locations such as former facilities, facilities where we have sent wastes for treatment or disposal and other properties to which the Company may be linked. Such liability may include, for example, investigation and clean-up of the contamination, personal injury and property damage caused by the contamination and damages to natural resources. Some of these liabilities may be imposed without regard to fault and may also be joint and several (which can result in a liable party being held responsible for the entire obligation, even where other parties are also liable).

Management believes that it has obtained, and is in material compliance with, those material environmental permits and approvals necessary to conduct the Company's various businesses. Environmental compliance costs for continuing businesses are accounted for as normal operating expenses or capital expenditures, except for certain costs incurred at acquired locations. Environmental compliance costs relating to conditions existing at the time of an acquisition are generally charged to reserves established in purchase accounting. The Company accrues for environmental remediation costs when such obligations are known and reasonably estimable. In the opinion of management, based on the facts presently known to it, such environmental compliance and remediation costs will not have a material effect on the Company's business, consolidated financial condition, future results of operations or cash flows.

The Company is legally or contractually responsible or alleged to be responsible for the investigation and remediation of contamination at various sites and for personal injury or property damages, if any, associated with such contamination. At some of these sites, the Company has been notified that it is a potentially responsible party ("PRP") under the federal Superfund law or similar state laws. Other sites at which the Company may be responsible for contamination may be identified in the future, including with respect to divested and acquired businesses.

The Company is currently engaged in investigating or remediating certain sites as discussed in the paragraphs below. In estimating the cost of investigation and remediation, the Company considered, among other things, its prior experience in remediating contaminated sites, remediation efforts by other parties, data released by the United States Environmental Protection Agency ("USEPA"), the professional judgment of the Company's environmental experts, outside environmental specialists and other experts and the likelihood that other identified PRPs will have the financial resources to fulfill their obligations at sites where they and the Company may be jointly and severally liable. It is difficult to estimate the total cost of investigation and remediation due to various factors including:

•	incomplete information regarding particular sites and other PRPs;

•	uncertainty regarding the nature and extent of environmental problems and the Company's share, if any, of liability for such problems;

•	the ultimate selection among alternative approaches by governmental regulators;

•	the complexity and evolving nature of environmental laws, regulations and governmental directives and

•	changes in cleanup standards.

The Company is a party to a Consent Decree with the State of New Hampshire to remediate a former industrial landfill known as the Cardinal Landfill in Farmington, New Hampshire. Pursuant to that Consent Decree, the Company is currently conducting a pilot test for a proposed remediation of chlorinated compound contaminants in groundwater. The Consent Decree calls for a remedy to be in place during 2004. The Company is a defendant in two lawsuits filed by a total of 91 individual plaintiffs for alleged personal injuries arising from Cardinal Landfill conditions. The Company will vigorously contest these allegations. As of December 31, 2003, the Company has accrued $13.6 million for Cardinal Landfill.

The Company is a party, as a member of a PRP workgroup, to a Consent Decree entered with the USEPA for the remediation of a former municipal landfill in Dover, New Hampshire. The town of Dover, New Hampshire is also a member of the PRP group and a party to the Consent Decree. Pursuant to the terms of the Consent Decree, the PRP group is currently engaged in the preparation of a remediation design. The Consent Decree requires that a remedy for the site be in place during 2004. As of December 31, 2003, the Company has accrued $8.7 million for Dover.

Pursuant to a Consent Decree signed with the USEPA, the Company is currently engaged in a full-scale remediation for groundwater and soil contamination at the former Stamina Mills manufacturing facility in North Smithfield, Rhode Island. Remediation activities have been ongoing since 1998. Another Consent Decree resolving the USEPA claim for past oversight costs was signed during 2003, and a payment of $7.3 million was made during the third quarter of 2003. As of December 31, 2003, the Company has accrued $6.6 million for Stamina Mills.

The Company is working with the Michigan Department of Environmental Quality ("MDEQ") to investigate and remediate soil and groundwater contamination at a former manufacturing plant in Mancelona, MI and at adjacent owned property formerly used for the treatment and disposal of plating waste. MDEQ is likely to require remediation of groundwater contamination. In addition, the Company is incurring costs in connection with the provision of alternate water supplies to residences in the area.

The current owner of one of the Company's former manufacturing plants located in Bowling Green, OH has entered into an Administrative Order on Consent with the Ohio Environmental Protection Agency ("OEPA") requiring investigation and remediation of contamination at the site. The Company is reimbursing the current owner for costs associated with ongoing groundwater monitoring and, following selection of an appropriate remedy by OEPA, will assume 90% of future remediation costs.

In the 1980's and 1990's, the California Regional Water Quality Control Board ("CRWQCB") and other state agencies ordered a predecessor of the Company to investigate and remediate soil and groundwater contamination at a former lumber treatment plant in Elmira, CA. In 1996, the Company entered into an agreement with the State of California to conduct long-term operation and maintenance of the remedy implemented at the site.

The Company has entered into an Administrative Order by Consent with the USEPA requiring investigation, delineation and removal of contamination from a vacant three acre site in Zanesville, Ohio. The delineation report has been submitted to USEPA for comment, and the Administrative Order by Consent calls for the submittal and implementation of an action plan during 2004.

In 2003, the Company signed a Consent Agreement with the State of South Carolina Department of Health and Environmental Control requiring soil and groundwater investigations at a former manufacturing facility in Cowpens, South Carolina. The Company had ceased operations at this location in 1981. Initial investigations will delineate potential groundwater contamination that has migrated under a residential area. These studies are scheduled to be completed in 2004.

The Company has established accruals for certain contingent environmental liabilities and management believes such reserves comply with accounting principles generally accepted in the United States of America. The Company accrues for environmental investigatory and non-capital remediation costs when litigation has commenced or a claim or assessment has been asserted or is imminent, the likelihood of an unfavorable outcome is probable and the financial impact of such outcome is reasonably estimable. As of December 31, 2003 and 2002, total reserves for these environmental costs are approximately $51.2 million and $64.5 million, respectively.

In the opinion of management, based on information presently known to it, identified environmental costs and contingencies will not have a material effect on the Company's consolidated financial condition, future results of operations or cash flows. However, management can give no assurance that they have identified or properly assessed all potential environmental liabilities arising from the business or properties, and those of present and former subsidiaries and their corporate predecessors.

Litigation

The Company and its subsidiaries have lawsuits and claims pending against them and have certain guarantees outstanding which were made in the ordinary course of business.

As of December 31, 2003, the Company is party to approximately 875 pending cases alleging personal injury from exposure to asbestos containing materials used in boilers manufactured before 1966 by former operations of the Company which were sold in 1966. Asbestos-containing refractory bricks lined the boilers and, in some instances, the Company's former operations installed asbestos-containing insulation around the boilers. These pending cases do not include cases that have been dismissed or are subject to agreements to dismiss due to the inability of the plaintiffs to establish exposure to a relevant product and cases that have been settled or are subject to settlement agreements. Total settlement costs for these cases have been less than $944,800 or an average of less than $5,700 per settled case. The defense and settlement costs have been substantially covered by our primary insurance carriers under a claims handling agreement that expires in August 2006. The Company has primary, excess and umbrella insurance coverage for various periods available for asbestos-related boiler and other claims. The Company's primary carriers have agreed to cover approximately 80% of certain defense and settlement costs up to a limit of approximately $70.5 million for all claims made, subject to reservations of rights. The excess insurance coverage, which varies in availability from year to year, is approximately $600 million in aggregate for all claims made. Based on the age of the boilers, the nature of the claims and settlements made to date and the insurance coverage, management does not believe that these cases will have a material impact on the Company's financial condition, results of operations or cash flows. However, it cannot assure that the Company will not be subjected to significant additional claims in the future, that insurance will be available as expected or that unanticipated damages or settlements in the future would not exceed insurance coverage.

As previously disclosed, a purported class action was filed on March 24, 2003 in the United States District Court for the Eastern District of Michigan, against the Company, Heartland and ten current and former senior officers and/or directors of the Company, alleging violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated there under. Four similar actions were subsequently filed in the United States District Court for the Eastern District of Michigan, purportedly filed on behalf of purchasers of the common stock of the Company between August 7, 2001 and August 2, 2002, which are identical to the purported class identified in the previously disclosed lawsuit, except in one instance in which the complaint alleges a class period beginning on July 5, 2001. On August 4, 2003, the court consolidated all five pending actions and appointed lead plaintiffs for the purported class. The Company believes that the claims are without merit and intends to vigorously defend the lawsuits. The Company does not believe that the suit will have a material impact on the Company's financial condition, results of operations or cash flows.

The Company is a defendant in a lawsuit involving a sales commissions arrangement inherited from a predecessor company and its partial ownership of an extinguished joint venture. In September 2003, the Oakland County Circuit Court entered a judgment by default against the Company for $4.2 million based upon an inadvertent failure to produce a small number of documents that were to be produced with thousands of other documents that were delivered in the discovery process. The Company and its counsel believes that the default judgment was improperly entered and that damages were improperly assessed, and it has filed an appeal of the judgment with the Michigan Court of Appeals. The Company intends to vigorously pursue its appeal in this matter and has posted a letter of credit in the amount of the judgment as part of the normal appeal process. While management believes it may have no liability to the plaintiff, the Company has established an appropriate reserve for this matter in an amount less than the amount of the current judgment.

The ultimate outcome of the legal proceedings to which the Company is a party will not, in the opinion of the Company's management, based on the facts presently known to it, have a material effect on the Company's consolidated financial condition, future results of operations or cash flows.

Completion of Audit Committee Inquiry

The Company's Audit Committee inquiry, initiated in August 2003, into certain assertions made by two former executives and related matters has been completed. The Audit Committee, aided by its independent counsel, Davis Polk & Wardwell, and by an outside accounting expert, reported its findings and recommendations to the Company's full Board of Directors. In general, the Audit Committee's inquiry extended into the following areas: (1) assertions regarding the Company's accounting for revenue and tooling, (2) a comprehensive review of related party transactions and (3) certain corporate governance procedures. The following summarizes the Committee's principal findings and recommendations:

•	The Audit Committee has not become aware of any events that would necessitate a restatement of any previously issued financial statements.

•	While the assertions concerning related party transactions were limited to certain transactions involving Charles Becker and Elkin McCallum and entities controlled by them, the Audit Committee reviewed all material transactions entered into between the Company and Heartland Industrial Partners, L.P., Mr. McCallum and Mr. Becker and their respective affiliates. Both Mr. Becker and Mr. McCallum are directors and significant shareholders of the Company and are, directly or indirectly, limited partners in Heartland, the Company's largest shareholder.

The Audit Committee concluded that each of these transactions had a legitimate business purpose, was negotiated fairly, and was intended to advance the interests of the Company and not to benefit the related parties at the Company's expense. The Audit Committee further concluded that, by and large, these transactions were appropriately presented to and approved by the full Board of Directors of the Company and were properly documented and adequately disclosed.

The Audit Committee concluded that certain related party matters referred to below had not been formally submitted for Board approval, and that others should have been more appropriately documented. The Audit Committee recommended that disinterested members of the Board review those matters and take whatever procedural action may be deemed appropriate. Specifically, the matters to be reviewed are (1) with respect to Mr. Becker and his affiliates: leases of two buildings adjacent to the Company's headquarters, which was already the subject of a Board-approved lease from an affiliate of Mr. Becker; an amendment reducing the rent at the Company's headquarters to the rent at these two additional buildings; and amendments of existing plant leases with an affiliate of Mr. Becker to extend the term and reduce the rent for the initial term; and (2) with respect to Mr. McCallum and his affiliates, an amendment of the previously Board-approved Joan Automotive merger agreement clarifying ownership of certain equipment listed in a schedule attached to that agreement; and the final terms of a supply agreement contemplated at the time the Board approved a January 2003 purchase of certain fabrics equipment from an affiliate of Mr. McCallum. Subsequent to the Board's initial discussion with the Audit Committee on March 10, 2004, the Board has held a meeting and ratified all of these actions.

•	The Audit Committee also recommended that the Company review its public filings to determine whether disclosure of certain aspects of the related party transactions reviewed by the Audit Committee should be enhanced and additionally, it proposed a resolution for the Board that will require pre-approval of all future related party transactions, even where pre-approval of the Board is not legally required. The resolution also reiterates procedures for ensuring proper documentation and disclosure of such transactions. Subsequent to the Board's initial discussion with the Audit Committee on March 10, 2004, the Board has adopted and approved this resolution.

As a result of the Audit Committee's recommendations, the Company has included enhanced disclosure with respect to the following: (1) disclosure of the Board-approved payment of $300,000 as compensation to Mr. Becker in 2002 for his temporary service as Vice Chairman of the Company during that year; (2) an improved description of the 2003 fabrics and 2002 Dutton Yarns air-texturing operations transactions with Mr. McCallum; and (3) the dollar volume of previously disclosed ordinary course arrangements with Mr. McCallum, specifically, from transition services, supply and rebate arrangements.

The members of the Company's Audit Committee are Robert C. Clark, the former Dean of the Harvard Law School, Marshall A. Cohen, counsel at Cassels Brock and Blackwell, a Canadian law firm, and former Senator Warren B. Rudman. The accounting expert who advised the Audit Committee is Alex Arcady, a retired partner from Ernst & Young LLP, who spent the last ten years of his career in that firm's national office.

Other Commitments

As of December 31, 2003, the Company's continuing operations had approximately $30.3 million in outstanding capital expenditure commitments. The majority of the leased properties of the Company's previously divested businesses have been assigned to third parties. Although releases have been obtained from the lessors of certain properties, Products remains contingently liable under most of the leases. Products' future liability for these leases, in management's opinion, based on the facts presently known to it, will not have a material effect on the Company's consolidated financial condition, future results of operations or cash flows.

In November 2002, the FASB issued FIN 45, "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others." FIN 45 requires a guarantor to recognize, at the inception of a qualified guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. In conjunction with divestitures and other transactions, the Company has provided indemnifications relating to legal and environmental issues, including product liability. The Company does not believe that any pending or threatened litigation or claims related to any such retained liabilities of discontinued operations are likely to result in any material loss.

22.    Quarterly Financial Data (Unaudited)

The quarterly financial data is summarized below (in millions, except per share amounts).

	2003
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net sales	$1,035.1	$1,033.5	$902.2	$1,012.9
Gross profit	109.4	124.7	95.5	114.6
Income (loss) from continuing operations	(26.2)	10.7	(32.1)	(11.5)
Income (loss) before extraordinary items	(26.2)	10.7	(32.1)	(11.5)
Net income (loss)	(26.2)	10.7	(32.1)	(9.9)
Basic and diluted earnings (loss) per share:
Continuing operations	(0.31)	0.13	(0.38)	(0.14)
Discontinued operations	—	—	—	0.02
Net income (loss) attributable to common shareholders	(0.31)	0.13	(0.38)	(0.12)
Common stock prices:
High	4.83	4.18	3.41	4.33
Low	3.28	2.82	2.09	2.43

	2002
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Net sales	$914.8	$1,085.3	$922.5	$963.2
Gross profit	131.1	158.5	100.7	127.8
Income (loss) from continuing operations	(6.7)	3.7	(45.2)	(3.1)
Income (loss) before extraordinary items	(6.7)	3.7	(45.2)	(3.1)
Net income (loss)	(18.4)	13.2	(45.2)	(3.1)
Basic and diluted earnings (loss) per share:
Continuing operations	(0.10)	(0.46)	(0.54)	(0.04)
Discontinued operations	—	0.13	—	—
Cumulative effect of change in accounting principle	(0.17)	—	—	—
Net loss attributable to common shareholders	(0.27)	(0.33)	(0.54)	(0.04)
Common stock prices:
High	25.500	28.375	9.000	4.450
Low	16.750	9.000	2.810	2.450

The Company's operations are not subject to significant seasonal influences.

Changes in Accounting Principles — During the second quarter 2003, the Company implemented a change in the method of accounting for holiday pay so that such pay is accrued, and expense is recognized during the period in which the actual holiday occurs. Formerly, certain of the Company's businesses accrued holiday pay and recognized expense based upon an equal monthly amount within the fiscal year. The change in method better matches holiday expense with the period that the actual holiday occurs and the pay is earned.

As the prior method allocated costs within the fiscal year, there is no effect on prior years. There will be no effect on the entire fiscal year as the change only impacts interim periods.

The effect of the change on the first quarter 2003 is as follows (in millions):

	Quarter Ended
	March 31, 2003 (As Previously Reported)	March 31, 2003 (Adjusted)
Net sales	$1,035.1	$1,035.1
Cost of goods sold	928.1	925.7
Gross profit	107.0	109.4
Selling, general and administrative expenses	71.5	71.5
Impairment of long-lived assets	18.1	18.1
Operating income	17.4	19.8
Other, net	45.0	45.1
Loss from continuing operations before income taxes	(27.6)	(25.3)
Income tax expense	1.1	0.9
Net loss	$(28.7)	$(26.2)
Earnings per share data:
Loss per basic and diluted common share	$(0.34)	$(0.31)
Average basic and diluted common shares outstanding	83.6	83.6

The proforma amounts assuming the new method of accounting for holiday pay is applied retroactively to prior year periods is as follows (in millions, except per share amounts):

	Quarter Ended March 31, 2002	Quarter Ended June 30, 2002	Quarter Ended September 30, 2002	Quarter Ended December 31, 2002
Net loss attributable to common shareholders	$(17.2)	$(22.4)	$(44.6)	$(5.6)
Net loss per common share	$(0.26)	$(0.32)	$(0.53)	$(0.07)

Additionally, during the second quarter of 2003, the Company implemented a change in the method of accounting for crib supply inventories held at plants. Crib supply inventories include small motors, replacement parts for production equipment and other miscellaneous repair parts for buildings, equipment and machinery. The Company implemented a perpetual crib supply inventory system and harmonized its policy to consistently account for the capitalization of crib supply inventories. Formerly, the Company had different capitalization thresholds following the various acquisitions in late 2001 and 2002, which ranged from not capitalizing any crib supply items to capitalizing only items greater than two thousand dollars. The new accounting method better matches the cost with the period benefiting from the expenditure, as such inventories are charged to expense as they are placed into service and begin generating revenue. Pro forma and the cumulative effect amounts relating to the change in accounting for crib inventories is not determinable as perpetual records of crib inventory were not maintained at all the plants prior to the application of the new method in the second quarter of 2003. The effect of the change on the three months ended June 30, 2003, for the plants that had no perpetual records was to increase inventory and reduce cost of sales by $1.8 million after tax or $0.02 per share. For the year ended December 31, 2003, the incremental effect of the adoption had an insignificant effect.

23.    Consolidating Financial Statements

Products issued Senior Notes in a total principal amount of $500.0 million in December 2001. The Senior Notes are guaranteed by the Company and all the Company's wholly owned domestic Subsidiaries other than its receivable, insurance and charitable subsidiaries (Guarantor Subsidiaries). The following are consolidating financial statements of the Company, Products, its guarantor and non-guarantor subsidiaries:

COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2003
	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Total
	(in millions)
Net sales	$—	$310.2	$2,098.5	$1,596.2	$(21.2)	$3,983.7
Cost of goods sold	—	207.5	1,850.4	1,502.8	(21.2)	3,539.5
Selling, general and administrative expenses	0.1	223.1	10.2	39.8	—	273.2
Restructuring charge	—	13.2	18.5	8.9	—	40.6
Impairment of long-lived assets	—	4.1	12.6	11.7	—	28.4
Operating income (loss)	(0.1)	(137.7)	206.8	33.0	—	102.0
Interest expense, net	—	21.3	121.2	8.8	—	151.3
Interest expense from subsidiary preferred stock dividends	—	32.0	—	—	—	32.0
Interest expense from subsidiary preferred stock accretion	—	5.3	—	—	—	5.3
Intercompany interest expense (income)	—	(21.4)	(17.8)	39.2	—	—
Loss on sale of receivables	—	—	—	7.3	—	7.3
Other expense, net	—	(149.7)	115.2	0.6	1.0	(32.9)
(Loss) income from continuing operations before income taxes	(0.1)	(25.2)	(11.8)	(22.9)	(1.0)	(61.0)
Income tax expense (benefit)	—	(3.7)	4.6	(2.8)	—	(1.9)
Loss from continuing operations	(0.1)	(21.5)	(16.4)	(20.1)	(1.0)	(59.1)
Income from discontinued operations	—	2.4	(0.8)	—	—	1.6
Cumulative effect of a change in accounting principle	—	—	—	—	—	—
Equity in net income (loss) of subsidiaries	(57.4)	(38.3)	(27.0)	—	122.7	—
NET INCOME (LOSS)	$(57.5)	$(57.4)	$(44.2)	$(20.1)	$121.7	$(57.5)

COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2002
	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Total
	(in millions)
Net sales	$—	$289.4	$2,415.7	$1,216.9	$(36.2)	$3,885.8
Cost of goods sold	—	181.8	2,110.0	1,112.1	(36.2)	3,367.7
Selling, general and administrative expenses	0.1	166.1	82.8	44.5	—	293.5
Restructuring charges		16.5	4.2	18.2	—	38.9
Impairment of long-lived assets	—	—	4.1	13.9	—	18.0
Operating income (loss)	(0.1)	(75.0)	214.6	28.2	—	167.7
Interest expense, net	(0.1)	15.4	126.2	7.4	—	148.9
Intercompany interest expense (income)	(6.6)	(5.9)	(23.8)	36.3	—	—
Subsidiary preferred stock dividend	—	30.8	—	—	—	30.8
Subsidiary preferred stock accretion	—	7.6	—	—	—	7.6
Loss on sale of receivables	—	0.6	—	3.6	—	4.2
Other expense (income), net	—	(45.8)	40.4	12.5	2.9	10.0
Income (loss) from continuing operations before income taxes	6.6	(77.7)	71.8	(31.6)	(2.9)	(33.8)
Income tax expense (benefit)	2.5	(16.2)	42.4	(11.2)	—	17.5
Income (loss) from continuing operations	4.1	(61.5)	29.4	(20.4)	(2.9)	(51.3)
Income from discontinued operations	—	9.5	—	—	—	9.5
Cumulative effect of a change in accounting principle	—	—	—	(11.7)	—	(11.7)
Equity in net income (loss) of subsidiaries	(57.6)	(5.6)	(60.3)	—	123.5	—
NET INCOME (LOSS)	$(53.5)	$(57.6)	$(30.9)	$(32.1)	$120.6	$(53.5)

COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF OPERATIONS

	For the Year Ended December 31, 2001
	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Total
	(in millions)
Net sales	$—	$612.2	$676.4	$577.1	$(42.4)	$1,823.3
Cost of goods sold	—	506.3	598.2	542.4	(42.4)	1,604.5
Selling, general and administrative expenses	0.1	34.9	81.1	48.3	—	164.4
Restructuring charge		4.7	0.2	6.3		11.2
Impairment of long-lived assets	—	2.6	0.7	4.3	—	7.6
Operating income (loss)	(0.1)	63.7	(3.8)	(24.2)	—	35.6
Interest expense, net	—	45.6	35.9	2.8	—	84.3
Intercompany interest expense (income)	—	17.3	(24.7)	7.4	—	—
Subsidiary preferred stock dividend	—	1.5	—	—	—	1.5
Subsidiary preferred stock accretion	—	0.9	—	—	—	0.9
Loss on sale of receivables	—	6.1	—	4.7	—	10.8
Other expense (income), net	—	12.5	3.4	1.8	(3.3)	14.4
Income (loss) from continuing operations before income taxes	(0.1)	(20.2)	(18.4)	(40.9)	3.3	(76.3)
Income tax expense (benefit)	0.2	(14.4)	(5.8)	(1.3)	—	(21.3)
Income (loss) from continuing operations	(0.3)	(5.8)	(12.6)	(39.6)	3.3	(55.0)
Income from discontinued operations	—	8.8	—	—	—	8.8
Equity in net income (loss) of subsidiaries	(45.9)	(48.9)	(33.5)	—	128.3	—
NET INCOME (LOSS)	$(46.2)	$(45.9)	$(46.1)	$(39.6)	$131.6	$(46.2)

COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

CONSOLIDATING BALANCE SHEET

	December 31, 2003
	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Total
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$—	$(71.2)	$78.4	$6.0	$—	$13.2
Accounts and other receivables, net	—	1.1	34.4	220.4	1.4	257.3
Inventories	—	14.2	96.2	59.0	—	169.4
Other	—	47.8	109.2	59.0	—	216.0
Total current assets	—	(8.1)	318.2	344.4	1.4	655.9
Investment in subsidiaries	439.7	1,654.4	(1.8)	—	(2,092.3)	—
Property, plant and equipment, net	—	55.9	339.9	430.1	—	825.9
Goodwill	—	—	948.9	414.2	—	1,363.1
Other assets	—	276.0	15.8	54.5	—	346.3
	$439.7	$1,978.2	$1,621.0	$1,243.2	$(2,090.9)	$3,191.2

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Short-term borrowings	—	—	—	16.0	—	16.0
Current maturities of long-term debt and capital lease obligations	—	27.8	0.1	3.6	—	31.5
Accounts payable	—	46.0	301.4	291.5	—	638.9
Accrued expenses	—	146.9	2.2	90.4	(0.6)	238.9
Total current liabilities	—	220.7	303.7	401.5	(0.6)	925.3
Long-term debt and capital lease obligations	—	1,230.1	—	7.6	—	1,237.7
Mandatorily redeemable preferred stock of subsidiary	—	161.2	—	—	—	161.2
Intercompany payable (receivable)	—	(317.3)	(215.7)	533.0	—	—
Other noncurrent liabilities	—	243.8	74.9	108.0	—	426.7
Total liabilities	—	1,538.5	162.9	1,050.1	(0.6)	2,750.9
Total common stockholders' equity (deficit)	439.7	439.7	1,458.1	193.1	(2,090.3)	440.3
	$439.7	$1,978.2	$1,621.0	$1,243.2	$(2,090.9)	$3,191.2

COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

CONSOLIDATING BALANCE SHEET

	December 31, 2002
	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Total
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$—	$0.2	$0.3	$80.8	$—	$81.3
Accounts and other receivables, net	—	5.0	40.7	324.4	2.9	373.0
Inventories	—	13.0	106.7	51.9	—	171.6
Other	—	51.4	75.5	50.5	—	177.4
Total current assets	—	69.6	223.2	507.6	2.9	803.3
Investment in subsidiaries	397.5	1,794.5	(54.8)	—	(2,137.2)	—
Property, plant and equipment, net	—	51.2	316.9	370.4	(0.7)	737.8
Goodwill	—	—	1,144.8	120.7	—	1,265.5
Other assets	—	212.3	85.8	52.4	—	350.5
	$397.5	$2,127.6	$1,715.9	$1,051.1	$(2,135.0)	$3,157.1

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Short-term borrowings	—	—	—	10.5	—	10.5
Current maturities of long- term debt	—	22.7	0.1	0.7	—	23.5
Accounts payable	—	73.5	269.7	252.3	—	595.5
Accrued expenses	—	142.5	50.8	106.6	—	299.9
Total current liabilities	—	238.7	320.6	370.1	—	929.4
Long-term debt	—	1,255.0	0.1	0.1	—	1,255.2
Intercompany payable (receivable)	—	(92.1)	(359.9)	452.0	—	—
Other noncurrent liabilities	—	204.6	140.8	105.7	—	451.1
Total liabilities	—	1,606.2	101.6	927.9	—	2,635.7
Mandatorily redeemable preferred stock of subsidiary	—	123.9	—	—	—	123.9
Total common stockholders' equity (deficit)	397.5	397.5	1,614.3	123.2	(2,135.0)	397.5
	$397.5	$2,127.6	$1,715.9	$1,051.1	$(2,135.0)	$3,157.1

COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF CASH FLOWS

	For the Year Ended December 31, 2003
	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Total
	(in millions)
OPERATING ACTIVITIES Net cash provided by (used in) operating activities	$—	$(256.7)	$339.2	$40.4	$—	$122.9
INVESTING ACTIVITIES Additions to property, plant and equipment	—	(13.8)	(84.3)	(77.0)	—	(175.1)
Sales of property, plant and equipment	—	—	0.6	17.7	—	18.3
Payments for acquisitions and related costs	—	—	(33.1)	—	—	(33.1)
Net cash provided by (used in) investing activities	—	(13.8)	(116.8)	(59.3)	—	(189.9)
FINANCING ACTIVITIES Issuance of long-term debt and capital lease obligations	—	1.8	—	11.3	—	13.1
Repayment of long-term debt and capital lease obligations	—	(27.9)	(0.1)	(0.9)	—	(28.9)
Increase (decrease) in short-term borrowings	—	—	—	4.7	—	4.7
Net borrowings (repayments) on revolving credit facilities	—	—	—	6.3	—	6.3
Intercompany transfers (from) to Subsidiary	—	225.2	(144.2)	(81.0)	—	—
Net cash provided by (used in) financing activities	—	199.1	(144.3)	(59.6)	—	(4.8)
Effect of exchange rate changes on cash	—	—	—	3.7	—	3.7
Increase (decrease) in cash and cash equivalents	—	(71.4)	78.1	(74.8)	—	(68.1)
Cash and cash equivalents at beginning of year	—	0.2	0.3	80.8	—	81.3
Cash and cash equivalents at end of year	$—	$(71.2)	$78.4	$6.0	$—	$13.2

COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF CASH FLOWS

	For the Year Ended December 31, 2002
	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Total
	(in millions)
OPERATING ACTIVITIES Net cash provided by (used in) operating activities	$(0.2)	$24.0	$(271.3)	$436.9	$—	$189.4
INVESTING ACTIVITIES Additions to property, plant and equipment	—	(31.2)	(71.9)	(44.8)	—	(147.9)
Sales of property, plant and equipment	—	—	13.3	—	—	13.3
Additional investment in joint venture	—	—	—	(5.9)	—	(5.9)
Payment for acquisitions and related costs	—	—	(46.4)	0.8	—	(45.6)
Net cash used in investing activities	—	(31.2)	(105.0)	(49.9)	—	(186.1)
FINANCING ACTIVITIES Repayment of long-term debt	—	(22.4)	(0.1)	(1.4)	—	(23.9)
Repayment of preferred stock	—	(100.0)	—	—	—	(100.0)
Decrease in short-term borrowings	—	—	—	(16.0)	—	(16.0)
Net proceeds from issuance of common stock	150.6	—	—	—	—	150.6
Repayment of debt assumed in acquisition	—	(6.7)	—	—	—	(6.7)
Intercompany transfers (from) to Subsidiary	(150.6)	140.3	364.0	(353.7)	—	—
Net cash provided by (used in) financing activities	—	11.2	363.9	(371.1)	—	4.0
Effect of exchange rate changes on cash	—	—	—	0.1	—	0.1
Increase (decrease) in cash and cash equivalents	(0.2)	4.0	(12.4)	16.0	—	7.4
Cash and cash equivalents at beginning of year	0.2	(3.8)	12.7	64.8	—	73.9
Cash and cash equivalents at end of year	$—	$0.2	$0.3	$80.8	$—	$81.3

COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATING FINANCIAL STATEMENTS
CONSOLIDATING STATEMENT OF CASH FLOWS

	For the Year Ended December 31, 2001
	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Total
	(in millions)
OPERATING ACTIVITIES Net cash provided by (used in) operating activities	$(0.3)	$(266.6)	$237.6	$166.4	$—	$137.1
INVESTING ACTIVITIES Additions to property, plant and equipment	—	(14.8)	(14.5)	(25.2)	—	(54.5)
Sales of property, plant and equipment	—	62.2	24.0	1.9	—	88.1
Payments for acquisitions and related costs	—	(760.9)	—	—	—	(760.9)
Sale of business	—	—	3.5	—	—	3.5
Net cash provided by (used in) investing activities	—	(713.5)	13.0	(23.3)	—	(723.8)
FINANCING ACTIVITIES Issuance of long-term debt	—	950.0	—	—	—	950.0
Debt issuance costs	—	(59.4)	—	—	—	(59.4)
Repayment of long-term debt	—	(383.2)	—	—	—	(383.2)
Increase (decrease) in short-term borrowings	—	9.7	2.0	(1.6)	—	10.1
Net repayments on revolving credit facilities	—	(133.4)	—	(16.8)	—	(150.2)
Net proceeds from issuance of common stock	207.2	—	—	—	—	207.2
Reissue treasury stock, net	61.3	—	—	—	—	61.3
Intercompany transfers (from) to Subsidiary	(268.5)	596.8	(240.9)	(87.4)	—	—
Net cash provided by (used in) financing activities	—	980.5	(238.9)	(105.8)	—	635.8
Effect of exchange rate changes on cash	—	—	—	3.9	—	3.9
Increase (decrease) in cash and cash equivalents	(0.3)	0.4	11.7	41.2	—	53.0
Cash and cash equivalents at beginning of year	0.5	(4.2)	1.0	23.6	—	20.9
Cash and cash equivalents at end of year	$0.2	$(3.8)	$12.7	$64.8	$—	$73.9

COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarter Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
	(Unaudited)
	(in millions, except for per share data)
Net sales	$864.8	$902.2	$2,967.5	$2,970.8
Cost of goods sold	800.8	812.1	2,687.7	2,658.3
Gross profit	64.0	90.1	279.8	312.5
Selling, general and administrative expenses	35.2	57.7	144.7	193.0
Restructuring charge	9.0	21.9	28.9	26.8
Impairment of long-lived assets	10.3	2.2	40.7	21.1
Operating income	9.5	8.3	65.5	71.6
Interest expense	46.9	37.8	127.4	111.3
Interest expense from subsidiary preferred stock dividends	10.5	9.2	30.5	22.4
Interest expense from subsidiary preferred stock accretion	0.6	0.4	1.6	4.8
Loss on sale of receivables	2.4	1.8	7.2	4.5
Loss on early extinguishment of debt	18.8	—	20.3	—
Other expense (income), net	(0.7)	(0.2)	4.1	(23.9)
Loss from continuing operations before income taxes	(69.0)	(40.7)	(125.6)	(47.5)
Income tax expense (benefit)	(13.4)	(8.6)	(17.0)	0.1
Net loss	$(55.6)	$(32.1)	$(108.6)	$(47.6)
Net loss per basic and diluted common share	$(0.67)	$(0.38)	$(1.30)	$(0.57)
Average common shares outstanding:
Basic and diluted	83.6	83.6	83.6	83.6

The Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2004	December 31, 2003
	(Unaudited)
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$3.5	$13.2
Accounts and other receivables, net of allowances of $6.4 and $9.2	255.1	257.3
Inventories	178.8	169.4
Other	217.1	212.2
Total current assets	654.5	652.1
Property, plant and equipment, net	806.0	834.1
Deferred tax assets	206.0	178.1
Goodwill	1,378.5	1,363.1
Intangible assets, net	45.7	66.9
Other assets	106.0	96.9
	$3,196.7	$3,191.2
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Current Liabilities:
Short-term borrowings	$25.3	$16.0
Current maturities of long-term debt and capital lease obligations	8.5	31.5
Accounts payable	636.3	638.9
Accrued expenses	225.1	238.9
Total current liabilities	895.2	925.3
Long-term debt and capital lease obligations	1,361.2	1,237.7
Mandatorily redeemable preferred stock of subsidiary	193.3	161.2
Other, including pensions and postretirement benefit obligation	404.6	423.4
Commitments and contingencies (Note 15)
Minority interest in consolidated subsidiary	2.3	3.3
Total liabilities	2,856.6	2,750.9
Common stock ($0.01 par value, 300.0 shares authorized, 83.6 shares issued and outstanding at September 30, 2004 and December 31, 2003)	0.8	0.8
Other paid-in capital	1,282.3	1,282.3
Accumulated deficit	(938.7)	(830.1)
Accumulated other comprehensive loss	(4.3)	(12.7)
Total common stockholders' equity	340.1	440.3
	$3,196.7	$3,191.2

The Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW

	Nine Months Ended September 30,
	2004	2003
	(Unaudited)
	(in millions)
OPERATING ACTIVITIES
Net loss	$(108.6)	$(47.6)
Adjustments to derive cash flow provided by (used in) operating activities:
Impairment of long lived assets	40.7	21.1
Deferred income tax benefit	(24.1)	(4.9)
Subsidiary preferred stock requirements	32.1	27.2
Depreciation	101.6	83.7
Amortization of other assets	11.1	17.5
Gain on curtailment of postretirement benefit plans other than pensions	(9.4)	—
Loss on early extinguishment of debt	20.3	—
Loss (gain) on sale of property, plant and equipment	2.5	(2.6)
Changes in assets and liabilities:
Increase (decrease) in postretirement benefit obligations	(4.6)	6.6
Decrease (increase) in net customer funded tooling	(9.0)	7.5
Decrease (increase) in accounts and other receivables	(49.0)	22.1
Proceeds from (reduction of) participating interests in accounts receivable, net of redemptions	86.9	(30.8)
Increase (decrease) in accounts receivable factored	(35.7)	43.0
Increase in inventories	(9.4)	(15.4)
Increase (decrease) in accounts payable	(2.6)	9.5
Increase in interest payable	9.4	28.6
Other, net	(61.1)	(121.5)
Net cash provided by (used in) operating activities	(8.9)	44.0
INVESTING ACTIVITIES
Additions to property, plant and equipment and other non-current assets	(151.3)	(119.9)
Sales of property, plant and equipment	60.4	15.2
Payments for acquisitions and related costs, net of cash acquired	(3.2)	(37.8)
Net cash used in investing activities	(94.1)	(142.5)
FINANCING ACTIVITIES
Issuance of long-term debt	848.9	—
Repayment of long-term debt and capital lease obligations	(802.6)	(22.4)
Payments for debt issuance costs	(15.6)	—
Net borrowings on revolving credit facilities	53.1	58.5
Increase in short-term borrowings	8.9	2.1
Net cash provided by financing activities	92.7	38.2
Effect of exchange rate changes on cash	0.6	1.5
Net decrease in cash and cash equivalents	(9.7)	(58.8)
Cash and cash equivalents at beginning of period	13.2	81.3
Cash and cash equivalents at end of period	$3.5	$22.5
Supplementary information:
Taxes paid	$7.6	$18.2
Interest paid	$106.6	$73.1
Capital lease obligations incurred	$1.1	$1.9

The Notes to Consolidated Financial Statements are an integral part of these consolidated financial statements.

COLLINS & AIKMAN CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (Unaudited)

1.    Organization

Collins & Aikman Corporation (the "Company") is a Delaware corporation, headquartered in Troy, Michigan. The Company conducts all of its operating activities through its wholly owned Collins & Aikman Products Co. ("Products") subsidiary. The Company is a global leader in design, engineering and manufacturing of automotive interior components, including instrument panels, fully assembled cockpit modules, floor and acoustic systems, automotive fabric, interior trim and convertible top systems. The Company changed the composition of its reportable segments beginning January 1, 2003 and further redefined the segments July 1, 2003 to reflect organizational changes and restated prior period segment data to be comparable. The Company operates through three segments: U.S. and Mexico Plastics, International Plastics and Global Soft Trim.

2.    Summary of Significant Accounting Policies

a.    Basis of Presentation

The consolidated financial statements include the accounts of the Company and its consolidated subsidiaries and in the opinion of management, contain all adjustments necessary for a fair presentation of financial position and results of operations. All significant intercompany items have been eliminated in the preparation of the consolidated financial statements. Certain prior quarter and prior year items have been reclassified to conform to the current quarter and fiscal 2004 presentation. Specifically, for the third quarter and nine months ending 2004, the Company reclassified $4.2 million from cost of goods sold to selling, general and administrative expense. In addition, for the third quarter and nine months ending 2003, the Company reclassified $5.4 million and $17.1 million, respectively, in facility lease costs from selling, general, and administrative expenses to cost of goods sold. Results of operations for interim periods are not necessarily indicative of results for the full year. The accompanying consolidated financial statements and footnotes should be read in conjunction with the Company's 2003 Annual Report on Form 10-K.

b.    Stock-Based Compensation

Statement of Financial Accounting Standards ("SFAS") No. 148, "Accounting for Stock-Based Compensation — Transition and Disclosure," amended SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock based employee compensation and amends the required disclosures. SFAS No. 123 encourages companies to adopt the fair value method for compensation expense recognition related to employee stock options. The accounting requirements of Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees" use the intrinsic value method in determining compensation expense, which represents the excess of the market price of the stock over the exercise price on the measurement date. The Company has elected to continue to utilize the accounting provisions of APB No. 25 for stock options and is required to provide pro forma disclosures of net income and earnings per share had the Company adopted the fair value method for recognition purposes.

In June 2004, the Compensation Committee of the Board of Directors approved a Voluntary Stock Option Exchange Program ("Program"). The Company offered option holders of grants under the 2002 Employee Stock Option Plan ("Plan") the opportunity to participate in the Program and exchange all of their existing $8.00 options for a combination of restricted stock units and stock options. The Program provided one restricted stock unit for every 50 stock options exchanged. Additionally, participants will be provided 98 options for every 100 options exchanged to be priced at the then market closing price no earlier than December 31, 2004. On June 29, 2004, 3.4 million options were exchanged, and the Company awarded 68,218 shares of restricted stock units. The restricted stock units vest in three equal annual installments on June 29, 2005, June 29, 2006 and June 29, 2007. The fair value of the restricted shares is amortized ratably over the vesting period. Compensation expense of $0.03 million was recognized in the restricted stock for the quarter ended September 30, 2004.

If we accounted for all stock-based compensation using the fair value recognition of SFAS No. 123 and related amendments, our net loss and basic and diluted earnings per share would have been as follows (in millions, except per share amounts):

	Quarter Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Net loss attributable to common shareholders:
As reported	$(55.6)	$(32.1)	$(108.6)	$(47.6)
Total employee stock based compensation expense determined under fair value based method for all awards, net of tax	(0.7)	(1.5)	(2.5)	(4.4)
Pro forma, net loss	$(56.3)	$(33.6)	$(111.1)	$(52.0)
Basic and diluted EPS:
As reported	$(0.67)	$(0.38)	$(1.30)	$(0.57)
Pro forma	$(0.67)	$(0.40)	$(1.33)	$(0.62)

For the above information, the fair value of each option grant was estimated on the date of grant using the Black-Scholes option pricing model with the following assumptions used for grants:

	September 30, 2004	September 30, 2003
Weighted average expected volatility	81.29%	77.50%
Expected lives	7 years	7 years
Weighted average risk free interest rate	4.02%	3.72%
Expected dividend rate	—	—
Weighted average grant date fair value of an option granted during the quarter	$2.77	$2.77

All shareholder plans have been approved by stockholders. Stock option activity under the plans is as follows for the nine months ended September 30, 2004 and the year ended December 31, 2003:

	September 30, 2004		December 31, 2003
	Number of shares	Weighted Average Exercise Price	Number of shares	Weighted Average Exercise Price
Outstanding beginning of year	5,009,456	$8.32	4,427,248	$10.12
Awarded	354,000	8.00	1,723,000	8.00
Exchanged, cancelled or expired	(5,006,256)	8.23	(1,140,792)	8.55
Outstanding at end of year	357,200	$9.72	5,009,456	$8.32

During the first quarter of 2003, the Company repriced 3,559,256 options with an exercise price of $10.00 to an exercise price of $8.00. As a result of repricing the Company's stock options, the options are treated as variable-based awards in accordance with APB No. 25. Because these options are considered to be variable-based awards, the Company will incur future compensation expense if the stock price exceeds the $8.00 exercise price established at the time of the repricing. At September 30, 2004, 293,200 options subject to repricing remain outstanding.

3.    Acquisitions and Goodwill

a.    Acquisitions

During the third quarter of 2004, the Company acquired an injection molding business and a sequencing business for $3.2 million.

On January 17, 2003, the Company acquired the remaining 50% interest in an Italian automotive joint venture from Textron Inc., a related party, for $15 million, which also terminated a $28 million put-option by Textron Inc., that was exercisable in December 2004. The Company incurred fixed asset impairments of $7.5 million relating to the 50% interest owned previously.

On January 2, 2003, the Company acquired Delphi Corp's plastic injection molding plant and related equipment in Logroño, Spain for $18 million. The 300,000 square foot Logroño facility includes 24 injection molders and one Class-A paint line.

b.    Goodwill

In accordance with SFAS No. 142, "Goodwill and Other Intangible Assets," goodwill is no longer amortized. Instead, goodwill and indefinite-lived intangible assets are tested for impairment in accordance with the provisions of SFAS No. 142. The Company employed a discounted cash flow analysis and a market comparable approach in conducting its impairment tests. The Company completed its annual impairment test as of November 1, 2003 indicating that the fair value of the reporting units exceeded the carrying values.

Fair value for all tests was determined based upon the discounted cash flows of the reporting units using discount rates ranging from 11.5% to 14.0% dependent on the reporting unit and a residual growth rate of 2%. The market comparable approach consisted of earnings multiples ranging from 5.2 to 6.5 times current year and forecasted Earnings Before Interest, Taxes, Depreciation and Amortization ("EBITDA") (operating income plus depreciation and amortization) and a control premium on equity. Future cash flows and EBITDA are affected by future operating performance, which will be impacted by economic conditions, car builds, financial, business and other factors, many of which are beyond the Company's control. The U.S. and Mexico Plastics reporting unit can be significantly impacted by an adverse change in assumptions. Considerable judgment is often involved in making these determinations and the use of different assumptions could result in significantly different results. An approximate 50 basis point change in discount rates or an approximate 4% reduction in profit would have resulted in further goodwill impairment analysis as part of the annual impairment test conducted as of November 1, 2003 as required by SFAS No. 142. The U.S. and Mexico Plastics reporting unit achieved expected results for the first quarter of 2004 but lower than expected EBITDA for the second and third quarters. The U.S. and Mexico Plastics unit is expected to return to forecast EBITDA levels for the fourth quarter, however, the Company will closely evaluate this unit's performance for the year and its related goodwill when completing its annual impairment test as of November 1, 2004. Management believes its assumptions and estimates are reasonable and appropriate, however actual results could differ from those estimates.

c.    Acquired Intangible Assets

The components of the Company's acquired and other amortizable intangible assets as of September 30, 2004 and December 31, 2003 were as follows (in millions):

	September 30, 2004			December 31, 2003
	Cost	Accumulated Amortization	Net Carrying Amount	Cost	Accumulated Amortization	Net Carrying Amount
Customer contracts	$40.0	$18.2	$21.8	$51.0	$13.1	$37.9
Patents and other	36.9	13.0	23.9	39.2	10.2	29.0
	$76.9	$31.2	$45.7	$90.2	$23.3	$66.9

As of September 30, 2004, scheduled amortization expenses for intangible assets are as follows:

Amortization Expenses
Remainder of 2004	$2.3
2005	10.3
2006	9.5
2007	7.1
2008	5.2
2009 and thereafter	11.3

During the second quarter 2004, the Company impaired a $2.7 million Intellimold patent, a finite intangible asset that was acquired as part of the TAC-Trim acquisition. Additionally, in the second quarter 2004, the Company impaired $11.0 million of customer contracts as a result of changes in customer sourcing.

4.    Inventories

Inventory balances are summarized below (in millions):

	September 30, 2004	December 31, 2003
Raw materials	$106.9	$95.0
Work in process	26.1	24.6
Finished goods	45.8	49.8
	$178.8	$169.4

5.    Customer Engineering and Tooling

The Company had tooling assets of approximately $161.6 million and $141.7 million as of September 30, 2004 and December 31, 2003, respectively. As of September 30, 2004, $133.5 million, $7.3 million and $20.8 million were classified as current other assets, long term other assets and property, plant and equipment, respectively. As of December 31, 2003, $122.7 million, $10.8 million and $8.2 million were classified as current other assets and long term other assets and property, plant and equipment, respectively. Customer engineering and tooling balances are summarized below (in millions):

	September 30, 2004	December 31, 2003
Contractual reimbursement of pre-production design and development costs	$16.0	$6.8
Molds, dies and other tools reimbursable by customers	115.9	124.9
Molds, dies and other tools company owned	29.7	10.0
	$161.6	$141.7

6.    Short-Term Borrowings

The Company utilizes uncommitted lines of credit to satisfy a portion of its short-term working capital requirements of certain of its foreign affiliates. As of September 30, 2004, the Company had lines of credit from international credit facilities of $44.8 million, of which $25.3 million was outstanding with $19.5 million available. As of December 31, 2003, the Company had lines of credit from international credit facilities of $37.1 million, of which $16.0 million was outstanding with $21.1 million available. The weighted average interest rate on the outstanding borrowings at September 30, 2004 and December 31, 2003 was approximately 20% and 16%, respectively.

7.    Long-Term Debt and Capital Lease Obligations

Long-term debt and capital lease obligations are summarized below (in millions):

	September 30, 2004	December 31, 2003
Senior Secured Credit Facilities:
Tranche A Term Loan Facility	$—	$62.9
Tranche B Term Loan Facility	—	287.2
Tranche B-1 Term Loan Facility	400.0	—
Revolving Credit Facility	0.5	6.3
Supplemental Revolving Credit Facility	58.9	—
Public Debt:
11 ½% Senior Subordinated Notes, due 2006.	—	400.0
10 ¾% Senior Notes, due 2011	500.0	500.0
12 7/8% Senior Subordinated Notes, due 2012.	400.3	—
Other (including capital lease obligations)	10.0	12.8
Total debt	1,369.7	1,269.2
Less current maturities (including current portion of capital lease obligations)	(8.5)	(31.5)
Total long-term debt and capital lease obligations	$1,361.2	$1,237.7

During the third quarter of 2004, the Company refinanced its existing Senior Secured Credit Facilities and its 11½ Senior Subordinate Notes in order to extend its debt maturities and enhance financial and operating flexibility.

Senior Secured Credit Facilities

In February 2004, the Company entered into the fifth amendment to the Senior Secured Credit Facilities, which allowed the establishment of a new $100 million Supplemental Revolving Credit Facility and the $185 million Tranche A-1 Term Loan. In connection with these new expanded facilities, $181.5 million was used to prepay existing Tranche A and Tranche B Term Loans in direct order of maturity. The Company recognized a $1.5 million loss on early extinguishment of debt in relation to the repayments.

On September 1, 2004, the Company amended and restated its existing Senior Secured Credit Facilities, which are now comprised of a $400.0 million Tranche B-1 term loan that matures on August 31, 2011, a $170.0 million supplemental revolving credit facility that matures on August 31, 2009 and a $105.0 million revolving credit facility that also matures on August 31, 2009. In connection with the amendment and restatement of the credit facilities, proceeds from the Tranche B-1 term loan were used to repay in full the term loans outstanding and to repay, in part, revolving credit facility outstandings, in each case under the original credit agreement. Proceeds from the amended and restated supplemental revolving credit facility were used to repay, in part, revolving credit facility outstandings and to repay in full supplemental revolving credit facility outstandings, in each case under the original credit agreement. The Company recognized a $14.8 million loss on early extinguishment of debt as a result of this transaction.

The Tranche B-1 term loan has scheduled repayments of $1.0 million due each December 1, March 1, June 1 and September 1 prior to the final maturity date when the balance becomes due and payable. Borrowings under the credit facility are secured by all the assets of the Company, Products and certain of Products' subsidiaries, and are unconditionally and irrevocably guaranteed jointly and severally by the Company and substantially all of its existing and subsequently acquired or organized domestic subsidiaries (other than the Company's special purpose receivables subsidiary, captive insurance subsidiaries and charitable subsidiaries).

At September 1, 2004, interest on borrowings, at the Company's option, were either (a) adjusted LIBOR plus a 4.00% margin in the case of the Tranche B-1 term loan and supplemental revolving credit facility and a 3.00% margin in the case of the revolving credit facility or (b) the highest of (i) JPMorgan Chase Bank's prime rate, (ii) the federal funds effective rate plus 1/2 of 1.00% and (iii) the base CD rate plus 1.00% plus a 3.00% margin in the case of the Tranche B-1 term loan facility and supplemental revolving credit facility and 2.00% margin in the case of the revolving credit facility. A commitment fee on any unused commitments under the revolving credit facility equal to 0.75% per annum is payable quarterly in arrears and is subject to downward adjustment based on attaining certain performance targets. The weighted average rate of interest on the Senior Secured Credit Facilities at September 30, 2004 and December 31, 2003 was 5.79% and 7.60%, respectively.

The amended and restated credit facility requires that the Company meet certain financial tests, including, without limitation, the following tests: a maximum leverage ratio, a minimum interest coverage ratio and certain prescribed limitations on capital expenditures at levels agreed upon between Products and the agents. The amended and restated credit facility also contains covenants and restrictions, including, among others, limitations or prohibitions on declaring dividends and other distributions, redeeming and repurchasing capital stock, prepaying, redeeming and repurchasing other indebtedness, loans and investments, additional indebtedness, liens, sale-leaseback transactions, preferred stock, recapitalizations, mergers, acquisitions, asset sales and transactions with affiliates.

The amended and restated credit facility contains certain customary events of default, including, among others cross-default and cross-acceleration to other indebtedness (including the Company's receivables facility). Upon the occurrence and during the continuation of a non-bankruptcy event of default, all obligations due under the amended and restated credit facilities may be accelerated and become immediately due and payable if the Administrative Agent so directs either at its discretion or at the request of the lenders holding an aggregate of a majority of the outstanding loans and unused commitments under the amended and restated credit facilities. In addition, upon the occurrence and during the continuance of a bankruptcy event of default, all obligations under the amended and restated credit facilities shall automatically accelerate and become immediately due and payable.

Public Debt

On August 26, 2004, Products issued $415 million aggregate principal amount of 12 7/8% Senior Subordinated Notes due 2012 at a discount of $14.9 million, which is being amortized during the life of the debt using the effective interest method. The gross proceeds of the Notes offering, or approximately $400.1 million, were used to redeem the outstanding $400 million of 11 ½% Senior Subordinated Notes due 2006. As a result of this transaction, Products incurred a $4.0 million loss on early extinguishment of debt.

The Notes were sold in the United States only to accredited investors pursuant to an exemption from the Securities Act of 1933, as amended, and subsequently resold to qualified institutional buyers pursuant to Rule 144A under the Securities Act and to non-U.S. persons in accordance with Regulation S under the Securities Act. The Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Notes will mature on August 15, 2012 and will accrue interest at the rate of 12 7/8% per year. Interest on the notes will be payable semi-annually in arrears on each February 15 and August 15, commencing on February 15, 2005. Products may redeem some or all of the Notes at any time at 100% of the principal amount plus a make-whole premium. In addition, prior to August 15, 2007, it may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price equal to 112.875% of the principal amount of the Notes, plus accrued and unpaid interest, if any.

If Products experiences a change of control, it may be required to offer to purchase the Notes at a purchase price equal to 101% of the principal amount, plus accrued and unpaid interest, if any.

The Notes are fully and unconditionally guaranteed on a senior subordinated unsecured basis by the Company and by each of Products' existing wholly owned domestic subsidiaries (other than its special purpose receivables, insurance and charitable subsidiaries). Future domestic subsidiaries of Products may also be required to guarantee the Notes.

The Notes have been issued under an indenture with BNY Midwest Trust Company, as trustee. The indenture governing the Notes contains covenants that will limit the ability of Products and the ability of its restricted subsidiaries to, among other things: incur or guarantee additional indebtedness; pay dividends or make other distributions or repurchase or redeem its stock; make investments; sell assets; create liens; enter into agreements restricting its restricted subsidiaries' ability to pay dividends; enter into transactions with affiliates; and consolidate, merge or sell all or substantially all of its assets. If an event of default, as specified in the indenture governing the Notes, shall occur and be continuing, either the Trustee or the holders of at least 25% in aggregate principal amount of Notes may accelerate the maturity of all the Notes. The covenants, events of default and acceleration rights described in this paragraph are subject to important exceptions and qualifications, which are described in the indenture.

Under a registration rights agreement, Products and the guarantors have agreed to use their reasonable best efforts to file and cause to become effective a registration statement with respect to an offer to exchange the Notes for other senior subordinated notes issued by Products and guaranteed by the guarantors, which are registered with the SEC and which have substantially identical terms as the Notes. If Products and the guarantors are not able to affect this exchange offer, they will use their reasonable best efforts to file, and cause to become effective, a shelf registration statement relating to resales of the notes and the guarantees. Products will be obligated to pay additional interest on the notes if it does not complete this exchange offer within 270 days after the closing date.

Other

As of September 30, 2004, the Company believes it is in compliance with all covenants under our various obligations. The Company believes cash flow from operations, together with its revolving credit facility, receivables arrangements and sale and leaseback arrangements will provide adequate sources of liquidity for the Company to fund its operations. The Company continues to seek means to generate additional cash for debt reduction and its growth strategy. Among its potential cash generation projects, the Company seeks to further improve working capital management (including factoring of receivables) and to continue to utilize lease financings.

The Company was recently informed that certain of the accelerated payment collection programs with its larger customers will be discontinued in 2005 and that one of those customers, Ford Motor Company, intends to phase out its accelerated payment collection program from September 2004 through December 2004. At September 30, 2004, the Company had approximately $10.2 million collected under the Ford program. These programs have materially enhanced our liquidity in the past. At September 30, 2004, the Company had approximately $130.9 million collected under these arrangements, including the Ford program. The impact of the discontinuance of these programs is expected to be partially offset by a greater utilization of our existing $250 million accounts receivable securitization facility. The existing receivables facility expires on December 20, 2004, and the Company expects to have a multi-year replacement facility established before that time. The Company will also consider replacement accelerated payment programs offered on behalf of our customers or through other financial intermediaries. However, we may not be able to timely or fully replace these arrangements, and the new terms of any such program may be less advantageous than current arrangements. If the Company is unable to replace these arrangements, it could adversely affect its liquidity under its senior secured credit facilities.

8.    Subsidiary Preferred Stock Requirements

In connection with the TAC-Trim acquisition on December 20, 2001, Products issued to Textron Inc. preferred stock with a liquidation preference of $326.4 million and an estimated fair market value of $146.9 million. The difference between the initial recorded value and the initial liquidation preference is being accreted over the life of the stock using the effective interest method. During the third quarter of 2004, interest expense from subsidiary preferred stock accretion and dividend costs were $0.6 million and $10.5 million, respectively. The third quarter of 2003 interest expense from preferred stock accretion and dividend costs was $0.4 million and $9.2 million, respectively. For the nine months ended September 30, 2004 interest expense from subsidiary preferred stock accretion and dividend costs were $1.6 million and $30.5 million, respectively. For the nine months ended September 30, 2003 interest expense from subsidiary preferred stock accretion and dividend costs were $4.8 million and $22.4 million, respectively.

Effective April 2004, all 20,000 shares of the Series C Preferred Stock, which were held by Textron Inc, were converted to Series B Preferred Stock on an equivalent share basis. The primary difference between the Series C and Series B Preferred Stock is that Series C holders were entitled to participation in distributions of Products common equity tied to the appreciation in the value of Products common equity subsequent to the issuance date of the securities. Each holder received one share of Series B Preferred Stock for each share of Series C Preferred Stock.

9.    Receivables Facility and Non Recourse Factoring Facilities

Receivables Facility

As of September 30, 2004 and December 31, 2003, Carcorp, Inc.'s total receivables pool, as defined under the receivables facility, was $225.7 million and $165.4 million, respectively. As of September 30, 2004, the utilization of the Receivables Facility was $160.7 million and was fully drawn. At December 31, 2003, the utilization of the Receivables Facility was $73.7 million, and an additional $9.1 million was available, subject to limitations imposed under the Senior Secured Credit Facilities. The receivables facility expires on December 20, 2004, and the Company expects to have a replacement facility established before that time.

The Company is required to pay a fee of 0.50% on the unused portion of the facility. A discount on the sold receivables is approximately equal to the interest rate paid by the conduits to the holders of the commercial paper plus a usage fee that ranges from 1.50% to 2.25%. The discount rate at September 30, 2004 was 3.37%.

Non-Recourse Factoring Facilities

The Company had entered into various agreements with international lenders to sell accounts receivables of certain international operations on a non-recourse basis. As of September 30, 2004, the Company has utilized $90.9 million from these commitments. The funding levels and commitments by the lenders are based on the eligible receivables in the Company's subsidiaries in the various countries, including subsidiaries in Belgium, Brazil, Czech Republic, Germany, Italy, Mexico, Netherlands, Spain and Sweden. As of September 30, 2004, under the agreements, approximately $98.1 million of receivables have been sold, while the Company had retained an interest in $7.2 million of these sold receivables. At December 31, 2003, under the agreements, approximately $132.7 million of receivables had been sold, while the Company had retained an interest in $6.1 million of these sold receivables. The retained interest remains classified on the Company's balance sheet as trade receivables. Under the agreements, the Company usually pays a factoring fee and a discount on the daily utilization of the facility. The expenses related to these agreements are recorded in loss on sale of receivables on the income statement.

For the third quarter and year-to-date ended September 30, 2004, the loss on sale of receivables under the Receivables Facility and the non-recourse factoring facilities totaled $2.4 million and $7.2 million, respectively, compared to $1.8 million and $4.5 million for the third quarter and year-to-date ended September 30, 2003, respectively.

10.    Employee Benefit Plans

The 2004 and 2003 amounts shown below reflect the defined benefit pension and other postretirement benefit expense for the three and nine months ended September 30 for each year:

	Quarter ended September 30				Nine months ended September 30
	Pension Benefits		Other Postretirement Benefits		Pension Benefits		Other Postretirement Benefits
	2004	2003	2004	2003	2004	2003	2004	2003
Service cost	$3.8	$3.5	$0.2	$0.3	$11.4	$10.5	$0.8	$1.0
Interest cost	6.7	6.5	1.3	1.4	20.1	19.5	4.1	4.3
Expected return on plan assets	(7.4)	(6.8)	—	—	(22.2)	(20.4)	—	—
Amortization of prior service cost (gain)	0.1	0.1	(2.1)	(1.9)	0.3	0.3	(5.8)	(5.7)
Curtailment credits	—	—	(9.4)	—	—	—	(9.4)	—
Amortization of net loss/(gain)	1.6	1.5	(0.3)	(0.3)	4.8	4.5	(0.9)	(0.9)
Net periodic benefit cost (gain)	$4.8	$4.8	$(10.3)	$(0.5)	$14.4	$14.4	$(11.2)	$(1.3)

The Company expects to contribute $10.9 million to its pension plans in 2004. Through the third quarter ended September 30, 2004, $8.6 million has been contributed.

The "Medicare Prescription Drug, Improvement and Modernization Act of 2003," (the "Act") reduced the net periodic postretirement benefit cost by $0.1 million and $0.2 million for the three and nine months ended September 30, 2004, respectively, including service cost, interest cost and amortization of the actuarial experience gain. The total impact of the Act on our actuarial liability was $3.0 million and is being accounted for as an actuarial gain, in accordance with guidance from the Financial Accounting Standards Board ("FASB") Staff Position 106-2 "Accounting and Disclosure Requirements Related to the Medicare Prescription Drug, Improvement and Modernization Act of 2003." As a result, the gain will be amortized as a reduction of our periodic expense and balance sheet liability over the estimated future lifetime of the active employees, depending on the plan.

On June 24, 2004, the Company announced that postretirement medical subsidies for all non-union medical plans and all postretirement life insurance (except for union and executive plans) would be eliminated effective January 1, 2006. Accordingly, these events are treated as an amendment with curtailments as appropriate for each plan. The effect of the plan amendments for the nine months ended September 30, 2004 resulted in the Company recognizing $9.4 million of curtailment credits and a $0.4 million gain in amortization of prior service costs. These gains are recognized as a $5.2 million benefit in selling, general and administrative expenses and a $4.6 million benefit in cost of goods sold. For the fourth quarter of 2004 the Company expects to recognize approximately $10.5 million in postretirement benefits, of which approximately $2.5 million ($1.8 million, net of taxes) will be classified as income from discontinued operations. Additionally, in 2005, the Company expects to recognize approximately $50.0 million in postretirement benefits, of which approximately $11.0 million ($7.0 million, net of taxes) will be classified as income from discontinued operations, relating to the effect of the plan amendments.

11.    Restructuring and Impairment

Activity related to the restructuring reserve is as follows (in millions):

	Severance Costs	Lease Commitments and Other Exit Costs	Total
Restructuring reserves:
Balance at beginning of year	$21.6	$9.3	$30.9
2004 Expense:
2nd quarter 2003 program	0.1	—	0.1
3rd quarter 2003 program	0.8	—	0.8
4th quarter 2003 program	0.2	—	0.2
1st quarter 2004 program	7.6	1.8	9.4
2nd quarter 2004 program	9.1	1.3	10.4
3rd quarter 2004 program	10.3	1.7	12.0
Adjustments to prior period programs	(4.0)	—	(4.0)
Total net expense	24.1	4.8	28.9
Costs paid	(22.1)	(7.1)	(29.2)
Ending balance at September 30, 2004	$23.6	$7.0	$30.6
3rd quarter 2003 restructuring:
Costs expected	$21.2	$6.8	$28.0
Costs paid in 2004	4.4	1.0	5.4
Costs paid to date	12.2	4.1	16.3
4th quarter 2003 restructuring
Costs expected	$6.8	$1.7	$8.5
Costs paid in 2004	3.0	1.1	4.1
Costs paid to date	5.8	1.1	6.9
1st quarter 2004 restructuring
Costs expected	$7.6	$1.8	$9.4
Costs paid in 2004	4.9	0.9	5.8
Costs paid to date	4.9	0.9	5.8
2nd quarter 2004 restructuring
Costs expected	$9.1	$1.3	$10.4
Costs paid in 2004	3.7	0.1	3.8
Costs paid to date	3.7	0.1	3.8
3rd quarter 2004 restructuring
Costs expected	$10.3	$1.7	$12.0
Costs paid in 2004	2.0	0.6	2.6
Costs paid to date	2.0	0.6	2.6

During the third quarter 2004, the Company continued its initiative to right size its overhead structure, further reduce salaried headcount and strengthen and streamline the senior management team on a worldwide basis resulting in a restructuring charge of $12.0 million. The third quarter charge included $10.3 million of severance cost and $1.7 million of costs related to the establishment of accruals for lease commitments and other exit costs. Also included in the third quarter 2004 charges is adjustments related to previously established accruals which did not require cash outlays of $3.0 million resulting in a net charge of $9.0 million. Additionally, the Company recognized an $10.3 million write down of assets primarily related to the closing of an International Plastic location totaling $7.0 million. The $3.3 million remaining fixed asset write down was related to Global Soft Trim locations.

	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other	Total
3rd Quarter 2004 Restructuring:
Total costs expected	$1.5	$5.1	$3.2	$2.2	$12.0
Costs incurred in 2004	1.5	5.1	3.2	2.2	12.0
Costs incurred to date	1.5	5.1	3.2	2.2	12.0
Headcount Reduction	103	528	235	16	882

During the second quarter 2004, the Company undertook a restructuring program to right size its overhead structure, further reduce salaried headcount and strengthen and streamline the senior management team on a worldwide basis resulting in a restructuring charge of $10.4 million. Additionally, the Company recognized a $27.4 million write down of assets related to the Company impairing $13.6 million of Intellimold assets, including a $2.7 million patent, a finite intangible asset, acquired as part of the TAC-Trim acquisition. The Company also impaired $11.0 million of customer contracts as a result of changes in customer sourcing. The $2.8 million remaining fixed asset write down was related primarily to Global Soft Trim locations.

	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other	Total
2nd Quarter 2004 Restructuring:
Total costs expected	$1.3	$0.8	$5.9	$2.4	$10.4
Costs incurred in 2004	1.3	0.8	5.9	2.4	10.4
Costs incurred to date	1.3	0.8	5.9	2.4	10.4
Headcount Reduction	250	10	250	40	550

During the first quarter 2004, the Company undertook a restructuring program to right size its overhead structure, further reduce salaried headcount and strengthen and streamline the senior management team on a worldwide basis resulting in a restructuring charge of $9.4 million. Additionally, the Company recognized a $3.0 million write down of fixed assets related primarily to Global Soft Trim locations. The Company also incurred and recorded restructuring charges of $1.1 million for prior year programs along with an adjustment related to a previously established accrual, which did not require cash outlays of $1.0 million.

	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other	Total
1st Quarter 2004 Restructuring:
Total costs expected	$1.3	$1.9	$1.7	$4.5	$9.4
Costs incurred in 2004	1.3	1.9	1.7	4.5	9.4
Costs incurred to date	1.3	1.9	1.7	4.5	9.4
Headcount Reduction	30	170	30	30	260

During the fourth quarter 2003, the Company undertook a restructuring program to right size its overhead structure, reduce salaried headcount and strengthen and streamline the senior management team on a worldwide basis with the primary focus on domestic operations resulting in a restructuring charge of $9.3 million. Additionally, the Company recognized a $4.6 million write down of fixed assets related to U.S. and Mexico Plastics and Global Soft Trim locations.

	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other	Total
4th Quarter 2003 Restructuring:
Total costs expected	$0.9	$4.0	$2.6	$1.0	$8.5
Costs incurred in 2004	—	0.2	(1.0)	—	(0.8)
Costs incurred to date	0.9	4.0	2.6	1.0	8.5
Headcount Reduction	100	500	400	—	1,000

During the third quarter 2003, the Company undertook a restructuring program to right size its overhead structure, reduce salaried headcount and strengthen and streamline the senior management team on a worldwide basis with the primary focus on domestic operations resulting in a restructuring charge of $27.2 million. Additionally, the Company recognized a $2.2 million write down of fixed assets related primarily to International Plastics locations.

Included in the third quarter 2003 restructuring charge severance cost were charges related to the separation agreement with Jerry L. Mosingo, the former President and CEO. In August 2003, the Company's Board of Directors appointed David Stockman as CEO, in addition to retaining his position of Chairman. Under the terms of his separation agreement, Mr. Mosingo received $0.6 million in the third quarter of 2003 and will receive $0.2 million per quarter through December 31, 2004 and $0.1 million for the quarter ending March 31, 2005, and other fringe and retirement benefits. The resulting third quarter 2003 restructuring charge was $5.3 million, which includes the present value of future benefits of $2.8 million, included in pension liability.

	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other	Total
3rd Quarter 2003 Restructuring:
Total costs expected	$6.3	$5.6	$5.9	$10.2	$28.0
Costs incurred in 2004	—	0.6	0.2	—	0.8
Costs incurred to date	6.3	5.6	5.9	10.2	28.0
Headcount Reduction	500	300	600	200	1,600

During the second quarter 2003, the Company undertook a restructuring program to rationalize operations on a worldwide basis with the primary focus on U.S. and Mexico operations resulting in a restructuring charge of $4.9 million. The 2003 charge included approximately $4.2 million of severance cost and $0.7 million of costs related to the establishment of reserves for lease commitments and other exit costs. The Company's restructuring plan includes severance of over 500 personnel. Of the 500 personnel approximately 450 were terminated in the second quarter of 2003 with approximately 170 personnel at the Company's International Plastics segment, approximately 160 at Global Soft Trim segment and approximately 120 at the Company's corporate locations. Additionally, the Company recognized a $0.8 million write down of fixed assets related to an International Plastics location. Restructuring charges related to the first quarter of 2004 for this program were $0.1 million for severance costs with less than $0.1 million of severance costs remaining to be charged during 2004 and 2005.

Reserves for lease terminations costs are paid in conjunction with the remaining terms of the leases, while severance and other exit costs are generally paid within one year of the restructuring program.

During 2003, the Company recognized a $7.5 million write-down of fixed assets related to its 50% interest in an Italian joint venture acquired in 2001 and $10.4 million impairment of the Becker non-compete agreement.

12.    Related Party Transactions

Heartland Transactions

The Company is a party to a Services Agreement with Heartland under which Heartland provides advisory and consulting services, including services with respect to developments in the automotive industry and supply markets, advice on financial and strategic plans and alternatives and other matters as it may reasonably request and are within Heartland's expertise. The Services Agreement terminates on the earlier of its tenth anniversary or the date upon which Heartland ceases to own Company shares equivalent to 25% of that owned by them on February 23, 2001.

Under the Services Agreement, the Company is obligated to pay to Heartland a $4.0 million annual advisory fee payable in quarterly installments and reimburse its out-of-pocket expenses related to the services it provides. The Company has also agreed to pay a fee of 1% of the total enterprise value of certain acquisitions and dispositions and 1% of the gross proceeds of certain financings.

In March 2004, the Company's Board of Directors, including the disinterested and independent directors of the Board, approved a fee of $1.0 million to Heartland for its services rendered in connection with the 2004 amendments to the Company's credit facility to add a supplemental revolving credit facility.

In May 2004, the Company's Board of Directors, including the disinterested and independent directors of the Board, approved an amendment of the Services Agreement to provide for a fee of up to $5.0 million related to services rendered in connection with the notes offering and a fee of 1% of the gross proceeds of certain future financings, excluding the amendment and restatement of our senior secured credit facility. The $1.0 million fee for the February 2004 amendments to the Company's credit facility was subsequently waived when the Company completed its credit facility and notes refinancing during the third quarter of 2004, as part of which Heartland received a fee of $5.0 million.

For the quarter and nine months ended September 30, 2004, the Company recorded total fees to Heartland of $6.3 million and $8.5 million, respectively. For the quarter and nine months ended September 30, 2003, the Company recorded total fees of $1.0 million and $3.0 million, respectively.

Charles E. Becker Transactions

For the quarter and nine months ended September 30, 2004, the Company recorded total lease payments of $2.2 million and $6.5 million, respectively, under various lease agreements with entities controlled by Charles E. Becker, a former director of the Company. For the quarter and nine months ended September 30, 2003, the Company recorded total lease payments of $2.3 million and $6.9 million, respectively, under various lease agreements.

Mr. Becker resigned as director of the Company effective as of May 6, 2004.

Elkin McCallum Transactions

In 2004 and 2003, the Company engaged in ordinary course transactions with entities controlled by Elkin McCallum, a former director of the Company, for the purchase and sale of goods and services as part of ongoing business relationships. The Company recorded purchases for goods and services from entities controlled by Mr. McCallum of $0.7 million and $4.1 million for the quarter and nine months ended September 30, 2004, respectively, and $4.1 million and $15.2 million (net $1.2 million of rebates) for the quarter and nine months ended September 30, 2003, respectively, for goods and services purchased. The rebates received from Mr. McCallum relate to knit and woven automotive fabrics provided by entities controlled by Mr. McCallum under the Supply Agreement and Transition Agreement executed in connection with the 2001 Joan acquisition. Supplier rebates such as these are common in the automotive industry as part of ongoing price negotiations and adjustments. The rebates from Mr. McCallum totaled $14.7 million over the duration of the agreements. In addition, the Company recorded sales to entities controlled by Mr. McCallum of $0.6 million and $4.0 million for the quarter and nine months ended September 30, 2004, respectively, and $0.8 million and $5.3 million for the quarter and nine months ended September 30, 2003, respectively.

The following table summarizes the balances outstanding from entities controlled by Mr. McCallum (in millions):

	September 30, 2004	December 31, 2003
Accounts Receivable	$4.4	$2.7
Accounts Payable	2.7	1.0

Mr. McCallum resigned as director of the Company effective as of May 6, 2004.

13.    Income Taxes

The Company recognized an income tax benefit of $13.4 million and $8.6 million for the quarters ended September 30, 2004 and 2003, respectively. The Company recognized an income tax benefit of $17.0 million and an income tax expense of $0.1 million for the nine months ended September 30, 2004 and 2003, respectively. The primary reasons for the Company's effective tax rate being different from its statutory rate are non-deductible preferred stock dividends and accretion, foreign losses for which tax benefits are not recorded and state and foreign taxes that do not fluctuate directly with income, partially offset by the effect of a financing arrangement and tax credits.

14.    Information About the Company's Operations

In conjunction with the 2003 restructurings, the Company changed its reportable segments to align with organization changes and senior management responsibilities. The Company's reportable segments consist of U.S. and Mexico Plastics, International Plastics and Global Soft Trim. International Plastics includes international plastics operations, including Canada but excluding Mexico. The U.S. and Mexico Plastics and International Plastics segments include interior trim components such as door panels, instrument panels, consoles, package trays and cargo management systems, exterior trim components such as bumper fascias and cladding and fully assembled cockpit systems and components thereof. The Global Soft Trim segment includes molded non-woven and tufted carpet, alternative molded flooring, accessory mats and acoustics systems consisting of absorbing materials, damping materials, engine compartment noise vibration and harshness systems, interior insulators, seat body cloth, insert fabric, headliner fabric, convertible roof systems, hard top retractable roof systems, tonneau covers and actuation systems. The Company changed the composition of its reportable segments beginning July 1, 2003 and restated prior period segment data to be comparable.

The Company evaluates performance based on operating profit or loss. Information about the Company's segments is presented below (in millions):

	Quarter Ended September 30, 2004
	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other(a)	Total
External revenues	$261.7	$319.6	$283.5	$—	$864.8
Inter-segment revenues	8.2	3.3	1.1	(12.6)	—
Interest expense from preferred stock requirement	—	—	—	11.1	11.1
Depreciation and amortization	11.4	11.6	13.9	2.3	39.2
Operating income (loss)	13.8	(8.8)	11.9	(7.4)	9.5
Capital expenditures	23.6	29.8	15.4	0.4	69.2

	Quarter Ended September 30, 2003
	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other(a)	Total
External revenues	$312.0	$273.8	$316.4	$—	$902.2
Inter-segment revenues	3.0	4.1	0.3	(7.4)	—
Interest expense from preferred stock requirement	—	—	—	9.6	9.6
Depreciation and amortization	10.2	9.3	11.9	2.2	33.6
Operating income (loss)	17.5	1.3	27.6	(38.1)	8.3
Capital expenditures	11.1	15.5	18.0	0.2	44.8

	Nine Months Ended September 30, 2004
	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other(a)	Total
External revenues	$947.6	$1,072.8	$947.1	$—	$2,967.5
Inter-segment revenues	21.7	10.6	1.5	(33.8)	—
Interest expense from preferred stock requirement	—	—	—	32.1	32.1
Depreciation and amortization	35.0	32.7	37.8	7.2	112.7
Operating income (loss)	38.1	0.9	73.8	(47.3)	65.5
Capital expenditures	50.6	56.8	40.1	3.8	151.3
As of September 30:
Goodwill	757.2	346.9	274.4	—	1,378.5
Total assets	1,092.2	852.2	675.6	576.7	3,196.7

	Nine Months Ended September 30, 2003
	U.S. and Mexico Plastics	International Plastics	Global Soft Trim	Other(a)	Total
External revenues	$1,018.2	$917.9	$1,034.7	$—	$2,970.8
Inter-segment revenues	9.8	12.9	1.1	(23.8)	—
Interest expense from preferred stock requirement	—	—	—	27.2	27.2
Depreciation and amortization	31.6	28.7	35.0	5.9	101.2
Operating income (loss)	49.8	(18.0)	118.4	(78.6)	71.6
Capital expenditures	28.2	34.3	52.0	5.4	119.9
As of September 30:
Goodwill	707.3	343.5	274.5	—	1,325.3
Total assets	1,049.1	803.6	697.2	633.1	3,183.0

(a)	Other includes the Company's non-operating units and the effect of eliminating entries. During 2004 and 2003, certain corporate costs that were previously included at the divisional units were included in the Other category. Those costs that could be attributed to a divisional unit were allocated back to the appropriate division. Operating income (loss) for the nine months ended September 30, 2004 reflects: $46.1 million, $58.1 million and $35.5 million of corporate costs allocated back to U.S. and Mexico Plastics, International Plastics and Global Soft Trim, respectively. Operating income (loss) for the nine months ended September 30, 2003 reflects: $40.8 million, $51.6 million, and $24.6 million of corporate costs allocated back to U.S. and Mexico Plastics, International Plastics and Global Soft Trim, respectively.

Direct and indirect sales to significant customers in excess of ten percent of consolidated net sales from continuing operations are as follows:

	Quarter Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
DaimlerChrysler AG	30.1%	28.3%	31.5%	29.1%
General Motors Corporation	20.5%	24.4%	19.7%	22.2%
Ford Motor Company	24.0%	24.1%	26.1%	24.7%

15.    Commitments and Contingencies

Except as described below, the Company and its subsidiaries are not party to any material pending legal proceedings, but is involved in ordinary routine litigation incidental to the business.

Environmental

The Company is subject to federal, state, local and foreign environmental, and health and safety, laws and regulations that (i) affect ongoing operations and may increase capital costs and operating expenses in order to maintain compliance with such requirements and (ii) impose liability relating to contamination at facilities, other locations such as former facilities, facilities where we have sent wastes for treatment or disposal and other properties to which the Company may be linked. Such liability may include, for example, investigation and cleanup of the contamination, personal injury and property damage caused by the contamination and damages to natural resources. Some of these liabilities may be imposed without regard to fault and may also be joint and several (which can result in a liable party being held responsible for the entire obligation, even where other parties are also liable).

Management believes that it has obtained, and is in material compliance with, those material environmental permits and approvals necessary to conduct the Company's various businesses. Environmental compliance costs for continuing businesses are accounted for as normal operating expenses or capital expenditures, except for certain costs incurred at acquired locations. Environmental compliance costs relating to conditions existing at the time of an acquisition are generally charged to reserves established in purchase accounting. The Company accrues for environmental remediation costs when such obligations are known and reasonably estimable. In the opinion of management, based on the facts presently known to it, such environmental compliance and remediation costs will not have a material effect on the Company's business, consolidated financial condition, future results of operations or cash flows.

The Company is legally or contractually responsible or alleged to be responsible for the investigation and remediation of contamination at various sites and for personal injury or property damages, if any, associated with such contamination. At some of these sites, the Company has been notified that it is a potentially responsible party ("PRP") under the federal Superfund law or similar state laws. Other sites at which the Company may be responsible for contamination may be identified in the future, including with respect to divested and acquired businesses.

The Company is currently engaged in investigating or remediating certain sites, as discussed in the paragraphs below. In estimating the cost of investigation and remediation, the Company considered, among other things, its prior experience in remediating contaminated sites, remediation efforts by other parties, data released by the United States Environmental Protection Agency ("USEPA"), the professional judgment of the Company's environmental experts, outside environmental specialists and other experts and the likelihood that other identified PRPs will have the financial resources to fulfill their obligations at sites where they and the Company may be jointly and severally liable. It is difficult to estimate the total cost of investigation and remediation due to various factors including:

•	incomplete information regarding particular sites and other PRPs;

•	uncertainty regarding the nature and extent of environmental problems and the Company's share, if any, of liability for such problems;

•	the ultimate selection among alternative approaches by governmental regulators;

•	the complexity and evolving nature of environmental laws, regulations and governmental directives;

•	changes in cleanup standards.

The Company is a party to a Consent Decree with the State of New Hampshire to remediate a former industrial landfill known as the Cardinal Landfill in Farmington, New Hampshire. Pursuant to that Consent Decree, the Company is currently conducting a pilot test for a proposed remediation of chlorinated compound contaminants in groundwater. The Consent Decree calls for a remedy to be in place during 2005. The Company is a defendant in three lawsuits filed by a total of 91 individual plaintiffs for alleged personal injuries arising from Cardinal Landfill conditions. The Company will vigorously contest these allegations. As of September 30, 2004, the Company has accrued $11.0 million for Cardinal Landfill.

The Company is a party, as a member of a PRP workgroup, to a Consent Decree entered with the USEPA for the remediation of a former municipal landfill in Dover, New Hampshire. The town of Dover, New Hampshire is also a member of the PRP group and a party to the Consent Decree. Pursuant to the terms of the Consent Decree, the PRP group has recently completed an alternative remediation design. The USEPA and the State of New Hampshire have reviewed, provided for public comment and approved the alternative remedial design and subsequently issued an amended Record of Decision. As of September 30, 2004, the Company has accrued $8.2 million for Dover.

Pursuant to a Consent Decree signed with the USEPA, the Company is currently engaged in a full-scale remediation for groundwater and soil contamination at the former Stamina Mills manufacturing facility in North Smithfield, Rhode Island. Remediation activities have been ongoing since 1998. Another Consent Decree resolving the USEPA claim for past oversight costs was signed during 2003, and a payment of $7.3 million was made during the third quarter of 2003. As of September 30, 2004, the Company has accrued $6.4 million for Stamina Mills.

The Company is working with the Michigan Department of Environmental Quality ("MDEQ") to investigate and remediate soil and groundwater contamination at a former manufacturing plant in

Mancelona, Michigan and at adjacent owned property formerly used for the treatment and disposal of plating waste. MDEQ is likely to require remediation of groundwater contamination.

The current owner of one of the Company's former manufacturing plants located in Bowling Green, Ohio has entered into an Administrative Order on Consent with the Ohio Environmental Protection Agency ("OEPA") requiring investigation and remediation of contamination at the site. The Company is reimbursing the current owner for costs associated with ongoing groundwater monitoring and, following selection of an appropriate remedy by OEPA, will assume 90% of future remediation costs.

In the 1980's and 1990's, the California Regional Water Quality Control Board ("CRWQCB") and other state agencies ordered a predecessor of the Company to investigate and remediate soil and groundwater contamination at a former lumber treatment plant in Elmira, CA. In 1996, the Company entered into an agreement with the State of California to conduct long-term operation and maintenance of the remedy implemented at the site. Currently, the Company is conducting a pilot test of an alternative treatment option that will reduce the cost and time for clean up at this site.

The Company has entered into an Administrative Order by Consent with the USEPA requiring investigation, delineation and removal of contamination from a vacant three acre site in Zanesville, Ohio. The delineation report has been submitted to USEPA for comment, and the Administrative Order by Consent calls for the submittal and implementation of an action plan during 2004. Based on ongoing investigations at the site in regards to potential lead contamination in soil and groundwater, the USEPA has requested additional studies of groundwater and site wide soil stability studies in preparation for cap installation. Initial results of these studies indicate that there is no lead contamination in groundwater. The issue of cap installation is being evaluated in light of these recent findings.

In 2003, the Company signed a Consent Agreement with the State of South Carolina Department of Health and Environmental Control requiring soil and groundwater investigations at a former manufacturing facility in Cowpens, South Carolina. The Company had ceased operations at this location in 1981. Initial investigations will delineate potential groundwater contamination that has migrated under a residential area. These studies are scheduled to be completed in 2004.

The Company has established accruals for certain contingent environmental liabilities and management believes such reserves comply with accounting principles generally accepted in the United States of America. The Company accrues for environmental investigatory and non-capital remediation costs when litigation has commenced or a claim or assessment has been asserted or is imminent, the likelihood of an unfavorable outcome is probable, and the financial impact of such outcome is reasonably estimable. As of September 30, 2004 and December 31, 2003, total reserves for these environmental costs are approximately $45.7 million and $51.2 million, respectively.

In the opinion of management, based on information presently known to it, identified environmental costs and contingencies will not have a material effect on the Company's consolidated financial condition, future results of operations or cash flows. However, management can give no assurance that they have identified or properly assessed all potential environmental liabilities arising from the business or properties, and those of present and former subsidiaries and their corporate predecessors.

Legal Proceedings

The Company and its subsidiaries have lawsuits and claims pending against them and have certain guarantees outstanding which were made in the ordinary course of business.

As of September 30, 2004, the Company was a party to approximately 1,102 pending cases alleging personal injury from exposure to asbestos containing materials used in boilers manufactured before 1966 by former operations of the Company which were sold in 1966. Asbestos-containing refractory bricks lined the boilers and, in some instances, the Company's former operations installed asbestos-containing insulation around the boilers. These pending cases do not include cases that have been dismissed or are subject to agreements to dismiss due to the inability of the plaintiffs to establish exposure to a relevant product and cases that have been settled or are subject to settlement agreements. Total settlement costs for these cases have been less than $1.3 million or an average of less than $6,250 per settled case. The defense and settlement costs have been substantially covered by the Company's primary insurance carriers under a claims handling agreement that expires in August 2006. The Company has primary, excess and umbrella insurance coverage for various periods available for asbestos-related boiler and other claims. The Company's primary carriers have agreed to cover approximately 80% of certain defense and settlement costs up to a limit of approximately $70.5 million for all claims made, subject to reservations of rights. The excess insurance coverage, which varies in availability from year to year, is approximately $615 million in aggregate for all claims made. The coverage may be impacted by matters described below. Based on the age of the boilers, the nature of the claims and settlements made to date and the insurance coverage, management does not believe that these cases will have a material impact on the Company's financial condition, results of operations or cash flows. However, the Company cannot assure that it will not be subjected to significant additional claims in the future in respect of these or other matters for which the insurance could be utilized, that insurance will be available as expected, that the matters described below may not impact the Company's coverage or that unanticipated damages or settlements in the future would not exceed insurance coverage.

In 1988, the Company divested its retail lumber and building materials business to Wickes Lumber Co. (now Wickes Inc.), which filed a voluntary petition for reorganization under Chapter 11 of the U.S. Bankruptcy Code in early 2004. As part of this divestiture, Wickes assumed responsibility for all liabilities associated with this business, including those associated with certain asbestos-related claims, and the Company agreed to give them access to its general liability insurance policies for such liabilities. These are, in several instances, the same policies referred to in the preceding paragraph. Wickes has been making claims against these policies for settlements of asbestos-related claims that it has characterized as insignificant as of late 2003 in its filings with the Securities and Exchange Commission. The Company has agreed to suspend making claims for other than defense costs to permit agreement upon a framework within the bankruptcy proceedings or otherwise for coordinating these claims as between the Company and Wickes. It is possible that resolution of these issues will await confirmation of a plan of reorganization for Wickes and that an equitable portion of the insurance will be made available for Wickes asbestos or other claimants, thereby reducing the coverage available to the Company for its own claims. Based upon the information available to the Company concerning Wickes' claims history, management does not believe these matters will materially and adversely affect the Company.

A purported class action was filed on March 24, 2003 in the United States District Court for the Eastern District of Michigan, against the Company, Heartland and ten current and former senior officers and/ or directors of the Company, alleging violations of Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 and Rule 10b-5 promulgated there under. Four similar actions were subsequently filed in the United States District Court for the Eastern District of Michigan, purportedly filed on behalf of purchasers of the common stock of the Company between August 7, 2001 and August 2, 2002, which are identical to the purported class identified in the previously disclosed lawsuit, except in one instance in which the complaint alleges a class period beginning on July 5, 2001. On August 4, 2003, the court consolidated all five pending actions and appointed lead plaintiffs for the purported class. The Company believes that the claims are without merit and intends to vigorously defend the lawsuits. The Company does not believe that the suit will have a material impact on its financial condition, results of operations or cash flows.

The Company is a defendant in a lawsuit involving a sales commission arrangement inherited from a predecessor company and its partial ownership of an extinguished joint venture. In September 2003, the Oakland County Circuit Court entered a judgment by default against the company for $4.2 million based upon an inadvertent failure to produce a small number of documents that were to be produced with thousands of other documents that were delivered in the discovery process. The Company and its counsel believe that the default judgment was improperly entered and that damages were improperly assessed, and it has filed an appeal of the judgment with the Michigan Court of Appeals. The Company intends to vigorously pursue its appeal in this matter and has posted a letter of credit in the amount of the judgment as part of the normal appeal process. While management believes it has no liability to the plaintiff, the Company has established an appropriate reserve for this matter in an amount less than the amount of the current judgment.

The ultimate outcome of the legal proceedings to which the Company is a party will not, in the opinion of the Company's management, based on the facts presently known to it, have a material effect on the Company's consolidated financial condition, future results of operations or cash flows.

Other Commitments

As of September 30, 2004, the Company's continuing operations had approximately $69.0 million in outstanding capital expenditure commitments. The majority of the leased properties of the Company's previously divested businesses have been assigned to third parties. Although releases have been obtained from the lessors of certain properties, Products remains contingently liable under most of the leases. Products' future liability for these leases, in management's opinion, based on the facts presently known to it, will not have a material effect on the Company's consolidated financial condition, future results of operations or cash flows.

16.    Other Comprehensive Loss

Total comprehensive loss for the quarter and nine months ended September 30, 2004 and September 30, 2003 are as follows (in millions):

	Quarter Ended		Nine Months Ended
	September 30, 2004	September 30, 2003	September 30, 2004	September 30, 2003
Comprehensive loss:
Net loss	$(55.6)	$(32.1)	$(108.6)	$(47.6)
Other comprehensive income (loss):
Foreign currency translation adjustments	20.5	(2.0)	8.4	57.5
	$(35.1)	$(34.1)	$(100.2)	$9.9

17.    Consolidating Financial Statements

Products issued Senior Notes in a total principal amount of $500.0 million in December 2001. The Senior Notes are guaranteed by the Company and all of the Company's wholly owned domestic subsidiaries other than its receivable, insurance and charitable subsidiaries (Guarantor Subsidiaries). In conjunction with certain sale-leaseback transactions, Products has issued lease payment guarantees on behalf of certain guarantor and non-guarantor subsidiaries. Since these lease payments are guaranteed, the leases are treated as capital lease obligations in the separate financial statements of those subsidiaries, but eliminated for consolidated financial statement purposes. The following are consolidating financial statements of the Company, Products, and its guarantor and non-guarantor subsidiaries:

SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATION FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF OPERATIONS

	For the Quarter Ended September 30, 2004
	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Total
	(in millions)
Net sales	$—	$73.7	$413.1	$388.2	$(10.2)	$864.8
Cost of goods sold	—	52.5	393.1	365.4	(10.2)	800.8
Selling, general and administrative expenses	—	39.7	(6.4)	2.0	(0.1)	35.2
Restructuring charge	—	0.3	2.3	6.4	—	9.0
Impairment of long-lived assets	—	—	3.3	7.0	—	10.3
Operating income (loss)	—	(18.8)	20.8	7.4	0.1	9.5
Interest expense, net of interest income	—	43.7	(0.1)	3.8	(0.5)	46.9
Interest expense from subsidiary preferred stock dividends	—	10.5	—	—	—	10.5
Interest expense from subsidiary preferred stock accretion	—	0.6	—	—	—	0.6
Intercompany interest	—	(2.7)	(4.5)	7.2	—	—
Loss (gain) on sale of receivables	—	(0.2)	—	2.6	—	2.4
Loss on early extinguishment of debt	—	18.8	—	—	—	18.8
Other expense (income), net	—	(1.0)	3.2	(2.1)	(0.8)	(0.7)
Income (loss) from continuing operations before income taxes	—	(88.5)	22.2	(4.1)	1.4	(69.0)
Income tax expense (benefit)	—	(33.5)	9.2	10.9	—	(13.4)
Income (loss) from continuing operations	—	(55.0)	13.0	(15.0)	1.4	(55.6)
Equity in net income (loss) of subsidiaries	(55.6)	(0.6)	(18.4)	—	74.6	—
Net income (loss)	$(55.6)	$(55.6)	$(5.4)	$(15.0)	$76.0	$(55.6)

SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATION FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF OPERATIONS

	For the Quarter Ended September 30, 2003
	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Total
	(in millions)
Net sales	$—	$74.3	$388.4	$448.4	$(8.9)	$902.2
Cost of goods sold	—	51.9	342.3	426.8	(8.9)	812.1
Selling, general and administrative expenses	—	44.5	2.8	10.4	—	57.7
Restructuring charge	—	18.4	0.2	3.3	—	21.9
Impairment of long-lived assets	—	0.7	—	1.5	—	2.2
Operating income (loss)	—	(41.2)	43.1	6.4	—	8.3
Interest expense, net of interest income	—	35.6	(0.2)	2.4	—	37.8
Interest expense from subsidiary preferred stock dividends	—	9.2	—	—	—	9.2
Interest expense from subsidiary preferred stock accretion	—	0.4	—	—	—	0.4
Intercompany interest	—	(4.1)	(4.2)	8.3	—	—
Loss on sale of receivables	—	—	—	1.8	—	1.8
Loss on early extinguishment of debt	—	—	—	—	—	—
Other expense (income), net	—	(2.3)	4.5	(2.6)	0.2	(0.2)
Income (loss) from continuing operations before income taxes	—	(80.0)	43.0	(3.5)	(0.2)	(40.7)
Income tax expense (benefit)	—	(22.7)	19.9	(5.8)	—	(8.6)
Income (loss) from continuing operations	—	(57.3)	23.1	2.3	(0.2)	(32.1)
Cumulative effect of change in accounting principle	—	(0.2)	—	0.2	—	—
Equity in net income (loss) of subsidiaries	(32.1)	25.4	(0.4)	—	7.1	—
Net income (loss)	$(32.1)	$(32.1)	$22.7	$2.5	$6.9	$(32.1)

SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATION FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF OPERATIONS

	For the Nine Months Ended September 30, 2004
	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Total
	(in millions)
Net sales	$—	$237.6	$1,464.5	$1,291.8	$(26.4)	$2,967.5
Cost of goods sold	—	174.7	1,331.1	1,208.3	(26.4)	2,687.7
Selling, general and administrative expenses	—	160.3	(24.9)	1.9	7.4	144.7
Restructuring charge	—	6.0	6.3	16.6	—	28.9
Impairment of long-lived assets	—	—	28.6	12.1	—	40.7
Operating income (loss)	—	(103.4)	123.4	52.9	(7.4)	65.5
Interest expense, net of interest income	—	118.3	(0.1)	10.7	(1.5)	127.4
Interest expense from subsidiary preferred stock dividends	—	30.5	—	—	—	30.5
Interest expense from subsidiary preferred stock accretion	—	1.6	—	—	—	1.6
Intercompany interest	—	(9.7)	(13.2)	22.9	—	—
Loss on sale of receivables	—	0.1	—	7.1	—	7.2
Loss on early extinguishment of debt	—	20.3	—	—	—	20.3
Other expense (income), net	—	—	11.3	(6.5)	(0.7)	4.1
Income (loss) from continuing operations before income taxes	—	(264.5)	125.4	18.7	(5.2)	(125.6)
Income tax expense (benefit)	—	(70.8)	47.9	5.9	—	(17.0)
Income (loss) from continuing operations	—	(193.7)	77.5	12.8	(5.2)	(108.6)
Equity in net income (loss) of subsidiaries	(108.6)	85.1	3.8	—	19.7	—
Net income (loss)	$(108.6)	$(108.6)	$81.3	$12.8	$14.5	$(108.6)

SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATION FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF OPERATIONS

	For the Nine Months Ended September 30, 2003
	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Total
	(in millions)
Net sales	$—	$237.5	$1,585.7	$1,167.6	$(20.0)	$2,970.8
Cost of goods sold	—	167.7	1,410.5	1,100.1	(20.0)	2,658.3
Selling, general and administrative expenses	0.1	143.7	16.6	32.6	—	193.0
Restructuring charge	—	18.4	3.7	4.7	—	26.8
Impairment of long-lived assets	—	0.7	10.4	10.0	—	21.1
Operating income (loss)	(0.1)	(93.0)	144.5	20.2	—	71.6
Interest expense, net of interest income	—	106.4	(0.2)	5.1	—	111.3
Interest expense from subsidiary preferred stock dividends	—	22.4	—	—	—	22.4
Interest expense from subsidiary preferred stock accretion	—	4.8	—	—	—	4.8
Intercompany interest	—	(17.8)	(13.5)	31.3	—	—
Loss on sale of receivables	—	—	—	4.5	—	4.5
Other expense (income), net	—	(1.8)	16.6	(39.8)	1.1	(23.9)
Income (loss) from continuing operations before income taxes	(0.1)	(207.0)	141.6	19.1	(1.1)	(47.5)
Income tax expense (benefit)	—	(55.9)	52.1	3.9	—	0.1
Income (loss) from continuing operations	(0.1)	(151.1)	89.5	15.2	(1.1)	(47.6)
Equity in net income (loss) of subsidiaries	(47.5)	103.6	(3.6)	—	(52.5)	—
Net income (loss)	$(47.6)	$(47.5)	$85.9	$15.2	$(53.6)	$(47.6)

SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATION FINANCIAL STATEMENTS

CONSOLIDATING BALANCE SHEET

	As of September 30, 2004
	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Total
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$—	$(57.4)	$58.9	$2.0	$—	$3.5
Accounts and other receivables, net	—	8.0	55.2	189.6	2.3	255.1
Inventories	—	14.3	97.3	67.3	(0.1)	178.8
Other	—	37.7	113.5	65.9	—	217.1
Total current assets	—	2.6	324.9	324.8	2.2	654.5
Investment in subsidiaries	340.1	1,748.6	(25.9)	—	(2,062.8)	—
Property, plant and equipment, net	—	51.7	337.2	464.6	(47.5)	806.0
Goodwill	—	—	1,101.7	276.8	—	1,378.5
Other assets	—	277.5	15.8	64.4	—	357.7
	$340.1	$2,080.4	$1,753.7	$1,130.6	$(2,108.1)	$3,196.7
LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Short-term borrowings	$—	$—	$—	$25.3	$—	$25.3
Current maturities of long-term debt and capital lease obligations	—	5.1	—	3.4	—	8.5
Accounts payable	—	47.0	286.0	303.4	(0.1)	636.3
Accrued expenses	—	123.7	24.6	76.8	—	225.1
Total current liabilities	—	175.8	310.6	408.9	(0.1)	895.2
Long-term debt and capital lease obligations	—	1,355.9	5.9	40.8	(41.4)	1,361.2
Mandatorily redeemable preferred stock of subsidiary	—	193.3	—	—	—	193.3
Intercompany payable (receivable)	—	(233.9)	(279.0)	512.9	—	—
Other, including pensions and post- retirement benefit obligation	—	249.2	48.2	109.5	—	406.9
Total liabilities	—	1,740.3	85.7	1,072.1	(41.5)	2,856.6
Total common stockholders' equity (deficit)	340.1	340.1	1,668.0	58.5	(2,066.6)	340.1
	$340.1	$2,080.4	$1,753.7	$1,130.6	$(2,108.1)	$3,196.7

SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATION FINANCIAL STATEMENTS

CONSOLIDATING BALANCE SHEET

	As of December 31, 2003
	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Total
	(in millions)
ASSETS
Current Assets:
Cash and cash equivalents	$—	$(71.2)	$78.4	$6.0	$—	$13.2
Accounts and other receivables, net	—	1.1	34.4	220.4	1.4	257.3
Inventories	—	14.2	96.2	59.0	—	169.4
Other	—	47.8	105.4	59.0	—	212.2
Total current assets	—	(8.1)	314.4	344.4	1.4	652.1
Investment in subsidiaries	440.3	1,655.0	(1.6)	—	(2,093.7)	—
Property, plant and equipment, net	—	55.9	348.1	442.8	(12.7)	834.1
Goodwill	—	—	948.9	414.2	—	1,363.1
Other assets	—	276.0	11.4	54.5	—	341.9
	$440.3	$1,978.8	$1,621.2	$1,255.9	$(2,105.0)	$3,191.2
LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities:
Short-term borrowings	$—	$—	$—	$16.0	$—	$16.0
Current maturities of long-term debt and capital lease obligations	—	27.8	0.1	3.6	—	31.5
Accounts payable	—	46.0	301.4	291.5	—	638.9
Accrued expenses	—	146.9	2.2	90.4	(0.6)	238.9
Total current liabilities	—	220.7	303.7	401.5	(0.6)	925.3
Long-term debt and capital lease obligations	—	1,230.1	—	20.0	(12.4)	1,237.7
Mandatorily redeemable preferred stock of subsidiary	—	161.2	—	—	—	161.2
Intercompany payable (receivable)	—	(317.3)	(215.7)	533.0	—	—
Other, including pensions and post- retirement benefit obligation	—	243.8	74.9	108.0	—	426.7
Total liabilities	—	1,538.5	162.9	1,062.5	(13.0)	2,750.9
Total common stockholders' equity (deficit)	440.3	440.3	1,458.3	193.4	(2,092.0)	440.3
	$440.3	$1,978.8	$1,621.2	$1,255.9	$(2,105.0)	$3,191.2

SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATION FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF CASH FLOWS

	For the Nine Months Ended September 30, 2004
	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Total
	(in millions)
OPERATING ACTIVITIES
Net cash provided by (used in) operating activities	$—	$13.8	$(43.9)	$21.2	$—	$(8.9)
INVESTING ACTIVITIES
Additions to property, plant and equipment and other non-current assets	—	(3.3)	(62.7)	(85.3)	—	(151.3)
Sales of property, plant and equipment	—	—	26.6	33.8	—	60.4
Payments of acquisitions and related costs	—	—	(2.7)	(0.5)	—	(3.2)
Net cash used in investing activities	—	(3.3)	(38.8)	(52.0)	—	(94.1)
FINANCING ACTIVITIES
Issuance of long-term debt	—	848.9	—	—	—	848.9
Repayment of long-term debt	—	(799.7)	(0.1)	(2.8)	—	(802.6)
Payments for debt issuance costs	—	(15.6)	—	—	—	(15.6)
Decrease in short-term borrowings	—	—	—	8.9	—	8.9
Net borrowings (repayments) on revolving credit facilities	—	53.1	—	—	—	53.1
Intercompany transfers to (from) subsidiary	—	(83.4)	63.3	20.1	—	—
Net cash provided by financing activities	—	3.3	63.2	26.2	—	92.7
Effect of exchange rate changes on cash	—	—	—	0.6	—	0.6
Increase (decrease) in cash and cash equivalents	—	13.8	(19.5)	(4.0)	—	(9.7)
Cash and cash equivalents at beginning of period	—	(71.2)	78.4	6.0	—	13.2
Cash and cash equivalents at end of period	$—	$(57.4)	$58.9	$2.0	$—	$3.5

SUPPLEMENTAL GUARANTOR CONDENSED CONSOLIDATION FINANCIAL STATEMENTS

CONSOLIDATING STATEMENT OF CASH FLOWS

	For the Nine Months Ended September 30, 2003
	Parent	Issuer	Guarantors	Non- Guarantors	Eliminations	Consolidated Total
	(in millions)
OPERATING ACTIVITIES
Net cash provided by (used in) operating activities	$—	$6.8	$115.0	$(77.8)	$—	$44.0
INVESTING ACTIVITIES
Additions to property, plant and equipment and other non-current assets	—	(11.7)	(54.9)	(53.3)	—	(119.9)
Sales of property, plant and equipment	—	—	0.5	14.7	—	15.2
Payments of acquisitions and related costs	—	—	(37.8)	—	—	(37.8)
Net cash used in investing activities	—	(11.7)	(92.2)	(38.6)	—	(142.5)
FINANCING ACTIVITIES
Issuance of long-term debt	—	—	—	—	—	—
Repayment of long-term debt	—	(21.6)	—	(0.8)	—	(22.4)
Decrease in short-term borrowings	—	—	—	2.1	—	2.1
Net borrowings (repayments) on revolving credit facilities	—	—	—	58.5	—	58.5
Intercompany transfers to (from) subsidiary	—	(21.4)	26.2	(4.8)	—	—
Net cash provided by (used in) financing activities	—	(43.0)	26.2	55.0	—	38.2
Effect of exchange rate changes on cash	—	—	—	1.5	—	1.5
Increase (decrease) in cash and cash equivalents	—	(47.9)	49.0	(59.9)	—	(58.8)
Cash and cash equivalents at beginning of period	—	0.2	0.3	80.8	—	81.3
Cash and cash equivalents at end of period	$—	$(47.7)	$49.3	$20.9	$—	$22.5

                   , 2005

COLLINS & AIKMAN PRODUCTS CO.

$415,000,000
12 7/8% SENIOR SUBORDINATED NOTES DUE 2012

PROSPECTUS

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE YOU WRITTEN INFORMATION OTHER THAN THIS PROSPECTUS OR TO MAKE REPRESENTATIONS AS TO MATTERS NOT STATED IN THIS PROSPECTUS. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES OR OUR SOLICITATION OF YOUR OFFER TO BUY THE SECURITIES IN ANY JURISDICTION WHERE THAT WOULD NOT BE PERMITTED OR LEGAL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALES MADE HEREUNDER AFTER THE DATE OF THIS PROSPECTUS SHALL CREATE AN IMPLICATION THAT THE INFORMATION CONTAINED HEREIN OR OUR AFFAIRS HAVE NOT CHANGED SINCE THE DATE HEREOF.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS.

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 145 of the Delaware General Corporation Law (the "DGCL") makes provision for the indemnification of officers and directors of corporations in terms sufficiently broad to indemnify the officers and directors of the registrant under certain circumstances for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

The Company's Restated Certificate of Incorporation (the "Certificate") provides that to the fullest extent permitted by Delaware law or another applicable law, a director of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of the Certificate is to eliminate the rights of the Company and its stockholders (through stockholders' derivative suits on behalf of the Company) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of the Company or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, the Company's Restated Bylaws (the "Bylaws") provide that the Company shall indemnify its directors, officers and employees to the fullest extent permitted by applicable law.

The Bylaws provide that the Company may indemnify any person who is or was involved in any manner or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action, suit or proceeding by or in the right of the registrant to procure a judgment in its town), by reason of the fact that he is or was or had agreed to become a director, officer or employee of the registrant or is or was or had agreed to become at the request of the board or an officer of the registrant a director, officer or employee of another corporation, partnership, joint venture, trust or other entity against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding.

.

ITEM 21. EXHIBITS

The following Exhibits are filed herewith unless otherwise indicated.

Exhibit Number	Description
2.1	Agreement and Plan of Merger dated May 14, 2001 by and among Collins & Aikman Corporation, Collins & Aikman Products Co., Becker Group, L.L.C., CE Becker Inc., ME McInerney Inc., J Hoehnel Inc. and the individuals party thereto as sellers is hereby incorporated by reference to Exhibit 2.1 of Collins & Aikman Corporation's Current Report on Form 8-K dated and filed July 13, 2001.
2.2	Agreement and Plan of Merger dated as of August 17, 2001 by and among Collins & Aikman Corporation, Collins & Aikman Products Co., JAII Acquisition Co., Elkin McCallum, Joan Fabrics Corporation and Joan Automotive Industries, Inc is hereby incorporated by reference to Exhibit 2.1 of Collins & Aikman Corporation's Current Report on Form 8-K dated September 21, 2001 and filed October 10, 2001.

Exhibit Number	Description
2.3	First Amendment to Agreement and Plan of Merger by and among Collins & Aikman Corporation, Collins & Aikman Products Co., JAII Acquisition Co., Elkin McCallum, Joan Fabrics Corporation and Joan Automotive Industries, Inc dated as of September 21, 2001 is hereby incorporated by reference to Exhibit 2.2 of Collins & Aikman Corporation's Current Report on Form 8-K dated September 21, 2001 and filed October 10, 2001.
2.4	Second Amendment to the Receivables Transfer Agreement among Collins & Aikman Products Co., Carcorp, Inc., the conduit purchasers party thereto from time to time, the committed purchasers party thereto from time to time, the funding agents party thereto from time to time and JPMorgan Chase Bank, as administrative agent, dated as of December 18, 2003 to the Receivables Transfer Agreement, dated December 20, 2001, as amended and restated as of September 24, 2002 is hereby incorporated by reference to Exhibit 2.4 of Collins & Aikman Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and filed on March 17, 2004.
2.5	Purchase Agreement dated as of August 7, 2001, as amended and restated as of November 30, 2001, by and among Textron Inc., Collins & Aikman Corporation and Collins & Aikman Products Co., including Exhibit 1 (Certificate of Designation of the 15% Series A Redeemable Preferred Stock, the 16% Series B Redeemable Preferred Stock and the 16% Series C Redeemable Preferred Stock) and Exhibit 7 (Asset Purchase Agreement dated as of August 7 by and between Textron Automotive Exteriors Inc. and JPS Automotive, Inc.), which is incorporated by reference to Collins and Aikman Corporation Current Report on Form 8-k dated December 20, 2001 and filed on January 4, 2002. The Table of Contents of the Purchase Agreement listed as Exhibit 2.4 contains a list briefly identifying the contents of all omitted schedules and exhibits. Collins & Aikman Corporation will supplementally furnish a copy of any omitted schedule or Exhibit to the Commission upon request.
2.6	Asset Purchase Agreement dated as of August 7, 2001, as amended and restated as of November 30, 2001, by and between Textron Automotive Exteriors Inc. and JPS Automotive, Inc., which is incorporated herein by reference to Exhibit 2.2 of Collins & Aikman Corporation's Current Report on Form 8-K dated December 20, 2001 and filed on January 4, 2002.
2.7	Asset Purchase Agreement dated as of August 17, 2001 by and among Collins & Aikman Products Co., Western Avenue Dyers, L.P., Elkin McCallum, Kerry McCallum, Penny Richards and Tyng Textiles LLC, which is incorporated by reference to Exhibit 2.3 to Collins & Aikman Corporation's Current Report on Form 8-K filed on October 4, 2001.
2.8	First Amendment to Asset Purchase Agreement dated as of September 21, 2001, which is incorporated by reference to Exhibit 2.4 to Collins & Aikman Corporation's Current Report on Form 8-K filed on October 4, 2001.
3.1	Restated Certificate of Incorporation of Collins & Aikman Corporation is hereby incorporated by reference to Exhibit 3.1 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended June 26, 1999 and filed August 10, 1999.
3.2	Certificate of Amendment to the Restated Certificate of Incorporation of Collins & Aikman Corporation, which is incorporated by reference to Exhibit 3.2 of Collins & Aikman Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 and filed April 2, 2001.
3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of Collins & Aikman Corporation is hereby incorporated by reference to Exhibit 3.5 of Collins & Aikman Corporation's Current Report on Form 8-K filed May 29, 2002.

Exhibit Number	Description
3.4	By-laws of Collins & Aikman Corporation, as amended, are hereby incorporated by reference to Exhibit 3.2 of Collins & Aikman Corporation's Report on Form 10-K for the fiscal year ended January 27, 1996 and filed April 22, 1996.
3.5	Certificate of Elimination of Cumulative Exchangeable Redeemable Preferred Stock of Collins & Aikman Corporation is hereby incorporated by reference to Exhibit 3.3 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended October 28, 1995 and filed December 8, 1995.
4.1	Specimen Stock Certificate for the Common Stock is hereby incorporated by reference to Exhibit 4.3 of Amendment No. 3 to Collins & Aikman Holdings Corporation's Registration Statement on Form S-2 (Registration No. 33-53179) filed June 21, 1994.
4.2	Form of Warrant is hereby incorporated by reference to Exhibit 4.1 of Collins & Aikman Corporation's Current Report on Form 8-K dated and filed July 13, 2001.
4.3	Certificate of Designation of Series A Redeemable Preferred Stock, Series B Redeemable Preferred Stock and Series C Redeemable Preferred Stock, which is incorporated herein by reference to Exhibit 4.1 of Collins & Aikman Corporation's Current Report of Form 8-K dated December 20, 2001 and filed on January 4, 2002.
4.4	Indenture dated as of December 20, 2001 by and among Collins & Aikman Products Co., as Issuer, the Guarantors parties thereto, and BNY Midwest Trust Company, as Trustee, which is incorporated herein by reference to Exhibit 4.2 of Collins & Aikman Corporation's Current Report on Form 8-K dated December 20, 2001 and filed on January 4, 2002.
4.5	Receivables Transfer Agreement dated as of December 20, 2001 by and among Carcorp, Inc., as Transferor, Collins & Aikman Products Co., individually and as Collection Agent, the persons parties thereto, as CP Conduit Purchasers, Committed Purchasers and Funding Agents and JPMorgan Chase Bank, as Administrative Agent, which is incorporated herein by reference to Exhibit 4.3 of Collins & Aikman Corporation's Current Report on Form 8-K dated December 20, 2001 and filed on January 4, 2002.
4.6	Amended and Restated Receivables Purchase Agreement dated as of December 20, 2001 among Collins & Aikman Products Co. and its wholly-owned direct and indirect subsidiaries named therein, as Sellers, and Carcorp, Inc., as Purchaser, and the other Sellers from time to time named therein, which is incorporated herein by reference to Exhibit 4.4 of Collins & Aikman Corporation's Current Report on Form 8-K dated December 20, 2001 and filed on January 4, 2002.
4.7	Guarantee and Collateral Agreement dated as of December 20, 2001 by and among Collins & Aikman Corporation, Collins & Aikman Products Co. and certain of their subsidiaries and JPMorgan Chase Bank, as Collateral Agent, which is incorporated herein by reference to Exhibit 4.6 of Collins & Aikman Corporation's Current Report on Form 8-K dated December 20, 2001 and filed on January 4, 2002.
4.8	Amendment and Waiver, dated August 26, 2003 to the Receivables Transfer Agreement dated December 21, 2001 which is incorporated herein by reference to Exhibit 4.1 of Collins & Aikman Corporation's Report on Form 10-Q dated September 30, 2003 and filed on November 11, 2003.
4.9	Third Amendment to Receivables Transfer Agreement dated as of December 10, 2004, among Carcorp, Inc., Collins & Aikman Products Co., General Electric Capital Corporation as Committed Purchaser, Funding Agent and Successor Agent, and JPMorgan Chase Morgan, N.A., as Existing Agent, which is incorporated herein by reference to Exhibit 99.1 of Collins & Aikman Corporation's Current Report on Form 8-K dated December 10, 2004 and filed December 13, 2004.

Exhibit Number	Description
4.10	Fourth Amendment to Receivables Transfer Agreement dated January 14, 2005 among Carcorp, Inc., Collins & Aikman Products Co. and General Electric Capital Corp. as Committed Purchaser and Administrative Agent, which is incorporated herein by reference to Exhibit 99.1 of Collins & Aikman Corporation's Current Report on Form 8-K dated January 14, 2005 and filed January 18, 2005.
4.11	Registration Rights Agreement, dated February 23, 2001, by and among Collins & Aikman Corporation, Heartland Industrial Partners, L.P. and the other investor stockholders listed on Schedule 1 thereto, Blackstone Capital Company II, L.L.C., Blackstone Family Investment Partnership I L.P., Blackstone Advisory Directors Partnership L.P., Blackstone Capital Partners, L.P. and Wasserstein/C&A Holdings, L.L.C., incorporated by reference to Annex D to Exhibit 10.1 to Collins & Aikman Corporation's Current Report on Form 8-K dated January 12, 2001 and filed January 16, 2001.
4.12	Voting Agreement between Blackstone Capital Partners L.P. and Wasserstein Perella Partners, L.P. is hereby incorporated by reference to Exhibit 99 of Amendment No. 4 to Collins & Aikman Holdings Corporation's Registration Statement on Form S-2 (Registration No. 33-53179) filed June 27, 1994
4.13	Stockholders Agreement dated July 3, 2001, by and among Collins & Aikman Corporation, Heartland Industrial Partners, L.P. and the other Heartland Entities named therein, the Becker Stockholders party thereto and the Joan Stockholders party thereto is hereby incorporated by reference to Exhibit 10.85 of Collins & Aikman Corporation's Report on Form 10-K for the year ended December 31, 2001 and filed April 1, 2002.
4.14	Registration Rights Agreement, dated December 20, 2001, by and among Collins & Aikman Products Co., Collins & Aikman Corporation, and each of the subsidiaries listed on the signature pages thereof, and J.P. Morgan Securities Inc., Credit Suisse First Boston Corporation, Deutsche Banc Alex. Brown Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated and the other several initial purchasers parties to the Purchase Agreement is hereby incorporated by reference to Exhibit 10.89 of Collins & Aikman Corporation's Report on Form 10-K for the year ended December 31, 2001 and filed April 1, 2002.
4.15	Registration Rights Agreement dated as of December 20, 2001 by and among Becker Ventures, LLC, Dresdner Kleinwort Capital Partners 2001 LP, Masco Capital Corporation, ML IBK Positions, Inc. and Collins & Aikman Corporation is hereby incorporated by reference to Exhibit 10.90 of Collins & Aikman Corporation's Report on Form 10-K for the year ended December 31, 2001 and filed April 1, 2002.
4.16	Registration Rights Agreement, dated December 20, 2001, by and between Collins & Aikman Corporation, Textron Inc., and Textron Holdco Inc is hereby incorporated by reference to Exhibit 10.91 of Collins & Aikman Corporation's Report on Form 10-K for the year ended December 31, 2001 and filed April 1, 2002.
4.17	Preferred Stock Registration and Other Rights Agreement, dated as of December 20, 2001, by and among Collins & Aikman Products Co. and Textron Inc is hereby incorporated by reference to Exhibit 10.92 of Collins & Aikman Corporation's Report on Form 10-K for the year ended December 31, 2001 and filed April 1, 2002.
4.18	Indenture, dated as of August 26, 2004, among Collins & Aikman Products Co., the guarantors party thereto and BNY Midwest Trust Company, as Trustee is hereby incorporated by reference to Exhibit 99.1 of Collins & Aikman Corporation's Current Report of Form 8-K dated August 26, 2004 and filed on August 31, 2004.

Exhibit Number	Description
4.19	Registration Rights Agreement, dated as of August 26, 2004, among Collins & Aikman Products Co., the guarantors party thereto and the initial purchasers party thereto is hereby incorporated by reference to Exhibit 99.2 of Collins & Aikman Corporation's Current Report of Form 8-K dated August 26, 2004 and filed on August 31, 2004.
4.20	Credit Agreement dated as of December 20, 2001, as amended and restated as of September 1, 2004 among Collins & Aikman Products Co., as borrower, Collins & Aikman Corporation, the lenders named therein, JPMorgan Securities Inc. and Credit Suisse First Boston, as Joint Lead Arrangers, JPMorgan Securities Inc. and Deutsche Bank Securities Inc., as Joint Bookrunners for the supplemental revolving credit facility, Deutsche Bank Securities Inc., as Documentation Agent, Credit Suisse First Boston as Syndication Agent and JPMorgan Chase Bank as Administrative Agent is hereby incorporated by reference to Exhibit 99.1 of Collins & Aikman Corporation's Current Report of Form 8-K dated September 1, 2004 and filed on September 7, 2004.
5.1	Opinion of Cahill Gordon & Reindel LLP.**
10.1	Employment Agreement, dated as of April 1, 2000, between Collins & Aikman Products Co. and an executive officer is hereby incorporated by reference to Exhibit 10.3 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended July 1, 2000.
10.2	1993 Employee Stock Option Plan, as amended and restated, is hereby incorporated by reference to Exhibit 10.13 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended April 29, 1995.
10.3	1994 Employee Stock Option Plan, as amended through February 7, 1997, is hereby incorporated by reference to Exhibit 10.12 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended March 29, 1997.
10.4	2000 Employee Stock Option Plan is hereby incorporated by reference to Exhibit 10.6 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended July 1, 2000.
10.5	1994 Directors Stock Option Plan as amended and restated is hereby incorporated by reference to Exhibit 10.15 to Collins & Aikman Corporation's Report on Form 10-K for the year ended December 26, 1998.
10.6	1994 Employee Stock Option Plan, as amended and restated through June 3, 1999 is hereby incorporated by reference to Exhibit 10.2 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended June 26, 1999.
10.7	Change in Control Agreement, dated March 17, 1998, between Collins & Aikman Corporation and an executive officer is hereby incorporated by reference to Exhibit 10.22 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended March 28, 1998.
10.8	Change in Control Agreement, dated March 17, 1998, between Collins & Aikman Corporation and an executive officer is hereby incorporated by reference to Exhibit 10.29 of Collins & Aikman Corporation's Report on Form 10-K for the fiscal year ended December 25, 1999.
10.9	Change in Control Agreement, dated as of April 1, 2000, between Collins & Aikman Products Co. and an executive officer is hereby incorporated by reference to Exhibit 10.4 of Collins & Aikman Corporation's Report on Form 10-Q for the fiscal quarter ended July 1, 2000.
10.10	Stockholders Agreement, dated February 23, 2001, by and among Collins & Aikman Corporation, Heartland Industrial Partners, L.P. and other investor stockholders listed on Schedule 1 thereto, Blackstone Capital Company II, L.L.C., Blackstone Family Investment Partnership I L.P., Blackstone Capital Partners L.P., and Wasserstein/C&A Holdings, L.L.C., incorporated by reference to Annex E to Exhibit 10.1 to Collins & Aikman Corporation's Current Report on form 8-K dated January 12, 2001 and filed January 16, 2001.

Exhibit Number	Description
10.11	Share Purchase Agreement, dated as of January 12, 2001, between Collins & Aikman Corporation and Heartland Industrial Partners, L.P., is hereby incorporated by reference to Exhibit 10.1 of Collins & Aikman Corporation's Report on Form 8-K dated January 12, 2001, incorporated by reference to Exhibit 10.1 to Collins & Aikman Corporation's Current Report on Form 8-K dated January 12, 2001 and filed January 16, 2001.
10.12	Services Agreement, dated as of February 23, 2001, by and among Collins & Aikman Corporation, Collins & Aikman Products Co. and Heartland Industrial Partners, L.P is hereby incorporated by reference to Exhibit 10.59 of Collins & Aikman Corporation's Report on Form 10-K for the year ended December 31, 2001 and filed April 1, 2002.
10.13	Second Amendment dated March 15, 2004 to the Services Agreement dated February 23, 2001 is hereby incorporated by reference to Exhibit 10.1 of Collins & Aikman Corporation's report on form 10-Q for the quarter ended March 31, 2004 and filed May 7, 2004.
10.14	Profit Participation Interest Agreement, dated as of February 23, 2001, by and among Heartland Industrial Partners, L.P. and the other investor stockholders listed on Schedule 1 thereto and each of Collins & Aikman Corporation, Blackstone Capital Company II, L.L.C. and Wasserstein/C&A Holdings, L.L.C., incorporated by reference to Annex B to Exhibit 10.1 to Collins & Aikman Corporation's Current Report on Form 8-K dated January 12, 2001 and filed January 16, 2001.
10.15	Severance Benefit Agreement dated August 9, 1999 between Collins & Aikman Corporation and an executive officer is hereby incorporated by reference to Exhibit 10.32 of Collins & Aikman Corporation's Report on Form 10-K for the fiscal year ended December 25, 1999.
10.16	Employment Agreement dated December 1, 2000 between Collins & Aikman Products Co. and an executive officer, which is incorporated by reference to Exhibit 10.75 of Collins & Aikman Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.
10.17	Employment Agreement dated as of April 1, 2000, between Collins & Aikman Products Co. and an executive officer is hereby incorporated by reference to Exhibit 10.3 of Collins & Aikman Corporation's Report on Form 10-Q for the quarter ended July 1, 2000.
10.18	Service Contract between Collins & Aikman Products GmbH and an executive officer, which is incorporated by reference to Exhibit 10.5 of Collins & Aikman Corporation's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001 and filed August 14, 2001.
10.19	Lease Agreement, dated as of June 29, 2001, between New King, L.L.C., as landlord, and Collins & Aikman Products Co., as tenant is hereby incorporated by reference to Exhibit 10.82 of Collins & Aikman Corporation's Report on Form 10-K for the year ended December 31, 2001 and filed April 1, 2002.
10.20	Lease Agreement, dated as of June 29, 2001, between Anchor Court, L.L.C., as landlord and Collins & Aikman Products Co., as tenant is hereby incorporated by reference to Exhibit 10.84 of Collins & Aikman Corporation's Report on Form 10-K for the year ended December 31, 2001 and filed April 1, 2002.
10.21	Registration Rights Agreement, dated July 3, 2001, by and among Collins & Aikman Corporation, Charles E. Becker, Michael E. McInerney and Jens Höhnel and, together with the Joan Investors (as defined therein) is hereby incorporated by reference to Exhibit 10.86 of Collins & Aikman Corporation's Report on Form 10-K for the year ended December 31, 2001 and filed April 1, 2002.
10.22	First Amendment to Services Agreement, dated as of August 7, 2001, among Collins & Aikman Corporation, Collins & Aikman Products Co. and Heartland Industrial Partners, L.P is hereby incorporated by reference to Exhibit 10.87 of Collins & Aikman Corporation's Report on Form 10-K for the year ended December 31, 2001 and filed April 1, 2002.

Exhibit Number	Description
10.23	Equipment Lease, dated as of December 18, 2001, among Textron Automotive Exteriors Inc. and Textron Automotive Interiors Inc., collectively as lessee, and IAC TAX V, LLC, as lessor is hereby incorporated by reference to Exhibit 10.88 of Collins & Aikman Corporation's Report on Form 10-K for the year ended December 31, 2001 and filed April 1, 2002.
10.24	Intellimold Technology License and Support Agreement, dated as of December 20, 2001, by and between Textron, Inc. and Collins & Aikman Corporation and Collins & Aikman Products Co is hereby incorporated by reference to Exhibit 10.93 of Collins & Aikman Corporation's Report on Form 10-K for the year ended December 31, 2001 and filed April 1, 2002.
10.25	Technology License Agreement (Retained IP), dated as of December 20, 2001, by and between Textron, Inc. and Collins & Aikman Corporation and Collins & Aikman Products Co is hereby incorporated by reference to Exhibit 10.94 of Collins & Aikman Corporation's Report on Form 10-K for the year ended December 31, 2001 and filed April 1, 2002.
10.26	Technology License Agreement (Licensed-Back IP), dated as of December 20, 2001, by and between Textron, Inc. and Collins & Aikman Corporation and Collins & Aikman Products Co is hereby incorporated by reference to Exhibit 10.95 of Collins & Aikman Corporation's Report on Form 10-K for the year ended December 31, 2001 and filed April 1, 2002.
10.27	Employment Agreement between Products and an officer of the Company dated as of November 1, 2001 is hereby incorporated by reference to Exhibit 10.3 of Collins & Aikman Corporation's Report on Form 10-Q for the quarter ended March 31, 2002 and filed May 15, 2002.
10.28	Employment Agreement between Products and an officer of the Company dated as of November 1, 2001 is hereby incorporated by reference to Exhibit 10.4 of Collins & Aikman Corporation's Report on Form 10-Q for the quarter ended March 31, 2002 and filed May 15, 2002.
10.29	Employment Agreement between Products and an officer of the Company dated as of December 20, 2001 is hereby incorporated by reference to Exhibit 10.5 of Collins & Aikman Corporation's Report on Form 10-Q for the quarter ended March 31, 2002 and filed May 15, 2002.
10.30	Employment Agreement between Products and an officer of the Company dated as of December 20, 2001 is hereby incorporated by reference to Exhibit 10.6 of Collins & Aikman Corporation's Report on Form 10-Q for the quarter ended March 31, 2002 and filed May 15, 2002.
10.31	Employment Agreement between Products and an officer of the Company dated as of December 20, 2001 is hereby incorporated by reference to Exhibit 10.7 of Collins & Aikman Corporation's Report on Form 10-Q for the quarter ended March 31, 2002 and filed May 15, 2002.
10.32	Separation and Consultancy Agreement dated July 31, 2002 is hereby incorporated by reference to Exhibit 10.1 to Collins & Aikman Corporation's Current report on Form 8-K filed August 2, 2002.
10.33	Severance Benefit Agreement between Collins and Aikman Corporation and an officer of the Company dated April 5, 2002 is hereby incorporated by reference to Exhibit 10.2 of Collins & Aikman Corporation's Report on Form 10-Q for the quarter ended June 30, 2002 and filed August 14, 2002.
10.34	Employment and Consulting Agreement between Collins and Aikman Corporation and an Employee dated July 2002 is hereby incorporated by reference to Exhibit 10.1 of Collins & Aikman Corporation's Report on Form 10-Q for the quarter ended September 30, 2002 and filed November 14, 2002.

Exhibit Number	Description
10.35	Separation Agreement between Collins and Aikman Corporation and an officer of the Company dated October 2002 is hereby incorporated by reference to Exhibit 10.3 of Collins & Aikman Corporation's Report on Form 10-Q for the quarter ended September 30, 2002 and filed November 14, 2002.
10.36	Employment Agreement between Collins & Aikman and an officer of the Company dated January 25, 2004 is hereby incorporated by reference to Exhibit 10.35 of Collins & Aikman Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and filed on March 17, 2004.
10.37	Amendment to Employment Agreement between Collins & Aikman Corporation and an officer of the Company dated January 25, 2004 is hereby incorporated by reference to Exhibit 10.36 of Collins & Aikman Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and filed on March 17, 2004.
10.38	Separation Agreement between Collins & Aikman Corporation and an officer of the Company dated February 29, 2004 is hereby incorporated by reference to Exhibit 10.37 of Collins & Aikman Corporation's Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and filed on March 17, 2004.
12.1	Computation of Ratio of Earnings to Fixed Charges.*
21.1	Subsidiaries of the Registrant.*
23.1	Consent of KPMG LLP, Independent Registered Public Accounting Firm.*
23.2	Consent of PricewaterhouseCoopers, LLP, Independent Registered Pubic Accounting Firm.*
24.1	Powers of Attorney (set forth on the signature pages to this Registration Statement).
25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of BNY Midwest Trust Company.*
99.1	Form Letter of Transmittal.*
99.2	Form Notice of Guaranteed Delivery.*

*	Indicates document filed herewith.

**	To be filed by amendment.

ITEM 22. UNDERTAKINGS.

a)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

b)	The undersigned registrants hereby undertake to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

c)	The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN PRODUCTS CO.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ David A. Stockman	Chief Executive Officer (Principal Executive Officer)

David A. Stockman

/s/ Bryce M. Koth	Senior Vice President and Chief Financial Officer and Director (Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN CORPORATION

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: Senior Vice President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ David A. Stockman	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

David A. Stockman

/s/ J. Michael Stepp	Vice Chairman of the Board

J. Michael Stepp

/s/ Bryce M. Koth	Senior Vice President and Chief Financial Officer (Principal Accounting Officer)

Bryce M. Koth

/s/ Robert C. Clark	Director

Robert C. Clark

/s/ Marshall A. Cohen	Director

Marshall A. Cohen

/s/ David C. Dauch	Director

David C. Dauch

/s/ Anthony Hardwick	Director

Anthony Hardwick

/s/ Timothy D. Leuliette	Director

Timothy D. Leuliette

/s/ Gerald McConnell	Director

W. Gerald McConnell

/s/ Warren B. Rudman	Director

Warren B. Rudman

/s/ Daniel P. Tredwell	Director

Daniel P. Tredwell

/s/ Richard C. Jelinek	Director

Richard C. Jelinek

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN ACCESSORY MATS, INC.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN AUTOMOTIVE MATS, LLC

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN ASSET SERVICES, INC.

By:	/s/ Bryce M. Koth Name: /s/ Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN AUTOMOTIVE EXTERIORS, INC.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN AUTOMOTIVE INTERNATIONAL, INC.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN CANADA DOMESTIC HOLDING COMPANY

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN CARPET & ACOUSTICS (MI), INC.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN CARPET & ACOUSTICS (TN), INC.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN DEVEOPMENT COMPANY

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN FABRICS, INC.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN INTERNATIONAL CORPORATION

By:	/s/ David R. Cosgrove Name: David R. Cosgrove Title: Vice President – Finance and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and David R. Cosgrove, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Monte L. Miller	President and Director (Principal Executive Officer)

Monte L. Miller

/s/ David R. Cosgrove	Vice President – Finance and Director (Principal Financial Officer)

David R. Cosgrove

/s/ Robert S. Fenton	Director

Robert S. Fenton

/s/ John A. Galante	Director

John A. Galante

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN EUROPE, INC.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN (GIBRALTAR) LIMITED

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN INTERIORS, INC.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN AUTOMOTIVE INTERIORS, INC.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the          day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN AUTOMOTIVE (ARGENTINA), INC.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27th, 2005.

COLLINS & AIKMAN AUTOMOTIVE (ASIA), INC.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the          day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January     , 2005.

COLLINS & AIKMAN AUTOMOTIVE INTERNATIONAL SERVICES, INC.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the          day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN AUTOMOTIVE OVERSEAS INVESTMENT, INC.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN INTELLIMOLD, INC.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN PLASTICS, INC.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

BECKER GROUP, L.L.C.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

BRUT PLASTICS, INC.

By:	/s/ Bryce M. Koth Name: /s/ Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN PROPERTIES, INC.

By:	/s/ David R. Cosgrove Name: David R. Cosgrove Title: Vice President – Finance and Director

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and David R. Cosgrove, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Monte L. Miller	President and Director (Principal Executive Officer)

Monte L. Miller

/s/ David R. Cosgrove	Vice President – Finance and Director (Principal Financial Officer)

David R. Cosgrove

/s/ Robert S. Fenton	Director

Robert S. Fenton

/s/ John A. Galante	Director

John A. Galante

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

DURA CONVERTIBLE SYSTEMS, INC.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

AMCO CONVERTIBLE FABRICS, INC.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

GAMBLE DEVELOPMENT COMPANY

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

COLLINS & AIKMAN AUTOMOTIVE SERVICES, LLC

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

JPS AUTOMOTIVE, INC.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

OWOSSO THERMAL FORMING, LLC

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

SOUTHWEST LAMINATES, INC.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the          day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

WICKES ASSET MANAGEMENT, INC.

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 27th day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Troy, State of Michigan on January 27, 2005.

WICKES MANUFACTURING COMPANY

By:	/s/ Bryce M. Koth Name: Bryce M. Koth Title: President and Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints John A. Galante and Bryce M. Koth, and each acting alone, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing necessary or appropriate to be done with this Registration Statement and any amendments (including post-effective amendments), supplements hereto and registration statements filed pursuant to Rule 162 of the Securities Act of 1933, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the          day of January, 2005.

Signature	Title

/s/ Bryce M. Koth	President, Chief Financial Officer and Director (Principal Executive Officer and Principal Financial Officer)

Bryce M. Koth

/s/ John A. Galante	Director

John A. Galante

/s/ Jay B. Knoll	Director

Jay B. Knoll